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As filed with the Securities and Exchange Commission on November 20, 2009.

Registration No. 333-162937

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GLG LIFE TECH CORPORATION
(Exact name of Registrant as specified in its charter)

British Columbia (Province or other Jurisdiction of Incorporation or Organization)	2833 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number, if applicable)

Suite 519 World Trade Centre, 999 Canada Place, Vancouver, BC, Canada V6C 3E1; telephone (604) 641-1368
(Address and telephone number of Registrant's principal executive offices)

Fairchild Record Search, Ltd. 3400 Capitol Boulevard S.E., Suite 101, Tumwater, Washington 98501-3308; telephone (360) 786-8775
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Brian R. Meadows GLG Life Tech Corporation Suite 519 World Trade Centre 999 Canada Place Vancouver, BC V6C 3E1 Canada (604) 844-2840	Georald Ingborg Fasken Martineau DuMoulin LLP 2900 – 550 Burrard Street Vancouver, BC V6C 0A3 Canada (604) 631-3225	Matthew D. Adler W. Michael Hutchings DLA Piper LLP (US) 701 Fifth Ave, Suite 7000 Seattle, WA 98104 USA (206) 839-4800	R. Hector MacKay-Dunn, Q.C. Farris, Vaughan, Wills & Murphy LLP 2500-700 West Georgia Street Vancouver, BC V7Y 1B3 Canada (604) 684-9151	Frederick P. Callori Choate Hall & Stewart LLP Two International Place Boston, MA 02110 USA (617) 248-5000

Approximate date of commencement of proposed sale of the securities to the public:
 As soon as practicable after this registration statement becomes effective

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check the appropriate box below)
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box.            ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Common Shares	4,168,750	U.S.$9.31	U.S.$38,811,063	U.S.$2,165.66

(1)
Includes 543,750 common shares that the underwriters have the option to purchase to cover over-allotments, if any.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, based on the average of the high and low prices of the Registrant's common shares on the Toronto Stock Exchange on November 17, 2009 converted into U.S. dollars at the U.S.-Canadian dollar exchange rate of U.S.$1.00 = C$1.0524 on November 17, 2009.

(3)
The Registrant previously paid a registration fee of U.S.$2,326.16 in connection with the initial filing on November 6, 2009.

 PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

EXPLANATORY NOTE RELATED TO CANADIAN PROSPECTUS ALTERNATIVE PAGES

        This registration statement contains two forms of prospectus: one to be used in connection with the offering of securities described herein in the United States (the "U.S. Prospectus") and one to be used connection with the offering of such securities in Canada (the "Canadian Prospectus"). The U.S. Prospectus and the Canadian Prospectus are identical except for the cover page, the table of contents, and the back page, and except that the Canadian Prospectus includes sections titled "Eligibility For Investment," "Statutory Rights of Withdrawal and Rescission" and "Purchasers' Contractual Right of Action" and auditors' consents, certificate of the corporation and certificate of the underwriters. The form of the U.S. Prospectus is included herein and is supplemented by the alternative pages to be used in the Canadian Prospectus. Each of the alternative pages for the Canadian Prospectus included herein is labeled "Alternative Page for Canadian Prospectus."

I-1

 [ALTERNATIVE COVER PAGE FOR CANADIAN PROSPECTUS]

        No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of GLG Life Tech Corporation at Suite 519 World Trade Centre, 999 Canada Place, Vancouver, British Columbia V6C 3E1, Telephone: (604) 641-1368, and are also available electronically at www.sedar.com.

SHORT FORM PROSPECTUS

New Issue	November 19, 2009

GLG LIFE TECH CORPORATION

US$27,550,000

3,625,000 Common Shares

This short form prospectus qualifies the distribution (the "Offering") of 3,625,000 common shares (the "Offered Shares") of GLG Life Tech Corporation ("GLG", "we", "us", "our" or the "Corporation") at a price of US$7.60 per Offered Share (the "Offering Price"). The Offering is the initial public offering of our common shares ("Common Shares") in the United States and is a new issue of our Common Shares in Canada. The Offering is being made concurrently in Canada under the terms of this prospectus and in the United States under the terms of a registration statement on Form F-10 filed with the United States Securities and Exchange Commission (the "SEC"). Our Common Shares are listed for trading on the Toronto Stock Exchange (the "TSX") under the trading symbol "GLG". We have received conditional approval for the listing of our Common Shares on The NASDAQ Global Market ("NASDAQ") under the symbol "GLGL", and for the additional listing of the Offered Shares on the TSX. Listing will be subject to our fulfillment of all of the listing requirements of NASDAQ and the TSX. On November 19, 2009, the closing price of the Common Shares on the TSX, after giving effect to our share consolidation discussed below, was $9.15 or US$8.60, based on the US-Canadian dollar noon exchange rate on November 19, 2009, as quoted by the Bank of Canada. We report our financial results in Canadian dollars.

On November 5, 2009 we completed a four-to-one (4:1) consolidation of our Common Shares. Except where otherwise noted, all information in this prospectus gives effect to this share consolidation.

The Offered Shares are being offered in Canada by Canaccord Capital Corporation, GMP Securities L.P., Desjardins Securities Inc. and Wellington West Capital Markets Inc. (the "Canadian Underwriters") and in the United States by Canaccord Adams Inc., GMP Securities L.P. and Roth Capital Partners, LLC (the "US Underwriters" and together with the Canadian Underwriters, the "Underwriters").

Price: US$7.60 per Common Share

	Price to public(1)(2)	Underwriting discounts or commissions(2)	Proceeds to us(1)(2)(3)
Per Offered Share	US$7.60	US$0.494	US$7.106
Total	US$27,550,000	US$1,790,750	US$25,759,250

Notes:

(1)
Before deduction of the legal, accounting and administrative expenses of this Offering payable by us and estimated to be US$1,100,000, which will be paid from the net proceeds of the sale of the Offered Shares. See "Use of Proceeds".

(2)
The Offering Price for investors in Canada will be payable in Canadian dollars and the Offering Price for investors in the United States will be payable in US dollars unless the Underwriters otherwise agree. All of the proceeds of the Offering will be paid to us by the Underwriters in US dollars based on the US dollar offering price. Totals are based on the US-Canadian dollar noon exchange rate on November 19, 2009, as quoted by the Bank of Canada, being Cdn.$1.0638 = US$1.00. See "Exchange Rate Information". The Underwriters will receive a fee equal to US$0.494 per Offered Share (or Cdn.$0.5255) from the sale of Offered Shares to the public. See "Underwriting".

(3)
We have granted the Underwriters an option (the "Over-Allotment Option") to purchase up to an additional 15% of the Offered Shares at the Offering Price, being 543,750 common shares (the "Additional Shares") during the period ending 30 days from the closing of the Offering. If the Over-Allotment Option is exercised in full, the total price to the public, underwriting discounts or commissions and net proceeds to us with respect to the total Offering will be US$31,682,500, US$2,059,363 and US$29,623,138 (or Cdn.$33,703,844, Cdn.$2,190,750, and Cdn.$31,513,094), respectively. This prospectus qualifies the distribution of the Over-Allotment Option and the Additional Shares that may be offered upon the exercise of such option. See "Underwriting".

[ALTERNATIVE PAGE FOR CANADIAN PROSPECTUS]

The following table sets out the number of additional securities that are issuable by us in connection with the Offering:

Underwriters' Position	Maximum Size	Exercise Period	Exercise Price (per Additional Share)
Over-Allotment Option	543,750	30 days from the closing of the Offering	US$7.60

If a purchaser acquires Common Shares forming part of the Underwriters' over-allocation position, the purchaser acquires the Common Shares under this prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option to purchase the Additional Shares or secondary market purchases.

The Offering Price was determined by negotiation between us and the Underwriters. The Underwriters, as principals, conditionally offer the Offered Shares, subject to prior sale, if, as and when issued, sold and delivered by us to and accepted by the Underwriters in accordance with the conditions in the underwriting agreement referred to under "Underwriting". Certain legal matters relating to the Offering and the Offered Shares to be distributed pursuant hereto will be reviewed on our behalf by Fasken Martineau DuMoulin LLP, our Canadian counsel, and DLA Piper LLP (US), our United States counsel, and on behalf of the Underwriters by Farris, Vaughan, Wills & Murphy LLP, Canadian counsel to the Underwriters, and Choate, Hall & Stewart LLP, United States counsel to the Underwriters. Legal matters as to PRC law will be reviewed on our behalf by Shandong Jiuruntong Law Firm and on behalf of the Underwriters by Han Kun Law Offices. In connection with this Offering, the Underwriters may sell more Common Shares than they are required to purchase in this Offering or effect transactions that stabilize or maintain the market price of our Common Shares at levels other than those which might otherwise prevail on the open market. The Underwriters may decrease the price at which the Offered Shares are distributed from the Offering Price and in such event the compensation realized by the Underwriters will be decreased by the amount that the aggregate price paid by the purchasers for the Offered Shares is less than the gross proceeds paid by the Underwriters to us. See "Underwriting" for additional information.

Subscriptions will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. The closing of the Offering is expected to be on or about November 25, 2009, or such later date as may be agreed to by us and the Underwriters. In any event, the Offered Shares are to be taken up by the Underwriters, if at all, on or before a date not later than 42 days after the date of the receipt for the final short form prospectus relating to the Offering.

An investment in the Offered Shares is speculative and involves a high degree of risk. Prospective investors should carefully review the risk factors referred to under "Risk Factors" before purchasing the Offered Shares.

In the United States, this Offering is made by a foreign issuer that is permitted, under the Multi-Jurisdictional Disclosure System ("MJDS") adopted by the United States and Canada, to prepare this prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements and other financial information included or incorporated herein have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), and may be subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies. Information regarding the impact upon our consolidated financial statements of significant differences between Canadian GAAP and accounting principles generally accepted in the United States ("US GAAP") is contained in the Supplementary Notes (as defined herein) included at pages F-33 and F-60 of this prospectus.

Our Chief Executive Officer, Dr. Luke Zhang, resides outside of Canada. Although Dr. Luke Zhang has appointed GLG Life Tech Corporation as his agent for service of process in British Columbia, it may not be possible for investors to enforce judgments obtained in Canada against him.

Prospective investors should be aware that the acquisition of the Offered Shares may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States, Canada or elsewhere may not be described fully herein. Investors should read the tax discussion in this prospectus under the heading "Certain Material Income Tax Considerations" and consult their own tax advisor with respect to their own particular circumstances.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated under the laws of British Columbia, Canada, that some of our officers and directors are residents of Canada, that some of the Underwriters and experts named in this prospectus and the registration statement are residents of Canada, and that a substantial portion of our assets, and those of such persons, are located outside the United States.

Unless the context otherwise requires, references to "Offered Shares" means all of the Common Shares offered hereunder, including the Additional Shares, and references to "Common Shares" means all of our common shares.

Our registered office is located at 700-625 Howe Street, Vancouver, British Columbia, Canada V6C 2T6 and our head office is located at Suite 519 World Trade Centre, 999 Canada Place, Vancouver, British Columbia, Canada V6C 3E1.

[ALTERNATIVE PAGE FOR CANADIAN PROSPECTUS]

iii

3,625,000

GLG LIFE TECH CORPORATION

Common Shares

         We are offering 3,625,000 of our common shares. This is the initial public offering of our common shares in the United States. Our common shares are listed on the Toronto Stock Exchange under the trading symbol "GLG." We have received conditional approval to have our common shares listed on the Nasdaq Global Market under the symbol "GLGL." Listing will be subject to our fulfillment of all listing requirements of the Nasdaq Global Market. On November 19, 2009, the closing price of our common shares on the Toronto Stock Exchange was Cdn$9.15 per share or US$8.60, based on the U.S.-Canadian dollar noon exchange rate on November 19, 2009, as quoted by the Bank of Canada, and after giving effect to the four-to-one (4:1) consolidation of our common shares that we completed on November 5, 2009. Except where otherwise noted, all information in this prospectus gives effect to this share consolidation.

         Investing in our common shares involves a high degree of risk. Please read "Risk Factors" beginning on page 7.

         This offering is made by a foreign issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with the disclosure requirements of its home country. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein have been prepared in accordance with Canadian generally accepted accounting principles, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

         Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.

         The enforcement by investors of civil liabilities under the federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Province of British Columbia, that some or all of our officers and directors are residents of a foreign country, that some or all of the underwriters or experts named in the registration statement may be residents of a foreign country, and that all or a substantial portion of our assets and those of said persons may be located outside the United States.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share	Total
Public Offering Price	US$7.60	US$27,550,000
Underwriting Discounts and Commissions	US$0.494	US$1,790,750
Proceeds to Us (Before Expenses)	US$7.106	US$25,759,250

         Delivery of the common shares is expected to be made on or about November 25, 2009. We have granted the underwriters an option for a period of 30 days to purchase, on the same terms and conditions set forth above, up to an additional 543,750 common shares. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be US$2,059,363 and the total proceeds to us, before expenses, will be US$29,623,138.

         The public offering price for our common shares offered in Canada is payable in Canadian dollars, and the public offering price for our common shares offered outside Canada is payable in Canadian or U.S. dollars. The U.S. dollar price is the equivalent of the Canadian dollar price for the common shares based on the prevailing exchange rate on the date of this prospectus.

Canaccord Adams	GMP Securities

Roth Capital Partners
Desjardins Securities Inc.
Wellington West Capital Markets Inc.

The date of this prospectus is November 19, 2009.

(This page has been left blank intentionally.)

i

ABOUT THIS PROSPECTUS

        You should rely only on the information contained in or incorporated by reference into this prospectus or in any free writing prospectus that we may provide to you. Neither GLG Life Tech Corporation ("GLG", "we", "us", "our", or the "Corporation") nor the Underwriters have authorized anyone to provide you with information different from that contained in this prospectus or in any free writing prospectus that we may provide to you. We are not making an offer to sell or seeking an offer to buy the Offered Shares in any jurisdiction where the offer or sale is not permitted. The information contained in or incorporated by reference into this prospectus is accurate only as of the date of this prospectus or the date of the document incorporated by reference, as applicable, regardless of the time of delivery of this prospectus or of any sale of the Offered Shares.

        All dollar amounts set forth in this prospectus are expressed in Canadian dollars, except where otherwise indicated.

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from our Corporate Secretary at Suite 519 World Trade Centre, 999 Canada Place, Vancouver, British Columbia, Canada V6C 3E1, Telephone: (604) 641-1368, and are also available electronically at www.sedar.com. Our filings through the System for Electronic Document Analysis and Retrieval ("SEDAR") are not incorporated by reference in this prospectus except as specifically set out herein.

        The following documents, which we have filed with the various securities commissions or similar authorities in Canada, are specifically incorporated by reference into and form an integral part of, this prospectus:

  (a)
  our annual information form dated April 1, 2009 for the fiscal year ended December 31, 2008 (the "AIF");

  (b)
  our Management's Discussion and Analysis of the audited consolidated financial statements for the fiscal year ended December 31, 2008 (the "Annual MD&A");

  (c)
  our Management's Discussion and Analysis of the unaudited interim consolidated financial statements for the three and nine months ended September 30, 2009 (the "Interim MD&A");

  (d)
  the management proxy circular dated May 26, 2009 prepared in connection with the annual meeting of our shareholders held on June 25, 2009 (the "Management Proxy Circular");

  (e)
  the material change report dated January 28, 2009 with respect to the announcement of the United States Food and Drug Administration that it had no objection to the conclusion of an independent expert panel which reviewed research on rebiana (high-grade stevia extract containing 97% rebaudioside A) and concluded that it is generally recognized as safe ("GRAS") for use as a general purpose sweetener, including for use in food and beverages and with respect to our self-affirmation for our Rebpure™ product; and

  (f)
  the material change report dated November 13, 2009 with respect to (i) Weider Global Nutrition ("WGN") commencing legal proceedings against us; (ii) the announcement of the Offering and the consolidation of our Common Shares on a four-to-one (4:1) basis; and (iii) the filing by us of a statement of defence and counterclaim in relation to the claim by WGN.

        Any document of the type referred to in Section 11.1 of Form 44-101F1-Short Form Prospectus filed by us with a securities commission or any similar authority in Canada after the date of this prospectus and prior to the termination of the distribution shall be deemed to be incorporated by reference in this prospectus.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to form or constitute part of this prospectus.

 SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated herein by reference, contain forward-looking statements and forward-looking information within the meaning of applicable securities laws. Such forward-looking statements or forward-looking information include, but are not limited to statements with respect to:

  •
  the market for stevia and our stevia-based products;

  •
  our production capacity and availability of raw materials;

  •
  use of proceeds;

  •
  our customers;

  •
  legal and regulatory matters;

  •
  currency fluctuations;

  •
  trends and consumer preferences in connection with dietary and health products;

  •
  competitors;

  •
  requirements for additional capital;

  •
  potential expansion; and

  •
  general economic conditions.

        Often, but not always, forward-looking statements and forward-looking information can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", or "believes" or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. With respect to forward-looking statements and information included in this prospectus and the documents incorporated herein by reference, we have made numerous assumptions including among other things, assumptions about consumer acceptance of stevia, anticipated costs and expenditures and our ability to achieve our goals. While we consider these assumptions to be reasonable, the assumptions are inherently subject to significant business, economic, competitive and social uncertainties and contingencies. However, there are also known and unknown risk factors which could cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements and forward-looking information. Known factors include, among others, the following:

  •
  operational risks;

  •
  the effects of general economic conditions;

  •
  changing foreign exchange rates;

  •
  actions by government and other regulatory authorities;

  •
  uncertainties associated with legal proceedings and negotiations;

  •
  industry supply levels; and

  •
  competitive pricing pressures,

as well as those factors discussed in the section entitled "Risk Factors" in this prospectus and in the documents incorporated by reference herein.

        Although we have attempted to identify factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Forward-looking statements and forward-looking information are based upon management's beliefs, estimates and opinions at the time they are made and we undertake no obligation to update forward-looking statements and forward-looking information if these beliefs, estimates and opinions or circumstances should change, except as required by applicable law. There can be no assurance that forward-looking statements and forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements and information. Accordingly, readers should not place undue reliance on forward-looking statements and forward-looking information.

        Specific reference is made to "Risk Factors" and Management's Discussion & Analysis included herein and to the "Risk Factors" contained in the AIF incorporated by reference herein for a discussion of the factors underlying forward-looking statements and forward-looking information. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this prospectus and the documents incorporated herein by reference, including, without limitation, our published financial guidance, may not occur.

INDUSTRY AND MARKET DATA

        We have obtained the industry, market and competitive position data used throughout this prospectus from industry journals and publications, data on websites maintained by private and public entities, including independent industry associations, general publications and other publicly available information. We believe that all of these sources are reliable, but we have not independently verified any of this information and cannot guarantee its accuracy or completeness. In particular, we have based much of our discussion of the sweetener industry, the market for alternative sweeteners such as stevia and forecasted growth and demand, on information published by industry sources.

        Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. Further, because certain of these organizations are trade organizations, they may present information in a manner that is more favorable to the industry than would be presented by an independent source. In addition, forecasts are particularly likely to be inaccurate, especially over long periods of time.

        References in this prospectus to research reports or articles should not be construed as depicting the complete findings of the entire referenced report or article. The information in each report or article is not incorporated by reference into this prospectus.

        Any logos or other trademarks mentioned in this prospectus are the property of their respective owners.

EXCHANGE RATE INFORMATION

        All dollar amounts set forth in this prospectus are expressed in Canadian dollars, except where otherwise indicated or where the context requires otherwise.

        Our revenue is derived primarily from the sale of stevia extract, denominated in United States dollars ("US$"). Our costs are incurred in a variety of currencies, including the Canadian dollar, the Chinese Renminbi ("RMB") and the US dollar. Our accounts are maintained in Canadian dollars. For the amounts referenced under "Use of Proceeds" and "Underwriting", unless otherwise indicated, the rate of exchange was based on the Bank of Canada's noon exchange rate for November 19, 2009.

Canadian Dollar to United States Dollar Exchange Rate Information

        The noon rate of exchange on November 19, 2009, as reported by the Bank of Canada, for the conversion of United States dollars into Canadian dollars was US$0.9400 per $1.00 (US$1.00 equals $1.0638).

        The following table sets forth (i) the rate of exchange in effect at the end of the periods indicated, (ii) the average of exchange rates in effect on the last day of each month during such periods, and (iii) the high and low exchange rates during such periods, each based on the noon rate of exchange as reported by the Bank of Canada for United States dollars per one Canadian dollar.

Year Ended December 31,
Nine Months Ended September 30, 2009
		2008	2007
Rate at end of period	US$0.9327	US$0.8166	US$1.0120
Average rate for period	US$0.8546	US$0.9381	US$0.9304
High for Period	US$0.9422	US$1.0289	US$1.0905
Low for Period	US$0.7692	US$0.7711	US$0.8437

Canadian Dollar to Chinese Renminbi Exchange Rate Information

        The noon rate of exchange on November 19, 2009, as reported by the Bank of Canada, for the conversion of RMB into Canadian dollars was RMB 6.4185 per $1.00 (RMB 1 equals $0.1558).

        The following table sets forth (i) the rate of exchange in effect at the end of the periods indicated, (ii) the average of exchange rates in effect on the last day of each month during such periods, and (iii) the high and low exchange rates during such periods, each based on the noon rate of exchange as reported by the Bank of Canada for RMB per one Canadian dollar.

Year Ended December 31,
Nine Months Ended September 30, 2009
		2008	2007
Rate at end of period	RMB 6.3694	RMB 5.5710	RMB 7.3910
Average rate for period	RMB 5.8392	RMB 6.5122	RMB 7.0845
High for Period	RMB 6.4309	RMB 7.3475	RMB 8.1169
Low for Period	RMB 5.2632	RMB 5.2826	RMB 6.5359

EXPLANATORY NOTE RELATED TO SHARE CONSOLIDATION

        On November 5, 2009, we effected a four-to-one (4:1) consolidation of our Common Shares. Each four Common Shares were consolidated to represent one Common Share as of such date with fractional shares rounded down to the nearest whole share. Issued and outstanding stock options, restricted shares and warrants were consolidated on a four-to-one basis and exercise prices were adjusted to give effect to the consolidation. All Common Share, Common Share price, stock option, restricted share, warrant, per share and exercise price data set forth in this prospectus have been adjusted to give retroactive effect to our proposed four-to-one share consolidation. For the purpose of giving retroactive effect to the proposed Common Share consolidation, we have rounded fractional shares down to the nearest whole share and rounded fractional dollar information to the nearest whole number with fractions of 0.5 or greater rounded up and fractions less than 0.5 rounded down. Actual amounts may differ.

v

PROSPECTUS SUMMARY

        The following summary highlights basic information about us and this Offering. This summary does not contain all of the information you should consider before making a decision to invest in the Offered Shares. You should review this entire prospectus carefully, including the risks of investing in the Offered Shares discussed in the "Risk Factors" section, our consolidated financial statements and notes thereto and the documents incorporated herein by reference.

        GLG Life Tech Corporation is a vertically integrated producer of high-grade stevia extract, an all-natural sweetener extracted from the stevia plant. Through our vertically integrated business model, we specialize in the research and development, growing, refining, and production of high-grade stevia extract for distribution to the global food and beverage industry. We have current production capacity of 1,000 metric tons of high-grade stevia extract of rebaudioside A 80% purity ("high-grade stevia extract" or "RA 80") or 500 metric tons of stevia extract of rebaudioside A 97% purity ("rebiana" or "RA 97"). With corporate headquarters in Vancouver, British Columbia, and agricultural and processing assets in the People's Republic of China, we believe we are one of the world's leading producers of stevia.

        We sell our high-grade stevia extract to Cargill, Incorporated ("Cargill") an international provider of food, agricultural and risk management products and services with 158,000 employees in 66 countries. Cargill further refines our high-grade stevia extract to rebaudioside A 97% purity for use in its natural, zero-calorie sweetener brand called TRUVIA™ which launched in July 2008. On December 17, 2008, the United States Food and Drug Administration ("FDA") confirmed that it had no objection to generally recognized as safe ("GRAS") status for Cargill's rebiana and for Whole Earth Sweetener Company's Reb A, a rebaudioside A 95% product. Since December 2008, several of the largest global beverage companies have launched new products containing stevia. The Coca Cola Company's Sprite®, Odwalla® and Vitaminwater™ brands have all introduced natural, zero-calorie brand extensions containing Cargill's TRUVIA™.

        Under our Strategic Alliance Agreement with Cargill, we will provide at least 80% of Cargill's global stevia extract requirements for the first five years of the agreement commencing October 1, 2008, and we will serve as Cargill's exclusive Chinese supplier of stevia. To date we have received aggregate purchase orders from Cargill under the Strategic Alliance Agreement of US$65.7 million.

        With stevia products rebiana and Reb A being the first zero-calorie all-natural sweeteners approved for use in food and beverages in the United States, stevia is a fast-growing newcomer in the estimated US$50 billion global sweetener market. Given the early stage of new product launches, the level of interest among major food and beverage companies, and the compelling consumer proposition, we believe stevia products could capture a significant share of the zero-calorie sweetener market, in which high-intensity artificial sweeteners currently generate US$5 billion, or the majority of zero-calorie sweetener sales. We believe stevia sales will approach US$1.5 billion over the next three to five years.

        Stevia benefits from what we believe is the widespread consumer belief that all-natural products are healthier than artificial products, particularly in the sweetener industry where artificial high-intensity sweeteners have been subject to consumer health risk concerns. Growing consumer preference for all-natural products, together with increasing rates of obesity and diabetes, have created significant demand for an all-natural, zero-calorie sweetener alternative. We believe stevia extracts such as rebiana are positioned to become leading high-intensity sweeteners as a result of their appealing profile:

  –
  zero calories

  –
  100% natural and thus perceived as healthier than artificial sweeteners

  –
  remains stable under heat and thus can be utilized in processed foods

  –
  200 to 300 times sweeter than sugar

  –
  measures zero on the glycemic index, which is important in the diabetic market and benefits from growing consumer understanding of the value of a low glycemic diet

        Our business is vertically integrated, from the development of proprietary seeds in our research and development facilities, to the processing and extraction of our high-grade stevia and rebiana. We believe one of our strongest competitive advantages lies in our relationships with the local Chinese provincial and central government agencies, which have allowed us to secure exclusive agreements in three of China's largest stevia growing areas, and have facilitated the construction of our manufacturing and processing facilities. Through our long-term agreements, we have a right of first refusal to purchase what we believe to be an estimated 80% of the current high-grade leaf supply in China. Our operations in China include three processing factories (a fourth facility is under construction), stevia growing areas across eight provinces and seed base operations with four research and development centers and over 400 greenhouses. Our processing facilities have a combined annual throughput of 41,000 metric tons of stevia leaf which is grown through contracts with over 200,000 farmers. Our primary campus locations are in the cities of Qingdao, Shandong Province (60-acre campus), Mingguang, Anhui Province (60-acre campus), and Dongtai, Jiangsu Province (80-acre campus). We are also exploring setting up operations for stevia growth and production in Paraguay. Our global sales and marketing teams are based in North America, currently the world's largest market for high intensity sweeteners.

Our Growth Strategy

        Our mission is to become the world's leading producer of high-grade stevia extract by developing and securing our own stevia leaf supply, establishing leaf refining facilities in key locations, and providing a consistent supply of high-grade stevia extract

        Our key business objectives include:

  •
  jointly developing the high-grade stevia supply chain with our strategic alliance partner as its leading strategic supplier of high-grade stevia extract;

  •
  maintaining low cost production of high-grade stevia extract through process innovation and vertical integration (from seedling development to high-grade stevia production);

  •
  continuing to pursue research and development that will further improve the quality and yield of stevia seedlings;

  •
  developing our seed research, development and growth operations to ensure an increasing percentage of stevia leaf comes from the highest quality stevia seeds and seedlings;

  •
  developing the capacity needed to meet forecasted customer demand; and

  •
  working effectively with provincial and county governments in China to develop key stevia growing areas to increase the annual harvest of high quality stevia leaf.

Share Consolidation

        On November 5, 2009 we consolidated our Common Shares on a four-to-one (4:1) basis. Trading in our Common Shares commenced on a post-consolidation basis on the TSX on November 10, 2009. No fractional Common Shares were issued in connection with the consolidation, and all such fractional interests were rounded down to the nearest whole number of Common Shares.

Corporate Information

        Our principal executive offices are located at Suite 519 World Trade Centre, 999 Canada Place, Vancouver, British Columbia, Canada V6C 3E1, and our telephone number is (604) 641-1368. Our website address is www.glglifetech.com. The information on, or that can be accessed through, our website is not part of this prospectus.

The Offering

Number of Offered Shares	3,625,000 Common Shares(1)
Common Shares to be outstanding immediately after this Offering	23,779,597 Common Shares(1)(2)
Over-Allotment Option
We have granted the Underwriters an option to purchase up to 543,750 Additional Shares at the Offering Price, less underwriting discounts and commissions, to cover over-allotments, if any. The Over-Allotment Option is exercisable, in whole or in part, for a period of 30 days from the closing of the Offering.
Use of proceeds
We expect to use the net proceeds from this Offering for registered capital payments for our Runhao subsidiary, debt repayment, working capital requirements and/or for other general corporate purposes. You should read the discussion under the heading "Use of Proceeds" for more information.
Risk Factors	You should carefully read and consider the information set forth in "Risk Factors" section of this prospectus before investing in the Offered Shares.
Toronto Stock Exchange symbol	GLG
Proposed NASDAQ symbol	GLGL

Notes:

(1)
Reflects our four-to-one (4:1) consolidation of our Common Shares effected on November 5, 2009. See "Explanatory Note Related to Share Consolidation".

(2)
The number of Common Shares to be outstanding immediately after this Offering is based on the number of Common Shares outstanding as of November 19, 2009. Unless we state otherwise, the information in this prospectus: assumes that the Over-Allotment Option to purchase up to 543,750 Additional Shares is not exercised; and excludes 1,236,283 Common Shares that are currently reserved for issuance upon the exercise of outstanding options under our stock option and restricted share plan, 62,500 Common Shares reserved for issuance in connection with a litigation matter involving Northern Securities Inc., 250,000 Common Shares reserved for issuance to International Biotechnology Group Ltd. in connection with the terms of our license agreement with them and 1,093,750 Common Shares that are currently reserved for potential issuance pursuant to the terms of our acquisition of Agricultural High Tech Developments Ltd. which was completed on December 27, 2007. See "Dilution".

Summary Consolidated Financial Data

        The following summary consolidated financial data are derived from our audited consolidated annual balance sheets as of December 31, 2008 and 2007, our audited consolidated annual statements of operations and cash flows for the years ended December 31, 2008 and 2007, our unaudited consolidated interim balance sheet as of September 30, 2009 and our unaudited interim consolidated statements of operations and cash flows for the three and nine months ended September 30, 2009 and 2008, respectively, included elsewhere in this prospectus. We have prepared our unaudited consolidated financial statements on the same basis as our audited consolidated financial statements. In the opinion of management, our unaudited consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of our results of operations for such periods. Operating results for the three and nine months ended September 30, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009 or any other future period. This information is only a summary and should be read together with our consolidated financial statements and the related notes and other financial information, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations", included elsewhere and incorporated by reference in this prospectus.

        Our audited consolidated annual financial statements and unaudited consolidated interim financial statements have been prepared in Canadian dollars in accordance with Canadian GAAP. We have included, beginning on page F-1 of this prospectus, our audited consolidated annual financial statements including the Supplementary Notes included at pages F-33 and F-60 of this prospectus providing a reconciliation of the significant differences between Canadian GAAP and US GAAP. Our historical results from any prior period are not necessarily indicative of results to be expected for any future period.

	Fiscal Year Ended December 31,		Nine Months Ended September 30,
	2008	2007	2009	2008
		(restated)
Statement of Operations Data
Total revenue	$9,891,318	$9,157,050	$28,619,448	$5,234,730
Cost of Sales	7,650,490	6,499,954	21,463,160	3,842,766
Cost of Sales %	76%	71%	75%	73%
Gross profit	2,330,828	2,657,096	7,156,288	1,391,964
Gross profit %	24%	29%	25%	27%
Net (loss) income	(10,606,542)	369,430	269,927	(3,491,503)
Net (loss) income per share (basic)(1)	(0.59)	0.03	0.01	(0.19)
Net (loss) income per share (diluted)(1)	(0.59)	0.01	0.01	(0.19)
Total comprehensive income (loss)	11,397,392	(1,067,311)	(12,209,845)	4,396,247
Weighted average number of shares outstanding(1)	17,935,106	12,747,245	19,808,653	17,604,659
Balance Sheet Data
Total assets	174,361,123	94,128,781	182,054,576	174,361,123
Total liabilities	57,531,649	17,230,418	75,373,870	57,364,438
Total shareholders' equity	116,829,474	76,898,363	106,633,330	116,829,474
US GAAP
Net (loss) income	(8,596,904)	658,180	848,270	$(1,804,708)
Net (loss) income per share (basic)(1)	(0.48)	0.05	0.04	(0.10)
Net (loss) income per share (diluted)(1)	(0.48)	0.02	0.03	(0.10)
Total comprehensive income (loss)	13,407,030	(778,561)	(11,631,502)	6,083,042
Weighted average number of shares outstanding(1)	17,935,106	12,747,245	19,808,653	17,604,659

Note:

(1)
Adjusted for the four-to-one (4:1) share consolidation. See "Explanatory Note Related to Share Consolidation".

GLOSSARY

        In this prospectus, unless the context otherwise requires, the following words and phrases have the meanings set forth below.

"Additional Shares" means the additional 543,750 Common Shares that the Underwriters may purchase pursuant to the Over-Allotment Option;

"AHTD" means our wholly owned subsidiary Agricultural High Tech Developments Limited;

"Annual MD&A" means our Management's Discussion and Analysis of the audited consolidated financial statements for the fiscal year ended December 31, 2008;

"Bengbu" means our wholly owned subsidiary Anhui Bengbu HN Stevia High Tech Development Company Limited;

"Canadian GAAP" means Canadian generally accepted accounting principles;

"Canadian Holder" has the meaning set forth in "Certain Material Income Tax Considerations — Certain Canadian Federal Income Tax Considerations for Canadian Holders";

"Canadian Jurisdictions" means each of the Provinces of Canada, except the Province of Québec;

"Canadian Underwriters" means Canaccord Capital Corporation, GMP Securities L.P., Desjardins Securities Inc. and Wellington West Capital Markets Inc.;

"Code" means the United States Internal Revenue Code of 1986, as amended;

"Common Shares" means our common shares;

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the related rules and regulations;

"FDA" means the United States Food and Drug Administration;

"GLG", "we", "us", "our" or the "Corporation" means GLG Life Tech Corporation;

"GRAS" means generally regarded as safe, an FDA designation that a chemical or substance added to food is considered safe by experts, and is therefore exempted from the usual Federal Food, Drug, and Cosmetic Act food additive tolerance requirements;

"HFCS" means high fructose corn syrup;

"high-grade stevia extract" means high-grade stevia extract of rebaudioside A 80% purity or greater;

"high intensity sweeteners" means sweeteners which provide a sweet taste but contain virtually no calories and do not have a nutritional role;

"IASB" means the International Accounting Standards Board;

"IFRS" means International Financial Reporting Standards as issued by the IASB;

"Interim MD&A" means our Management's Discussion and Analysis of the unaudited interim consolidated financial statements for the three and nine months ended September 30, 2009;

"IRS" means the United States Internal Revenue Service;

"JECFA" means the Joint Expert Committee on Food Additives;

"MJDS" means the Multi-Jurisdictional Disclosure System adopted by the United States and Canada;

"MT or metric ton" means 1,000 kilograms;

"NASDAQ" means the NASDAQ Global Market;

"Non-Canadian Holders" has the meaning set forth in "Certain Material Income Tax Considerations — Certain Canadian Federal Income Tax Considerations Taxation of Non-Canadian Holders";

"Offered Shares" means all of the Common Shares offered pursuant to this short form prospectus, including the Additional Shares;

"Offering" means the offering of the Offered Shares pursuant to this short form prospectus;

"Over-Allotment Option" means the option granted to the Underwriters, exercisable for 30 days from the closing of the Offering, to purchase up to an aggregate of 543,750 Additional Shares at the Offering Price, less underwriting discounts and commissions, to cover over-allotments, if any;

"PFIC" has the meaning set forth in "Certain Material Income Tax Considerations — Certain United States Federal Income Tax Considerations";

"PRC" or "China" means the People's Republic of China and for the purposes of this prospectus only, excluding the territory of Taiwan, Macau and Hong Kong;

"QFC" has the meaning set forth in "Certain Material Income Tax Considerations — Certain United States Federal Income Tax Considerations";

"RA" means Rebaudioside A, a glycoside that is extracted from stevia leaves for the purpose of its sweet taste;

"Reb A" means Rebaudioside A of 95% purity which has received GRAS status in the United States;

"rebiana" means Rebaudioside A of 97% purity which has received GRAS status in the United States;

"registered capital" refers to the total capital contribution that is registered with the relevant government agency;

"Registration Statement" means the registration statement on Form F-10 under the US Securities Act in connection with this Offering, together with all amendments and supplements thereto;

"RMB" means the Renminbi, the lawful currency of China;

"Runde" means our wholly owned subsidiary Qingdao Runde Biotechnology Co., Ltd.;

"Runhai" means our wholly owned subsidiary Chuzhou Runhai Stevia High Tech Company Limited;

"Runhao" means our wholly owned subsidiary Qingdao Runhao Stevia High Tech Company Limited;

"Runyang" means our wholly owned subsidiary Dongtai Runyang Stevia High Tech Company Limited;

"SAFE" means the PRC State Administration of Foreign Exchange;

"SEC" means the United States Securities and Exchange Commission;

"SEDAR" means the System for Electronic Document Analysis and Retrieval in Canada which can be accessed at www.sedar.com;

"Strategic Alliance and Supply Agreement" means the long-term renewable supply agreement with Cargill, Incorporated dated April 30, 2008, as amended August 8, 2008 and as further amended on May 4, 2009;

"strategic alliance partner" means Cargill, Incorporated;

"Sweet Naturals" means our 55% owned subsidiary GLG Weider Sweet Naturals Corporation;

"STV" means Stevioside, a glycoside that is extracted from stevia leaves for the purpose of its sweet taste;

"Supplementary Notes" means the supplementary information regarding the reconciliation with US GAAP with respect to the audited consolidated financial statements for the year ended December 31, 2008, and with respect to the unaudited interim consolidated financial statements for the three and nine months ended September 30, 2009, included at pages F-33 and F-60 of this prospectus;

"taxable capital gain" has the meaning set forth in "Certain Material Income Tax Considerations — Certain Canadian Federal Income Tax Considerations — Disposition of Offered Shares";

"Tax Act" means the Income Tax Act (Canada);

"TSX" means the Toronto Stock Exchange;

"Underwriters" means, collectively, the Canadian Underwriters and the US Underwriters;

"US GAAP" means accounting principles generally accepted in the United States;

"US Securities Act" means the United States Securities Act of 1933, as amended;

"US Underwriters" means Canaccord Adams Inc., GMP Securities L.P.; and Roth Capital Partners, LLC; and

"YHT" means Shandong Yong He Tang Health Products Chain Stores Limited, a company that we formerly partnered with in the distribution of nutritional health products in China.

RISK FACTORS

        This section describes the material risks affecting our business, financial condition, operating results and prospects. There may be other risks and uncertainties that are not known to us or that we currently believe are not material, but which also may have a material adverse effect on our business, financial condition, operating results or prospects. Prospective investors should carefully consider all of the information disclosed in this prospectus, including all documents incorporated by reference, and in particular the risk factors set out below and under the heading "Risk Factors" contained in the AIF incorporated herein by reference prior to making an investment in the Offered Shares. Such risk factors could materially affect our future financial results and could cause actual events to differ materially from those described in forward-looking statements and forward-looking information relating to us or our business, property or financial results, each of which could cause investors to lose part or all of their investment in the Offered Shares.

Risks Relating to GLG Life Tech Corporation and Our Business

We rely on a single product that may not gain sufficient market acceptance for us to achieve consistent profitability.

        Our revenue is derived exclusively from sales of stevia and stevia products, and we expect that stevia and stevia products will account for substantially all of our revenue for the foreseeable future. If the non-nutritive sweetener market declines or stevia fails to achieve substantially greater market acceptance than it currently enjoys, we will not be able to grow our revenues sufficiently for us to achieve consistent profitability.

        Even if products to be distributed by us conform to international safety and quality standards, sales could be adversely affected if consumers in target markets lose confidence in the safety, efficacy, and quality of stevia. Adverse publicity about stevia or stevia-based products that we sell may discourage consumers from buying products distributed by us.

The loss of our main customer would materially reduce our revenue.

        We have derived, and we believe that we will continue to derive, a significant portion of our revenue from Cargill, Incorporated ("Cargill") our largest customer. For the year ended December 31, 2008 and for the nine months ended September 30, 2009, Cargill accounted for 77% and 95%, respectively, of our revenue. We expect that a significant portion of our revenues over the next several years will continue to be derived from sales to Cargill pursuant to the Strategic Alliance and Supply Agreement between us. Moreover, we cannot provide any assurances that a material proportion of our revenue will be derived from other customers in the future.

        Under the Strategic Alliance and Supply Agreement with Cargill, we will provide at least 80% of Cargill's global stevia extract requirements for the first five years of the agreement commencing October 1, 2008. These commitments are subject to renegotiation at certain times throughout the term of the Strategic Alliance and Supply Agreement.

        If Cargill were to terminate its relationship with us, there would be a material adverse effect on our business operations and financial condition. Cargill may terminate the Strategic Alliance and Supply Agreement under certain circumstances, including by giving three years notice to us or in the event that Dr. Luke Zhang, our Chairman and Chief Executive Officer, ceases to be actively involved in the management and performance of our business during the first five years of the Strategic Alliance and Supply Agreement. See "Description of the Business — Our Strategic Alliance with Cargill".

If we are unable to acquire sufficient raw materials or produce sufficient finished product, we will not be able to meet the demands of our customers.

        We currently must acquire sufficient stevia leaf so that we can meet the demands of our customers. A stevia leaf shortage could result in loss of sales and damage to our reputation.

        If we and our subsidiaries become unable to produce the required commercial quantities of high-grade stevia extract on a timely basis and at commercially reasonable prices, and are unable to find one or more replacement manufacturers with the necessary expertise, regulatory approvals and facilities capable of production at a substantially equivalent cost, in substantially equivalent volumes and quality, and on a timely basis, we will likely be unable to meet customer demand. In addition, we have entered into agreements that provide for fixed price and quantity commitments. If there were a raw material shortage and we were unable to deliver the committed quantity under these purchase orders, we could be responsible for any amount paid by such customers to third parties, above what the customer would have paid if we were able to deliver their order at the agreed price.

The loss of key employees or the failure to attract qualified personnel could have a material adverse effect on our ability to run our business.

        The loss of any of our or our subsidiaries' current executives, key employees, or key advisors, and in particular, Dr. Luke Zhang, or the failure to attract, integrate, motivate, and retain additional key employees could have a material adverse effect on our business. In particular, Cargill may terminate the Strategic Alliance and Supply Agreement in the event that Dr. Luke Zhang ceases to be actively involved in the management and performance of our business. We do not have "key person" insurance on the lives of any of our management team. Also, as we develop additional capabilities we may require more skilled personnel. These personnel must be highly skilled and have a sound understanding of our industry, business or technology. Recruiting personnel is highly competitive. Although to date we have been successful in recruiting and retaining qualified personnel, there can be no assurance that we will continue to attract and retain the personnel needed for our business. The failure to attract or retain qualified personnel could have a material adverse effect on our business.

We do not have a history of consistent profitability and our ability to achieve consistent profitability in the future is subject to uncertainty.

        During the fiscal year ended December 31, 2008, we recorded a net loss of $10,606,542, compared with net income of $369,430 in 2007. During the nine months ended September 30, 2009, we had a net income of $269,927 compared with a net loss of $3,491,503 for the nine months ended September 30, 2008.

        Our ability to achieve consistent profitability is subject to uncertainty due to the nature of our business and the markets in which we operate. In particular, our revenues and operating results may fluctuate significantly in the future because of the following factors:

  •
  volatility in the price we must pay for stevia and the stevia leaf quality, which varies from period to period;

  •
  the price per kilogram for which we are able to sell our stevia extract;

  •
  our ability to manage personnel, overhead and other expenses;

  •
  our ability to effectively manage our capacity utilization;

  •
  our water and power consumption, and the prevailing prices for water and power; and

  •
  consumer acceptance of stevia and stevia-related products in the United States and other key markets.

If we fail to increase our production and manufacturing capacity, we will be unable to continue to grow and our ability to produce new products, expand within our existing markets and enter into new markets will be limited.

        Global growth and demand for our products has increased the utilization of our production and manufacturing facilities. If we are unable to successfully expand our production and manufacturing capacity, we will be unable to continue our growth and expand within our existing markets or enter into additional geographic markets or new product categories. In addition, failure to successfully expand our production and manufacturing capacity will limit our ability to introduce and distribute new products, or otherwise take advantage of opportunities in new and existing markets. Further, increasing our production and manufacturing facilities requires significant investment and build times. Delays in increasing capacity could also limit our ability to continue our growth and materially adversely affect our business.

We have limited financial resources. We had negative operating cash flow for the year ended December 31, 2008 and currently have negative working capital. If we are unable to raise additional capital, we may be unable to complete the planned expansion of our business on our preferred timeline.

        We have limited financial resources and had negative operating cash flow for the year ended December 31, 2008. We currently have negative working capital. Because of our working capital deficiency, as well as our negative cash flow from operations, our reliance on external sources of funding, and our cumulative deficit, we have noted in our financial statements for the period ended September 30, 2009, and for prior periods, that there is significant uncertainty about our ability to continue as a going concern.

        Our current working capital deficiency is driven by short term loans obtained in China at favorable interest rates for the purposes of financing our long term capital expenditures for our manufacturing facilities in China. These short term loans have been characterized as current liabilities. It is common practice in China to borrow on a short term basis, even in relation to financing long term assets. We do not intend to repay all of these short term loans from the proceeds of the Offering and will continue to utilize some of our available lines of credit in China and seek to renew such loans on maturity. However, there can be no assurance that we will continue to have access to these short term loans and if we are unable to find additional funding sources, we may be unable to complete the planned expansion of our business on our preferred timeline.

        Even if we complete the Offering, we may require additional funds in order to continue to develop our manufacturing capacity and fund our planned expansion on our preferred timeline. Additional funding may not be available on terms that are acceptable to us, or at all, or may require the issuance of additional Common Shares or other securities which would dilute our current investors. Our future capital requirements will depend on many factors, including:

  •
  costs of manufacturing and supply;

  •
  revenues from the sale of stevia; and

  •
  our ability to obtain revolving debt facilities for stevia leaf purchases.

We may not be able to manage our expansion of operations effectively.

        We expect to continue to expand our business to meet the expected growth in demand for stevia. We have increased production output and expanded our employee base and we are in the process of establishing new and expanded facilities. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, execute our business strategies or respond to competitive pressures and we may have difficulties maintaining and updating the internal procedures and the controls necessary to meet the planned expansion of our overall business.

        Our management will also be required to maintain and expand our relationships with customers, suppliers and third parties as well as attract new customers and suppliers. We expect that our sales and marketing costs will increase as we grow our product lines and as we increase our sales efforts in new and existing markets.

        There is no assurance that our current and planned operations, personnel, systems, and internal procedures and controls will be adequate to support our future growth. We expect that our general and administrative costs will increase as our operations grow to meet existing sales orders for our products and for future growth as we increase our sales efforts in new and existing markets.

Our raw material supply can only be stored for approximately two years and could potentially be subject to natural disasters and adverse weather conditions. Any shortage of stevia leaf or any increase in the price we pay for stevia leaf may adversely affect our revenue growth and decrease our margins.

        Our raw material supply is perishable and, by nature, could potentially be subject to a high degree of exposure to the risks of natural disasters and adverse weather conditions such as droughts, floods, earthquakes, hailstorms, windstorms, pests, and diseases. The occurrence of a natural disaster in our growing areas could severely reduce our ability to procure the raw materials necessary to produce our products. Moreover, our production and manufacturing operations are, at present, all located in China which concentrates these risks.

        A shortage of available stevia leaf or increase in the price we pay for stevia leaf could adversely affect our revenue growth and decrease our margins. Any of these adverse consequences could have a material adverse effect on our business operations and financial condition.

We have not made certain investments required in our investment agreement with the government of Juancheng County relating to our exclusive growing area in that region.

        We have not made certain investments provided for in our investment agreement with the government of Juancheng County. We continue to enjoy the use of the exclusive growing area and have received verbal assurances from the government of Juancheng County that we will continue to do so but we have not executed formal documentation reflecting this arrangement.

We currently face, and will continue to face, significant competition. Additional competitors may enter the stevia business if the value of the market for stevia grows which may result in a decrease in the market price of stevia extract.

        Our major competitors for our core stevia business are existing stevia producers in Japan, Korea, China and Malaysia. These competitors include Blue California Inc., Corn Products International, Inc. and Pure Circle Limited. In addition, additional competitors may enter the stevia business if the value of the market for stevia grows which may result in a decrease in the market price of stevia extract.

        These competitors may have significantly greater financial, technical and marketing resources, and may have a more established customer base. There is no assurance that we will be able to compete successfully against our competitors or that such competition will not have a material adverse effect on our business operations or financial condition. See "Description of the Business — Competition".

We rely upon proprietary technology which is not patented in Canada, the United States or elsewhere outside of China and may not be protected under the Chinese legal system.

        Our ability to compete effectively is dependent upon the proprietary nature of the seeds, seedlings, processes, technologies and materials owned by, used by or licensed to us or our subsidiaries. Our intellectual property related to the production of stevia includes proprietary process technology for the manufacture of high-grade stevia that is not fully covered by patents or other intellectual property protection in Canada or the United States. If any competitors independently develop any technologies that substantially equal or surpass our patent pending process technology, it will adversely effect our competitive position. See "Description of the Business — Intellectual Property".

        The protection of our seed technology relies on patent-pending stevia seedlings. We have succeeded in the production of seed and seedling strains that cannot be used to grow other plants with high RA yielding stevia leaf (second generation plants grown from the seeds of our high yielding plants will only produce common stevia leaf with an average RA yield). However, the Chinese legal system in general, and the intellectual property regime in particular, are relatively weak compared to Canada and the United States and it may be difficult for us to enforce our intellectual property rights in China.

        In relation to the intellectual property used by or licensed to us and our subsidiaries, there can be no assurance that we will continue to be able to use such intellectual property on terms that are acceptable to us, or at all. If we are unable to agree to terms to use this technology in the future or are unable to obtain the right to use other similar technology, we may not be able to offer the products we currently offer.

If we do not adequately ensure our freedom to use certain technology, we may have to pay others for rights to use their intellectual property and there can be no assurance that we will be able to obtain licenses to use such technology on favorable terms or at all.

        We have not undertaken any studies as to whether our patents provide us with the freedom to use our technologies in China or any other jurisdictions.

        If we do not adequately ensure our freedom to use certain technology, we may have to pay others for rights to use their intellectual property, pay damages for infringement or misappropriation and/or be enjoined from using such intellectual property. Our Chinese patents may not guarantee us the right to use our technologies if other parties own intellectual property rights that we need in order to practice such technologies. Our patent position is subject to complex factual and legal issues that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent. There can be no assurance that:

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  any of the rights we have under patents owned by us or other patents that third parties license to us will not be curtailed, for example through invalidation, circumvention, challenge and being rendered unenforceable or prohibiting our licensed use;

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  we were the first inventors of inventions covered by our issued patents or pending applications or that we were the first to file patent applications for such inventions;

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  any of our pending or future patent applications will be issued with the breadth of claim coverage sought by us or issued at all;

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  our competitors have not or will not independently develop or patent technologies that are substantially equivalent or superior to our technologies;

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  any of our trade secrets will not be learned independently by our competitors; or

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  the steps we take to protect our intellectual property will be adequate.

        In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries. Any of these adverse consequences could have a material adverse effect on our business operations and financial condition.

        Claims by third parties that our technology or products, or those of our subsidiaries, infringe their intellectual property rights, may result in litigation which could be costly and time consuming and would divert the attention of management and key personnel from other business issues. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks. In addition, if we or our subsidiaries are found to have infringed upon the intellectual property rights of another party, licenses for such intellectual property may not be available on favorable terms or at all.

Circumstances outside of our control could negatively affect consumer perception of and demand for our products.

        Even if stevia-based products distributed by us conform to international safety and quality standards, sales could be adversely affected if consumers in our target markets lose confidence in the safety, efficacy, and quality of nutritional supplement products. Adverse publicity about stevia or stevia-based products may discourage consumers from buying products distributed by us. We may not be able to overcome negative publicity within a reasonable period of time.

Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively.

        We are subject to the PRC's rules and regulations on currency conversion. In the PRC, the State Administration for Foreign Exchange, or SAFE, regulates the conversion between RMB and foreign currencies. Currently, foreign investment enterprises, or FIEs are required to apply to the SAFE for "Foreign Exchange Registration Certificates for FIEs." With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a "current account" and "capital account". Currency conversion within the scope of the "current account", such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the "capital account," including capital items such as direct foreign investment, foreign currency loans and securities, still require approval of the SAFE. We cannot assure you that the PRC regulatory authorities will not impose further restrictions on the convertibility of the RMB. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

        In August 2008, SAFE promulgated Circular 142, a notice regulating the conversion by FIEs of foreign currency into RMB by restricting how the converted RBM may be used. Circular 142 requires that RBM converted from the foreign currency-dominated capital of an FIE may only be used for purposes within the business scope approved by the applicable government authority and may not be used for equity investments within the PRC unless specifically provided for otherwise. In addition, SAFE strengthened its oversight over the flow and use of RMB funds converted from the foreign currency-dominated capital of an FIE. The use of such RMB may not be changed without approval from SAFE, and may not be used to repay RMB loans if the proceeds of such loans have not yet been used. Violations of Circular 142 may result in severe penalties, including substantial fines as set forth in the SAFE rules.

Currency exchange rate and interest rate fluctuations could significantly increase our expenses.

        Our financial results will be affected by the foreign exchange rate between US dollars and RMB because, while our expenses are denominated in RMB, the majority of our sales are denominated in US dollars.

        On July 21, 2005, the Chinese government changed its decade-old policy of pegging the value of the RMB to the US dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies, including the Canadian dollar and the US dollar. This change in policy has resulted in approximately 18% appreciation of the RMB against the US dollar between July 21, 2005, when the policy was enacted, and September 30, 2009. The Chinese government may decide to adopt an even more flexible currency policy in the future, which could result in further and more significant appreciation of the RMB against the US dollar.

        As of September 30, 2009, assuming that all other variables remain constant, an increase of 1% in the Canadian dollar against the US dollar would have an effect on net income of approximately $258,666.

        As of September 30, 2009, assuming that all other variables remain constant, an increase of 1% in the Canadian dollar against the RMB would have an effect on other comprehensive income of approximately $954,530.

Our international operations subject us to additional risks.

        We are subject to the risks inherent in conducting business across national boundaries, any one of which could adversely impact our business. These risks include:

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  currency exchange rate fluctuations;

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  trade barriers;

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  national and regional economic downturns;

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  changes in governmental policy or regulation;

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  restrictions on the transfer of funds into or out of particular countries;

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  import and export duties and quotas;

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  domestic and foreign customs and tariffs;

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  political risks and nationalization of foreign assets;

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  increases in duties, taxes and government royalties;

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  protectionist measures enacted by the United States and/or other markets where our products are sold; and

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  potentially negative consequences from changes in tax or other laws.

If we fail to obtain trademark protection for our brand names, we may not be able to protect our brand recognition.

        Currently, we are in the process of applying for trademark protection for our own branded stevia products and have filed nine trademark applications in the North American market; five for use in Canada and four for use in the United States. In addition, we have filed for the protection of our logo mark and our corporate name "GLG Life Tech" in both the United States and Canada. All applications are in various stages of the approval process and there can be no guarantee that approval will be received. Failure to obtain such approvals may prevent us from protecting our brand recognition. See "Description of the Business — Intellectual Property".

We may not be able to increase brand recognition necessary to materially increase revenues and may not be able to create an infrastructure necessary to support the increase in demand.

        We have established limited brand recognition in Canada, the United States and other international jurisdictions. We cannot be sure that we will successfully complete the development and introduction of current products, new products or product enhancements or that any products developed will achieve acceptance in the marketplace necessary to materially increase revenues and achieve consistent profitability. We may also fail to develop and deploy new products and product enhancements on a timely basis. There can be no assurance that we will be able to expand our production and distribution capabilities in the future to meet further market acceptance or that any such expansion will be successful. Furthermore, there can be no assurance that any expansion will not have a material adverse effect on our operating results, particularly while we are implementing such expansion and the costs associated with any expansion.

        In addition, consumer preferences evolve over time and the success of our products depends on our ability to identify the tastes and nutritional needs of our customers and to offer products that appeal to their preferences. We introduce new products and improved products from time to time and we may incur significant development and marketing costs which may not lead to a product that is accepted by consumers. If our products fail to meet consumer preferences, then our sales and profits from new products will suffer.

We could become subject to product liability claims.

        As a manufacturer and distributor of products designed for human consumption, we may be subject to product liability claims if the use of our products is alleged to have resulted in injury. For example, we may be subject to allegations that our products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. In addition, although we and our manufacturers maintain quality controls and procedures with respect to products that we sell, the substances that make up these products could become contaminated. We currently have not obtained indemnities from our raw material and product suppliers. We carry liability insurance to cover product recalls and worldwide product liabilities and also hold liability insurance in respect of Sweet Naturals. Such insurance, however, may not be available in the future at a reasonable cost, on favorable terms, or at all, and may not be adequate to cover liabilities.

Litigation may adversely effect our business.

        All industries, including the industry in which we operate, are subject to legal claims with and without merit. We may be or become involved in disputes with other parties, including the WGN claim described under "Legal Proceedings", which may result in litigation. The results of litigation cannot be predicted with certainty. If we are unable to resolve any material disputes favourably, it may have a material adverse impact on our business and results of operations.

We could become subject to environmental claims.

        We are subject to environmental regulations which require us to minimize impacts upon air, water, soil and vegetation. If our operations violate these regulations, government agencies will usually require us to conduct remedial actions to correct such negative effects. Such actions could substantially increase our costs and potentially prevent us from producing our products.

Recent global economic and financial market crisis could have a negative effect on our results of operations.

        Current global economic conditions could have a negative effect on our business and results of operations. Economic activity in China, Canada, the United States and throughout much of the world has undergone a sudden, sharp economic downturn following the recent housing downturn and subprime lending collapse in both the United States and Europe. Market disruptions have included extreme volatility in securities prices, as well as severely diminished liquidity and credit availability. The economic crisis may adversely affect us in a variety of ways. Access to lines of credit or the capital markets may be severely restricted, which may preclude us from raising funds required for operations and to fund continued expansion. It may be more difficult for us to complete strategic transactions with third parties. The financial and credit market turmoil could also negatively impact suppliers, customers and banks with whom we do business. Such developments could decrease our ability to source, produce and distribute our products or obtain financing and could expose us to risk that one of our suppliers, customers or banks will be unable to meet their obligations under our agreements with them.

        While it is not possible to predict with certainty the duration or severity of the current disruption in financial and credit markets, if economic conditions continue to worsen, it is possible these factors could significantly impact our financial condition.

We are not a party to certain agreements that are material to our operations.

        On August 16, 2007, American GLG Group, a private corporation of which our director Dr. Luke Zhang is the principal shareholder, signed preliminary investment agreements with the local government authorities in Mingguang and Dongtai relating to exclusive growing areas in these regions. See "Description of the Business — Sources, Pricing and Availability of Raw Materials".

        American GLG Group was used to expedite the signing of the preliminary investment agreements with the two government authorities and American GLG Group has assigned these agreements to us. Since the time of these assignments, we have complied with all of the obligations of American GLG Group under the agreements, have registered all relevant land in our name and have operated with the full support of the Mingguang People's Government and the Dongtai People's Government. For the foregoing reasons, we believe that the governmental entities have recognized the assignment of these contracts from American GLG Group to us, however, there can be no assurance that this will be the case.

        Additionally, our subsidiary, AHTD, is the assignee of one pending patent related to stevia seedlings on which we are reliant. The patent application is registered in the name of Mr. Wang Qibin, a former shareholders of AHTD. The patent was formally assigned by Mr. Wang to AHTD on July 8, 2007, prior to our acquisition of AHTD. See "Description of the Business — Intellectual Property". While we believe that AHTD would be recognized as the holder of the rights to these patent-pending stevia seedlings, there can be no assurance that this will be the case and if we are not able to acquire these rights it could have a material adverse effect on our business operations and financial condition.

Industry Related Risks

If demand for stevia does not increase, there will be excess capacity which will decrease the market price of stevia and reduce our revenues.

        We and other stevia producers have developed a large manufacturing capacity in expectation of a large demand for stevia products and we expect that demand for stevia will increase significantly in the future, particularly in light of the fact that certain stevia products have received GRAS status in the United States. However, there can be no assurance that this will be the case and if demand for stevia does not increase, the stevia market may be subject to significant excess capacity, which would put downward pressure on the market price of stevia and reduce our revenues.

Stevia competes with sugar and other high intensity sweeteners in the global sweetener market and the success of stevia will largely depend on consumer perception of the positive health implications of stevia relative to other sweeteners.

        The continued growth of stevia's share of the global sweetener market depends upon consumer acceptance of stevia and stevia related products and the health implications of consuming stevia relative to other sweetener products. The publication of any studies or revelation of other information that has negative implications regarding the health impacts of consuming stevia may slow or reverse the growth in consumer acceptance of stevia, which may have a material adverse effect on our business operations and financial condition.

Government regulation of our products could increase our costs, prevent us from offering certain products or cause us to recall products.

        While stevia and/or stevia products have been approved for use in food and beverages in certain countries, including the United States, there are a number of major regions, where stevia has not been approved for use. While France has taken advantage of a provision that allows individual member states of the European Union to approve ingredients for a limited two year period, full European Union approval for stevia sweeteners will be dependent on a scientific opinion from the European Food Safety Authority. Global demand for stevia and stevia products may be limited if stevia is not approved for use in these and other regions.

        The processing, formulation, manufacturing, packaging, labeling, advertising and distribution of our products is subject to regulation by one or more federal agencies, and various agencies of the states and localities in which our products are sold. These government regulatory agencies may attempt to regulate any of our products that fall within their jurisdiction. Such regulatory agencies may not accept the evidence of safety for any new ingredients that we may want to market, may determine that a particular product or product ingredient presents an unacceptable health risk, may determine that a particular statement of nutritional support that we want to use is an unacceptable drug claim or an unauthorized version of a food "health claim," may determine that a particular product is an unapproved new drug, or may determine that particular claims are not adequately supported by available scientific evidence. Such a determination would prevent us from marketing particular products or using certain statements of nutritional support on our products. We also may be unable to disseminate third-party literature that supports our products if the third-party literature fails to satisfy certain requirements.

        In addition, a government regulatory agency could require us to remove a particular product from the market. Any future recall or removal would result in additional costs to us, including lost revenues from any products that we are required to remove from the market, any of which could be material. Any such product recalls or removals could lead to liability, substantial costs and reduced growth prospects.

        If any of our products contain plants, herbs or other substances not recognized as safe by a government regulatory agency, we may not be able to market or sell such products in that jurisdiction. Any such prohibition could materially adversely affect our results of operations and financial condition. Further, if more stringent statutes are enacted for dietary supplements, or if more stringent regulations are promulgated, we may not be able to comply with such statutes or regulations without incurring substantial expense, or at all.

        Government regulatory agencies may also adopt more stringent rules regarding the manufacturing of dietary supplements, which may apply to the products that we or our subsidiaries manufacture. In the future, such regulations may require dietary supplements to be prepared, packaged and held in compliance with strict rules, and may require quality control provisions similar to those in the Good Manufacturing Practice regulations for drugs. We may not be able to comply with such new rules without incurring additional expenses, which may be significant.

        We are not able to predict the nature of future laws, regulations, repeals or interpretations or to predict the effect additional governmental regulation, if and when it occurs, would have on our business in the future. Such developments could, however, require reformulation of certain products to meet new standards, recalls or discontinuance of certain products not able to be reformulated, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling, additional scientific substantiation, or other new requirements. Any such developments could have a material adverse effect on our business operations and financial condition.

Risks Relating to Our Operations in China

Our agricultural and processing assets are located in PRC and the Chinese government's involvement in the economic system could have a materially adverse effect on our operations and financial condition.

        The economy of the People's Republic of China differs from the economies of most developed countries in many respects, including the extent of government involvement. Over the past three decades, China's economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industrial development. It also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Economic control measures may be adjusted or modified without warning and may be applied differently from industry to industry. Economic controls and reforms are often adopted on an experimental basis and are subject to reversal or revocation with little or no warning. Because these economic reform measures may be inconsistent or ineffectual, there are no assurances that:

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  we will be able to capitalize on economic reforms;

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  stevia production will remain a priority for Chinese governments;

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  the Chinese government will continue its pursuit of economic reform policies;

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  the economic policies, even if pursued, will be successful;

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  economic policies will not be significantly altered from time to time; and

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  business operations in China will not become subject to the risk of nationalization.

        Any negative impact from economic reform policies or nationalization could result in a total investment loss in the Common Shares.

        To date, reforms to China's economic system have not adversely impacted our operations. There can be no assurance, however, that China's economic reforms will continue or that we will not be adversely affected by changes in China's political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, changes in employment restrictions, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

Changes in the laws and regulations in the People's Republic of China may significantly impact our methods and costs of doing business.

        The Chinese legal system is based on written statutes. Prior court decisions may be cited for reference but are not binding on subsequent cases and have limited precedential value. Since 1979, China's legislative bodies have promulgated laws and regulations dealing with such economic matters as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. Additionally, Chinese laws are generally drafted in such a way as to allow interpretation to accord with changing policy demands and are implemented differently from region to region. The Chinese legal system has inherent uncertainties that can seriously limit legal protections to shareholders in companies with Chinese operations.

        Our subsidiaries are subject to corporate laws in the People's Republic of China. Additionally, as a food manufacturing corporation, we and our subsidiaries are subject to the laws and regulations governing food and health products in the People's Republic of China. Our processing facilities and products are subject to periodic inspection by national, provincial and local authorities in China. We believe that we are currently in substantial compliance with all material governmental laws and regulations and maintain all material permits and licenses relating to our operations. Nevertheless, we may fall out of substantial compliance with current laws and regulations or may be unable to comply with any future laws and regulations. To the extent that new regulations are adopted, we will be required, possibly at considerable expense, to adjust our activities in order to comply with such regulations. Our failure to comply with applicable laws and regulations could subject us to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material adverse effect on our business, operations and finances.

The Chinese legal and accounting system may force us to incur additional costs and may not provide us with the same level of protection as United States and Canadian laws.

        The legal system in the People's Republic of China differs from those of the United States and Canada. Our subsidiaries in China are considered "Foreign Invested Enterprises" or "FIEs", and are subject to certain laws and regulations designed to regulate foreign investment in China. The Foreign Invested Enterprise laws provide certain protections from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance. Similarly, our Chinese subsidiaries account for transactions in accordance with Chinese GAAP and the accounting laws of the People's Republic of China mandate accounting practices that are not entirely consistent with Canadian and US GAAP. Converting Chinese GAAP financial statements into Canadian GAAP can be complex, and there is a risk that material differences between the standards will not be identified. Chinese accounting laws require that an annual "statutory audit" be performed in accordance with the People's Republic of China accounting standards and that the books of account of Foreign Invested Enterprises be maintained in accordance with Chinese accounting laws. Article 14 of the PRC Wholly Foreign-Owned Enterprise Law requires Wholly Foreign-Owned Enterprises (such as our subsidiaries in China) to submit certain periodic fiscal reports and statements to designated financial and tax authorities, at the risk of business license revocation. There is no guarantee that we and our subsidiaries will be able to continue to comply with the legal and accounting systems in China without incurring additional expense, or at all, which would restrict our ability to do business and would have a material adverse affect on our business operations and financial condition.

        The enforcement of substantive rights in China differs from Canadian and United States procedures. Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies and enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Although, as a practical matter, the Chinese legal infrastructure should not present any significant impediment to the operation of Foreign Invested Enterprises, there is no guarantee that we or our subsidiaries will be able to enforce our rights in the same manner and to the same extent as in Canada or the United States.

        In addition, the understanding of and respect for intellectual property rights in China is still developing, and there are uncertainties involved in their protection and the enforcement of such protection. Our failure to adequately protect our intellectual property could lead to the loss of a competitive advantage that could not likely be compensated by a damages award.

New Chinese tax laws may subject us to significant additional taxes in China.

        Under China's Enterprise Income Tax Law, or the New EIT Law, and its implementing rules, which became effective in 2008, an enterprise established outside of China may be considered a "resident enterprise" if its "place of actual management" is situated in China. If so, the enterprise would be treated in a manner similar to a local Chinese enterprise for enterprise income tax purposes. Under the implementing rules of the New EIT Law, "place of actual management" means the place where substantial and overall management and control over the production and operations, personnel, accounting, and properties of the enterprise are located. Because the New EIT Law and its implementing rules are new, it is unclear how tax authorities will determine tax residency based on the facts of each case.

        If the Chinese tax authorities determine that we are a "resident enterprise" for Chinese enterprise income tax purposes, unfavorable Chinese tax consequences could follow. First, we may be subject to enterprise income tax at a rate of 25% on our worldwide taxable income as well as Chinese enterprise income tax reporting obligations. Second, although under the New EIT Law and its implementing rules dividends paid to us from our Chinese subsidiaries would qualify as "tax-exempt income," such dividends may be subject to a 10% withholding tax, as the Chinese foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for Chinese enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new "resident enterprise" classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-Chinese shareholders and with respect to gains derived by our non-Chinese shareholders from transferring our Common Shares. We are monitoring the possibility of "resident enterprise" treatment and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible.

        If we were treated as a "resident enterprise" by Chinese tax authorities, we would be subject to tax in both Canada and China, and our Chinese tax may not be creditable against our Canadian tax. In addition, we have not accrued any tax liability associated with the possible payment of dividends from our Chinese subsidiaries. Such a tax would be an added expense appearing on our income statement, which would reduce our net income.

We may become subject to additional compliance costs in the People's Republic of China.

        Our operations in China are subject to laws and regulations in the People's Republic of China relating to the processing, packaging, storage, distribution, advertising, labeling, quality, and safety of food products. The failure by us and our subsidiaries to comply with applicable laws and regulations could subject us to administrative penalties, injunctive relief, civil remedies and even criminal responsibilities, including but not limited to fines, injunctions, recalls of our products suspension of operating activities and cancellation of our business license. It is possible that changes to such laws, more rigorous enforcement of such laws or our current or past practices could have a material adverse effect on our business, operating results and financial condition. Further, additional environmental, health or safety issues relating to matters that are not currently known to management may result in unanticipated liabilities and expenditures.

We may have difficulty establishing adequate management, legal and financial controls in the People's Republic of China.

        The People's Republic of China has historically not had the same standard as Canada and the United States in terms of management and financial reporting concepts and practices, as well as modern banking, computer and other control systems. Our subsidiaries may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the People's Republic of China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data, preparing financial statements, books of account and corporate records and instituting business practices that meet Canadian and United States standards which would adversely impact our ability to effectively manage our future growth.

We may be subject to regulations relating to acquisitions of Chinese companies by foreign entities and if we are unable to comply with such regulations we may be subject to fines or sanctions imposed by the Chinese government.

        On October 21, 2005, the China State Administration of Foreign Exchange, or SAFE, issued a notice, known as "Circular 75," which sets forth a regulatory framework for acquisitions of Chinese businesses involving offshore companies owned by Chinese residents or passport holders, known as "round-trip" investments or acquisitions. Among other things, Circular 75 provides that if a round-trip investment in a Chinese corporation by an offshore corporation controlled by Chinese residents occurred prior to the issuance of Circular 75, certain Chinese residents were required to submit a registration form to the local SAFE branch to register their ownership interests in the offshore corporation prior to March 31, 2006. Circular 75 also provides that, prior to establishing or assuming control of an offshore corporation for the purpose of obtaining financing for that offshore corporation using the assets or equity interests in an onshore enterprise in China, each Chinese resident or passport holder who is an ultimate controller of such offshore corporation, whether an individual or a legal entity, must complete certain registration procedures with the relevant local SAFE branch. Such Chinese residents must also amend the registration if there is a material event affecting the offshore corporation, such as, among other things, a change in share capital, a transfer of shares, or if such corporation is involved in a merger, acquisition or a spin-off transaction or uses its assets in China to guarantee offshore obligations.

        At present, it is unclear whether Circular 75 requires Chinese shareholders of our corporation to register. We will attempt to comply, and attempt to ensure that all of our shareholders subject to these rules comply, with the relevant requirements. We cannot, however, assure the compliance of all of our China-resident shareholders. Any failure to comply with the relevant requirements could subject us to fines or sanctions imposed by the Chinese government, including restrictions on certain of our subsidiaries' ability to pay dividends to us and our ability to increase our investment in those subsidiaries.

        In 2006, six Chinese regulatory authorities, including the Chinese Ministry of Commerce and the Chinese Securities Regulatory Commission, jointly promulgated regulations entitled Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the "M&A Rules"). The M&A Rules established additional procedures and requirements that make merger and acquisition activities by foreign investors more time-consuming and complex, including, in some circumstances, advance notice to the Ministry of Commerce of any change-of-control transaction in which a foreign investor takes control of a Chinese domestic enterprise. Compliance with the M&A Rules, and any related approval processes, including obtaining approval from the Ministry of Commerce, may delay or inhibit our ability to complete acquisitions of domestic Chinese companies, which could affect our ability to expand our business or maintain our market share.

We may be subject to Chinese regulations relating to employee stock options granted to Chinese citizens and if we are unable to comply with such regulations, we may be subject to fines and legal sanctions in China.

        On March 28, 2007, SAFE issued the Application Procedure for Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Holding Plans or Stock Option Plans of Overseas Listed Companies, also known as "Circular 78". Under Circular 78, Chinese individuals who participate in an employee stock option holding plan or a stock option plan of an overseas listed corporation are required, through a Chinese domestic agent or Chinese subsidiary of the overseas listed corporation, to register with SAFE and complete certain other procedures. We and our Chinese employees who have been granted restricted stock or stock options are subject to Circular 78 because we are an overseas listed corporation. However, in practice, significant uncertainties exist with respect to the interpretation and implementation of Circular 78. We cannot provide any assurance that we or our Chinese employees will be able to comply with, qualify under, or obtain any registration required by Circular 78. In particular, if we or our Chinese employees fail to comply with the provisions of Circular 78, we or such Chinese employees may be subject to fines and legal sanctions imposed by SAFE or other Chinese governmental authorities, which could result in a material adverse effect to our business operations.

Our ability to provide loans or capital contributions to our Chinese subsidiaries may be limited by Chinese law.

        Chinese regulation of direct investment and loans by offshore holding companies to Chinese entities may delay or limit us from using the proceeds of the Offering to make additional capital contributions or loans to our Chinese subsidiaries. Any capital contributions or loans that we, as an offshore entity, make to our Chinese subsidiaries, including from the proceeds of the Offering, are subject to Chinese regulations. For example, any loans we make to our Chinese subsidiaries cannot exceed the difference between the total amount of investment our Chinese subsidiaries are approved to make under relevant Chinese laws and the respective registered capital of our Chinese subsidiaries, and must be registered with the local branch of the SAFE as a procedural matter. In addition, capital contributions from us to our Chinese subsidiaries must be approved by the PRC Ministry of Commerce or its local counterpart. There is no assurance that we will be able to obtain these approvals on a timely basis, or at all. If we fail to obtain such approvals, our ability to make equity contributions or provide loans to our Chinese subsidiaries or to fund our operations may be negatively affected, which could adversely affect their liquidity and our ability to fund our working capital and expansion projects and meet our obligations and commitments to local Chinese governments related to establishing our stevia operations.

Pursuing or enforcing shareholder actions against our Chinese subsidiaries may be limited.

        Because many of the directors and executive officers of our subsidiaries are Chinese citizens and reside in China, it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against our subsidiaries, or their directors and officers by a shareholder or group of shareholders. Furthermore, because the majority of our subsidiaries' assets are located in the People's Republic of China it would also be very difficult to access those assets to satisfy an award entered against us or our subsidiaries in a Canadian court.

Businesses operating in China may be subject to greater risk of violating US or other anti-corruption legislation.

        Upon consummation of the Offering, we will become subject to the United States Foreign Corrupt Practices Act, which generally prohibits US public companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Non-US companies, including some that may compete with our company, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur in China. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences, including adverse publicity and damage to our reputation that may have a material adverse effect on our business, financial condition and results of operations.

The Chinese government has been adopting increasingly stringent environmental protection and safety in production requirements which could hurt our business.

        The continuance of our operations depends upon compliance with the applicable environmental, safety in production and other regulations. Any change in the scope or application of these laws and regulations may limit our production capacity or increase our cost of operations and therefore have an adverse effect on our business operations, financial condition and operating results. Our failure to comply with these laws and regulations could result in fines, penalties or legal proceedings being commenced against us. There can be no assurance that the Chinese government will not impose additional or stricter laws or regulations, compliance with which may cause us to incur significant capital expenditures which we may not be able to pass on to our customers.

Risks related to the Common Shares and this Offering

Our Common Shares may experience price and volume fluctuations and the market price for our Common Shares after this Offering may drop below the price you pay.

        In recent years, the global securities markets have experienced a high level of price and volume volatility, and the market price of securities of many companies has experienced wide fluctuations which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that such fluctuations will not affect the price of our securities after this Offering, and our securities may decline below the Offering Price. As a result of this volatility, you may not be able to sell your Common Shares at or above the Offering Price.

        Our Common Share trading price could be subject to significant fluctuations in response to numerous factors, including: reports of new information; changes in our financial situation; the sale of our Common Shares in the market; the addition or loss of customers; our failure to achieve financial results in line with the expectations of analysts or our published financial guidance; conditions or trends in our industry; additions or departures of key personnel and other events or factors, many of which may be beyond our control. As of November 19, 2009, the 52-week trading price of our Common Shares ranged from a low of $3.00 to a high of $13.92, after giving effect to the four-to-one (4:1) consolidation of our Common Shares. See "Price Range and Trading Volume of the Common Shares". There is no guarantee that the market price of the Common Shares will not be subject to any such fluctuations in the future.

        In the past, following periods of volatility in the market price of a company's securities, shareholders have often instituted class action securities litigation against those companies. Such litigation, if instituted against us, could result in substantial costs and diversion of our management's attention and resources, which could significantly harm our profitability and reputation.

Our actual financial results may vary from our publicly disclosed forecasts.

        Our actual financial results may vary from our publicly disclosed forecasts and these variations could be material and adverse. We periodically provide guidance on future financial results. Our forecasts reflect numerous assumptions concerning our expected performance, as well as other factors, which are beyond our control and which may not turn out to be correct. Although we believe that the assumptions underlying our guidance and other forward-looking statements were and are reasonable when we make such statements, actual results could be materially different. Our financial results are subject to numerous risks and uncertainties, including those identified throughout these risk factors and elsewhere in this prospectus and the incorporated documents. See "Special Notice Regarding Forward-Looking Statements". If our actual results vary from our announced guidance, the price of our Common Shares may decline, and such a decline could be substantial. We do not undertake to update any guidance or other forward-looking information we may provide.

We do not expect to pay dividends on the Common Shares in the foreseeable future.

        We have never paid cash dividends on our Common Shares. We currently intend to retain our future earnings, if any, to fund the development and growth of our business, and do not anticipate paying any cash dividends on the Common Shares for the foreseeable future. If we were to decide to pay dividends, foreign exchange and other regulations in China may restrict our ability to distribute retained earnings from China or convert those payments from RMB into foreign currencies. Furthermore, an agreement we have with a customer relating to their prepayment for stevia extract contains a provision preventing us from paying dividends during the term of the agreement. See "Dividend Policy". As a result, the return on investment in the Common Shares will likely depend upon any future appreciation in their value. There is no guarantee that the Common Shares will appreciate in value or even maintain the price at which shareholders have purchased their shares.

We have broad discretion in the use of the net proceeds from this Offering.

        Our management will have broad discretion in the actual application of the net proceeds from this Offering. We currently intend to allocate the net proceeds we will receive from this Offering as described below under "Use of Proceeds". However, we may elect to allocate proceeds differently from that described in "Use of Proceeds" if we believe it would be in our best interests to do so. Our shareholders may not agree with the manner in which management chooses to allocate and spend the net proceeds of the Offering. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Common Shares to decline.

The availability of new Common Shares for sale, or future sales of a substantial number of our Common Shares, could materially adversely affect the market price of our Common Shares.

        Sales of substantial amounts of our securities, or the availability of such securities for sale, could adversely affect the prevailing market prices for our securities. A decline in the market prices of our securities could impair our ability to raise additional capital through the sale of securities should we desire to do so.

Our Common Shares have no trading history in the United States.

        Our Common Shares currently trade on the TSX. Listing our Common Shares on NASDAQ in addition to the TSX may increase share price volatility on the TSX and also result in volatility of the trading price on NASDAQ because trading will be split between the two markets, resulting in less liquidity on both exchanges. In addition, different liquidity levels, volume of trading, currencies and market conditions on the two exchanges may result in different prevailing trading prices. Prior to the Offering, there has been no public market in the United States for our Common Shares, although our Common Shares have traded on a limited basis in the over-the counter markets in the United States such as Pink OTC Markets Inc., or the Pink Sheets. The Offering Price for our Common Shares may bear no relationship to the price at which our Common Shares will trade upon the completion of the Offering. The price at which our Common Shares will trade may be lower than the price at which they are sold in the Offering. In addition, because the liquidity and trading patterns of securities listed on the TSX may be substantially different from those of securities quoted on NASDAQ, historical trading prices may not be indicative of the prices at which our Common Shares will trade in the future on NASDAQ. Further, there can be no assurance regarding the trading prices that will prevail on the TSX following the consolidation of our Common Shares and our additional listing on NASDAQ.

If we are characterized as a passive foreign investment corporation ("PFIC"), US Holders may be subject to adverse United States federal income tax consequences.

        We must make an annual determination as to whether we are a PFIC based on the types of income we earn and the types and value of our assets from time to time, all of which are subject to change. Based in part on current operations and financial projections, we do not expect to be a PFIC for United States federal income tax purposes for our current taxable year or in the foreseeable future. However, there can be no assurance that we will not be a PFIC for our current taxable year or any future taxable year. A non-United States corporation generally will be considered a PFIC for any taxable year if either (1) at least 75% of its gross income is passive income or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income. The market value of our assets may be determined in large part by the market price of our Common Shares, which is likely to fluctuate. In addition, the composition of our income and assets will be affected by how, and how quickly, we use the cash we raise in this Offering. If we were to be treated as a PFIC for any taxable year during which you hold Common Shares, certain adverse United States federal income tax consequences could apply to US Holders. See "Certain Material Income Tax Considerations".

As a foreign private issuer, we are subject to different United States securities laws and rules than a domestic United States issuer, which may limit the information publicly available to our shareholders.

        We are a foreign private issuer under applicable United States federal securities laws and, therefore, we are not required to comply with all the periodic disclosure and current reporting requirements of the Exchange Act. As a result, we do not file the same reports that a United States domestic issuer would file with the SEC, although we will be required to file or furnish the SEC with the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors, and principal shareholders are exempt from the reporting and "short swing" profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell our Common Shares, as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer we are exempt from the proxy solicitation rules under the Exchange Act.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

        In order to maintain our current status as a foreign private issuer, a majority of our Common Shares must be either directly or indirectly owned by non-residents of the United States, unless we satisfy all of the additional requirements necessary to preserve this status. We may in the future lose our foreign private issuer status if a majority of our Common Shares are held in the United States and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under United States federal securities laws as a United States domestic issuer may be significantly more than the costs we incur as a Canadian foreign private issuer eligible to use the MJDS. If we are not a foreign private issuer, we would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on United States domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. We may also be required to prepare our financial statements in accordance with US GAAP. In addition, we may lose the ability to rely upon exemptions from NASDAQ corporate governance requirements that are available to foreign private issuers. Further, if we engage in capital raising activities after losing our foreign private issuer status, there is a higher likelihood that investors may require us to file resale registration statements with the SEC as a condition to any such financing.

United States investors may not be able to obtain enforcement of civil liabilities against us.

        The enforcement by investors of civil liabilities under the United States federal or state securities laws may be affected adversely by the fact that we are governed by the Business Corporations Act (British Columbia), a statute of British Columbia, that certain of our officers and directors and the experts named in this prospectus are resident outside of the United States and substantially all of our assets and the assets of such persons are located outside of the United States. It may not be possible for investors to effect service of process within the United States on certain of our directors and officers, the Underwriters and the experts named in this prospectus or enforce judgments obtained in the United States courts against us, certain of our directors and officers, the Underwriters and the experts named in this prospectus based upon the civil liability provisions of United States federal or state securities laws.

        There is some doubt as to whether a judgment of a United States court based solely upon the civil liability provisions of United States federal or state securities laws would be enforceable in Canada against us, our directors and officers, the Underwriters and the experts named in this prospectus. There is also doubt as to whether an original action could be brought in Canada against us or our directors and officers, the Underwriters or the experts named in this prospectus to enforce liabilities based solely upon United States federal or state securities laws. Therefore, it may not be possible to enforce those actions against us, certain of our directors and officers or the experts named in this prospectus.

The financial reporting obligations of being a public company in the US may be expensive and time consuming, and may place significant additional demands on our management.

        Prior to the consummation of the Offering, we have not been subject to public company reporting obligations in the United States. The additional obligations of being a public company in the United States may require significant additional expenditures and place additional demands on our management. In particular, Section 404 of the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations implementing Section 404 require an annual evaluation of our internal controls over financial reporting to be attested to by an independent auditing firm. Under current rules, we will be subject to these requirements beginning with our fiscal year ending December 31, 2010. This process will increase our legal and financial compliance costs, and could make some activities more difficult, time-consuming or costly. If an independent auditing firm is unable to provide us with an attestation and an unqualified report as to the effectiveness of our internal controls, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our Common Shares.

Certain Canadian laws could delay or deter a change of control.

        The Investment Canada Act (Canada) subjects an acquisition of control of GLG by a non-Canadian to government review if the value of our assets as calculated pursuant to the legislation exceeds a threshold amount. A reviewable acquisition may not proceed unless the relevant Minister is satisfied that the investment is likely to be a net benefit to Canada. This could prevent or delay a change of control and may eliminate or limit strategic opportunities for shareholders to sell their Common Shares.

        These risks, including those incorporated by reference, should be considered in the context of our business which is described under "Description of the Business" below. If any of the foregoing events, or other risk factor events as described in the AIF and incorporated by reference herein occur, our business, financial condition or results of operations could likely suffer. In that event, the market price of our securities could decline and investors could lose all or part of their investment.

DESCRIPTION OF THE BUSINESS

        The following sections describing our business contain forward-looking information in respect of our operations. Readers are referred to the cautionary statements in the section entitled "Special Notice Regarding Forward Looking Statements" in this prospectus.

Company Overview

        GLG Life Tech Corporation is a vertically integrated producer of high-grade stevia extract, an all-natural sweetener extracted from the stevia plant. Through our vertically integrated business model, we specialize in the research and development, growing, refining, and production of high-grade stevia extract for distribution to the global food and beverage industry. We have current production capacity of 1,000 metric tons of high-grade stevia extract of rebaudioside A 80% purity ("high-grade stevia extract" or "RA 80") or 500 metric tons of stevia extract of rebaudioside A 97% purity ("rebiana" or "RA 97"). With corporate headquarters in Vancouver, British Columbia, and agricultural and processing assets in the People's Republic of China, we believe we are one of the world's leading producers of stevia.

        We sell our high-grade stevia extract to Cargill, Incorporated ("Cargill") an international provider of food, agricultural and risk management products and services with 158,000 employees in 66 countries. Cargill further refines our high-grade stevia extract to rebaudioside A 97% purity for use in its natural, zero-calorie sweetener brand called TRUVIA™ which launched in July 2008. On December 17, 2008, the United States Food and Drug Administration ("FDA") confirmed that it had no objection to generally recognized as safe ("GRAS") status for Cargill's rebiana and for Whole Earth Sweetener Company's Reb A, a rebaudioside A 95% product. Since December 2008, several of the largest global beverage companies have launched new products containing stevia. The Coca Cola Company's Sprite®, Odwalla® and Vitaminwater™ brands have all introduced natural, zero-calorie brand extensions containing Cargill's TRUVIA™.

        Under our Strategic Alliance and Supply Agreement with Cargill, we will provide at least 80% of Cargill's global stevia extract requirements for the first five years of the agreement commencing October 1, 2008, and we will serve as Cargill's exclusive Chinese supplier of stevia. These commitments are subject to renegotiation at certain times throughout the term of the Strategic Alliance and Supply Agreement. To date we have received aggregate purchase orders from Cargill under the Strategic Alliance and Supply Agreement of US$65.7 million.

        With stevia products rebiana and Reb A being the first zero-calorie all-natural sweeteners approved for use in food and beverages in the United States, stevia is a fast-growing newcomer in the estimated US$50 billion global sweetener market. Given the early stage of new product launches, the level of interest among major food and beverage companies, and the compelling consumer proposition, we believe stevia could capture a significant share of the zero-calorie sweetener market, in which high-intensity artificial sweeteners currently generate US$5 billion, or the majority of zero-calorie sweetener sales. We believe stevia sales will approach US$1.5 billion over the next three to five years.

        Our business is vertically integrated, from the development of proprietary seeds in our research and development facilities, to the processing and extraction of our high-grade stevia. We believe one of our strongest competitive advantages lies in our relationships with the local Chinese provincial and central government agencies, which have allowed us to secure exclusive agreements in three of China's largest stevia growing areas, and have facilitated the construction of our manufacturing and processing facilities. Through our long-term agreements, we have a right of first refusal to purchase what we believe to be an estimated 80% of the current high-grade leaf supply in China. Our operations in China include three processing factories (a fourth facility is under construction), stevia growing areas across eight provinces and seed base operations with four research and development centers and over 400 greenhouses. Our processing facilities have a combined annual throughput of 41,000 metric tons of stevia leaf which is grown through contracts with over 200,000 farmers. Our primary campus locations are in the cities of Qingdao, Shandong Province (60-acre campus), Mingguang, Anhui Province (60-acre campus), and Dongtai, Jiangsu Province (80-acre campus). We are also exploring setting up operations for stevia growth and production in Paraguay. Our global sales and marketing teams are based in North America, currently the world's largest market for high intensity sweeteners.

        Our head office is located at Suite 519 World Trade Centre, 999 Canada Place, Vancouver, British Columbia, Canada V6C 3E1. We own our material assets through eight subsidiaries. Figure 1 below sets out the place of incorporation or continuance of each of these subsidiaries.

GLG Life Tech Corporation
British Columbia, Canada
100% owned
Dongtai Runyang Stevia High Tech Company Limited
"Runyang" Jiangsu Province China
100% owned
Chuzhou Runhai Stevia High Tech Company Limited
"Runhai" Anhui Province China
100% owned
Qingdao Runhao Stevia High Tech Company Limited
"Runhao" Shandong Province China
100% owned
Qingdao Runde Biotechnology Company Limited
"Runde" Shandong Province China
100% owned
Anhui Bengbu HN Stevia High Tech Development Company Limited
"Bengbu" Anhui Province China
100% owned
Agricultural High Tech Developments Limited
"AHTD" Incorporated in the Marshall Islands
100% owned
GLG Life Tech U.S., Inc.
"GLG USA" Delaware, USA
55% owned
GLG-Weider Sweet Naturals Corporation
"Sweet Naturals" British Columbia Canada

Figure 1 — GLG Life Tech Corporation and its subsidiaries.

        Agricultural High Tech Developments Limited ("AHTD") — AHTD was acquired by us on December 27, 2007. AHTD is a seed base operation possessing high quality proprietary technology and patent-pending stevia seeds which are currently used by Bengbu.

        Anhui Bengbu HN Stevia High Tech Development Company Limited ("Bengbu") — Bengbu was established in November 2007 as a seed base and for our research and development operations in China. The seed base that was acquired from AHTD in December 2007 is part of the Bengbu subsidiary. Bengbu is a wholly-owned foreign enterprise under Chinese law.

        Chuzhou Runhai Stevia High Tech Company Limited ("Runhai") — Runhai was established in September 2007 for the purpose of processing stevia leaf grown and harvested in the Mingguang region of China. The Runhai facility can process 18,000 metric tons per year of stevia leaf. Runhai is a wholly-owned foreign enterprise under Chinese law.

        Dongtai Runyang Stevia High Tech Company Limited ("Runyang") — Runyang was established in November 2007 for the purpose of processing stevia leaf grown and harvested in Dongtai, China. The Runyang facility can process 18,000 metric tons per year of stevia leaf. Runyang is a wholly-owned foreign enterprise under Chinese law.

        GLG Weider Sweet Naturals Corporation ("GLG-Weider Sweet Naturals") — GLG-Weider Sweet Naturals is a joint venture with Weider Global Nutrition II LLC ("WGN") relating to the development and distribution of consumer stevia products that was established in August 2008. We own 55% of GLG-Weider Sweet Naturals and WGN owns the remaining 45%.

        GLG Life Tech US, Inc. ("GLG USA") — GLG USA was established in October 2009 to focus on direct sales and marketing opportunities for our products.

        Qingdao Runde Biotechnology Company Limited ("Runde") — Runde was acquired by us on December 18, 2006. Its primary business is the processing of stevia leaf into different grades of stevia extract for sale to customers worldwide.

        Qingdao Runhao Stevia High Tech Company Limited ("Runhao") — Runhao was established in May 2009 for the purpose of processing intermediate stevia extract into rebiana and other high grade stevia extract products. The first phase of its facility construction, expected to be completed by the end of 2009, is targeted to deliver 2,000 metric tons of high-grade stevia extract or 1,000 metric tons of RA 97.

Stevia Background

        The stevia plant is indigenous to the rain forests of Paraguay and Brazil, and has been used as a sweetener in its raw, unprocessed form for hundreds of years. In recent years, it has been grown commercially in Brazil, Paraguay, Uruguay, parts of Central America, Thailand, China and the United States. The majority of global commercial stevia production occurs in China where growing conditions are highly favorable and labor costs support what has historically been a labor-intensive activity.

        Stevia has been used broadly in Japan and with significant market penetration since the 1970s. Until recently, stevia has been sold in the United States as a supplement, primarily in the natural food industry. However, since the issuance of the FDA's no objection letter on December 17, 2008, rebiana (RA 97) and Reb A (RA 95) are now permitted for use in food and beverages in the United States.

        Figure 2 shows a picture of the stevia plant, Figure 3 shows stevia growing fields in China and Figure 4 shows our packaged high-grade stevia extract.

  Stevia Plant, Field and Extract

Figure 2 — Stevia Plants	Figure 3 — Stevia Fields	Figure 4 — Packaged Stevia Extract

        The leaf of the stevia plant contains compounds called glycosides, which taste sweet and do not contain calories. The glycosides in the stevia leaf are 30 times sweeter than sugar when in raw form and once refined can reach sweetness levels of 200-300 times that of sugar. The two major glycosides in stevia are Stevioside ("STV") and Rebaudioside A ("RA"). RA is the sweetest component of the stevia plant and is extracted from the leaves and then purified for use in food and beverages.

        The RA content of a stevia leaf varies significantly depending on the stevia seedling. The RA content in typical raw stevia leaf in China is 24.2%. However, we have bred our own seedling that consistently produces a stevia plant with RA content levels of approximately 60% in the plant leaf and we currently have one patent application pending in China related to the production of these stevia strains. A stevia plant with a high amount of RA in its leaves is important as RA, the sweetest component of the stevia leaf, is the specific extract of the plant that has been approved for use in the United States. By having a specially bred stevia leaf with significantly higher RA content we are able to obtain larger volumes of high-grade stevia extract with lower raw material (leaf) costs. Furthermore, the higher the RA content of a raw stevia leaf, the less costly are the downstream processing activities required to increase its purity. Figure 5 provides a comparison of the RA content of our proprietary leaf to common stevia leaf found in China and to leaf samples found from different parts of the world.

Comparable Leaves

GLG Proprietary Leaf (1)
Item	% Content

Rebaudioside A (RA)%	56.90
Rebaudioside C (RC)%	8.20
Stevioside (STV)%	25.50
Dulcoside A (DA)%	0.30
Steviolbioside (SX)%	1.10
Total Steviol Glycosides (TSG)%	92.00

RA/TSG %	61.80%

Canadian Leaf (2)
Item	% Content

Rebaudioside A (RA)%	31.70
Rebaudioside C (RC)%	6.60
Stevioside (STV)%	44.80
Dulcoside A (DA)%	2.10
Steviolbioside (SX)%	3.60
Total Steviol Glycosides (TSG)%	88.80

RA/TSG %	35.70%

China Common Leaf (3)
Item	% Content

Rebaudioside A (RA)%	15.50
Rebaudioside C (RC)%	3.30
Stevioside (STV)%	36.30
Dulcoside A (DA)%	3.60
Steviolbioside (SX)%	5.40
Total Steviol Glycosides (TSG)%	64.10

RA/TSG %	24.20%

Paraguay Leaf (2)
Item	% Content

Rebaudioside A (RA)%	17.10
Rebaudioside C (RC)%	5.80
Stevioside (STV)%	29.40
Dulcoside A (DA)%	2.10
Steviolbioside (SX)%	6.20
Total Steviol Glycosides (TSG)%	60.60

RA/TSG %	28.20%

Indian Leaf (2)
Item	% Content

Rebaudioside A (RA)%	19.10
Rebaudioside C (RC)%	5.60
Stevioside (STV)%	54.70
Dulcoside A (DA)%	1.60
Steviolbioside (SX)%	2.30
Total Steviol Glycosides (TSG)%	83.30

RA/TSG %	22.90%

Figure 5 — Sources:

(1)
Institute of Botany, Jiangsu Province and Chinese Academy of Science. Date of testing: June 26, 2009.

(2)
Institute of Botany, Jiangsu Province and Chinese Academy of Science. Date of testing: September 18, 2009.

(3)
Institute of Botany, Jiangsu Province and Chinese Academy of Science. Date of testing: September 10, 2009.

        Stevia leaf has historically accounted for approximately 70% of our cost of goods sold. Producing stevia leaf with a high RA content will allow us to purchase less stevia leaf which should improve our product margins and enable us to offer competitive prices for our RA extract. Our newest leaf strains are currently being grown in crops planted in our exclusive stevia growing areas in China. We have also developed six new seed strains that have reached in excess of 70% RA in the raw leaf which we expect to be used in our growing areas in the next 12 – 24 months.

        We believe that other technologies at the seed level will also result in cost efficiencies as the majority of our seedling processing infrastructure used to propagate high RA content seedlings will no longer be required. This technology will allow us to directly distribute seeds, rather than seedlings, to farmers. Efficiencies are expected to include the elimination of maintenance and operations costs for over 400 greenhouses used to grow seedlings, the labor intensive process of propagating seedlings by hand, and the transplantation process of seedling to field, a difficult process during which seedlings can often be damaged. Distributing seeds directly to farmers would also reduce the cost and labor requirement to the farmer. This seed technology is consistent with our strategy for protecting our intellectual property in that our seed and seedling strains cannot be used to grow other plants with high RA yielding stevia leaf (second generation plants grown from the seeds of our high yielding plants will only produce common stevia leaf with an average RA yield).

        At our processing facilities in China, we convert raw stevia leaf to high-grade stevia extract through the following process: (i) stevia leaves are dried, crushed and extracted with water; (ii) the resin is washed with food grade ethanol to release the glycosides; (iii) the glycosides are concentrated with an absorption resin and dried to formulate the primary extract (approximately 60% RA, or RA 60); (iv) the primary extract is dissolved in a water-ethanol solvent mixture and further processed by filtration, crystallization, and centrifugation steps; and (v) the resulting preparation of crystals is rinsed with food grade ethanol and vacuum-dried to yield the final high-grade Rebaudioside A product. The high-grade stevia extract and rebiana that we produce does not contain genetically modified organisms.

        Historically, stevia was not processed to a high extract purity level, and as a result suffered from aftertaste or bitterness, which some have described as a licorice-like taste. However, isolating the glycoside RA has decreased this aftertaste. The recent GRAS notification applies only to extracted and refined stevia of at least 95% RA. Our stevia processing capabilities enable the extraction of highly purified Rebaudioside A at 97% (RA 97). The ingredient name for this level of purity is rebiana.

Stevia Regulatory Environment

        2008 was an important year for stevia in the United States and globally. In May of 2008, Cargill published studies in the peer-reviewed scientific journal Food and Chemical Toxicology that established the safety of rebiana. On May 15, 2008 Cargill submitted an application to the FDA in addition to scientific data that included years of study and clinical trials that supported the use of rebiana as a safe food ingredient. On December 17, 2008, the FDA stated that it had no objection to the conclusion of an independent expert panel which reviewed research on rebiana and Reb A and concluded that they were GRAS for use as general purpose sweeteners, including for use in food and beverages. This was a significant milestone in the stevia industry and has enabled food and beverage companies to use stevia products containing rebiana and Reb A in their products. Previously, stevia had only been permitted as a dietary supplement thereby limiting its market.

        In June of 2008 the Joint Expert Committee on Food Additives (the "JECFA"), administered jointly by the World Health Organization and the Food and Agricultural Organization of the United Nations, raised the acceptable daily intake level for stevia. JECFA is an international scientific committee that was established in 1956 to evaluate food additives and is widely recognized as the leading authority in risk assessment of food hazards. The committee has evaluated more than 1,500 food additives and established the main principles and guidelines of safety assessment for chemicals in foods. After over a decade of study, JECFA published its approval of stevia stating that "95 percent steviol glycosides are safe for human use in the range of four milligrams per kilogram of body weight per day". This doubled the average daily intake level previously set by JECFA from earlier studies.

        In October 2008, the Australian and New Zealand food and safety regulatory body FSANZ also approved stevia for use in food and beverages as an ingredient. The approval was based on research and data published by JECFA as well as studies conducted by the Plant Science Group at Central Queensland University and Australian Stevia Mills.

        In September 2009, the government of France approved RA 97 for use as an ingredient in food and beverages. While full European Union approval for stevia sweeteners is still dependent on a scientific opinion from the European Food Safety Authority (EFSA), France has taken advantage of a provision that allows individual member states to approve ingredients for a limited two year period. This decision marked the first approval of RA 97 in the European Union. The European Food Safety Authority has received three petitions for stevia sweeteners from the European Stevia Association, Cargill and Morita Kagaku Kogyo Co., Ltd.

        Some of the countries where stevia extracts have been approved for use in food and beverages include:

•	United States of America	•	New Zealand
•	China	•	Mexico
•	Japan	•	Paraguay
•	France	•	Switzerland
•	Australia

        We believe the petitions and subsequent approvals for the use of stevia in food and beverages in multiple markets around the world are part of a movement towards the development of healthier products in the food and beverage industry.

The Sweetener Industry

        High-grade stevia is a fast-growing newcomer in the estimated US$50 billion global sweetener market, which is still dominated by sugar. Sugar substitutes now account for more than US$5 billion of the global sweetener market. Figure 6 provides an estimate of the size of the global sweetener market, including the proportionate share of sugar and artificial sweeteners.

Global Sweetener Market

Figure 6 — Source: Global Industry Analysts, Artificial Sweeteners: A Global Strategic Business Report, July 2007; United States Department of Agriculture, Economic Research Service, World Sugar Reports. Market values have been derived through multiplying estimated annual production by average yearly prices.

Figure 7 — Source: Tate & Lyle 2007, Global Sweetener Market (2007), Global High Intensity Sweetener Share by Value (2007) (percentages based on 182.5 million tons sugar equivalent).

Traditional Sweeteners

Sugar

        Sugar is a traditional nutritive sweetener. Sugar is generally considered a necessity and governments in most countries subsidize the farming of sugar cane or sugar beet and the related refinery costs. In Europe and the United States subsidies have been made available to farmers for producing either sugar cane or sugar beet. If sugar subsidies in many countries are reconsidered, stevia could present a major alternative to sugar if the production and quality of stevia leaves can be ensured.

        Sugar is ubiquitous throughout the world; however, it carries risks associated with over-consumption. According to a recent survey by the United States Department of Agriculture, the average American consumes the equivalent of 160 pounds of sugar a year or 35 teaspoons a day, a 30% increase over consumption in 1980. These consumption levels have contributed to increased rates of obesity, diabetes and other health related issues. In recent years, these concerns have stimulated a demand in the market for alternatives to sugar and especially non-nutritive sweeteners, a trend that is occurring globally.

High Fructose Corn Syrup

        High Fructose Corn Syrup ("HFCS") is a sweetener utilizing a modified form of corn syrup with an increased level of fructose. Its composition typically contains either 42 percent or 55 percent fructose, with the remaining sugars being primarily glucose and higher sugars. Because fructose is sweeter than glucose, the overall sweetness of the syrup can be increased resulting in more cost-effective use over sugar in food processing. Its caloric content is equivalent to sugar and thus it shares the same concerns from consumers and industry as that of sugar. Further, the human body metabolizes fructose differently than glucose (fructose does not trigger the release of appetite suppressing endorphins) and so high consumption of HFCS has also been attributed to increasing rates of obesity.

High-Intensity Sweeteners

        High-intensity sweeteners currently represent 9% of the global sweetener market. The category of high-intensity sweeteners has traditionally referred to artificial substitutes, which are synthesized by chemical processes and have a higher degree of sweetness compared to typical natural alternatives. High-intensity sweeteners have an estimated market in excess of US$5 billion annually and are expected to increase their amount of the global sweetener market annually. According to the 2007 report by Global Industry Analysts Artificial Sweeteners, the global artificial sweetener market is growing at an annual rate of 5.5%.

Global Market for Artificial Sweeteners

Figure 8 — Source: Global Industry Analysts, Artificial Sweeteners, July 2007.

        Applications of high-intensity sweeteners range from tabletop sweeteners, to confectionary, food and pharmaceuticals, with the beverage industry dominating the high-intensity sweetener market. Frost and Sullivan estimates as much as 65% of all artificial sweeteners consumed are in beverages. For example, The Coca Cola Company and PepsiCo are major purchasers and users of aspartame, a popular high-intensity sweetener, often used in diet sodas.

        Artificial high intensity sweeteners are used extensively in food and beverages to help reduce calories. According to the Calorie Control Council, 200 million Americans consume sugar-free or low-calorie products and half are frequent users, consuming an average of four products every day. Much of this is accounted for by diet soft drinks, which make up 39% of the US soft drink market and according to Beverage Digest, the percentage is rising.

Aspartame

        Aspartame is one of the most widely used high-intensity sweeteners in the food and beverage industry. It was discovered in 1967 and approved by the FDA in 1981. It is about 200 times sweeter than sugar but is not heat stable and therefore not suitable for baking or cooking. However, aspartame is found widely in diet colas and is also contained in some breakfast cereals, desserts and chewing gum. Aspartame is marketed in the United States under the brand names Equal™ and NutraSweet™.

Saccharin

        Saccharin is about 300 times sweeter than sugar and is marketed under the brand name Sweet 'N' Low®. It is heat stable, has a long shelf life and remains relatively cheap to produce. Saccharin has been known to have a bitter aftertaste and has been subject to controversy over possible carcinogenic side effects and has been banned in Canada since 1977.

Sucralose

        Sucralose has received the greatest recent consumer acceptance. Produced by Tate & Lyle plc under the brand name Splenda® and introduced in 1999, it accounted for an approximately 60% market share in the tabletop high intensity sweetener market in 2007. Sucralose was developed in the 1970s and is 600 times sweeter than sugar, heat stable and dissolvable in water. Sucralose is manufactured by chemically altering a sugar molecule and substituting three chlorine atoms for three hydrogen-oxygen groups. Sucralose can be found in more than 4,500 food and beverage products. Recently though concerns have been raised among consumers over its chemical composition, as chlorine molecules are used as the base of many pesticides.

        Figure 9 below depicts the market share of Splenda, Equal and Sweet 'n' Low in the tabletop sweetener market.

Figure 9 — Source: Information Resources, Inc. — May 25, 2008.

Polyols

        Polyols, or sugar alcohols, are produced by hydrogenation or fermentation of different carbohydrates. Most polyols occur naturally in a variety of food products like vegetables, fruits and mushrooms. They are also regularly present in fermented foods like wine or soy sauces. They are commonly added to foods because of their lower caloric content than sugars; however, they are also, in general, less sweet and are often combined with high-intensity sweeteners. Maltitol, erythritol, sorbitol, isomalt and xylitol are a few of the more common types of polyols. Most polyols, other than erythritol, can cause digestive problems (laxative effect) and are used mostly in sugar-free gums in low doses.

Stevia

        We believe stevia is positioned to become a leading high-intensity sweetener. According to the research firm KnowGenix, stevia is estimated to be currently less than 1% of the global sweetener market, or US$500 million, with Japan accounting for US$200 million due to its early adoption and high acceptance rates. Following GRAS notification of certain stevia products in December 2008, we believe the stevia market is poised to grow considerably as illustrated by several high profile and rapid launches of products containing stevia, including: (i) The Coca Cola Company's launch of Sprite®, Vitaminwater10™ and Odwalla® juices; (ii) PepsiCo's launch of SoBe Life Water and Trop50 (Tropicana with 50 calories); and (iii) Dr. Pepper Snapple Group's launch of All Sport Naturally Zero. These products joined Cargill's tabletop sweetener TRUVIA™, Merisant Company's tabletop sweetener PureVia™ and ZEVIA™ Cola, the first commercially produced cola beverage sweetened with stevia.

        The artificial sweetener market is expected to grow 5.5% annually through 2015. Stevia benefits from what we believe is the widespread consumer belief that all-natural products are healthier than artificial products, particularly in the sweetener industry where artificial high-intensity sweeteners have been subject to consumer health risk concerns. According to an August 2009 report published by Mintel International Group Ltd., United States retail sales of products containing stevia, including tabletop sweeteners and food and beverage products, could reach US$2 billion by the end of 2011. Growing consumer preference for all-natural products, together with increasing rates of obesity and diabetes, have created significant demand for an all-natural, zero-calorie sweetener alternative. We believe stevia extracts such as rebiana are positioned to become leading high-intensity sweeteners as a result of their appealing profile:

  •
  zero calories

  •
  100% natural and thus perceived as healthier than artificial sweeteners

  •
  remains stable under heat and thus can be utilized in processed foods

  •
  200 to 300 times sweeter than sugar

  •
  measures zero on the glycemic index, which is important in the diabetic market and benefits from growing consumer understanding of the value of a low glycemic diet

Market Drivers for Stevia

        According to a Harris Poll in 2008, three out of five Americans believe artificial sweeteners are only somewhat safe or not safe at all. Further, a survey by IFIC Food and Health (August 2008) reported that 43-45% of Americans said they wanted to use less aspartame, sucralose and saccharin. Stevia presents food and beverage companies with the opportunity to offer consumers a healthier, natural alternative.

        In the food and beverage industry, products catering to healthy lifestyles are one of the key drivers in sector growth. Increases in obesity, diabetes, and associated health risks have led consumers to pay more attention to diet. Global trends toward natural, healthy, organic and "green" products have been evident. Food and beverage companies are formulating and launching new products in response to consumer demand and we believe stevia provides a solution that fits within consumer expectations for taste and health benefits. According to Mintel's August 2009 report entitled Stevia and other Natural Sweeteners, over 115 new food and beverage products containing stevia have been launched in the United States in the first seven months of 2009 by leading global food and beverage companies such as The Coca Cola Company, Cargill, PepsiCo and Merisant Company. We

believe that this support, coupled with underlying trends and key market drivers presents favorable conditions for stevia's wider global acceptance and potential in capturing significant market share in the near future.

        Figure 10 below provides comparison information for stevia as well as the major artificial sweeteners and sugar.

Sweetener	Sweetness Factor (x sucrose)	Brand Names	Properties	Pricing ($/kg)	Market Share

Sugar	—	—	High caloric content, natural	.50(1)	82%(2)
High Fructose Corn Syrup	Equivalent	—	High caloric content	.57-.73(1)	9%(2)
High Intensity Sweeteners					9%(2)
Acesulfame Potassium (Ace-K)	200x(3),(4)	Sunett®, Sweet One®	Zero caloric content, artificial	17-25(3)	9%(2)
Aspartame	180x(3),(4)	NutraSweet™, Equal™, others	Zero caloric content, artificial	22-40(6)	31%(2)
Cyclamates	30x(5)	Sugar Twin®, others	Zero caloric content, artificial	n/a	11%(2)
Neotame	7,000x(4)	n/a	Zero caloric content, artificial	n/a	1%(2)
Saccharine	300x(3),(4)	Sweet 'N' Low®, others	Zero caloric content, artificial	2-5(3)	21%(2)
Stevia	200-300x(4),(5)	Truvia™, Stevia in the Raw, PureVia™, others	Zero caloric content, natural	245-280(6)	4%(2)
Sucralose	600x(3),(4)	Splenda®	Zero caloric content, artificial	170-210(3)	23%(2)

Figure 10 — Sources:

  (1)
  USDA Economic Research Service, World and US Sugar and Corn Sweetener Prices, 2004-2009.
  (2)
  Tate & Lyle, Global Sweetener Market, Global High Intensity Sweetener Share by Value, 2007.
  (3)
  The Intense Sweetener World, Ehrenberg Centre for Research in Marketing, 2008.
  (4)
  International Food Information Council, Food Insight, Stevia and Sweeteners, May 2009.
  (5)
  The Beverage Institute for Health and Wellness, Ingredient Profiles, Low Calorie Sweeteners 2009.
  (6)
  Management estimates based on competitive intelligence generated and feedback from potential customers.

        We anticipate that trends toward healthier living will continue to drive the market opportunity for stevia. According to a recent study by The Freedonia Group released in May of 2009, greater awareness of the relationship between diet and health will continue to support an increasing demand for products across all categories that offer nutritional and health benefits. The study valued the current United States demand for sweeteners at US$12 billion with alternative sweetener demand accounting for 9.5%. In particular, the food segment is expected to see a high percentage of growth in demand for alternative sweeteners in the United States with projected increases reaching 5.2% annually through 2013. For stevia, product launches are already visible in foods such as Blue Bunny Ice Cream's Sweet Freedom® Fudge and Vanilla Fudge Bars, Sweet Freedom® Raspberry and Orange Crème Bars and Sweet Freedom® Fudge Lites, all produced by Wells' Dairy.

        According to The Freedonia Group study, beverage production in the United States is forecast to increase to nearly 41 billion gallons by 2013, valuing this market segment at US$101 billion. Some of the largest growth in beverages is expected to occur from flavored and enhanced waters. Driven by a flurry of new product introductions and advancements, growth in traditional carbonated soft drink sales is expected to remain flat (or slightly in decline) while products such as enhanced beverages are expected to be on the rise. Stevia extracts have played a significant role in new product development in this category, including in products such as

PepsiCo's SoBe Life Water (the fastest growing enhanced water brand) and The Coca Cola Company's Vitaminwater 10.

Obesity

        The World Health Organisation estimates that in 2005, at least 400 million adults worldwide were obese, with this figure expected to increase to 700 million by 2015 with 2.3 billion adults overall being classified as overweight. The US, the UK and Germany — three of the largest confectionery markets in the world — are among those countries with the largest numbers of people who are obese, overweight and suffering from cardiovascular disease.

Diabetes

        Globally, the number of cases of diabetes, heightened in recent years by increased rates of obesity and an aging population, has dramatically increased. Several contributing factors including diet and lifestyle have led to the rise of the disease that affects over 171 million people worldwide, a figure that according to the World Health Organization is expected to more than double to 366 million by 2030. In the United States where cases are more prevalent amongst all age groups, diabetes affects 7.8% of the population and the direct and indirect costs of diabetes are estimated by the United States Center for Disease Control and Prevention to account for US$174 billion in medical costs. Further, the Global Diabetes Foundation states that Type 2 diabetes is responsible for 90-95% of diabetes cases and that 80% of cases are preventable foremost by changing diet as well as increasing physical activity and improving the living environment.

Our Growth Strategy

        Our mission is to become the world's leading producer of high-grade stevia extract (RA 80) by developing and securing our own stevia leaf supply, establishing leaf refining facilities in key locations, and providing a consistent supply of high-grade stevia extract.

        Our key business objectives include:

  •
  jointly developing the high-grade stevia supply chain with our strategic alliance partner as its leading strategic supplier of high-grade stevia extract;

  •
  maintaining low cost production of high-grade stevia extract through process innovation and vertical integration (from seedling development to high-grade stevia production);

  •
  continuing to pursue research and development that will further improve the quality and yield of stevia seedlings;

  •
  developing our seed research, development and growth operations to ensure an increasing percentage of stevia leaf comes from the highest quality stevia seeds and seedlings;

  •
  developing the capacity needed to meet forecasted customer demand; and

  •
  working effectively with provincial and county governments in China to develop key stevia growing areas to increase the annual harvest of high quality stevia leaf.

Our Business Model

        We have pursued a strategy of vertical integration to achieve the following objectives:

  •
  develop and control the highest quality seeds, seedlings and leaf supply in the industry;

  •
  achieve low cost production (seed and seedling technology and extraction processing);

  •
  exercise a high degree of control over supply chain to enable rapid scaling and quality of final product; and

  •
  maintain ability to innovate across all key components of the supply chain to further reduce costs and improve quality.

Seed and Seedling R&D, Seed base Operations

        Our seed and seedling research and development efforts are designed for the continuous improvement of the RA yield and size of our stevia plants (larger plants means more RA per plant and greater leaf tonnage yield per acre). Additional activities include commercial plant development and commercial plot testing of new seed and seedling strains. We have invested heavily in intellectual property in the area of plant breeding and currently hold one pending patent in China surrounding the proprietary breeding methodology of stevia plants. In addition, we have succeeded in the production of seed and seedling strains that cannot be used to grow other plants with high RA yielding stevia leaf (second generation plants grown from the seeds of our high yielding plants will only produce common stevia leaf with an average RA yield). Each year, farmers must sign new contracts with us to receive the high quality seedlings for the ensuing year's planting season. By doing this, we continually protect the genetics of our proprietary high quality and high yielding stevia plants and maintain control and security of our high quality leaf supply. A key competitive advantage for us is our ability to secure a high quality leaf supply, rich in RA. With RA levels in our proprietary leaf significantly exceeding that of common market leaf in China, we believe the protection of this intellectual property is important.

        Our seed base operations are designed for the propagation and growth of proprietary high RA content seed and seedlings to ensure sufficient seeds and seedlings are available for planting each year. Through our seed base operation, we will continue to control the development of breeding programs designed to produce improved strains of stevia that we believe will result in continually higher RA yield in our stevia leaf. These seeds will become the seedlings that we will use in our exclusive growing areas in Mingguang, Juancheng and Dongtai, China as well as new stevia growing areas.

Sources, Pricing and Availability of Raw Materials

        We believe one of our strongest competitive advantages lies in our relationships with the local Chinese provincial and central government agencies, which have allowed us to secure exclusive agreements in three of China's largest stevia growing areas. Our manufacturing operations are located in Dongtai, Jiangsu Province, Mingguang, Anhui Province and Qingdao, Shandong Province. We have ten-year agreements with the governments in Dongtai and Mingguang and a non-binding 20-year agreement with the government in Juancheng. During the term of these agreements, we will have a right of first refusal to purchase all stevia grown in these cities and we will be the only company allowed to process stevia in these cities. These agreements were secured by our Chairman and Chief Executive Officer, Dr. Luke Zhang, who has extensive relationships with government officials in various stevia-growing regions of China. With these long-term agreements in place, we have a right of first refusal to purchase a significant portion of the existing Chinese stevia leaf supply which we believe to be estimated at 80% of the current high-grade leaf supply in China, and should enjoy a sourcing advantage relative to other stevia processors in China in terms of price and product availability.

        We purchase our stevia leaf directly from local farmers in China. In recent years, the purchase of stevia leaf in China has been a process involving many buyers in the fields negotiating with thousands of farmers. This method to acquire the thousands of metric tons of necessary leaf is costly, involving a bidding process which resulted in higher prices and, in many cases, a poorer and lower RA yielding leaf.

        Our agreements with the local governments in Dongtai, Mingguang and the Juancheng have given us exclusive rights to purchase high quality stevia leaf, and build and operate stevia processing factories in these regions. We believe these agreements will play an important role in local government plans to help local farmers improve their quality of life, while at the same time providing us with high quality leaf. Our strategy is to continually improve the quality of the stevia leaf grown in our exclusive growing areas through the development of our own high quality seed and seedlings which will only be offered to farmers working in our exclusive growing areas.

        For 2009, there are an estimated 200,000 farmers involved in growing our proprietary stevia seeds and seedlings whom we have recruited, trained and organized with the cooperation of the local government agencies in China. Our plans include an increase in stevia growing areas with pre-agreed prices and leaf quality to be guaranteed to farmers who will grow stevia in place of lower value crops. This is a mutually beneficial arrangement since farmers can earn approximately two to three times more growing stevia as compared to crops such as wheat, corn or cotton.

        The ability to exercise control over all aspects of our raw materials from the development of the high RA yielding seed, plants, planting, growth and harvest to final extraction is expected to result in a consistent, reliable quantity of high quality stevia leaf, at attractive prices. We also employ a recognized quality standard in our leaf purchases to ensure that the lowest content of moisture and foreign material are present in the raw stevia leaf purchased from farmers. The 2008 stevia harvest was the first year we employed these standards during the stevia leaf purchase process. The result was an improvement of quality of leaf purchased in 2008 and 2009 in terms of moisture and foreign material relative to the previous year's leaf purchase. We believe it will take approximately two-to-three years to train the local farmers to adapt to this quality standard throughout our growing regions.

        We are also continually developing additional growing areas in China and experimenting with our new strains to evaluate their adaptability in varying regions.

Mingguang Region

        The agricultural regions around Mingguang are one of the largest stevia growing areas in China. Pursuant to an investment agreement with the Mingguang People's Government signed in August 2007, we have, for the first ten years of the agreement, the exclusive right to purchase all stevia grown within the Mingguang agricultural region as well as the exclusive right to build stevia processing facilities, subject to our meeting certain obligations related to establishing our stevia business in Mingguang. These obligations include; (i) establishing an operating subsidiary in the city; (ii) over the course of the ten year agreement making an investment in fixed assets of US$30 million; (iii) and establishing of stevia processing facilities reaching 40,000 MT capacity. We have since constructed an 18,000 metric ton raw stevia leaf processing facility in the Mingguang region which commenced operations in January 2009, made fixed asset investments of US$28.6 million and we are on track to meet all of our obligations under this agreement.

Dongtai Region

        Pursuant to an investment agreement with the Dongtai People's Government signed in August 2007, we have, for the first ten years of the agreement, the exclusive right to purchase all stevia grown within the Dongtai agricultural region as well as the exclusive right to build stevia processing facilities, subject to our meeting certain obligations related to establishing our stevia business in Dongtai. These obligations include; (i) establishing an operating subsidiary in the city; (ii) over the course of the ten year agreement making an investment in fixed assets of US$15 million; and (iii) establishing stevia processing facilities reaching 20,000 MT capacity. We have since constructed an 18,000 metric ton raw stevia leaf processing facility in the Dongtai region which commenced operations in January 2009, made fixed asset investments of US$33 million and we are on track to meet all of our obligations under this agreement.

Juancheng County

        In April 2008, we signed a 20-year agreement with the government of Juancheng County in the western Shandong Province of China, which gave us exclusive rights to build and operate a stevia processing factory as well as the exclusive right to purchase high quality stevia leaf grown in that region, subject to our meeting certain obligations related to establishing our stevia business in the Juancheng region. This agreement provides for us to establish a processing facility in the region by September 30, 2009 and make a total investment in the Juancheng region of US$60 million over the course of the 20-year agreement in order to retain exclusive rights. As of September 30, 2009, we have not established a stevia processing facility or made any investment in the region. However, we continue to enjoy the benefit of the exclusive growing area and have received verbal assurances from the government of Juancheng County that this will not be affected by us not establishing a stevia processing facility within the timeframe set out in the investment agreement.

GLG Processing Facility Locations and Exclusive Agricultural Areas in China

Figure 11 — Our exclusive areas for growth of stevia and construction of stevia processing facilities are located in the Shandong, Jiangsu and Anhui Provinces of China.

        In addition to our existing growth and production operations in China, we are also exploring setting up operations for stevia growth and production in Paraguay. On September 28, 2009, we announced the signing of a non-binding Letter of Intent with the Paraguayan Export and Investment Promotion Agency to enter negotiations for the development of stevia growth and production in Paraguay and to create a mutually beneficial business relationship for economic development in the country related to the growth and production of stevia. The Letter of Intent is part of global strategy to geographically diversify our stevia growth and production operations outside of China.

Extraction and Refining

        Our extraction and refining operations consist of two components: primary processing of stevia leaf into intermediate stevia extract; and secondary processing into final high-grade stevia extract products. All of our extraction and refining operations are located in China and we have four wholly owned subsidiaries in China that undertake the primary and secondary extraction and refining operations. Figure 12 summarizes each facility's contribution to current and near-term production capacity.

Facility Name	Location	Primary Leaf Processing Capacity	Intermediate Product Output Capacity	Final Product Output Capacity	Employees

Runhai	Mingguang, Anhui Province	18,000 MT of raw leaf	1,800 MT of RA60	n/a	460
Runyang	Dongtai, Jiangsu Province	18,000 MT of raw leaf	1,800 MT of RA60	n/a	418
Runde	Qingdao, Shandong Province	5,000 MT of raw leaf	500 MT of RA60	1,000 MT RA80 or 500 MT RA97	233
Runhao	Qingdao, Shandong Province (expected completion in December 2009)	n/a	n/a	2,000 MT RA80 or 1,000 MT RA97	60
Total		41,000 MT of raw leaf	4,100 MT RA60	3,000 MT RA80 or 1,500 MT RA97	1,171

Figure 12 — Production capacity at our stevia processing facilities.

Primary Processing Operations

        Our primary processing operations involve the conversion of raw stevia leaf to intermediate-grade stevia extract (RA 60). This generally follows the following process: (i) stevia leaves are dried, crushed and extracted with water; (ii) the resin is washed with food grade ethanol to release the glycosides; and (iii) the glycosides are concentrated with an absorption resin, and dried to formulate the primary extract.

        Primary processing operations are the more capital intensive of the two extract production processes. In order to meet our strategic alliance partner's requirements and expected market demand, we have invested $82.7 million over the period January 1, 2008 through September 30, 2009, to expand our manufacturing capabilities. Operations commenced in the first quarter of 2009 at our two new facilities in Dongtai and Mingguang, which increased our total potential raw leaf capacity by 720% to 41,000 metric tons ("MT"). The new facilities each have capacity of 18,000 MT per year, adding to our prior capacity of 5,000 MT.

        We have applied for two key patents in China to protect the intellectual property developed at our primary processing facilities involving water purification and stevia extract soaking technology.

        In addition to primary processing capacity and warehousing, our facilities in Dongtai and Mingguang include a significant research and development facility, office buildings and supporting infrastructure (water treatment facilities, etc.).

Runhai Facilities

New Runhai facilities located in Mingguang City, Anhui Province, China

Runhai Leaf Warehouse, Mingguang City, Anhui Province, China

Figure 13 — Our stevia production facilities in Mingguang.

Runyang Facilities

New Runyang facilities located in Dongtai City, Jiangsu Province, China

Figure 14 — Our stevia production facilities in Dongtai.

Secondary Processing and Refining of Stevia

        We have current production capacity of 1,000 metric tons of high-grade stevia (RA 80) or 500 metric tons of rebiana (RA 97) at our Qingdao facility (Runde). We own or have access to certain proprietary technology for producing high-grade stevia extract.

        Secondary processing of intermediate stevia extract to final product generally follows two steps:

  (a)
  the primary extract is dissolved in a water-ethanol solvent mixture and further processed by filtration, crystallization, and centrifugation steps; and

  (b)
  the resulting preparation of crystals is rinsed with food grade ethanol and vacuum-dried to yield the final high-grade Rebaudioside A product.

        In May 2009 we entered into a long term investment agreement with the Qingdao Export Refine Management Committee. Pursuant to this investment agreement, a total area of 215 acres of land will be made available to our subsidiary Runhao at a discount of approximately 80% from market values. The first phase of the development will occupy 70 acres of land where we are in the process of constructing a secondary processing facility with capacity of 2,000 metric tons of high-grade stevia (RA 80) or 1,000 metric tons of rebiana (RA 97). Our obligations under this investment agreement require us to invest an aggregate of US$30 million in registered capital by January of 2011. To date we have invested approximately US$4.5 million of registered capital. This facility has completed a trial run and we expect that this facility will be completed in December 2009.

        In addition, we have entered into an agreement with International Biotechnology Group Ltd. ("International Biotechnology") which provides for the license to us of certain technology used to manufacture stevia products refined to the RA 97 level. Pursuant to the terms of the license agreement, we have a license to use this technology for a five year term ending December 31, 2014. As consideration for entering into the license agreement, International Biotechnology will receive, subject to applicable regulatory approval, 250,000 Common Shares as well as a basic royalty payable in connection with RA97 and STV 97 products produced at our Runhao facility during the five year term of the license. Following the five year term, the technology will be transferred to us and the obligation to pay a royalty to International Biotechnology will terminate.

Sales and Marketing

        We sell our stevia extract to over 30 customers, including high-grade stevia extract (RA 80) to Cargill. Cargill further refines our high-grade stevia extract to rebaudioside A 97% purity for use in its natural, zero-calorie sweetener brand called TRUVIA™. Products launched with TRUVIA™ include:

  •
  TRUVIA™ tabletop sweetener — A product of Cargill, was launched July 2008 in the United States.

  •
  Sprite Green™ — launched by The Coca Cola Company in December 2008.

  •
  Vitaminwater10™ — launched by The Coca Cola Company in the United States in December 2008 with an estimated US$40-$50 million advertising campaign. Additional flavours expected by the end of 2009.

  •
  Odwalla® juices — Mojito Mambo™ and Pomegranate Strawberry flavors — launched in December 2008 with additional new expected flavors by the end of 2009.

  •
  Blue Bunny® Ice Cream — First food application of rebiana. Products include Sweet Freedom® Fudge and Vanilla Fudge Bars, Sweet Freedom® Raspberry and Orange Crème Bars and Sweet Freedom® Fudge Lites.

  •
  Nature's Splash® — A ready-to-go drink mixes product from Kraft.

        Through our Sweet Naturals joint venture with Weider Global Nutrition we sell RA 97. Products containing our RA 97 include the following:

  •
  Zevia™ — The first cola introduced to the market made with stevia, launched in July 2008. Additional soda flavors include Black Cherry, Lemon Lime Twist and Root Beer. This product has nationwide distribution at Whole Foods and other retailers.

  •
  Earthly Delights® — A flavored water beverage product from Global Juices & Fruits.

Our Strategic Alliance with Cargill

        On May 1, 2008, we announced the signing of a strategic alliance and long-term renewable supply agreement (the "Strategic Alliance and Supply Agreement") with Cargill, which replaced our original 2007 agreement. On July 17, 2008 we announced that Cargill had agreed to make certain revisions to the Strategic Alliance and Supply Agreement. The principal terms of the amendments were agreed and effective as of July 17, 2008, and were reflected in definitive documentation signed on August 8, 2008. The Strategic Alliance and Supply Agreement was further amended May 4, 2009 in connection with Cargill's purchase order announced May 5, 2009. The key terms of the Strategic Alliance and Supply Agreement, as amended, include:

  •
  annual minimum quantities that we will supply and Cargill will purchase over the term of the agreement. Cargill will have a rolling twelve month commitment. For the period October 1, 2008 to September 30, 2009, the twelve month commitment revenue was US$25 million. For each of years two and three, once volume and price have been agreed (done on an annual basis), Cargill is required to either take the committed volume or pay the agreed price;

  •
  an agreement by Cargill to purchase a minimum of 80% of its global stevia extract requirements from us for the first five years of the agreement commencing October 1, 2008;

  •
  our being Cargill's exclusive Chinese supplier of stevia extract for the term of the Strategic Alliance and Supply Agreement and Cargill's agent in China for any additional stevia extract sourcing opportunities that arise; and

  •
  our taking the lead role in arranging working capital financing for our stevia leaf purchasers each year beyond 2008, though Cargill may assist or participate in the financing of stevia leaf as it has done previously.

        As of November 19, 2009, we have received purchase orders from Cargill of US$65.7 million under the Strategic Alliance and Supply Agreement and have commenced delivery in 2009. For the year ended December 31, 2008 and for the nine months ended September 30, 2009, Cargill accounted for 77% and 95%, respectively, of our revenue. We expect that a significant portion of our revenues over the next several years will continue to be derived from sales to Cargill pursuant to the Strategic Alliance and Supply Agreement between us. These commitments are subject to renegotiation at certain times throughout the term of the Strategic Alliance and Supply Agreement. See "Risk Factors".

Our GLG Direct Sales Program

        Through our wholly owned US subsidiary, GLG Life Tech US, Inc, we employ sales professionals to manage and develop relationships with large customers and potential customers in the food and beverage industry. On October 14, 2009 we announced the hiring of three new vice presidents to head up these efforts. These individuals bring in excess of 60 years' combined experience in the food and beverage industry involving experience with multinational food, beverage and sweetener companies including the Dr. Pepper Snapple Group, PepsiCo, Monsanto, NutraSweet, Kraft and Proctor & Gamble.

Our GLG-Weider Program ("Sweet Naturals")

        We have established a joint venture for the development and distribution of consumer stevia products with Weider Global Nutrition called GLG-Weider Sweet Naturals Corporation ("Sweet Naturals"). Sweet Naturals was established in September 2008. We own a controlling interest of 55% of the venture and Weider Global Nutrition ("WGN") owns the remaining 45%. Legal proceedings have been commenced by WGN against us with respect to the joint venture. See "Legal Proceedings" for further details regarding this claim.

Competition

        We are a leading producer in the high-grade stevia market and currently benefit from several competitive advantages. Within China, there are approximately 10 to 12 companies with stevia refining and extraction capabilities, and we are the largest of these companies in terms of production capacity. While there are two companies in Japan, one in Korea and one in Malaysia that are capable of producing high-grade stevia extract, we estimate that the manufacturing costs to produce high-grade stevia in these countries are significantly higher than the cost of producing the same product in China due to factors such as: (i) proximity of our manufacturing operations to stevia growing areas in China where the majority of the world's stevia leaf is grown; and (ii) lower manufacturing wages in China as compared to Japan, Korea and Malaysia.

        We believe these lower costs, combined with our current processing capabilities, provides us with a competitive advantage. Through our partnerships with local Chinese governments, as well as our proprietary seeds and seedlings, we expect to control a large percentage of the high quality stevia seeds and leaf grown in China. Leaf supply is one of the most important components of our business.

        Major global companies are expected to enter the market as demand for stevia grows, but we believe it will take competitors several years to reach our current stage of development. As an example, the seedling development process takes several years and is only the first phase of the vertically integrated process for developing a high quality finished product.

        Other market participants include Blue California, an ingredient company based in Southern California with extraction operations in China which is selling an RA 97 product marketed under the brand Good & Sweet™, and Pure Circle, a supplier of stevia based in Malaysia for the PureVia™ tabletop stevia brand developed jointly by Merisant Company and PepsiCo. Corn Products International entered into a long-term agreement with Morita Kagaku Kogyo Co., Ltd. of Japan for access to its strain of stevia. Morita has been growing stevia in Brazil since 2007 and marketing a high-grade RA product called Enliten. Corn Products International has not yet launched any stevia based products.

Intellectual Property

        Our ability to compete effectively is dependent upon our ability to protect the proprietary nature of the seeds, seedlings, processes, technologies and materials owned by, used by or licensed to us or our subsidiaries. However, our intellectual property related to the production of stevia includes proprietary process technology for the manufacture of high-grade stevia that is not fully covered by patents or other intellectual property protection in Canada, the US or China. In such cases, we rely on a combination of patents, trademarks, trade secret law and contracts with certain key personnel to protect our intellectual property rights. See "Risk Factors".

        As of September 30, 2009, we had three patent applications pending with the State Intellectual Property Office in China. These patents relate to our stevia breeding and processing technologies. All applications are in various stages of the approval process and there can be no guarantee that approvals will be received. Failure to obtain such approvals may prevent us from protecting our stevia plant strains and stevia processing methodologies.

        One pending patent relates to the proprietary breeding methodology of stevia plants that we have developed and protect our high-grade stevia plant strains. As an additional form of intellectual property protection, we have succeeded in the production of seed and seedling strains that cannot be used to grow other plants with high RA yielding stevia leaf (second generation plants grown from the seeds of our high yielding plants will only produce common stevia leaf with an average RA yield). Each year, farmers must sign new contracts with us to receive the high quality seedlings for the ensuing year's planting season. Because the plant strains cannot be used to recreate our high content RA stevia leaf, we protect the genetic characteristics of our proprietary high quality and high yielding stevia plants and maintain control and security of our high quality leaf supply.

        The pending patent was acquired through our acquisition of AHTD on December 27, 2007. The patent application is registered in the name of Mr. Wang Qibin, a former shareholders of AHTD. The patent was formally assigned by Mr. Wang to AHTD on July 8, 2007, prior to our acquisition of AHTD.

        We have also applied for two patents in China to protect the intellectual property developed at our primary processing facilities that involves water purification and stevia extract soaking technology.

        We are in the process of applying for trademark protection for our branded stevia products and have filed nine trademark applications in the North American market; five for use in Canada and four for use in the United States. In addition, we have filed for the protection of our logo mark and our corporate name "GLG Life Tech" in both the United States and Canada. All applications are in various stages of the approval process and there can be no guarantee that approval will be received. Failure to obtain such approvals may prevent us from protecting our brand recognition. See "Risk Factors".

        In addition, we have entered into an agreement with International Biotechnology Group Ltd. ("International Biotechnology") which provides for the license to us of certain technology used to manufacture stevia products refined to the RA 97 level. Pursuant to the terms of the license agreement, we have a license to use this technology for a five year term. As consideration for entering into the license agreement, International Biotechnology will receive, subject to applicable regulatory approval, 250,000 Common Shares as well as a basic royalty payable in connection with RA97 and STV 97 products produced at our Runhao facility during the five year term of the license. Following the five year term, the technology will be transferred to us and the obligation to pay a royalty to International Biotechnology will terminate.

Legal Proceedings

        On November 4, 2009, Weider Global Nutrition ("WGN") filed legal proceedings in the Supreme Court of British Columbia against us. WGN alleges that pursuant to the shareholder agreement between WGN and us, GLG Weider Sweet Naturals Corp. ("Sweet Naturals") became our exclusive marketing and sales arm, other than as provided under the Strategic Alliance and Supply Agreement. WGN also alleges misrepresentation and breach of fiduciary duty by us. WGN is claiming injunctive relief, an accounting and damages for alleged breaches of the shareholder agreement.

        We are of the view that the allegations are entirely without merit. The shareholder agreement contemplates our Strategic Alliance and Supply Agreement and in no way restricts our ability to perform that agreement and pursue any further opportunities arising from that agreement. Further, the shareholder agreement contemplates that marketing and distribution of wholesale stevia extract products through Sweet Naturals is subject to our permission and that nothing in the agreement prevents the shareholders of Sweet Naturals from competing with Sweet Naturals. The shareholder agreement contemplates that exclusivity for Sweet Naturals is limited to new business actually generated or customers secured by Sweet Naturals. Our position is that any claim by WGN for lost profits is expressly excluded under the shareholders' agreement. It is our view that the injunctions and accounting sought are not legally available and the other remedies would not, in any event, materially and adversely effect our business or operations. We will vigorously defend these allegations.

        On November 11, 2009, we filed a statement of defence and counterclaim in connection with the claim against us by WGN in the Supreme Court of British Columbia.

        Our statement of defence states, and the Company continues to believe, that WGN's claim that Sweet Naturals is entitled to a larger share of our stevia business is contrary to the express provisions of the shareholder agreement. The statement of defence also states that other claims by WGN fall outside the terms of the shareholder agreement and are inconsistent with it. We remain of the view that the claims are wholly lacking in merit. We are seeking to have the claims dismissed with costs. We have also instituted a counterclaim for damages against WGN as a result of the commencement of the action.

SELECTED CONSOLIDATED FINANCIAL DATA

        The following selected consolidated financial data are derived from our audited consolidated annual balance sheets as of December 31, 2008 and 2007, our audited consolidated annual statements of operations and cash flows for the years ended December 31, 2008 and 2007, our unaudited consolidated interim balance sheet as of September 30, 2009 and our unaudited interim consolidated statements of operations and cash flows for the three and nine months ended September 30, 2009 and 2008, respectively, included elsewhere in this prospectus. We have prepared our unaudited consolidated financial statements on the same basis as our audited consolidated financial statements. In the opinion of management, our unaudited consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of our results of operations for such periods. Operating results for the three and nine months ended September 30, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009 or any other future period. This information is only a summary and should be read together with our consolidated financial statements and the related notes and other financial information, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations", included elsewhere and incorporated by reference in this prospectus.

        Our audited consolidated annual financial statements and unaudited consolidated interim financial statements have been prepared in Canadian dollars in accordance with Canadian GAAP. We have included, beginning on page F-1 of this prospectus, our audited consolidated annual financial statements including the Supplementary Notes included at pages F-33 and F-60 of this prospectus providing a reconciliation of the significant differences between Canadian GAAP and US GAAP. Our historical results from any prior period are not necessarily indicative of results to be expected for any future period.

	Fiscal Year Ended December 31,		Nine Months Ended September 30,
	2008	2007	2009	2008
		(restated)
Statement of Operations Data
Total revenue	$9,891,318	$9,157,050	$28,619,448	$5,234,730
Cost of Sales	7,650,490	6,499,954	21,463,160	3,842,766
Cost of Sales %	76%	71%	75%	73%
Gross profit	2,330,828	2,657,096	7,156,288	1,391,964
Gross profit %	24%	29%	25%	27%
Net (loss) income	(10,606,542)	369,430	269,927	(3,491,503)
Net (loss) income per share (basic)(1)	(0.59)	0.03	0.01	(0.19)
Net (loss) income per share (diluted)(1)	(0.59)	0.01	0.01	(0.19)
Total comprehensive income (loss)	11,397,392	(1,067,311)	(12,209,845)	4,396,247
Weighted average number of shares outstanding(1)	17,935,106	12,747,245	19,808,653	17,604,659
Balance Sheet Data
Total assets	174,361,123	94,128,781	182,054,576	174,361,123
Total liabilities	57,531,649	17,230,418	75,373,870	57,364,438
Total shareholders' equity	116,829,474	76,898,363	106,633,330	116,829,474
US GAAP
Net (loss) income	(8,596,904)	658,180	848,270	$(1,804,708)
Net (loss) income per share (basic)(1)	(0.48)	0.05	0.04	(0.10)
Net (loss) income per share (diluted)(1)	(0.48)	0.02	0.03	(0.10)
Total comprehensive income (loss)	13,407,030	(778,561)	(11,631,502)	6,083,042
Weighted average number of shares outstanding(1)	17,935,106	12,747,245	19,808,653	17,604,659

Note:

(1)
Adjusted for the four-to-one (4:1) share consolidation. See "Explanatory Note Related to Share Consolidation".

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following is not a restatement of our Annual MD&A or our Interim MD&A and is qualified in its entirety by those documents. The Annual MD&A and the Interim MD&A are incorporated by reference in this prospectus and you should read the following in conjunction with the Annual MD&A and the Interim MD&A and with the audited consolidated financial statements and the unaudited interim financial statements appearing elsewhere in this prospectus.

        Our consolidated financial statements have been prepared in accordance with Canadian GAAP. We have included, beginning on page F-1 of this prospectus, our consolidated financial statements including the Supplementary Notes included at pages F-33 and F-60 of this prospectus providing a reconciliation of the significant differences between Canadian GAAP and U.S. GAAP.

        The forward-looking statements in this discussion include numerous risks and uncertainties, as described in the "Risk Factors" and "Special Notice Regarding Forward-Looking Statements" sections of this prospectus and are expressly qualified by these cautionary statements.

Overview

        We are a leading producer of high quality stevia extract. Stevia extracts, such as Rebaudioside A (or Reb A), are used as all natural, zero-calorie sweeteners in food and beverages. Our revenue is derived primarily through the sale of high-grade stevia extract to the food and beverage industry. We conduct our stevia development, refining, processing and manufacturing operations through our five wholly-owned subsidiaries in China. Our operations in China include three processing factories (a fourth factory is under construction), stevia growing areas across eight provinces, four research and development centers engaged in the development of high-yielding stevia seedlings and over 400 greenhouses. Our processing facilities have a combined annual throughput of 41,000 metric tons of stevia leaf.

        Our revenues were $28.6 million for the nine months ended September 30, 2009 and $9.9 million and $9.2 million, respectively, for 2008 and 2007. Our net income was $0.3 million for the nine months ended September 30, 2009. We had a net loss of $10.6 million for 2008 and net income of $0.4 million for 2007.

Factors Affecting Our Results of Operations

        Our operating results are primarily affected by the following factors:

  •
  Relationship With Primary Customer.  We derive a majority of our revenue from Cargill, our largest customer. We currently have a Strategic Alliance Agreement with Cargill pursuant to which we will provide at least 80% of Cargill's global stevia extract requirements for the five year period beginning October 1, 2008. For the year ended December 31, 2008 and for the nine months ended September 30, 2009, Cargill accounted for 77% and 95%, respectively, of our revenue. Our ability to maintain and enhance our relationship with this important customer, while developing and enhancing our relationships with other customers, is a significant factor affecting our results of operations.

  •
  Consumer Demand.  We believe that consumer demand for food and beverage products and tabletop sweeteners produced with stevia extracts will continue to expand. We believe rebiana, which is extracted from stevia leaf, is positioned to become a leading high-intensity sweetener because it has zero calories, is 100% natural, is 200-300 times sweeter than sugar and does not have the perception of potential health risks that may be associated with artificial sweeteners. Additionally, we believe that consumer acceptance of stevia will increase in connection with regulatory approval in the U.S. and elsewhere. Our results of operations will be affected by consumer acceptance of, and demand for, rebiana-sweetened products and our ability to increase our production capacity in order to meet any increased demand.

  •
  Price of Stevia Extract.  We believe that we will be able to maintain a low cost of production of high-grade stevia extract through process innovation and vertical integration (from seedling development to high-grade stevia extract production). By maintaining a low cost of production, we believe we will be able to reduce the price we charge for high-grade stevia extract, thereby strengthening the competitive position of high-grade stevia extract relative to other high-intensity sweeteners and sugar.

  •
  Raw Material Supply and Prices; Cost of Sales.  The price that we must pay for stevia leaf and the quality of such stevia leaf affects our results of operations. The cost and quality of stevia leaf available is driven primarily by the rebaudioside A content contained in stevia leaf and the quality of the stevia harvested during a particular growing period. The key factors driving our cost of sales include the cost of stevia leaf (which accounted for 71% of cost of sales for the year ended December 31, 2008), stevia leaf quality, salaries and wages of our manufacturing labor, manufacturing overhead such as supplies, power and water used in the production of our high-grade stevia extract, and depreciation of our high-grade stevia extract processing plants.

        Unfavorable changes in any of these general conditions could negatively affect our ability to grow, source, produce, process and sell stevia and otherwise materially and adversely affect our results of operations.

Recent Developments

        On October 30, 2009, we announced our financial results for the third quarter of 2009. Revenue for the third quarter was $14.8 million, an increase of 349% over revenue of $3.3 million for the comparable period in 2008. Cost of sales was $10.7 million, an increase of 334% over cost of sales of $2.4 million over cost of sales for the comparable period in 2008. Net income for the third quarter was $1.4 million, compared to a net loss of $1.0 million for the comparable period in 2008. Basic income per share was $0.02 for the third quarter of 2009, compared with a loss per share of $0.01 for the comparable period in 2008. The increases to revenue, cost of sales, net income and earnings per share were attributable to higher demand and purchase orders, new production capacity coming on line, and greater shipments of higher value stevia extract against existing purchase orders.

        As of September 30, 2009, we owed US$33,300,900 (using current exchange rates) under our short term bank loans in China which has been used in the previous two years for the purposes of financing stevia leaf purchases, expanding our stevia processing capabilities and for working capital. Since September 30, 2009, we have drawn the remaining amount of approximately US$19,071,000 under our credit facility with the Agricultural Bank of China and we currently owe US$52,371,900 under our short term loans in China. The additional amounts borrowed since September 30, 2009 were primarily used for the purpose of purchasing stevia leaf in the ordinary course of business for the 2010 production year.

Changes in Accounting Policies

        Effective January 1, 2009, we adopted Canadian Institute of Chartered Accountants ("CICA") Handbook Section 3064, "Goodwill and Intangible Assets." This new standard replaces Section 3062, "Goodwill and Other Intangible Assets" and Section 3450, "Research and Development Costs," and focuses on the criteria for asset recognition in the financial statements, including those internally developed. The adoption of this standard did not have an impact on our consolidated financial position or results of operations.

        Effective January 1, 2009, we adopted the Emerging Issues Committee ("EIC") Abstract EIC-173, "Credit Risk and the Fair Value of Financial Assets and Financial Liabilities," issued by CICA. This standard requires us to consider our own credit risk as well as the credit risk of counterparty when determining the fair value of financial assets and liabilities, including derivative instruments. The adoption of this standard did not have an impact on the valuation of our financial assets or liabilities.

Critical Accounting Policies and Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires the appropriate application of certain accounting policies, many of which require us to make estimates and assumptions about future events and their impact on amounts reported in our financial statements, including our statement of operations, balance sheet, cash flow and related notes. Since future events and their impact cannot be determined with certainty, the actual results will inevitably differ from our estimates. Such differences could be material to our financial statements.

        We believe that our application of accounting policies, and the estimates inherently required therein, are reasonable. Our accounting policies and estimates are periodically re-evaluated, and adjustments are made when facts and circumstances dictate a change. Historically, we have found our application of accounting policies to be appropriate, and actual results have not differed materially from those determined using necessary estimates.

        Our accounting policies are more fully described in the notes to our financial statements. In reading our financial statements, you should be aware of the factors and trends that our management believes are important in understanding our financial performance.

Inventory policy

        We measure our inventory at the lower of cost or net realizable value ("NRV") with respect to raw materials, finished goods and work-in-progress. NRV for finished goods and work-in-progress is generally considered to be the selling price in the ordinary course of business less the estimated costs of completion and estimated costs to make the sale.

        Provisions for excess, obsolete or slow moving inventory are recorded after periodic evaluation of historical sales, current economic trends, forecasted sales, estimated product lifecycles and estimated inventory levels. The accounting estimate related to valuation of inventories is considered a critical accounting estimate because it is susceptible to changes from period-to-period due to purchasing practices, accuracy of sales and production forecasts, introduction of new products, product lifecycles, product support, exchange rates, sales prices new competitive entrants and foreign regulations governing food safety. If actual results differ from our estimates, a reduction to the carrying value of inventory may be required, which will result in an increase in inventory write-offs and a decrease to gross margins.

Stock-based compensation

        Our accounting estimate related to stock-based compensation is considered a critical accounting estimate because estimates are made in calculating compensation expense including expected option lives, forfeiture rates and expected volatility. The fair market value of our common stock on the date of each option grant was determined based on the closing price of common stock on the grant date. Expected option lives are estimated using vesting terms and contractual lives. Expected forfeiture rates and volatility are calculated using historical information. Actual option lives and forfeiture rates may be different from estimates and may result in potential future adjustments which would impact the amount of stock-based compensation expense recorded in a particular period.

Income taxes

        In accordance with CICA recommendations, we recognize future income tax assets when it is more likely than not that the future income tax assets will be realized. This assumption is based on management's best estimate of future circumstances and events. If these estimates and assumptions are changed in the future, the value of the future income tax assets could be reduced or increased, resulting in an income tax expense or recovery. We re-evaluate our future income tax assets on a regular basis.

Recognition and impairment of goodwill and intangibles

        Goodwill is tested for impairment at least annually or when indicated by events or changes in circumstances, by comparing the fair value of a particular reporting unit to its carrying value. When the carrying value of a reporting unit exceeds its fair value, the fair value of the reporting unit's goodwill is compared with its carrying value to measure any impairment loss. We performed our last goodwill impairment test on December 31, 2008.

Property, plant and equipment and long-lived assets

        Costs and interest relating to property, plant and equipment in the course of construction are capitalized until facilities are substantially complete. When the facilities are in production, these costs and interest will be amortized over the useful life of the asset.

        Intangible assets include customer relationships, patents and technology. Intangible assets are amortized over the estimated useful life of each asset unless the life is determined to be indefinite.

        We evaluate the recoverability of long-lived assets and asset groups whenever events or changes in circumstances indicate that the carrying value may not be recoverable. When such a situation occurs, the estimated undiscounted future cash flows anticipated to be generated during the remaining life of the asset or asset group are compared to its net carrying value. When the net carrying amount of the asset or asset group is less than the undiscounted future cash flows, an impairment loss is recognized to the extent by which the carrying amount of long lived assets or asset group exceeds its fair value.

        Management's estimates of product prices, foreign exchange, production levels and operating costs are subject to risk and uncertainties that may affect the determination of the recoverability of the long-lived asset groups. It is possible that material changes could occur that may adversely affect management's estimates.

Results of Operations

	Year Ended December 31,		Nine Months Ended September 30,
	2008	2007	2009	2008
		(restated)
	(In thousands Canadian dollars, except per share amounts)
Revenue	$9,891	$9,157	$28,619	$5,235
Cost of Sales	$7,560	$6,500	$21,463	$3,843
Gross Profit	$2,331	$2,657	$7,156	$1,392
General and Administration Expenses	$7,217	$1,607	$8,171	$3,828
Income (loss) from Operations	$(4,886)	$1,050	$(1,015)	$(2,436)
Other Income (Expenses)	$(7,216)	$(1,290)	$1,314	$(1,071)
Net Income (loss) before Income Taxes and Non-Controlling Interests	$(12,103)	$(240)	$299	$(3,507)
Net Income (loss)	$(10,607)	$369	$270	$(3,492)
Net Income (loss) per share (Basic)	$(0.15)	$0.01	$0.00	$(0.05)
Net Income (loss) per share (Diluted)	$(0.15)	$0.00	$0.00	$(0.05)
Total Comprehensive (Loss) income	$11,397	$(1,067)	$(12,210)	$4,396
EBITDA(1)	$(1,032)	$1,548	$5,951	$(954)

(1)
EBITDA is not a measure of operating performance or liquidity under Canadian GAAP or U.S. GAAP. For a discussion of EBITDA, and a reconciliation of EBITDA to net income (loss) before taxes and after minority interest under Canadian GAAP, please see "Non-GAAP Financial Information" below.

Comparison of Nine Months Ended September 30, 2009 to Nine Months Ended September 30, 2008

        The following results from operations have been derived from and should be read in conjunction with our unaudited interim consolidated financial statements and Interim MD&A.

Revenues

        Our revenue for the nine months ended September 30, 2009 was $28.6 million, an increase of 447% over $5.2 million in revenue for the comparable period in 2008. Revenues for the nine months ended September 30, 2009 were derived entirely from stevia sales. The increase in stevia revenues period-over-period was driven by new production capacity coming on line at our Mingguang and Dongtai plants during the first quarter, which materially improved our production throughput of final product, higher demand for our high-grade stevia extract products, and higher shipments of higher value stevia extract than in the previous period.

Cost of Sales

        Cost of sales for the nine months ended September 30, 2009 were $21.5 million, an increase of 459% over $3.8 million in cost of sales for the comparable period in 2008. The increase in cost of sales for the nine months ended September 30, 2009 can be directly attributed to the higher sales volume of stevia relative to the comparable period in 2008. The increase in cost of sales period-over-period was driven by:

  •
  new production capacity coming on line at our plants at Mingguang and Dongtai during the first quarter, which materially improved our production throughput of final product (leaf processing capacity increased from 5,000 metric tons per year to 41,000 metric tons with the addition on Mingguang and Dongtai facilities). During the first nine months of 2009 we were not operating at full capacity at these facilities and the higher fixed costs increased our cost of sales and reduced our gross profit margin;

  •
  higher costs experienced at the start-up of these new facilities. We have seen production costs at our new facilities consistently decline from their start-up time during February and March as production management improves its efficiencies;

  •
  larger shipments of higher value stevia extract than in the comparable period against existing purchase orders also increased our cost of sales; and

  •
  the continued expensing of interest capitalized into inventory associated with a customer's order that continued delivery during the third quarter. Expensing of this interest accounted for approximately 4% of our cost of sales for the third quarter.

Gross Profit

        Gross profit for the nine months ended September 30, 2009 was $7.2 million, an increase of 414% over $1.4 million in gross profit for the comparable period in 2008. The absolute increase in our gross profit can be attributed to increased stevia extract sales. Our gross profit margin for the nine months ended September 30, 2009 was 25% compared to 27% gross profit margin achieved on sales for the comparable period in 2008. The gross profit margin decline was driven by the same factors as described under cost of sales for the nine month period.

General and Administrative Expenses

        General and administration ("G&A") expenses include sales, general and administration costs ("SG&A"), stock based compensation and depreciation and amortization expenses on G&A fixed assets. A breakdown of G&A expenses into these three components is presented below:

	Nine months ended September 30, 2009	Nine months ended September 30, 2008
	(In thousands of Canadian dollars)
SG&A	$5,429	$3,181
Stock-based compensation	$1,725	$92
G&A amortization and depreciation	$1,017	$555

G&A expenses	$8,171	$3,828

  Sales, General and Administrative Expenses ("SG&A")

        SG&A expenses for the nine months ended September 30, 2009 were $5.4 million, an increase of 71% over $3.1 million in SG&A expenses for the comparable period in 2008. The key expense categories that increased were salaries, consulting fees, office and travel, which together accounted for 86% of the period-over-period increase. Our employee count at the end of September 30, 2009 was 1,186, a 46% increase of 808 people over the comparable period in 2008. Approximately 75% of employees work in our production function.

  Stock-Based Compensation

        Stock-based compensation for the nine months ended September 30, 2009, was $1.7 million, as compared to $92,000 in stock-based compensation for the comparable period in 2008. The majority of the stock compensation expenses for the nine months ended September 30, 2009 were associated with equity grants we made in 2008. An additional equity grant was made by the board of directors during the second quarter of 2009. This amounted to 1,500,000 compensation securities including both options and restricted shares. 81% of these grants have three-year vesting and performance criteria requirements set by the Compensation Committee of the board of directors in order to be fully earned by the recipients.

  G&A Depreciation and Amortization

        G&A related depreciation and amortization expenses for the nine months ended September 30, 2009 were $1.0 million, an increase of 83% over $0.6 million of G&A related depreciation and amortization for the comparable period in 2008. The main driver for the increase in amortization is related to the increase in intangible patent amortization related to our acquisition of AHTD.

Other Income (Expenses)

        Other income for the nine months ended September 30, 2009 was $1.3 million, an increase of 223% over $1.1 million of other expenses for the comparable period in 2008. There were two items that contributed the majority of the other income (expenses) for the nine months ended September 30, 2009: (1) $3.2 million of foreign exchange gains on U.S. dollar denominated liabilities that we were holding during the period; and (2) $1.9 million in interest expenses. The interest expenses were mainly related to: (1) US$20 million in advances from a customer associated with our Strategic Alliance Agreement with Cargill; and (2) bank loans in China. We anticipate that we will repay the US$20 million in advances from a customer and associated interest due as we ship product to Cargill during 2009.

Net Income (Loss)

        Net income for the nine months ended September 30, 2009 was $0.3 million as compared to a net loss of $3.5 million for the comparable period in 2008. This $3.7 million increase in net income was driven by $5.8 million in increased revenues and gross profit margin associated with increased production at our new facilities in Mingguang and Dongtai and $3.2 million in foreign exchange gains driven by an appreciation of the Canadian dollar relative to the U.S. dollar in the third quarter, which were offset by an increase in G&A expenses of $4.3 million and an increase of $0.9 million in net interest expense.

Comparison of Year Ended December 31, 2008 to Year Ended December 31, 2007

        The following results from operations have been derived from and should be read in conjunction with our audited consolidated financial statements and Annual MD&A. Certain 2007 comparative figures have been restated and/or reclassified to conform to the presentation of the audited consolidated financial statements.

Revenues

        Our revenue for the year ended December 31, 2008 was $9.9 million, an increase of 8% over $9.2 million in revenue for 2007. In 2008 our revenues were derived entirely from stevia sales and stevia revenues increased 21% from the previous year. The increase in stevia revenues year-over-year was driven by higher demand for our high-grade stevia extract products, and higher shipments of higher value stevia extract than in the comparable period.

        Our increase in revenue in 2008 did not result in an increase in accounts receivable, as accounts receivable decreased from $3.9 million as at December 31, 2007 to $2.7 million as at December 31, 2008.

        Inventory increased from $8.9 million as at December 31, 2007 to $33.0 million as at December 31, 2008. The key drivers for the increased inventory levels were:

  •
  the purchase of new stevia leaf during the third and fourth quarters to meet 2009 orders;

  •
  the increase in work in progress inventories to meet customer 2009 order commitments; and

  •
  by-product inventories available for sale or further processing into final products.

        We expect to have our highest level of inventories at the end of our fiscal year due to agriculture cycles that result in a harvest of stevia leaf in the third and fourth quarters. Stevia leaf can be stored under proper conditions for approximately two years before it must be utilized. Refined products can be stored under proper conditions for approximately four to five years before they must be utilized.

        Beginning in 2005, we had been engaged in the distribution of stevia and other nutritional health products produced or sourced by or on our behalf in China through YHT. We extended loans to YHT in 2005 and 2006 to support the growth of their marketing efforts. The loans were not secured and were valued at $2,290,002 at December 31, 2008.

        During 2008, we reduced our involvement with YHT and on September 8, 2008 entered into a Heads of Agreement with YHT. In accordance with the Heads of Agreement, which is non-binding, we will convert all amounts owing from YHT into a passive equity investment. As part of this Heads of Agreement, we extended the due date of the loans to June 30, 2009 and have further extended the due date to December 31, 2009. These changes have allowed us to focus exclusively on the development of our stevia business.

Cost of Sales

        Cost of sales for the year ended December 31, 2008 were $7.6 million, an increase of 16% over $6.5 million in cost of sales for 2007. The increase in 2008 cost of sales was attributable to higher sales volume of stevia in 2008 compared to 2007. Stevia sales increased 21% in 2008 against an increase in cost of sales of 16% for 2008.

Gross Profit

        Gross profit for the year ended December 31, 2008 was $2.3 million, a decrease of 12% compared to $2.7 million in gross profit for 2007. Gross profit reflects both margins from our stevia operations as well margin from procurement revenues related to the YHT chain stores business in 2007. The reduction in gross profit can be attributed to the lack of YHT related revenue in 2008 as compared to 2007, during which revenue from the procurement business segment contributed a gross profit of $0.8 million. Gross profit from the stevia business segment was $2.3 million in 2008, an increase of 27% over gross profit for the stevia business of $1.8 million in 2007. The increase in stevia gross profit was driven by increased stevia sales in 2008 as compared to 2007. The gross profit margin on stevia sales for 2008 was 24% compared to 22.4% gross profit margin achieved on stevia sales in 2007.

        Our production management saw a generally poorer quality stevia leaf crop collected in 2007 than seen in previous years which was processed mainly during the 2008 fiscal year. The poorer quality leaf has had a significant impact on gross profit during 2008.

General and Administrative Expenses

        General and administration ("G&A") expenses include sales, general and administration costs ("SG&A"), stock-based compensation and depreciation and amortization expenses on G&A fixed assets. A breakdown of G&A expenses into these three components is presented below:

	Year ended December 31, 2008	Year ended December 31, 2007
	(In thousands of Canadian dollars)
SG&A	$5,121	$1,592
Stock-based compensation	$1,321	$—
G&A amortization and depreciation	$775	$15

G&A expenses	$7,217	$1,607

% of Revenue	73%	18%

Sales, General and Administrative Expenses ("SG&A")

        SG&A expenses for the year ended December 31, 2008 were $5.1 million, an increase of 222% over $1.6 million of SG&A for 2007. The key expense categories that increased were professional fees, salaries, consulting fees, office, travel and rental, which together accounted for 89% of the year-over-year increase. Our employee count at year end 2008 was 808, a 276% increase of 591 people over 2007. The majority of the headcount are based in China and work in production. We had an extensive recruiting and training program to hire these employees in advance of the new facilities at Mingguang and Dongtai coming in operation. As a result, the salary costs associated with the production employees are reflected in the SG&A expenses rather than production costs during 2008. As these new facilities begin production in 2009, a large proportion of these costs will be reflected in cost of sales or inventory. Approximately 38%, or $0.8 million, of the salaries, office and rental expenses during 2008 were either one-time in nature, pre-production expense related or salary related costs of production staff at the new subsidiaries (the total of these three SG&A categories was $2.2 million). There were additional start-up related expenses in China and Canada including office expenses, rent and business tax and licenses associated with the initial set-up of the new facilities in China as well as Sweet Naturals. The professional fees, legal and audit costs that we incurred increased by $0.5 million over 2007. The increase related to legal fees associated with our TSX listing as well as in connection with the material commercial agreements reached during 2008. Higher audit fees were driven primarily from the increased size of our operations as compared to 2007.

Stock-based Compensation

        Stock-based compensation was $1.3 million for 2008 compared with zero in 2007. Our amended stock compensation plan was approved by shareholders at our annual meeting in June 2008. Under the amended plan, the number of common shares available for issue is 10% of the issued and outstanding common shares. We did not grant stock options during the 2005-2007 fiscal years. Grants made during 2008 consisted of 1,474,480 compensation securities which were comprised of both options and restricted shares, with 84% of these grants having three-year vesting and performance criteria requirements to be fully earned by the recipients.

G&A Depreciation and Amortization

        G&A related depreciation and amortization expenses for the year ended December 31, 2008 was $0.8 million, an increase of 5015% over $0.01 million of G&A related depreciation and amortization expenses for 2007. The main driver for the increase in amortization was related to the intangible patent amortization at the beginning of 2008 from our acquisition of AHTD.

Other Income (Expenses)

        Other expense for 2008 was $7.2 million, an increase of 459% over $1.3 million of other expenses for 2007. There were two items that contributed 82% to other expenses for 2008:

  •
  foreign exchanges losses on US$ denominated liabilities that we were holding at year-end ($2.8 million); and

  •
  the $3.1 million provision that we took on amounts due from YHT.

        Both of these items are non-cash expenses. With respect to the U.S. dollar denominated liability, we had a customer order denominated in US$ that is matched against this liability so the real foreign exchange risk was managed. Interest expenses of $2.0 million for the 2008 twelve month period were generated by:

  •
  an outstanding convertible debenture;

  •
  interest on US$7 million advances from customers; and

  •
  the US$20 million advances from a customer.

        The US$7 million customer prepayment was paid off as of November 30, 2008. As we ship product to this customer in 2009, the US$20 million customer prepayment balance and interest expense will also decrease.

Net Income (Loss)

        The net loss for 2008 was $10.6 million as compared to net income of $0.4 million for 2007. The basic loss per share was $0.15 for 2008, compared with earnings per share of $0.01 for 2007. Earnings were impacted by larger expenses driven by the following categories:

  •
  higher corporate operating expenses associated with our move to the TSX in December 2007;

  •
  start-up expenses in China associated with our Mingguang and Dongtai production facilities;

  •
  expenses related to the development of Sweet Naturals in advance of material revenues commencing;

  •
  a delay in the commencement of operations of our new leaf processing facilities until 2009;

  •
  stock-based compensation;

  •
  unrealized foreign exchange losses driven by decline in the Canadian dollar relative to the U.S. dollar in the fourth quarter; and

  •
  a 100% provision made on the amounts due to us from YHT due to the uncertainty of collection of these amounts.

Total Comprehensive Income

        We recorded total comprehensive loss of $12.2 million for the nine months ended September 30, 2009, consisting of $0.3 million of net income and $12.5 million of other comprehensive loss. Our other comprehensive loss was solely comprised of the currency translation adjustments recorded on our revaluation of our investments in self-sustaining Chinese subsidiaries due to the strengthening of the Canadian dollar against the RMB. We recorded total comprehensive income of $11.4 million for the twelve months ended December 31, 2008, consisting of $10.6 million of net loss and $22.0 million of other comprehensive income. Our other comprehensive income was solely comprised of the currency translation adjustments recorded on our revaluation of our investments in self-sustaining Chinese subsidiaries due to the strengthening of the RMB against the Canadian dollar. Total comprehensive gains and losses are held in accumulated other comprehensive income until they are realized, at which time they are included in net income.

Non-GAAP Financial Information

        We define EBITDA as earnings before interest, taxes, depreciation and amortization. EBITDA as defined above is not a measure of operating performance or liquidity under Canadian GAAP or U.S. GAAP. It is not intended to be regarded as an alternative to other financial operating performance measures or to the statement of cash flows as a measure of liquidity. It is not intended to represent funds available for debt service, dividends, reinvestment or other discretionary uses, and it should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. EBITDA is included in this Prospectus because we believe it is a meaningful measure of our performance. Our definition of EBITDA may not be identical to similarly titled measures reported by other companies. Our EBITDA is calculated from and reconciled to our net income, the most directly comparable Canadian GAAP measure, as follows:

	Year ended December 31,		Nine months ended September 30,
	2008	2007	2009	2008
		(restated)
	(In thousands of Canadian dollars)
Net income (loss) before taxes and after minority interest	$(12,035)	$(240)	$421	$(3,491)
Add:
Depreciation and amortization	$2,540	$498	$4,213	$1,398
Net interest expense (Income)	$1,189	$981	$2,811	$1,050
Foreign currency losses (gains)	$2,842	$309	$(3,219)	—
Provision on loans and receivables	$3,111	$—
Non-cash share compensation expense	$1,321	$—	$1,725	$92

EBITDA	$(1,032)	$1,548	$5,951	$(954)

Quarterly Information

        The following selected financial information is derived from our unaudited quarterly financial statements for each of the last eight quarters, all of which cover periods of three months.

	Three Months Ended
	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007
	(In thousands of Canadian dollars)
Revenue	$14,814	$10,805	$3,001	$4,657	$3,302	$1,092	$841	$3,727
Net income (loss)	$1,399	$371	$(1,500)	$(7,115)	$(952)	$(1,606)	$(934)	$456
Basic income (loss) per share	$0.02	$0.00	$(0.02)	$(0.10)	$(0.01)	$(0.02)	$(0.01)	$0.01
Diluted income (loss) per share	$0.02	$0.00	$(0.02)	$(0.10)	$(0.01)	$(0.02)	$(0.01)	$0.00

Liquidity and Capital Resources

	December 31, 2008	December 31, 2007	September 30, 2009	September 30, 2008
		(restated)
	(In thousands of Canadian dollars)
Cash and cash equivalents	$7,728	$28,253	$8,895	$30,190
Working capital	$(2,562)	$30,761	$(8,396)	$28,497
Total assets	$174,361	$94,129	$182,055	$138,737
Total liabilities	$57,364	$17,230	$75,374	$33,277
Advances from customers	$24,492	$6,549	$3,296	$24,214
Short term loans and convertible debenture	$10,232	$6,000	$51,814	$—

Total equity	$116,829	$76,898	$106,633	$105,231

        Our working capital and working capital requirements fluctuate from quarter to quarter depending on, among other factors, the annual stevia harvest in China (which occurs during the third and fourth quarters each year), production output, and the amount of sales during the period. The value of raw material in inventory is the highest in the fourth quarter due to the fact that we purchase leaf during the third and fourth quarters for the entire production year which runs October through September each year. Our principal working capital components include accounts receivable, taxes receivable, inventory, prepaid expenses, and other current assets, and accounts payable and interest payable.

Going Concern

        As at September 30, 2009, we had a negative working capital of $8.4 million compared to negative working capital of $2.6 million as at December 31, 2008. However, our current working capital deficiency is driven by short term loans obtained in China at favorable interest rates for the purposes of financing our long term capital expenditures for our manufacturing facilities in China. At September 30, 2009 we had $35.6 million in outstanding short term loans. These short term loans have been characterized as current liabilities. It is common practice in China to borrow on a short term basis, even in relation to financing long term assets. We intend to repay a portion of these short term loans from the proceeds of the offering, and will continue to utilize some of our available lines of credit in China, as well as seek to renew such loans on maturity. See "Use of Proceeds". Our Agricultural Bank of China debt facility allows us to borrow for periods up to a three year term. We have taken out a two-year term loan under this facility during the third quarter of 2009 for $9.4 million and it has reduced the size of the working capital deficiency from the end of the second quarter which was ($16.1) million. We expect that after repaying some of these short term loans from the offering proceeds we will no longer have a working capital deficiency. However, because of our working capital deficiency, as well as our negative cash flow from operations, our reliance on external sources of funding, and our cumulative deficit, we have noted in our financial statements for the period ended September 30, 2009, and for prior periods, that there is significant uncertainty about our ability to continue as a going concern.

        Our short term loans as at September 30, 2009 have contractual maturities of less than 12 months and it is our intention to meet these obligations through the renewal of the loans and the repayment of some of the outstanding loans through the proceeds of the offering. See "Use of Proceeds". Additionally we intend to reduce these obligations through the collection of accounts receivable, receipts from future sales, current cash and cash equivalents, short-term investments, use of additional facilities on available lines of credit in China and the possible issuance of new equity or debt instruments.

        As at September 30, 2009 we had at our disposal bank credit facilities of approximately $39 million, of which $18.8 million had been drawn. Since September 30, 2009, we have drawn the remaining amount of approximately US$19,071,000 under our credit facility with the Agricultural Bank of China and we currently owe US$52,371,900 under our short term loans in China. As at September 30, 2009 we also had $8.9 million of cash and cash equivalents. During the fourth quarter of fiscal 2009, $13.6 million in short term loans in China will mature and we anticipate that we will be able to renew these loan facilities for another year when they come due. See the discussion below under "— Financial and Other Instruments" for more information on the maturities of these loans. We successfully renewed one loan with a principal amount of $4.7 million (RMB 30 million) during the three month period ended September 30, 2009. This loan came due on September 30, 2009 and has been renewed until March 31, 2010.

        We are dependent on obtaining regular financings in order to continue our expansion programs. Despite previous success in acquiring these financings, there is no guarantee of obtaining future financings on terms acceptable to us. Our cash is invested in business accounts with different financial institutions, is available on demand for our programs, and is not invested in any asset backed commercial paper.

Cash and Cash Equivalents

        Cash and cash equivalents increased by $1.5 million during the first nine months of 2009. Working capital (unadjusted for foreign exchange impacts) decreased by $5.8 million from the year-end 2008 position. The working capital decrease can be attributed to a net increase in short term liabilities during the first nine months of $8.6 million combined with a net increase in current assets of $2.8 million during the same period. The increase in current liabilities during the first nine months of 2009 was driven by a number of factors. Short term loans increased during the nine month period by $25 million and loans from related parties increased by $6.7 million, which were offset by a decline in advances due to customers of $21.2 million, a decrease in interest payable of $1.0 million and a decrease in deferred revenue of $2.0 million. The factors that increased the current assets by $2.8 million include a net increase in cash of $1.5 million, an increase in prepaid expenses of $4.7 million and taxes receivable of $2.9 million, which were offset by a reduction in inventory of $4.3 million, and a reduction in accounts receivable of $1.6 million.

        Cash and cash equivalents as at December 31, 2008 decreased by $20.5 million from cash and cash equivalents of $28.2 million at December 31, 2007 to cash and cash equivalents of $7.7 million at December 31, 2008. Our working capital deficit for the year ended December 31, 2008 was $2.6 million, a decrease of $33.3 million compared to working capital of $31 million for the year ended December 31, 2007. The decrease in our working capital can be attributed to a net decrease in cash during the year of $21 million. This cash was used to fund property and equipment expenditures and a net increase in accounts payable related to plant, property and equipment expenditures of $12.7 million. Total liabilities include the advances from customer in the amount of $24.5 million that was used to fund the purchase of stevia leaf in 2008 required to fill the Cargill's 2008 and 2009 order. The increase in total equity from December 31, 2007 to December 31, 2008 reflects the exercise of $17.8 million in warrants, the exercise of 208,067 stock options and the conversion of a $6 million convertible debenture during 2008.

Operating Activities

        Cash generated by operating activities before changes in non-cash working capital items was $2.7 million during the nine months ended September 30, 2009, compared to $1.1 million of cash used in the comparable period of 2008. This increase in cash generated was attributable to an increase in cash generated by operating activities as shipments of stevia increased significantly over the comparable period in 2008. The largest uses of non-cash working capital (adjusted for foreign currency impacts) during the nine month period ended September 30, 2009 were an increase in the refundable value added tax accounts in China of $3.3 million, an increase in prepaid expenses of $6.0 million, a decrease in interest payable of $1.0 million, and a decrease in deferred revenue $2.0 million. These increases were offset by a decrease in accounts receivable of $1.3 million, a decrease in inventory of $1.9 million and an increase in accounts payable of $3.6 million. We anticipate that the $1.0 million reduction in interest payable will be a one-time item because it reflects the accrual of interest on the US$20 million advance from customer from mid-July 2008 to the third quarter of 2009 when stevia shipments against the related purchase order commenced and began to reduce the balance of the advance from customer. During the third quarter, we repaid $14 million of this advance.

        Cash used by operating activities was $19.8 million for the year ended December 31, 2008, compared to $10.1 million of cash used by operating activities in the year ended December 31, 2007. The largest use of non-cash working capital in the year ended December 31, 2008 was the purchase of raw materials for our 2009 stevia production year and prepayments to suppliers for equipment for our new facilities in Mingguang and Dongtai. The bulk of our stevia leaf purchases occur each year in the third and fourth quarters and the leaf purchases are used during our production year, which runs from October through September of each year.

Investing Activities

        Cash used by investing activities was $21.8 million in the nine months ended September 30, 2009, compared to $32.3 million of cash used by investing activities in the comparable period of 2008. This decrease in cash used by investing activities was attributable to a decrease in capital expenditures for the nine months ended September 30, 2009 of 25% from $32.1 million in the comparable period in 2008 to $24.2 million in the nine months ended September 30, 2009. Approximately $8 million of these capital expenditures were incurred in the first quarter of 2009 and were associated with the completion of the Runhai and Runyang leaf processing facilities. Approximately $16.2 million of our capital expenditures during the nine months ended September 30, 2009 were incurred in the construction of our new rebiana facility.

        Cash used by investing activities was $42.5 million in the year ended December 31, 2008, compared to $6.6 million of cash used by investing activities in the year ended December 31, 2007. The majority of the cash outflow was to finance the construction in progress in Dongtai and Mingguang for the new Greenfield stevia leaf processing plants.

Financing Activities

        Cash generated by financing activities was $27.1 million in the nine months ended September 30, 2009, compared to $35.1 million of cash generated in the comparable period of 2008. The increase in cash generated by financing activities during the nine months ended September 30, 2009 was attributable to a net increase in short-term and long-term bank loans in China of $38.5 million and a net increase in shareholder loans of $7.1 million. These increases were offset by the repayment of advances from customers of $18.9 million.

        Cash generated by financing activities was $38.3 million for the year ended December 31, 2008, compared to $44.4 million of cash generated by financing activities for the year ended December 31, 2007. The increase in cash generated by financing activities during the year was attributable to a net increase in short term bank loans of $8.4 million from two banks in China that we established credit facilities with during 2008.

Capital Expenditures

	Nine Months Ended September 30,		Year Ended December 31,
	2009	2008	2008	2007
	(In thousands of Canadian dollars)
Capital expenditures	$24,222	$32,164	$57,790	$6,478

        Capital expenditures for the nine months ended September 30 2009 were $24.2 million, which was comprised of $22.2 million of cash flow used by investing activities less a decrease of $1.3 million in accounts payable decrease related to the purchase of property plants and equipment, and an increase of $3.3 million in prepaid expenses.

        Our capital expenditures of $24.2 million for the nine months ended September 30, 2009, reflected a decrease of 25% compared to capital expenditures of $32.2 million for the comparable period in 2008. Approximately one third of these capital expenditures, approximately $8 million, were incurred in the first quarter of 2009 and were driven by the completion of the leaf processing facilities by Runhai and Runyang. The remaining two thirds of capital expenditures, approximately $16.2 million, were incurred during the first nine months of the fiscal year in connection with the set-up and construction of our new Runhao rebiana facility.

        Our capital expenditures were $57.8 million for the year ended December 31, 2008 compared to capital expenditures of $6.5 million in 2007. The increase in capital expenditures during 2008 was attributable to our efforts to increase our production capacity during 2008 to meet contracted requirements with customers and to address the growth of the stevia market.

Advances from Customers and Interest Payable

        In July 2008, we negotiated a new customer prepayment with our strategic alliance partner for the amount of US$20 million for the delivery of high grade stevia extract for the period October 1, 2008 through September 30, 2009. We received the US$20 million in July 2008 and this prepayment bears an interest rate of LIBOR plus 6% during the term of this prepayment financing. Under the original terms of the prepayment, we were to deliver product against this obligation over the period October 1, 2008 through September 30, 2009, however, the delivery period has been extended through November 30, 2009. The prepayment and accrued interest will be repaid by way of the sale of high grade stevia extract to our strategic alliance partner. The prepayment is collateralized by a general security agreement over all of our assets. The prepayment contains a covenant that at any time during which the advance remains outstanding, we cannot incur more than US$80 million of indebtedness for plant expenditure or additional leaf financing beyond the US$20 million associated with this prepayment. The principal balance of the advance as of September 30, 2009 was US$3.1 million, and interest accrued was US$786.

Contractual Obligations

        The following table sets forth our contractual obligations as of September 30, 2009:

	2009	2010	2011	2012	2013	Thereafter,	Total
	(In thousands of Canadian dollars)
Customer prepayment(1)	$3,296	—	—	—	—	—	$3,296
Operating leases	$98	$183	$157	—	—	$248	$686
Capital expenditure commitments	$6,433	—		—	—	—	$6,433
Investment agreement commitments(2)(3)	—	—	$27,300	—	—	—	$27,300

Total	$9,827	$183	$27,457	—	—	$248	$37,715

Notes:

(1)
This amount is expected to revolve each year and will renew in June of a fiscal year to finance the next leaf harvest payments to farmers.

(2)
In May 2009 we signed an investment agreement with the Qingdao Export Process zone to build a stevia processing facility. The investment agreement calls for us to invest US$30 million in registered capital within two years. The timetable for this investment can be extended by an additional year if we so request. As at September 30, 2009, we had invested approximately US$4.5 million, leaving approximately $25 million in outstanding commitments under this agreement.

(3)
In April 2008, we signed a 20-year agreement with the government of Juancheng County in the Shandong Province of China. This agreement requires us to make a total investment in the Juancheng region of US$60 million over the course of the 20-year agreement to retain our exclusive rights. However we have verbal confirmation from local officials that the agreement contains only non-binding commitments and, accordingly, the US$60 million investment by us provided for under this agreement has not been included as a contractual obligation. As of September 30, 2009, we had not made any investment in the region.

Off-Balance Sheet Arrangements

        We have no off-balance sheet arrangements.

Financial and Other Instruments

        As at September 30, 2009, we were not party to any derivative or other similar instruments.

        Credit risk is the risk of loss associated with the counterparty's inability to fulfill its payment obligations. Our primary credit risk is on its cash and cash equivalents, restricted cash and accounts receivable. We have a high concentration of credit risk as the accounts receivable was owed by fewer than ten customers. Credit risk with respect to accounts receivable is concentrated as one customer accounted for 39% of total trade accounts receivable (December 31, 2008 — 71%). However, we believe that we do not require collateral to support the carrying value of these financial instruments. The carrying amount of financial assets represents the maximum credit exposure. We review financial assets, including past due accounts, on an ongoing basis with the objective of identifying potential events or circumstances which could delay or prevent the collection of funds on a timely basis. Based on historic default rates, we believe that there are minimal requirements for an allowance for doubtful accounts against our accounts receivable. To mitigate credit risk, we also request deposits from customers in certain circumstances.

        We purchase the majority of our raw materials, and incur expenses at prices denominated in RMB. Sales to U.S. customers are denominated in U.S. dollars. As a result, we are exposed to the financial risk related to the fluctuations of foreign currency exchange rates. To manage the foreign exchange risk, we obtain loans in RMB and U.S. dollars to offset the foreign exchange rate impacts from its daily operation.

Liquidity Risk

        Liquidity risk is the risk that we will not be able to meet our financial obligations as they fall due. Our short term loans as at September 30, 2009 have contractual maturities of less than 12 months and it is our intention to meet these obligations through the renewal of the loans and the repayment of some of the outstanding loans from the proceeds of the offering. See "Use of Proceeds". Additionally we will reduce these obligations through the collection of accounts receivable, receipts from future sales, current cash and cash equivalents, short-term investments, use of additional facilities on available lines of credit in China and the possible issuance of new equity or debt instruments.

        On June 22, 2009 we arranged a credit line in China with the Agricultural Bank of China totalling approximately $39.3 million. The term of this credit facility varies from one to three years for amounts drawn down and is open for use by all our Chinese subsidiaries as needed. Interest rates are to be set on each draw down of the facility based on the prevailing market rates. As at September 30, 2009, we had drawn $18.8 million against the line. Since September 30, 2009, we have drawn the remaining amount of approximately US$19,071,000 under our credit facility with the Agricultural Bank of China and we currently owe US$52,371,900 under our short term loans in China.

        We are dependent on obtaining regular financings in order to continue our expansion programs. Despite previous success in acquiring these financings, there is no guarantee of obtaining future financings on terms acceptable to us. Our cash is invested in business accounts with different financial institutions, is available on demand for our programs, and is not invested in any asset backed commercial paper.

        The following table provides due date information for our significant financial liabilities as of September 30, 2009:

Financial liabilities	0 to 12 months	12 to 24 months	After 24 months
Accounts payable and accruals	$17,839,630	$—	$—
Bank loans	35,639,000	9,420,000	—
Interest payable	81,085	—	—
Advance from a customer	3,296,271	—	—
Due to related party	6,754,860	—	—
Obligation under leases	203,067	157,000	405,060

Total	63,813,913	9,577,000	405,060

Recent Accounting Pronouncements

        In January 2009, CICA issued the new handbook Section 1582, "Business Combinations," which requires that all assets and liabilities of an acquired business to be recorded at fair value at acquisition. Obligations for contingent considerations and contingencies will also be recorded at fair value at the acquisition date. The standard also states that acquisition-related costs will be expensed as incurred and that restructuring charges will be expensed in periods after the acquisition date. The new standard applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period on or after January 1, 2011. Although we are considering the impact of adopting this pronouncement on the consolidated financial statements, it will be limited to any future acquisitions beginning in fiscal 2011.

        In January 2009, the CICA issued section 1601, "Consolidated Financial Statements," which will replace CICA section 1600 of the same name. This guidance requires uniform accounting policies to be consistent throughout all consolidated entities and the difference between reporting dates of a parent and a subsidiary to be no longer than three months. These are not explicitly required under the current standard. Section 1601 is effective for us on January 1, 2011 with early adoption permitted. This standard will have no impact on us.

        In January 2009, the CICA issued section 1602, "Non-controlling Interests," which will replace CICA section 1600, "Consolidated Financial Statements." Under this new guidance, when there is a change in control the previously held interest is revalued at fair value. Currently a gain of control is accounted for using the purchase method and a loss of control is accounted for as a sale resulting in a gain or loss in earnings. In addition, non-controlling interests ("NCI") can be in a deficit position because it is recorded at fair value. Currently, NCI is recorded at the carrying amount and can only be in a deficit position if the NCI has an obligation to fund the losses. Section 1602 is effective for us on January 1, 2011 with early adoption permitted.

Disclosure Controls and Internal Controls over Financial Reporting

Disclosure Controls and Procedures

        Our disclosure controls and procedures were designed to provide reasonable assurance that material information relating to us, including our consolidated subsidiaries, is made known to management in a timely manner so that information required to be disclosed by us under applicable securities regulations is recorded, processed, summarized and reported within the time periods specified in applicable securities regulations.

        In March 2008, we adopted a Corporate Disclosure Policy. A Disclosure Committee has been established to oversee our corporate disclosures. The Corporate Disclosure Policy has been communicated to management and is being implemented accordingly.

        Our management, under the direction and supervision of the Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures and has concluded, based on this evaluation, that the disclosure controls and procedures were effective.

Internal Control over Financial Reporting

        Our management, under the direction and supervision of the Chief Executive Officer and Chief Financial Officer, are also responsible for establishing and maintaining internal control over financial reporting. These controls are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with Canadian GAAP. There have been no changes in our internal control over financial reporting during the quarter ended September 30, 2009 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

        Our management, under the direction and supervision of the Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of our internal control over financial reporting as at September 30, 2009, and has concluded, based on this evaluation, that certain internal controls over financial reporting were not effective for the quarter ended September 30, 2009.

        We did not have sufficient accounting documentation, policies, procedures or segregation of duties for certain transaction cycles. Specifically, we did not have a significant number of staff in China that possesses an understanding of Canadian public capital market requirements and Canadian GAAP. Furthermore, effective controls over accounting for income taxes and the application of Canadian GAAP to certain complex transactions was not effective.

        We began addressing these issues in 2008, when we hired additional financial staff at our head office to oversee the financial reporting and consulted with tax advisors on various tax issues. We are seeing progress through these two initiatives which we believe will strengthen our controls over financial reporting. We continue to determine other appropriate remediation plans, such as reviewing the organizational structure of the accounting group to strengthen its resources to reflect our growth and we are executing a formal documented evaluation process to evaluate compliance of internal control over financial reporting for purposes of National Instrument 52-109. This evaluation process will be completed in 2009. In July 2009, we hired an experienced accountant in China with knowledge of Chinese GAAP and internal control over financial reporting to help address some of the issue related to having limited personnel in China who have public company reporting experience.

        Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, beginning with our Annual Report on Form 40-F for the fiscal year ended December 31, 2010, we will be required to furnish a report by our management on our internal control over financial reporting and our independent auditors will also be required to furnish an audit report on our internal control over financial reporting. We have not yet evaluated the effectiveness of our internal control over financial reporting pursuant to Section 404 of Sarbanes-Oxley.

        It should be noted that while our officers have certified the filing of our financial documents under National Instrument 52-109, they do not expect that the disclosure controls and procedures or internal controls over financial reporting will prevent all errors and fraud. A control system, no matter how well conceived or implemented, can only provide reasonable, not absolute, assurance that the objectives of the control system are met.

USE OF PROCEEDS

        The estimated net proceeds to us from the sale of the Offered Shares will be approximately US$24,659,250 after deducting the commission to the Underwriters and estimated expenses of the Offering.

        We currently plan to use the net proceeds from the Offering as follows:

Use of Proceeds	Percentage of Proceeds From Offering
Registered capital payments for our Runhao subsidiary	50%
Debt repayment	25%
Working capital requirements	15%
General corporate purposes	10%

Total	100%

        In the event that the Over-Allotment Option is exercised in full, we estimate that our net proceeds will be approximately US$28,523,137 and will be used for working capital requirements.

        The registered capital payments for our Runhao subsidiary are in relation to the long term investment agreement with the Qingdao Export Refine Management Committee. Pursuant to this investment agreement, a total area of 215 acres of land will be made available to our subsidiary Runhao at a discount of approximately 80% from market values. The first phase of the development will occupy 70 acres of land where we are in the process of constructing a secondary processing facility with capacity of 2,000 metric tons of high-grade stevia (RA 80) or 1,000 metric tons of rebiana (RA 97). Our obligations under this investment agreement require us to invest an aggregate of US$30 million in registered capital by January of 2011. To date we have invested approximately US$4.5 million of registered capital. See "Description of the Business — Secondary Processing and Refining of Stevia".

        As of September 30, 2009, we owed US$33,300,900 (using current exchange rates) under our short term bank loans in China which has been used in the previous two years for the purposes of financing stevia leaf purchases, expanding our stevia processing capabilities and for working capital. Since September 30, 2009, we have drawn the remaining amount of approximately US$19,071,000 under our credit facility with the Agricultural Bank of China and we currently owe US$52,371,900 under our short term loans in China. The additional amounts borrowed since September 30, 2009 were primarily used for the purpose of purchasing stevia leaf in the ordinary course of business for the 2010 production year.

        We expect to use approximately US$6,200,000 of the net proceeds for repayment of the short term loans.

        As at December 31, 2008, we had negative operating cash flow and we currently have negative working capital. Our current working capital deficiency is driven by short term loans obtained in China at favorable interest rates for the purposes of financing our long term capital expenditures for our manufacturing facilities in China. These short term loans have been characterized as current liabilities. It is common practice in China to borrow on a short term basis, even in relation to financing long term assets. We do not intend to repay all of these short term loans from the proceeds of the Offering and will continue to utilize some of our available lines of credit in China and seek to renew such loans on maturity.

        The key business objectives that we intend to accomplish with the use of proceeds are to expand our stevia manufacturing capacity and to reduce our short term debt. In order to accomplish this objective we intend to make the investments provided for in our investment agreement with the Qingdao Export Refine Management Committee. Our obligations under that investment agreement require us to invest an aggregate of US$30 million in registered capital by 2011. To date we have invested approximately US$4.5 million of registered capital and we will use US$25 million of the proceeds in furtherance of this obligation.

        Our investment policy is to invest our cash in highly liquid short term interest bearing investments, selected with regard to the expected timing of expenditures from continuing operations. The proceeds of the Offering allocated to working capital and general corporate purposes will be invested in accordance with our investment policy.

        We intend to spend the funds available to us as stated in this prospectus; however, there may be circumstances where, for sound business reasons, a reallocation of funds may be deemed prudent or necessary. Pending the use of proceeds as outlined in the table above, we intend to invest the net proceeds in investment grade, short-term, interest bearing securities. See "Risk Factors".

 PRICE RANGE AND TRADING VOLUME OF THE COMMON SHARES

        The Common Shares are listed and posted for trading on the TSX under the symbol "GLG". The following table sets forth, for the periods indicated over the 12 months prior to the date of this prospectus, the price range and volumes traded or quoted on the TSX as adjusted to give effect to the November 5, 2009 consolidation of our Common Shares on a four-to-one (4:1) basis:

Month	High	Low	Close	Volume
November 2009(1)	$11.60	$8.40	$9.15	1,484,935
October 2009	$12.96	$9.64	$11.40	5,155,458
September 2009	$12.00	$7.28	$10.80	2,090,213
August 2009	$9.40	$8.20	$8.64	1,090,566
July 2009	$9.68	$7.96	$9.08	705,109
June 2009	$11.00	$7.44	$8.60	1,072,662
May 2009	$9.00	$6.96	$7.44	339,775
April 2009	$9.96	$7.44	$9.40	154,625
March 2009	$10.20	$8.00	$9.60	119,837
February 2009	$12.48	$9.24	$10.00	165,250
January 2009	$13.92	$7.20	$12.40	677,525
December 2008	$7.96	$3.64	$7.20	577,350
November 2008	$4.40	$3.00	$4.00	193,625

(1)
For the period November 1, 2009 to November 19, 2009.

CONSOLIDATED CAPITALIZATION

        The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2009 on an actual basis and on an as adjusted basis to give effect to:

  (a)
  the sale of our Common Shares in this Offering and the receipt of the net proceeds therefrom, based on the Offering Price of US$7.60 per Common Share; and

  (b)
  the four-to-one (4:1) consolidation of our Common Shares effected on November 5, 2009.

        This table should be read in conjunction with "Selected Consolidated Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus.

	As of September 30, 2009
	Actual	As Adjusted
	(expressed in Canadian dollars)
Cash and cash equivalents	$8,894,543	$35,334,191

Debt	$55,110,131	$55,110,131

Shareholders' equity:
Common Shares	$95,388,996	$121,828,644
	(20,154,597 Common Shares)	(23,779,597 Common Shares)
Other equity instruments	Nil	Nil
Additional paid-in capital	14,805,385	14,805,385
Deficit	(11,777,287)	(11,777,287)
Accumulated other comprehensive income	8,216,236	8,216,236

Total shareholders' equity	$106,633,330	$133,072,978

Total capitalization	$182,054,576	$208,494,224

 DILUTION

        Our net tangible book value as at September 30, 2009 was approximately $69,287,736 (approximately US$64,622,026), or $3.44 (approximately US$3.21) per Common Share after giving effect to the four-to-one (4:1) consolidation of our Common Shares. Net tangible book value per share represents the total amount of our assets, less total liabilities, intangible assets, deferred financing costs and leasehold and building improvements, divided by the number of Common Shares outstanding. Dilution in net tangible book value per share represents the difference between the amount per share that you pay in this Offering and the net tangible book value per share after this Offering.

        After giving effect to the issuance and sale by us of 3,625,000 Common Shares in the Offering at the Offering Price of $8.15 per Common Share (US$7.60 per Common Share) and after deducting underwriting discounts and commissions and estimated offering expenses of $3,099,462 (approximately US$2,890,750) payable by us and after giving effect to the four-to-one (4:1) consolidation of our Common Shares, our pro forma net tangible book value as at September 30, 2009 is $95,727,384 (approximately US$89,281,276), or $4.03 per share (approximately US$3.75 per Common Share). This represents an immediate increase in the net tangible book value of $0.59 per share (approximately US$0.54 per Common Share) to existing shareholders and an immediate dilution of $4.12 per share (approximately US$3.85 per Common Share) to new investors. This dilution is illustrated by the following table:

	$	US$
Offering Price	$8.15	$7.60
Net tangible book value per share as at September 30, 2009	$3.44	$3.21
Increase per Common Share attributable to new investors	$0.59	$0.54
Pro forma net tangible book value per share after this Offering	$4.03	$3.75

Dilution per share to new investors	$4.12	$3.85

        Assuming the exercise in full of the Over-Allotment Option, our pro forma net tangible book value as at September 30, 2009 would have been $99,870,245 (approximately US$93,145,164), or $4.11 per Common Share (approximately US$3.83 per Common Share). This represents an immediate increase in the net tangible book value of $0.67 per Common Share (approximately US$0.62 per Common Share) to existing shareholders and an immediate dilution of $4.04 per Common Share (approximately US$3.77 per Common Share) to new investors.

        The foregoing discussion and tables assume no exercise of any stock options and no issuance of Common Shares reserved for future issuance. As at September 30, 2009, there were options outstanding to purchase 1,236,283 Common Shares at a weighted average exercise price of $1.64 (approximately US$1.53) per Common Share, 62,500 Common Shares reserved for issuance in connection with a litigation matter involving Northern Securities Inc., 250,000 Common Shares reserved for issuance to International Biotechnology Group Ltd in connection with the terms of our license agreement with them and 1,093,750 Common Shares reserved for issuance as final payment for the AHTD acquisition. We completed the acquisition of AHTD, a seed base operation possessing high quality proprietary technology and patent-pending stevia seeds, on December 27, 2007. A total of 3,125,000 Common Shares of the Company were allotted to pay the purchase price for AHTD and the final 1,093,750 Common Shares may be issued if AHTD provides seedlings for planting 9,880 acres of stevia yielding 8,000 metric tons of leaf in 2009.

 PRIOR SALES

        The following table summarizes the issuance by us of Common Shares within the 12-month period before the date of this prospectus as adjusted to give effect to the November 5, 2009 consolidation of our Common Shares on a four-to-one (4:1) basis.

Date of Issue	Number of Common Shares Issued		Issue Price ($)
June 30, 2009	240,833	(1)	1.20
June 30, 2009	283,850	(2)	8.60
November 25, 2008	30,000	(2)	3.20
November 26, 2008	1,093,750	(3)	3.08

Total	1,648,433

Notes:

(1)
Issued on the exercise of options pursuant to our stock option and restricted share plan.

(2)
Issuance of restricted shares under our stock option and restricted share plan.

(3)
Issued as the second instalment of the purchase price in connection with the AHTD acquisition.

        The following table summarizes the issuances by us of stock options within the 12-month period before the date of this prospectus as adjusted to give effect to the November 5, 2009 consolidation of our Common Shares on a four-to-one (4:1) basis.

Date of Issue	Number of Options Issued	Option Exercise Price ($)
June 30, 2009	91,150	8.60
November 25, 2008	1,250	3.20

Total	92,400

 PRINCIPAL HOLDERS OF SECURITIES

        The following table sets forth information regarding the beneficial ownership of our Common Shares as of November 19, 2009 as adjusted to give effect to the November 5, 2009 consolidation of our Common Shares on a four-to-one (4:1) basis and the sale of the Common Shares in this Offering by:

  •
  each person known by us to be the beneficial owner of more than 5% of our issued and outstanding Common Shares;

  •
  each of our directors and senior officers; and

  •
  all of our directors and senior officers as a group.

			Percentage of Common Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned		Before Offering(1) %	After Offering(1)(2) %
HZ Health Management Company Limited(3)	2,303,238		11.4%	9.7%
Skyland International Investment Management Ltd.(4)	3,248,555		16.1%	13.7%
Pacific Marketing Consultants Ltd.(5)	1,964,819		9.7%	8.3%
David Beasley	20,333		*	*
David Bishop	41,293		*	*
He Fangzhen	7,859		*	*
Sophia Leung	72,858		*	*
Brian Meadows	37,402		*	*
Brian Palmieri	1,283,120		6.4%	5.4%
Liu Yingchun	15,585		*	*
Jinduo Zhang	262,884		*	*
Dr. Luke Zhang	1,867,164	(6)	9.3%	7.9%
All directors and senior officers as a group (9 individuals)	3,608,498		17.9%	15.2%

Notes:

(1)
Based on 20,154,597 Common Shares issued and outstanding as of the date of this prospectus.

(2)
Assuming the sale of 3,625,000 Common Shares pursuant to this Offering.

(3)
Ms. Shi Cuifen has voting and dispositive control over the Common Shares held by HZ Health Management Company Ltd. The beneficial owners of the common shares of HZ Health Management Company Limited are persons with whom we deal with at arm's length.

(4)
Mr. Xu Yeling has voting and dispositive control over the Common Shares held by Skyland International Investment Management Ltd. The beneficial owners of the common shares of Skyland International Investment Management Ltd. include persons that are family members and associates of Dr. Luke Zhang.

(5)
Mr. Zhu Jianhe has voting and dispositive control over the Common Shares held by Pacific Marketing Consultants Ltd.

(6)
This figure includes 503,576 restricted shares which have been awarded to Dr. Luke Zhang under our stock option and restricted share plan. The receipt of this award, in full or in part, is subject to the achievement of certain performance targets which have been established by our Compensation Committee.

*
Denotes less than 1%.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the names and municipalities of residence of all of our directors and executive officers, as well as the positions and offices held by such persons, as of November 19, 2009:

Name and Municipality of Residence	Age	Position
David Beasley(1)(2)(3) Society Hill, South Carolina	52	Director
David Bishop Atlanta, Georgia	59	Executive Vice President — International Affairs
He Fangzhen(2)(3) Jinan, Shangdong Province China	80	Director
Sophia Leung(1)(2)(3) Vancouver, British Columbia	76	Director
Brian Meadows Delta, British Columbia	45	Chief Financial Officer and Corporate Secretary
Brian Palmieri Cody, Wyoming	56	President, Vice-Chairman and Director
Liu Yingchun(1)(2)(3) Heze, Shangdong Province China	46	Director
Jinduo Zhang Burnaby, British Columbia	80	Director
Dr. Luke Zhang Heze, Shangdong Province, China	54	Chief Executive Officer, Chairman and Director

Notes:

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

Directors and Executive Officers

David Beasley (Director)

        Mr. Beasley resides in Society Hill, South Carolina and was appointed as one of our directors on June 21, 2005. From 1999 to 2000, he worked as a consultant for Bingham Consulting Group, LLC, of Boston, Massachusetts, a consulting business that advises large national and international companies on public issues. For the past four years, Mr. Beasley, through his company Public Square Strategies, Inc., has continued to provide consulting services to various companies on public issues, his main client being Merrill Lynch & Co., Inc. Mr. Beasley was Governor of South Carolina from 1995 to 1999 and sat in the South Carolina House of Representatives from 1979 to 1992. Mr. Beasley is an independent director.

David Bishop (Executive Vice President, International Affairs)

        Mr. Bishop resides in Atlanta, Georgia and was appointed as our Chief Operating Officer on February 2, 2007. Mr. Bishop has more than 25 years' experience in a variety of personnel, educational, organizational and management responsibilities. For approximately 15 years, he lived and worked as an expatriate in a cross cultural/cross linguistic environment with a variety of project related duties. Mr. Bishop is also chairman of our subsidiary, Runde and has been a director of Maple Leaf Reforestation, Inc. (TSX-MPE Canada) since September 2006. On May 15, 2008, Mr. Bishop relinquished his role as our Chief Operating Officer and was named our Executive Vice President, International Affairs. We have not appointed a new Chief Operating Officer and these responsibilities are fulfilled by a number of people under the supervision of Dr. Luke Zhang.

Mr. He Fangzhen (Director)

        Mr. Fangzhen was appointed as one of our directors on May 7, 2008. Mr. Fangzhen is a specialist in manufacturing and production. With over 40 years of experience, his expertise as a chief engineer lies in optimizing manufacturing plant and personnel, particularly in China. His specialties include planning, operational structure, maintenance, safety, quality control and risk management as well as the assignment, training and supervision of production and technology personnel. Mr. Fangzhen graduated from Taiyuan Polytech University in China.

Sophia Leung (Director)

        Madame Leung resides in Vancouver, British Columbia and was appointed as one of our directors on February 2, 2007. Madame Leung has served in political positions on a national level, including as special advisor in international trade to Canada's prime minister from 2004-2006, parliamentary secretary for National Revenue of Canada from 2000-2004 and Member of Parliament of Canada 1997-2004. Madame Leung is currently a consultant for Canada Vision Enterprise Group Inc. Madame Leung is an independent director.

Brian Meadows (Chief Financial Officer and Corporate Secretary)

        Mr. Meadows resides in Tsawwassen, British Columbia and was appointed as our Chief Financial Officer on October 9, 2007. Mr. Meadows has 20 years' experience in the telecommunications industry in both North America and Europe and prior to his engagement as our Chief Financial Officer Mr. Meadows worked for Telus Corporation. He has held senior financial and business development roles in several start-up companies in Europe earlier in his career (1996-2001) as well as having worked with large public companies in Canada in both financial and operational roles. Mr. Meadows holds both the Certified Financial Analyst (CFA) designation as well as the Certified Management Accountant (CMA) designation. He obtained his international MBA from the University of Glasgow in 1995 and a Bachelor of Business Administration from Wilfrid Laurier University in 1987. Mr. Meadows was appointed as our Corporate Secretary on May 19, 2009.

Brian Palmieri (Director, President and Vice-Chairman)

        Mr. Palmieri resides in Cody, Wyoming and was appointed as our Chief Executive Officer and a director on June 21, 2005. On May 15, 2008, Mr. Palmieri relinquished his role as our Chief Executive Officer and was named our President and Vice-Chairman. Mr. Palmieri is a non-independent director.

        Prior to his involvement with us, Mr. Palmieri's time has been divided between the following businesses in which he is a principal:

  (a)
  American Tool and Die Inc., the principal business of which is metals manufacturing and of which he is president;

  (b)
  Lee Livingston Outfitters, the principal business of which is outfitting; and

  (c)
  Palco International Inc. and AAFAB International Inc., the principal business of both being international trading and consulting and of which he serves as president.

Madame Liu Yingchun (Director)

        Madame Yingchun was elected as one of our directors on June 17, 2008. Madame Yingchun graduated from Shandong Economical College and has over 20 years of experience in finance and accounting. She has worked for several major banks and insurance companies in China including China Bank and the Industrial and Commercial Bank of China. She is a certified economist and financial analyst. Mrs. Liu is currently audit director and controller of HeZe Industrial and Commercial Bank. She also has experience in internal control and investment management.

Jinduo Zhang (Director)

        Mr. Jinduo Zhang is a retired professor, resides in Burnaby, British Columbia and was appointed as one of our directors on June 21, 2005. Professor Zhang was, before his retirement, a physics professor at Shandong

Heze University. He was also involved with the financial management of the university and in the family jewelry and pharmacy business. In 1986, he retired from his professorship in China and moved to the United States and then Canada. Since retirement, Professor Zhang has been active in the development and expansion of his family business functioning as an advisor and financial consultant for various projects. Professor Zhang is a non-independent director due to his familial relationship with our Chairman Dr. Luke Zhang.

Dr. Luke Zhang (Director, Chief Executive Officer and Chairman)

        Dr. Zhang is a Canadian citizen and currently resides in China. He was appointed as our Chairman and as director on June 21, 2005 and as our President on September 6, 2007. On May 15, 2008, Dr. Zhang relinquished his role as our President and was named our Chief Executive Officer. Dr. Zhang received his PhD in Pharmacology from Vanderbilt University and has worked in international business for over 20 years. He is a non-independent director.

Committees of our Board of Directors

        We have three board committees, being the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

Audit Committee

        The Audit Committee assists the board of directors in fulfilling its responsibilities for oversight of financial and accounting matters. In addition to recommending the auditors to be nominated and reviewing the compensation of the auditors, the Committee is responsible for overseeing the work of the auditors and pre-approving non-audit services. The Committee also reviews our annual and interim financial statements and news releases containing information taken from our financial statements prior to their release. The Committee is responsible for reviewing the acceptability and quality of our financial reporting and accounting standards and principles and any proposed material changes to them or their application.

        The members of the Audit Committee are Mr. David Beasley, Madame Sophia Leung and Madame Liu Yingchun. Each member of the Audit Committee is "independent" within the meaning of Rule 10A-3 under the Exchange Act, the NASDAQ Marketplace Rules and Canadian Securities laws. The Audit Committee has a published charter which is attached to our AIF and is available at www.sedar.com and is also posted on our website, www.glglifetech.com.

Compensation Committee

        The Compensation Committee was established on March 18, 2008 and assists the board of directors in fulfilling its oversight responsibilities relating to compensation. The Committee's role includes establishing a remuneration and benefits plan for directors, executives and other key employees and reviewing the adequacy and form of compensation of directors and senior management. The Committee oversees the development and implementation of compensation programs in order to support our business objectives and attract and retain key executives. The Committee also reviews and makes recommendations to our board of directors regarding our incentive compensation equity-based plans.

        The members of the Compensation Committee are Mr. David Beasley, Madame Sophia Leung, Madame Liu Yingchun, and Mr. He Fangzhen. Each member of the Compensation Committee is "independent" within the meaning of the NASDAQ Marketplace Rules and Canadian Securities laws.

Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee was established on March 18, 2008 and assists the board of directors in fulfilling its oversight responsibilities relating the board of director's relationship with senior management. The Committee's role includes developing and monitoring the effectiveness of our system of corporate governance, assessing the effectiveness of individual directors, the board of directors, and various board committees, and is responsible for appropriate corporate governance and proper delineation of the roles, duties and responsibilities of management, the board of directors and its committees. The Committee is responsible for recommending to the board of directors a set of corporate governance principles and reviewing these principles at least once a year. The Committee oversees our investor relations and public relations activities. In addition, the Committee is responsible for identifying and recommending candidates qualified to become directors and board committee members and to ensure that an effective Chief Executive Officer succession plan is in place.

        The members of the Corporate Governance and Nominating Committee are Mr. David Beasley, Madame Sophia Leung, Madame Liu Yingchun and Mr. He Fangzhen. Each member of the Corporate Governance and Nominating Committee is "independent" within the meaning of the NASDAQ Marketplace Rules and Canadian Securities laws.

EXECUTIVE COMPENSATION

        Detailed information concerning the compensation of our executive officers and directors is contained at pages 7 to 13 of our Management Proxy Circular which is incorporated by reference in this short form prospectus. For ease of reference, we have set out below two tables relating to the compensation of our Chief Executive Officer (Dr. Luke Zhang), Chief Financial Officer (Brian Meadows) and our most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer, who were serving as executive officers or acting in a similar capacity and whose total compensation, individually, was in excess of $150,000 as at the end of the fiscal year ended December 31, 2008 (collectively, the "Named Executive Officers"). These table have been extracted from our Management Proxy Circular.

Summary Compensation Table

        The following sets forth compensation information for the fiscal year ended December 31, 2008 for our Named Executive Officers.

Non-equity incentive plan compensation ($)
Name and Principal Position	Year	Salary ($)	Share- based awards ($)(4)	Option- based awards ($)(4)	Annual incentive plans	Long-term incentive plans	Pension value ($)	All other compensation ($)		Total compensation ($)

Brian Meadows(1) Chief Financial Officer and Corporate Secretary	2008 2007	145,000 27,500	117,744 Nil	121,114 Nil	41,250 Nil	Nil Nil	Nil Nil	12,000 3,000		437,108 30,500
Brian Palmieri(2) President and Director	2008 2007 2006	Nil Nil Nil	21,744 Nil Nil	68,951 Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	120,107 70,000 70,000	(5) (5) (5)	210,802 70,000 70,000
Dr. Luke Zhang(3) Chairman, Chief Executive Officer and Director	2008 2007 2006	Nil Nil Nil	4,457,224 Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	300,000 150,067 130,000	(6) (6) (6)	4,757,224 150,067 130,000

Notes:

(1)
Mr. Meadows was appointed as the Chief Financial Officer on October 9, 2007 and Corporate Secretary on May 19, 2009.

(2)
On May 15, 2008, Brian Palmieri relinquished his role as our Chief Executive Officer and was named our President and Vice-Chairman.

(3)
Dr. Zhang did not serve in the capacity of a Named Executive Officer before August 29, 2007. On May 15, 2008, Dr. Zhang relinquished his role as our President and was named our Chief Executive Officer, in addition to his role as Chairman.

(4)
Grant date fair values for 2008 were determined using Black-Scholes method to determine grant date fair value using the following assumptions:

Risk Free Interest Rate:	3%	Expected Volatility:	140%
Expected Dividend Yield:	0%	Expected Life:	5 years
(5)
Amounts represent consulting fees paid to a corporation controlled by Mr. Palmieri for his executive services provided to us.

(6)
Amounts represent consulting fees paid to a corporation controlled by Dr. Zhang for his executive services provided to us.

        Incentive plan awards — value vested or earned during the fiscal year ended December 31, 2008.

        The following table discloses incentive plan awards — value vested or earned for by the Named Executive Officers under our equity and non-equity incentive plans for the fiscal year ended December 31, 2008.

Name	Option-based awards — Value vested during the year ($)	Share-based awards — Value vested during the year ($)	Non-equity incentive plan compensation — Value earned during the year ($)

Brian Meadows	Nil	Nil	41,250
Brian Palmieri	Nil	Nil	Nil
Dr. Luke Zhang	Nil	Nil	Nil

Option Based Awards

        Executive officers' compensation is designed in a manner to recognize and reward executive officers based upon individual and corporate performance, to be competitive with the compensation arrangements and programs established by other public companies with which we compare ourself, and to be consistent with the executive officers' respective overall contributions. At the end of each year, our Compensation Committee also reviews actual performance against corporate objectives.

        In establishing compensation objectives for executive officers, the Compensation Committee seeks to:

  (a)
  motivate executives to achieve corporate performance objectives and reward them when such objectives are met;

  (b)
  recruit and subsequently retain highly qualified executive officers by offering overall compensation which is competitive with that offered for comparable positions in similar companies; and

  (c)
  align the interest of executive officers with the long-term interests of shareholders through participation in our stock option and restricted share plan.

        In determining Mr. Meadows' compensation, particular factors that were considered included (i) rewarding his work on the successful completion of our listing on the TSX and the concurrent private placement; and (ii)rewarding his efforts in negotiating our Strategic Alliance and Supply Agreement with Cargill.

        In determining Dr. Zhang's compensation, particular factors that were considered included: (i) rewarding his efforts in negotiating the Strategic Alliance and Supply Agreement with Cargill; (ii) rewarding his work in developing exclusive growing regions in China; and (iii) providing Dr. Zhang with appropriate long term incentives to continue to provide his services to us.

        In determining Mr. Palmieri's compensation, particular factors that were considered included providing Mr. Palmieri with appropriate long term incentives to continue to provide his services to us.

Insurance

        We maintain liability insurance for our directors and officers. The annual premium for the policy is $42,000. No portion of the premium is directly paid by any of our directors or officers. The policy carries a limit of $10,000,000 and has a deductible of $50,000 deductible for each claim.

RELATED PARTY TRANSACTIONS

        During our three most recent fiscal years, and during the nine month period ended September 30, 2009, we have entered into the transactions with various related parties that are set forth below. Each of these transactions was entered in the normal course of our operations. The board has determined that each of these transactions, when taken as a whole, is no less favorable to us than would be reasonably obtainable from a person who is not affiliated with us in an arms-length transaction.

        We are a party to consulting agreements with Dr. Luke Zhang, our Chairman, Chief Executive Officer and a member of our board of directors and PALCO International Inc., or "PALCO", which is controlled by Brian Palmieri, our President, Vice-Chairman and a member of our board of directors. These agreements relate to the provision of executive and management services. During our three most recent fiscal years, and during the nine month period ended September 30, 2009, we have paid or accrued the following consulting fees in connection with these agreements:

  •
  During the fiscal year ended December 31, 2006, we paid consulting fees totaling $237,025, of which $130,000 was paid to Dr. Zhang, $70,000 was paid to PALCO, $22,625 was paid to Marco Chan, a former Chief Financial Officer, and $14,400 was paid to Tao Su, a former Chief Financial Officer.

  •
  During the fiscal year ended December 31, 2007, we paid consulting fees totaling $294,681, of which $150,067 was paid to Dr. Zhang, $70,000 was paid to PALCO, $45,000 was paid to AAFAB, and $29,614 was paid to BISM.

  •
  During the fiscal year ended December 31, 2008, we paid consulting fees totaling $476,098, of which $300,000 was paid to Dr. Zhang, $120,106 was paid to PALCO and $55,992 was paid to BISM.

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  During the nine month period ended September 30, 2009, we expensed consulting fees totaling $528,356, of which $264,450 was paid to Dr. Zhang, $167,563 was paid to PALCO, $52,418 was paid to AAFAB and $43,925 to BISM.

        We are a party to a management services agreement with GLG International Development Company, which is controlled by Qian Wang, our Vice President Government Relations, Qibin Wang, our Vice President of Agriculture, Qingjun Yao our Vice President of Primary Processing Operations, Cunbiao Li, our Vice President of Technology, Huadou Sheng, our Vice President of Production, Dr. H Wimalaratane, our Vice President of Logistics, Jiwei Dong our Vice President of Finance and Jingwen Sun our Vice President of New Business Development as well as other general managers and division heads. Pursuant to the management services agreement, during the fiscal year ended December 31, 2008, we paid management fees of $365,475 to GLG International Development Company. During the nine months ended September 30, 2009, we paid management fees of $272,601 to GLG International Development Company.

        In the past, we have paid certain legal fees, disbursements and related provincial sales taxes to the law firm of Maitland & Company. Our former corporate secretary, Ron Paton, is associate counsel at Maitland & Company. During the fiscal years ended December 31, 2006, December 31, 2007 and December 31, 2008, we paid legal fees totaling $58,200, $100,099 and $22,085 respectively, to Maitland & Company. During the nine months ended September 30, 2009 we paid legal fees totalling $295 to Maitland & Company. Mr. Paton was replaced as our Corporate Secretary by Brian Meadows on May 19, 2009.

        On August 16, 2007, American GLG Group, a company in which Dr. Zhang is the principal shareholder, signed preliminary investment agreements with the local government authorities Mingguang, Anhui Province and Dongtai, Jiangsu Province relating to exclusive growing areas in these regions. American GLG Group was used to expedite the signing of the preliminary investment agreements with the two government authorities and American GLG Group has assigned these agreements to us. We did not make any payments to American GLG Group or to Dr. Zhang in connection with the assignment of these agreements. See "Risk Factors".

        YHT is a retail health store for which our Director, Mr. Jinduo Zhang, formerly served as a director. Mr. Zhang resigned as a director of YHT on April 14, 2006. During the fiscal years ended December 31, 2006 and December 31, 2007, we received income of $656,735 and $964,185, respectively, from YHT for the procurement of goods. We did not receive any income from YHT in the fiscal year ended December 31, 2008, or in the nine months ended September 30, 2009. During 2005 and 2006 we also extended loans to YHT to support the growth of their marketing efforts. The loans were not secured and were valued at $2,290,002 at December 31, 2008. Interest rates charged on these loans ranged from prime plus 1% to prime plus 2%. During 2008, we reduced our involvement with YHT and on September 8, 2008, we entered into a Heads of Agreement with YHT to convert all amounts owing from YHT into a passive equity investment. We took a provision of $3,111,351 against all amounts owing to us from YHT as of December 31, 2008. The arrangement with YHT is not a material part of our business and it is unrelated to the stevia business. As part of the Heads of Agreement, we extended the due date of the loans to June 30, 2009, and have further extended the due date to December 31, 2009.

        During the nine month period ended September 30, 2009, we obtained US$6,100,000 non-secured loans from Dr. Zhang. The loans bear interest at the US dollar prime rate posted by HSBC Bank (Canada) plus 3% per annum and mature on June 29, 2010 in relation to US$2,000,000, July 14, 2010 in relation to US$1,600,000 and August 26, 2010 in relation to US$2,500,000. Since September 30, 2009, we obtained an additional non-secured loan from Dr. Zhang in the amount of approximately US$800,000 on substantially the same terms as the prior loans. We have, and will continue to use, the proceeds of these loans for corporate working capital and to fund the required initial investment in our new Runhao subsidiary in China.

        On September 10, 2009, we obtained a US$200,000 non-secured loan from Madame Sophia Leung, a member of our board of directors. The loan bears interest at a rate of 8% per annum and matures on March 15, 2010. We will use the proceeds of this loan for corporate working capital.

DESCRIPTION OF THE COMMON SHARES

        We are authorized to issue an unlimited number of Common Shares, of which 20,154,597 Common Shares were issued and outstanding as of November 19, 2009 after giving effect to the consolidation of our Common Shares on a four-to-one (4:1) basis. All of the Common Shares rank equally as to voting rights, participation in a distribution of our assets on liquidation, dissolution or winding-up and the entitlement to dividends. The holders of the Common Shares are entitled to receive notice of all meetings of shareholders and to attend and vote the shares at the meetings. Each of the Common Shares carries with it the right to one vote. We have authorized no other class or series of our share capital.

        In the event of the liquidation, dissolution or winding-up of us or other distribution of our assets, the holders of the Common Shares will be entitled to receive, on a pro rata basis, all of the assets remaining after we have paid out our liabilities. Distributions in the form of dividends, if any, will be set by our board of directors.

        Provisions as to the modification, amendment or variation of the rights attached to the Common Shares are contained in our articles and the Business Corporations Act (British Columbia). Generally speaking, substantive changes to the share capital require the approval of the shareholders by special resolution (at least 2/3 of the votes cast).

DIVIDEND POLICY

        We have not declared or paid any dividends on the Common Shares since incorporation, and it is not anticipated that any dividends will be declared or paid in the immediate or foreseeable future. Any decision to pay dividends will be made by our board of directors on the basis of earnings, financial requirements and other conditions existing at such future time. An agreement we have with a customer relating to their prepayment for stevia extract contains a provision preventing us from paying dividends during the term of the agreement.

CERTAIN MATERIAL INCOME TAX CONSIDERATIONS

        The following discussion generally summarizes certain material Canadian and United States federal income tax considerations of the acquisition, ownership and disposition of the Offered Shares purchased pursuant to this prospectus.

Certain Canadian Federal Income Tax Considerations

        In the opinion of Fasken Martineau DuMoulin LLP, our legal counsel, and Farris, Vaughan, Wills & Murphy LLP, counsel to the Underwriters, the following is, as of the date hereof, a general summary of the principal Canadian federal income tax considerations under the Tax Act generally applicable to purchasers who acquire Offered Shares pursuant to this Offering and who, for the purposes of the Tax Act and at all relevant times, hold such Offered Shares as capital property and deal at arm's length and are not affiliated with us (each a "Holder"). Offered Shares will generally be considered to be capital property to a Holder unless such Offered Shares are held by such Holder in the course of carrying on a business, or were acquired by such Holder in a transaction or transactions considered to be an adventure in the nature of trade.

        This summary does not apply to a purchaser of Offered Shares (i) that is a "financial institution", as defined in the Tax Act for purposes of the mark-to-market rules; (ii) an interest in which is or would constitute a "tax shelter investment" as defined in the Tax Act; (iii) that is a "specified financial institution" as defined in the

Tax Act; or (iv) that reports its Canadian tax results in a currency other than the Canadian currency. All such purchasers should consult their own tax advisors with respect to an investment in Offered Shares.

        This summary is based on the current provisions of the Tax Act and the regulations thereunder, counsel's understanding of the current published administrative practices and assessing policies of the Canada Revenue Agency (the "CRA"), and all specific proposals to amend the Tax Act and the regulations thereunder announced by the Minister of Finance (Canada) prior to the date hereof ("Tax Proposals"). This summary assumes that the Tax Proposals will be enacted in their current form and does not otherwise take into account or anticipate any changes in the law or in the administrative practices and assessing policies of the CRA, whether by judicial, governmental or legislative decisions or action, and whether prospective or retroactive in effect, nor does it take into account tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada.

        The summary is of a general nature only, is not exhaustive of all income tax considerations, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Holder of the Offered Shares and no representation with respect to the Canadian tax consequences to any particular Holder is made. Holders should consult with their own tax advisors with respect to the income tax consequences to them of acquiring, holding or disposing of the Offered Shares.

Certain Canadian Federal Income Tax Considerations for Canadian Holders

        The following portion of the summary is applicable to a Holder who at all relevant times is resident or deemed to be resident in Canada for the purposes of the Tax Act and any applicable tax treaty or convention (a "Canadian Holder"). Certain Canadian Holders to whom Offered Shares might not constitute capital property may make the irrevocable election provided by subsection 39(4) of the Tax Act, in qualifying circumstances, to have the Offered Shares and every other "Canadian Security" (as defined in the Tax Act) owned by such Canadian Holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property to the Holder. Canadian Holders should consult their own tax advisors for advice as to whether an election under subsection 39(4) of the Tax Act is available and/or advisable in their particular circumstances.

Dividends

        Dividends (including deemed dividends) received on Offered Shares by a Canadian Holder who is an individual (and certain trusts) will be included in the Canadian Holder's income and be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received by an individual from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit for "eligible dividends" properly designated as such by us. Taxable dividends received by such Canadian Holder may give rise to alternative minimum tax under the Tax Act.

        Dividends (including deemed dividends) received on Offered Shares by a Canadian Holder that is a corporation will be included in the Canadian Holder's income and will normally be deductible in computing such Canadian Holder's taxable income. A Canadian Holder that is a "private corporation" (as defined in the Tax Act) or any other corporation resident in Canada and controlled, whether by reason of a beneficial interest in one or more trusts or otherwise, by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts), may be liable to pay a 33 1/3% refundable tax under Part IV of the Tax Act on dividends received on the Offered Shares to the extent that such dividends are deductible in computing the Canadian Holder's taxable income.

Disposition of Offered Shares

        A Canadian Holder who disposes of or is deemed to have disposed of an Offered Share will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition in respect of the Offered Share exceeds (or is exceeded by) the aggregate of the adjusted cost base of such Offered Share to the Canadian Holder and any reasonable expenses associated with the disposition. The cost to a Canadian Holder of an Offered Share acquired pursuant to this Offering generally will be averaged with the adjusted cost base of any other Offered Shares owned by such Canadian Holder as capital property for the purposes of determining the adjusted cost base of each such Offered Share to such Canadian Holder. Generally, one-half of any capital gain (a "taxable capital gain") realized by a Canadian Holder must be included in the Canadian Holder's income for the taxation year in which the disposition occurs, and subject to and in accordance with the provisions of the Tax Act, one-half of any capital loss incurred by a Canadian Holder (an "allowable capital loss") may normally be deducted against taxable capital gains realized by the Canadian Holder in the taxation year of the disposition. Allowable capital losses in excess of taxable capital gains realized in a taxation year may ordinarily be deducted by the Canadian Holder against taxable capital gains realized in any of the three preceding taxation years or any subsequent taxation year, subject to detailed rules contained in the Tax Act in this regard. Capital gains realized by a Holder who is an individual (other than certain specified trusts) may be subject to alternative minimum tax.

        The amount of any capital loss realized on the disposition or deemed disposition of an Offered Share by a Canadian Holder that is a corporation may be reduced by the amount of dividends previously received or deemed to have been received by the Canadian Holder on such Offered Share to the extent and in the circumstances prescribed by the Tax Act. Similar rules may apply to a corporation that is a member of a partnership or beneficiary of a trust that owns Offered Shares or that is itself a member of a partnership or a beneficiary of a trust that owns Offered Shares. A Canadian Holder that is, throughout the relevant taxation year, a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on its "aggregate investment income" for the taxation year, which is defined to include an amount in respect of taxable capital gains.

Certain Canadian Federal Income Tax Considerations for Non-Canadian Holders

        The following portion of the summary is applicable to a Holder that, at all relevant times for the purposes of the Tax Act and any applicable tax treaty, is not a resident of Canada, and does not use or hold (and will not use or hold) and is not deemed to use or hold the Offered Shares in, or in the course of carrying on a business in Canada and does not carry on an insurance business in Canada and elsewhere (a "Non-Canadian Holder").

Dividends

        Dividends paid on the Offered Shares to a Non-Canadian Holder will be subject to withholding tax under the Tax Act at a rate of 25%, subject to a reduction under the provisions of an applicable tax treaty. For Non-Canadian Holders who are resident in the United States for purposes of and entitled to the benefits of the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the "Canada-US Tax Treaty"), and are the beneficial owner of dividends on the Offered Shares, the Canadian withholding tax will generally be reduced to the rate of 15%.

Disposition of Offered Shares

        A Non-Canadian Holder will not be subject to tax under the Tax Act in respect of a capital gain realized upon the disposition of Offered Shares unless the Offered Shares are "taxable Canadian property" (as defined in the Tax Act) to the Non-Canadian Holder, and the gain is not otherwise exempt from tax in Canada pursuant to the terms of an applicable tax treaty. Provided the Offered Shares are listed on a designated stock exchange (which currently includes the TSX) at the time of disposition, the Offered Shares generally will not constitute taxable Canadian property to a Non-Canadian Holder unless the Non-Canadian Holder, together with persons with whom the Non-Canadian Holder does not deal at arm's length, owned at least 25% of the issued shares of any class or series of our capital stock at any time during the 60 month period preceding the disposition of the Offered Shares. For a Non-Canadian Holder who is resident in the United States for purposes of and entitled to the benefits of the Canada-US Tax Treaty, even if the Offered Shares are taxable Canadian property, no Canadian taxes will generally be payable on a capital gain realized on the disposition of the Offered Shares unless the value of the Offered Shares is derived principally from real property situated in Canada.

        In the event the Offered Shares are taxable Canadian property to a Non-Canadian Holder and a capital gain realized on the disposition of such Offered Shares is not exempt from tax under the Tax Act by virtue of the terms of an applicable tax treaty, such Non-Resident Holder will realize a capital gain (or capital loss) generally in the circumstances and computed in the manner described above under "Certain Canadian Federal Income Tax Considerations for Holders Resident in Canada — Disposition of Offered Shares". A Non-Canadian Holder whose Offered Shares are taxable Canadian property may be required to file a Canadian income tax return reporting the disposition of such Offered Shares. Non-Canadian Holders whose Offered Shares are taxable Canadian property should consult their own tax advisors for advice having regard to their particular circumstances.

Certain United States Federal Income Tax Considerations

        The following is a general summary of certain material United States federal income tax consequences to a US Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of Offered Shares acquired pursuant to this prospectus.

        This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential United States federal income tax consequences that may apply to a US Holder arising from and relating to the acquisition, ownership, and disposition of Offered Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular US Holder that may affect the United States federal income tax consequences to such US Holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or United States federal income tax advice with respect to any US Holder. Each US Holder should consult its own tax advisor regarding the United States federal, United States state and local, and foreign tax consequences of the acquisition, ownership and disposition of Offered Shares.

Scope of this Summary

Authorities

        This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), United States Treasury Regulations (whether final, temporary, or proposed), published rulings of the Internal Revenue Services (the "IRS"), published administrative positions of the IRS, the Canada-United States Tax Convention, and United States court decisions that are applicable and, in each case, as in effect and available, as of the date of this prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.

US Holders

        For purposes of this summary, a "US Holder" is a beneficial owner of Offered Shares acquired pursuant to this prospectus that is (a) an individual who is a citizen or resident of the United States, (b) a corporation, or any other entity classified as a corporation for United States federal income tax purposes, that is created or organized in or under the laws of the United States, any state in the United States, or the District of Columbia, (c) an estate if the income of such estate is subject to United States federal income tax regardless of the source of such income, or (d) a trust if (i) such trust has validly elected to be treated as a United States person for United States federal income tax purposes or (ii) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust.

        If an entity that is classified as a partnership for United States federal income tax purposes holds Offered Shares, the United States federal income tax consequences to such partnership and the partners of such partnership generally will depend on the activities of the partnership and the status of such partners. Partners of entities that are classified as partnerships for United States federal income tax purposes should consult their own tax advisor regarding the United States federal income tax consequences arising from and relating to the acquisition, ownership and disposition of Offered Shares.

Non-US Holders

        For purposes of this summary, a "non-US Holder" is a beneficial owner of Offered Shares that is not a US Holder. This summary does not address the United States federal income tax consequences to non-US Holders arising from and relating to the acquisition, ownership, and disposition of Offered Shares. Accordingly, a non-US Holder should consult its own tax advisor regarding the United States federal income, United States state and local, and foreign tax consequences (including the potential application of and operation of any income tax treaties) arising from and relating to the acquisition, ownership, and disposition of Offered Shares.

US Holders Subject to Special United States Federal Income Tax Rules Not Addressed

        This summary does not address the United States federal income tax consequences applicable to US Holders that are subject to special provisions under the Code, including the following US Holders: (a) US Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) US Holders that are financial institutions, insurance companies, real estate investment trusts, or regulated investment companies; (c) US Holders that are dealers in securities or currencies or US Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) US Holders that have a "functional currency" other than the United States dollar; (e) US Holders that own Offered Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) US Holders that acquired Offered Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) US Holders that hold Offered Shares other than as a capital asset within the meaning of Section 1221 of the Code; (h) United States expatriates or former longer-term residents of the United States or (i) US Holders that own (directly, indirectly, or by attribution) 10% or more of the total combined voting power of the outstanding Common Shares. US Holders that are subject to special provisions under the Code, including US Holders described immediately above, should consult their own tax advisor regarding the United States federal, United States alternative minimum tax, United States state and local, and foreign tax consequences arising from and relating to the acquisition, ownership and disposition of Offered Shares.

Tax Consequences Other than United States Federal Income Tax Consequences Not Addressed

        This summary does not address the United States state and local, United States federal estate and gift, United States federal alternative minimum tax; or foreign tax consequences to US Holders of the acquisition, ownership, and disposition of Offered Shares. Each US Holder should consult its own tax advisor regarding the United States state and local, United States federal estate and gift, United States federal alternative minimum tax; and foreign tax consequences of the acquisition, ownership and disposition of Offered Shares.

United States Federal Income Tax Consequences of the Acquisition, Ownership and Disposition of Offered Shares

Taxation of Distributions

        A US Holder that receives a distribution, including a constructive distribution, with respect to an Offered Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current or accumulated "earnings and profits", as computed for United States federal income tax purposes. To the extent that a distribution exceeds our current and accumulated "earnings and profits", such distribution will be treated first as a tax-free return of capital to the extent of a US Holder's tax basis in the Offered Shares and thereafter as capital gain from the sale or exchange of such Offered Shares. However we do not intend to maintain calculations of earnings and profits in accordance with United States federal income tax principles, and each US Holder should therefore assume that any distribution by us with respect to the Offered Shares will constitute ordinary dividend income. (See "Sale or Other Taxable Disposition of Offered Shares" below). Dividends received on Offered Shares generally will not be eligible for the "dividends received deduction" allowed to corporations.

        For taxable years beginning before January 1, 2011, a dividend paid to a US Holder who is an individual, estate or trust by us generally will be taxed at the preferential tax rates applicable to long-term capital gains if we are a "qualified foreign corporation" ("QFC") and certain holding period requirements for the Offered Shares are met. We generally will be a QFC if we are eligible for the benefits of the Canada United States Tax Convention or our shares are readily tradable on an established securities market in the United States within the meaning provided in the Code. However, even if we satisfy one or more of these requirements, we will not be treated as a QFC if we are a "passive foreign investment company" (or "PFIC," as discussed below) for the taxable year during which we pay a dividend or for the preceding taxable year. See the section under the heading "Passive Foreign Investment Company Rules" below.

        As discussed below, we do not believe that we were a PFIC during the prior taxable year, and based on current business plans and financial expectations, we do not believe that we will be a PFIC for the current taxable year. However, PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the taxable year in question, and is determined annually. Consequently, there can be no assurance that we have never been and will not become a PFIC for any taxable year during which US Holders hold Offered Shares.

        If we are not a PFIC, but a dividend paid to a US Holder otherwise fails to qualify for the preferential tax rates discussed above, a dividend paid by us to a US Holder generally will be taxed at ordinary income tax rates (and not at the preferential tax rates applicable to long-term capital gains).

        The amount of a distribution paid to a US Holder in foreign currency generally will be equal to the United States dollar value of such distribution based on the exchange rate applicable on the date of receipt. A US Holder that does not convert foreign currency received into United States dollars on the date of receipt generally will have a tax basis in such foreign currency equal to the United States dollar value of such foreign currency on the date of receipt. A US Holder generally will recognize ordinary income or loss on the subsequent sale or other taxable disposition of such foreign currency (including an exchange for United States dollars) which generally would be United States source income or loss for foreign credit tax purposes.

Foreign Tax Credit

        A US Holder who pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Offered Shares generally will be entitled, at the election of such US Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a US Holder's United States federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a US Holder's income subject to United States federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a US Holder during a year.

        Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a US Holder's United States federal income tax liability that such US Holder's "foreign source" taxable income bears to such US Holder's worldwide taxable income. In applying this limitation, a US Holder's various items of income and deduction must be classified, under complex rules, as either "foreign source" or "US source." In addition, this limitation is calculated separately with respect to specific categories of income. Dividends paid by us generally will constitute "foreign source" income and generally will be categorized as "passive category income." Gain or loss recognized by a US Holder on the sale or other taxable disposition of Offered Shares generally will be treated as "US source" for purposes of applying the United States foreign tax credit rules. The foreign tax credit rules are complex, and each US Holder should consult its own tax advisor regarding the foreign tax credit rules.

Sale or Other Taxable Disposition of Offered Shares

        Subject to the possible application of the PFIC rules described below, upon the sale or other taxable disposition of Offered Shares, a US Holder generally will recognize capital gain or loss in an amount equal to the difference between (i) the amount of cash plus the fair market value of any property received and (ii) such US Holder's adjusted tax basis in such Offered Shares sold or otherwise disposed of. Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the Offered Shares have been held for more than one year.

        Preferential rates apply to long-term capital gains of a US Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a US Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

        The amount realized by a US Holder receiving foreign currency in connection with a disposition of Offered Shares generally will be equal to the United States dollar value of the proceeds received based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into US dollars at that time). A US Holder that does not convert foreign currency received into United States dollars on the date of receipt generally will have a tax basis in such foreign currency equal to the United States dollar value of such foreign currency on the date of receipt. Such a US Holder generally will recognize ordinary income or loss on the subsequent sale or other taxable disposition of such foreign currency (including an exchange for United States dollars) which generally would be treated as US source ordinary income or loss.

Passive Foreign Investment Company Rules

        If we were to constitute a PFIC (as defined below) for any year during a US Holder's holding period, then certain different and generally adverse tax consequences would apply to such US Holder's acquisition, ownership and disposition of Offered Shares.

        We generally will be a PFIC under Section 1297 of the Code if, for a taxable year, (a) 75% or more of our gross income for such taxable year is passive income or (b) on average for a taxable year, 50% or more of the assets held by us either produce passive income or are held for the production of passive income, based on the fair market value of such assets (or on the adjusted tax basis of such assets, if we are not publicly traded and either are a "controlled foreign corporation" or make an election). "Gross income" generally means all revenues less the cost of goods sold, and "passive income" includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

        In addition, for purposes of the PFIC income test and asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another foreign corporation, we will be treated as if we (a) held a proportionate share of the assets of such other foreign corporation and (b) received directly a proportionate share of the income of such other foreign corporation. In addition, for purposes of the PFIC income test and asset test described above, "passive income" does not include any interest, dividends, rents, or royalties that are received or accrued by us from a "related person" (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

        Under certain attribution rules, if we are a PFIC, US Holders will be deemed to own their proportionate share of any subsidiary of ours which is also a PFIC (a "Subsidiary PFIC"), and will be subject to United States federal income tax on (i) a distribution on the shares of a Subsidiary PFIC or (ii) a disposition of shares of a Subsidiary PFIC, both as if the holder directly held the shares of such Subsidiary PFIC.

        We do not believe that we were a PFIC during the prior taxable year, and based on current business plans and financial expectations, we do not believe that we will be a PFIC for the current taxable year. However, PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the taxable year in question, and is determined annually. Consequently, there can be no assurance that we have never been and will not become a PFIC for any taxable year during which US Holders hold Offered Shares.

        In any given taxable year for which we are classified as a PFIC, during which a US Holder holds Offered Shares, a US Holder would be subject to increased tax liability (possibly including an interest charge) upon the sale or other disposition of the Offered Shares or upon the receipt of certain distributions treated as "excess distributions," unless such US Holder elects to be taxed currently, as discussed in "Mark-to-Market and QEF Elections" below. An excess distribution generally would be any distribution to a US Holder with respect to Offered Shares during a single taxable year that is greater than 125% of the average annual distributions received by such US Holder with respect to the Offered Shares during the three preceding taxable years or, if shorter, the US Holder's holding period before the taxable year.

        In addition, certain special, generally adverse rules would apply to the Offered Shares if we are a PFIC. For example, a US holder that uses PFIC shares as security for a loan will, except as may be provided in regulations, be treated as having made a taxable disposition of such shares.

        If a US Holder owns the Offered Shares during any year in which we are a PFIC, such US Holder must also file Internal Revenue Service Form 8621 regardless of whether such holder makes a Mark-to-Market or QEF election.

Mark-to-Market and QEF Elections

        If the Offered Shares are "marketable stock" for purposes of the PFIC rules, a US Holder may make an election to include gain or loss on the Offered Shares as ordinary income or loss under a mark-to-market method of accounting. The Offered Shares would be marketable securities if they were regularly traded on a qualifying exchange that is either (i) a national securities exchange which is registered with the SEC or the national market system established pursuant to the Exchange Act, or (ii) any exchange or other market that the United States Treasury Department determines are adequate. The NASDAQ meets this test, and we believe that the TSX meets this test. Accordingly, so long as the Offered Shares are regularly traded on the TSX or the NASDAQ, a US Holder should be able to make a mark-to-market election with respect to the Offered Shares if we are classified as a PFIC.

        If a US Holder chooses to make a mark-to-market election, such US Holder must include in ordinary income for each taxable year for which the election is in effect, and during which we are a PFIC, an amount equal to the excess, if any, of the fair market value of its Offered Shares as of the close of the taxable year over its adjusted tax basis in the Offered Shares. In addition, the US Holder may claim an ordinary loss deduction for the excess, if any, of its adjusted tax basis in the Offered Shares over the fair market value of the Offered Shares at the close of the taxable year, but only to the extent of any prior net mark-to-market gains. A US Holder's adjusted tax basis in its Offered Shares will be increased by the income recognized under the mark-to-market election and decreased by deductions allowed under the election. Gain upon an actual sale or other disposition of the Offered Shares will be treated as ordinary income, and any losses incurred on a sale or other disposition of the Offered Shares will be treated as an ordinary loss to the extent of any prior net mark-to-market gains.

        A mark-to-market election applies to the taxable year in which the election is made and to each subsequent year, unless the Offered Shares cease to be marketable (as described above) or the United States Internal Revenue Service consents to revocation of the election. If a US Holder does not make a mark-to-market election for the first year in which such Holder owns Offered Shares and we are a PFIC, the interest charge imposed under the Internal Revenue Code as described above will apply to any mark-to-market gain recognized in the later year that the election is first made over the fair market value of the Offered Shares. US Holders are urged to consult their own tax advisors as to the consequences of making a mark-to-market election.

        Under the Internal Revenue Code, a holder of shares of a PFIC may also make a qualifying electing fund ("QEF") election with respect to shares of the PFIC. In such a case, the shareholder is generally subject to tax on its pro rata share of the income and gains of the PFIC on a current basis, without regard to whether or not actual distributions are made by the PFIC, rather than being subject to the treatment described above in "Passive Foreign Investment Company Rules." US Holders should consult with their tax advisor as to the availability and consequences of the QEF election. In particular, an election to treat us as a QEF will not be available if we do not provide the information necessary to make such an election.

        US Holders should be aware that, for each taxable year, if any, that we or any Subsidiary PFIC is a PFIC, we can provide no assurances that we will satisfy the record keeping requirements of a PFIC, or that we will make available to US Holders the information such US Holders require to make a QEF Election under Section 1295 of the Code with respect of us or any Subsidiary PFIC. Each US Holder should consult its own tax advisor regarding the availability of, and procedure for making, a QEF Election with respect to us and any Subsidiary PFIC.

Backup Withholding and United States Information Reporting

        Under United States federal income tax law and regulations, certain categories of US Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. Penalties for failure to file certain of these information returns are substantial. US Holders of the Offered Shares should consult with their own tax advisors regarding the requirements of filing information returns, and, if applicable, mark-to-market and QEF elections.

        Payments made within the United States of dividends on, and proceeds arising from the sale or other taxable disposition of, Offered Shares generally may be subject to information reporting and backup withholding (currently at the rate of 28%) if a US Holder (a) fails to furnish such US Holder's correct United States taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect United States taxpayer identification number, (c) is notified by the IRS that such US Holder has previously failed to properly report items subject to backup withholding, or (d) fails to certify, under penalties of perjury, that such US Holder has furnished its correct United States taxpayer identification number and that the IRS has not notified such US Holder that it is subject to backup withholding. However, certain exempt persons, such as corporations, generally are excluded from these information reporting and backup withholding rules. Any amounts withheld under the United States backup withholding tax rules will be allowed as a credit against a US Holder's United States federal income tax liability, if any, or will be refunded, if such US Holder furnishes required information to the IRS. Each

US Holder should consult its own tax advisor regarding application of the information reporting and backup withholding rules to them.

NASDAQ QUORUM REQUIREMENT

        NASDAQ Marketplace Rule 5615(a)(3) permits a foreign private issuer to follow its home country practice in lieu of certain of the requirements of the Rule 5600 Series. A foreign private issuer that follows a home country practice in lieu of one or more provisions of the Rule 5600 Series is required to disclose in its registration statement related to its initial public offering or first US listing on NASDAQ, or on its website, each requirement of the Rule 5600 Series that it does not follow and describe the home country practice followed by the issuer in lieu of those requirements.

        We do not follow Marketplace Rule 5620(c), but instead follow our home country practice. The NASDAQ minimum quorum requirement under Rule 5620(c) for a meeting of shareholders is 33.33% of the outstanding common shares. In addition, Rule 5620(c) requires that an issuer listed on NASDAQ state its quorum requirement in its governing documents. Our quorum requirement is set forth in our articles. A quorum for a meeting of our shareholders is one person who is, or who represents by proxy, one or more shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting. The foregoing is consistent with the laws, customs and practices in Canada.

UNDERWRITING

        We have entered into an underwriting agreement dated November 19, 2009, with the Underwriters named below, for whom Canaccord Adams Inc., Canaccord Capital Corporation and GMP Securities L.P. are acting as lead underwriters. Subject to the terms and conditions of the underwriting agreement, each of the Underwriters has severally agreed to purchase, and we have agreed to sell to them, the number of Offered Shares indicated below:

Name	Number of Shares(1)
Canaccord Adams Inc.	815,625
Canaccord Capital Corporation	815,625
GMP Securities L.P.	1,141,875
Roth Capital Partners, LLC	543,750
Desjardins Securities Inc.	199,375
Wellington West Capital Markets Inc.	108,750

Note:

(1)
Adjusted to give effect to the November 5, 2009 consolidation of our Common Shares on a four-to-one (4:1) basis. See "Explanatory Note Related to Share Consolidation".

        The Offering Price was determined by negotiation between us and the Underwriters. The Underwriters, as principals, conditionally offer the Offered Shares, subject to prior sale, if, as and when issued, sold and delivered by us to and accepted by the Underwriters in accordance with the conditions in the underwriting agreement. The underwriting agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Offered Shares are subject to the receipt of legal opinions by the Underwriters and to certain other conditions contained in the underwriting agreement. The underwriting agreement provides that the Underwriters must buy all of the Offered Shares if they buy any of them. However, the Underwriters are not required to take or pay for the Offered Shares covered by the Over-Allotment Option. The obligations of the Underwriters under the underwriting agreement may be terminated at the discretion of the lead underwriters on the basis of its assessment of the effect that certain changes in the United States, Canada or international political, financial or economic conditions may have on the market for the Offered Shares. The obligations of the Underwriters may also be terminated upon the occurrence of certain stated events.

        The Offering is being made concurrently in the United States and Canada pursuant to the MJDS. The Offered Shares will be offered in the United States and Canada through the Underwriters either directly or through their respective United States or Canadian broker-dealer affiliates or agents, as applicable. No securities will be offered or sold in any jurisdiction except by or through brokers or dealers duly registered under the applicable securities laws of that jurisdiction, or in circumstances where an exemption from such registered dealer requirements is available. Subject to applicable law, the Underwriters may offer the Offered Shares outside of the United States and Canada, pursuant to prospectus exemptions.

Discounts and Commissions

        The Underwriters have advised us that they propose to offer the Offered Shares to the public at the Offering Price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$0.247 per Offered Share. The Underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of US$0.10 per Offered Share to certain brokers and dealers. After the Offering, the Offering Price, concession and reallowance to dealers may be reduced by the Underwriters' representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Offered Shares are offered by the Underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

        The following table shows the Offering Price, the underwriting discounts and commissions payable to the Underwriters by us and the proceeds, before expenses, to us. Such amounts are shown assuming both no exercise and full exercise of the Over-Allotment Option.

	Per Share		Total
	Without Over- Allotment Option(1)	With Over- Allotment Option(1)	Without Over- Allotment Option(1)	With Over- Allotment Option(1)
Offering Price	US$7.60	US$7.60	US$27,550,000	US$31,682,500
Underwriting discounts and commissions paid by us	US$0.494	US$0.494	US$1,790,750	US$2,059,363
Proceeds to us, before expenses	US$7.106	US$7.106	US$25,759,250	US$29,623,137

Note:

(1)
Adjusted to give effect to the November 5, 2009 consolidation of our Common Shares on a four-to-one (4:1) basis. See "Explanatory Note Related to Share Consolidation".

Over-Allotment Option

        We have granted to the Underwriters an option (the "Over-Allotment Option"), exercisable for 30 days from the closing of the Offering, to purchase up to an aggregate of 543,750 Additional Shares at the Offering Price, to cover over-allotments, if any. If the Underwriters exercise the Over-Allotment Option, each Underwriter has agreed, subject to some conditions, to purchase a number of Additional Shares proportionate to that Underwriter's initial purchase commitment as indicated in the table above.

Expenses

        We are responsible for all expenses related to the Offering, whether or not it is completed, including all filing fees and expenses incurred in connection with qualifying or registering all or any part of the Offered Shares and the fees and expenses of Underwriters' legal counsel up to $100,000. The Underwriters are responsible for other fees and disbursements of Underwriters' legal counsel and the fees and disbursements of translators (as applicable). We have also agreed to reimburse the Underwriters reasonable costs and out-of-pocket expenses (including travel expenses in connection with due diligence and marketing activities) to a maximum, collectively, of $50,000, including taxes thereon.

Indemnification

        We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the US Securities Act and applicable Canadian securities legislation, or to contribute to payments that the Underwriters may be required to make in respect of those liabilities.

Lock-up Agreements

        Our officers, directors and certain shareholders including Pacific Marketing Consultants Ltd. (collectively, the "Locked-Up Shareholders"), in addition to Skyland International Investment Management Ltd, HZ Health Management Company Limited, Dr. Luke Zhang and Brian Palmieri (collectively, the "Extended Locked-Up Shareholders") have agreed, subject to specified exceptions, not to directly or indirectly:

  •
  offer, sell, contract to sell, secure, pledge, grant or sell any option, right or warrant to purchase, or otherwise lend, transfer or dispose of, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act, or announce any intention to do so, any of our securities that they hold, or

  •
  make any short sale, engage in any hedging transaction, or enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Common Shares,

  with respect to the Locked-Up Shareholders, without the prior written consent of the lead underwriters, for the period commencing on the date of the lock-up agreement to 90 days after the closing of the Offering, and with respect to the Extended Locked-Up Shareholder, without the prior written consent of the lead underwriters, for the period commencing on the date of the lock-up agreement to the 12 month anniversary of the closing of the Offering 100% of the Common Shares held by the Extended Locked-Up Shareholders, with 1/3 of such Common Shares released from the above obligations on the 12 month anniversary of the closing of the Offering, an additional 1/3 of such Common Shares released from the above obligations on the 24 month anniversary of the closing of the Offering, and the remaining 1/3 of such Common Shares released from the above obligations on the 36 month anniversary of the closing of the Offering.

        Notwithstanding the termination of the locked-up period outlined above for the Locked-Up Shareholders and the Extended Locked-Up Shareholders (the "Lock-Up Period"), and subject to certain exceptions, in the event that either (i) during the last 17 days of the applicable Lock-Up Period, we issue an earnings release or material news or a material event relating to us occurs, or (ii) prior to the expiration of the applicable Lock-Up Period, we announce that we will release earnings results or we become aware that material news or a material event relating to us will occur during the 16-day period beginning on the last day of the applicable Lock-Up Period, then in either case the expiration of the applicable Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of an earnings release or the occurrence of the material news or material event, as applicable, unless the lead underwriters waive, in writing, such extension.

        The lead underwriters may, in their sole discretion and at any time or from time to time before the termination of the applicable Lock-Up Period, without notice, release all or any portion of the securities subject to lock-up agreements. Aside from an agreement that Mr. Brian Palmieri may, with the consent of the Underwriters, sell up to 125,000 Common Shares held by Mr. Palmieri during his applicable Lock-Up Period, there are no existing agreements between the Underwriters and any of the persons who will execute a lock-up agreement providing consent to the sale of Common Shares prior to the expiration of the applicable Lock-Up Period.

Listing

        Our Common Shares are listed on the TSX under the trading symbol "GLG". We have applied to have our Common Shares listed on NASDAQ under the symbol "GLGL", and for the additional listing of the Offered Shares on the TSX. Listing will be subject to our fulfillment of all of the listing requirements of NASDAQ and the TSX.

Electronic Distribution

        A prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the Underwriters of the Offering, or by their affiliates. Other than the prospectus in electronic format, the information on any Underwriter's website and any information contained in any other website maintained by an Underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriter in its capacity as underwriter and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

        Until the distribution of the Offered Shares is completed, SEC rules may limit the Underwriters from bidding for and purchasing Offered Shares. However, the representative may engage in transactions that stabilize the market price of the Offered Shares, such as bids or purchases to peg, fix or maintain that price so long as stabilizing transactions do not exceed a specified maximum.

        Pursuant to rules of the Ontario Securities Commission and the Universal Market Integrity Rules for Canadian Marketplaces, the Underwriters may not, throughout the period of distribution, bid for or purchase Offered Shares except in accordance with certain permitted transactions, including market stabilization and passive market making activities. In connection with the sale of the Offered Shares, the Underwriters may sell more Common Shares than they are required to purchase in this Offering or effect transactions which stabilize or maintain the market price of the Common Shares at levels other than those which otherwise might prevail on the open market.

        In connection with this Offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise make short sales of Common Shares and may purchase Common Shares on the open market to cover positions created by short sales. Short sales involve the sale by the Underwriters of a greater number of Common Shares than they are required to purchase in this Offering. "Covered" short sales are sales made in an amount not greater than the Over-Allotment Option. The Underwriters may close out any covered short position by either exercising the Over-Allotment Option or purchasing Common Shares in the open market. In determining the source of Common Shares to close out the covered short position, the Underwriters will consider, among other things, the price of Common Shares available for purchase in the open market as compared to the price at which they may purchase Common Shares through the exercise of the Over-Allotment Option. "Naked" short sales are sales in excess of the Over-Allotment Option. The Underwriters must close out any naked short position by purchasing Common Shares in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the Common Shares in the open market after pricing that could adversely affect investors who purchase in this Offering. A "stabilizing bid" is a bid for or the purchase of Common Shares on behalf of an Underwriter in the open market prior to the completion of this Offering for the purpose of fixing or maintaining the price of the Common Shares. A "syndicate covering transaction" is the bid for or purchase of Common Shares on behalf of the Underwriters to reduce a short position incurred by the Underwriters in connection with the Offering.

        Similar to other purchase transactions, the Underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Common Shares or preventing or retarding a decline in the market price of our Common Shares. As a result, the price of our Common Shares may be higher than the price that might otherwise exist in the open market.

        The representative may also impose a "penalty bid" on Underwriters. A "penalty bid" is an arrangement permitting the representative to reclaim the selling concession otherwise accruing to the Underwriters in connection with this Offering if the Offered Shares being sold by the Underwriters are purchased by the Underwriters in a syndicate covering transaction and have therefore not been effectively placed by the Underwriters. The imposition of a penalty bid may also affect the price of the Common Shares in that it discourages resales of those Common Shares.

        Neither we, nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of Common Shares. In addition, neither we nor any of the Underwriters makes any representation that the representative will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

        The Underwriters and their affiliates have provided, or may in the future provide, various investment banking, commercial banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of their businesses, the Underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the Underwriters and their affiliates may at any time hold long or short positions in such securities or loans.

LEGAL MATTERS

        Certain legal matters relating to the Offering and to the Offered Shares to be distributed pursuant to this short form prospectus will be reviewed on our behalf by Fasken Martineau DuMoulin LLP and DLA Piper LLP (US) and on behalf of the Underwriters by Farris, Vaughan, Wills & Murphy LLP and Choate, Hall & Stewart LLP. Legal matters as to PRC law will be reviewed on our behalf by Shandong Jiuruntong Law Firm and on behalf of the Underwriters by Han Kun Law Offices.

        As at the date hereof, the partners and associates, as a group of each of Fasken Martineau DuMoulin LLP, DLA Piper LLP (US), Farris, Vaughan, Wills & Murphy LLP, Choate, Hall & Stewart LLP, Shandong Jiuruntong Law Firm and Han Kun Law Offices own less than 1% of the outstanding Common Shares.

INTERESTS OF EXPERTS

        Lo Porter Hetu, Certified General Accountants, have prepared an independent auditor's report in connection with our annual financial statements as of and for the fiscal year ended December 31, 2007, which is dated as of March 1, 2008 except as to note 1(b) to the December 31, 2008 consolidated financial statements, which is dated as of March 27, 2009, and except as to notes 32 and 33 to the December 31, 2008 consolidated financial statements, which are dated as of October 28, 2009. Lo Porter Hetu is independent of us within the meaning of the Rules of Professional Conduct of the British Columbia Institute of Chartered Accountants and is registered with the Canadian Public Accountability Board.

        Our auditors are PricewaterhouseCoopers LLP, Chartered Accountants, who have prepared an independent auditors' report dated April 1, 2009, except that notes 32 and 33 are dated October 28, 2009, in respect of our consolidated financial statements as at December 31, 2008 and for the year ended December 31, 2008. PricewaterhouseCoopers LLP has advised that they are independent with respect to the Corporation within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia and the rules of the SEC.

AUDITORS, TRANSFER AGENT AND REGISTRAR

        Our auditors are PricewaterhouseCoopers LLP, Chartered Accountants, 250 Howe Street, Suite 700, Vancouver, British Columbia V6C 3S7.

        The registrar and transfer agent of the Common Shares is Computershare Trust Company of Canada, 510 Burrard Street, Second Floor, Vancouver, British Columbia V6C 3B9.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC under the US Securities Act, a registration statement on Form F-10 (which, together with all amendments and supplements thereto, we refer to as the "Registration Statement") with respect to the Common Shares offered hereby. This prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us, and the Common Shares offered hereby, reference is made to the Registration Statement and to the schedules and exhibits filed therewith. Statements contained or incorporated by reference in this prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement can be found on the SEC's website, www.sec.gov.

        Subsequent to the effectiveness of the Registration Statement, we will be subject to the information requirements of the Exchange Act, and in accordance therewith will file periodic reports and other information with the SEC. Under the MJDS, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Under the Exchange Act, we are not required to publish financial statements as frequently or as promptly as United States public companies. Any information filed with the SEC may be reviewed, printed and downloaded from the SEC's website (www.sec.gov) and inspected and copied at prescribed rates at the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been filed with the SEC as part of the Registration Statement of which this prospectus forms a part: the documents referred to under the heading "Documents Incorporated by Reference"; the consent of PricewaterhouseCoopers LLP; the consent of Fasken Martineau DuMoulin LLP; the consent of Farris, Vaughan, Wills & Murphy LLP; powers of attorney from certain of our directors and officers; and the underwriting agreement.

ENFORCEABILITY OF CIVIL LIABILITIES

        We are a corporation existing under the Business Corporations Act (British Columbia). Some of our directors and officers and some or all of the Underwriters and experts named in this prospectus are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion of our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Common Shares who reside in the United States to effect service within the United States upon those directors, officers, Underwriters and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws.

        We filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed DL Services Inc. as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the Offering of the Common Shares under this prospectus.

[ALTERNATIVE PAGE FOR CANADIAN PROSPECTUS]

ELIGIBILITY FOR INVESTMENT

        In the opinion of Fasken Martineau DuMoulin LLP, our legal counsel, and Farris, Vaughan, Wills & Murphy LLP, counsel to the Underwriters, provided that the Offered Shares are listed on a designated stock exchange, as defined in the Income Tax Act (Canada) (the "Tax Act") (which currently includes the TSX), the Offered Shares would, if issued on the date hereof, be qualified investments for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans, registered education savings plans, registered disability savings plans and tax free savings accounts ("TFSA") under the Tax Act. Notwithstanding the forgoing, a holder of a TFSA will be subject to a penalty tax under the Tax Act if the holder does not deal at arm's length with us (within the meaning of the Tax Act) or if such holder has a significant interest in us or in any other corporation, trust or partnership with which we do not deal at arm's length. Generally, a holder will have a significant interest in us if the holder, together with persons with whom the holder does not deal at arm's length, directly or indirectly owns 10% or more of the issued shares of any class of our capital stock or a corporation related to us, within the meaning of the Tax Act.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

        Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revision of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that such remedies for rescission, revision of price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights or consult with a legal adviser.

PURCHASERS' CONTRACTUAL RIGHT OF ACTION

        We may make available certain materials describing the Offering (the "Website Materials") on the website www.retailroadshow.com under the heading "GLG Life Tech Corporation" in accordance with US federal securities laws during the period prior to obtaining a final receipt for the final short form prospectus relating to this offering (the "Final Prospectus") from the securities regulatory authorities in the Canadian Jurisdictions. In order to give purchasers in each of the Canadian Jurisdictions the same unrestricted access to the Website Materials as provided to US purchasers, we have applied for and obtained exemptive relief in a decision dated November 16, 2009 from the securities regulatory authorities in each of the Canadian Jurisdictions. Under the terms of that exemptive relief, we and each of the Canadian Underwriters signing the certificate contained in the Final Prospectus agreed that, if the Website Materials contained any untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make any statement therein not misleading in light of the circumstances in which it was made (a "misrepresentation"), a purchaser resident in a Canadian Jurisdiction who purchases Offered Shares under the Final Prospectus during the period of distribution has, without regard to whether the purchaser relied on the misrepresentation, rights against us and each of the Canadian Underwriters for the misrepresentation that are equivalent to the rights under section 131 of the Securities Act (British Columbia) or the comparable provision of the securities legislation in each of the other Canadian Jurisdictions, as if that misrepresentation was contained in the Final Prospectus.

 AUDITORS' REPORT

To the Directors of
GLG Life Tech Corporation

        We have audited the consolidated balance sheet of GLG Life Tech Corporation as at December 31, 2008 and the consolidated statements of operations, changes in shareholders' equity and comprehensive income (loss) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

        In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2008 and the results of its operations, changes in shareholders' equity and comprehensive income (loss) and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

        The consolidated financial statements of the company as of December 31, 2007 and for the year then ended were audited by other auditors whose report dated March 1, 2008, except as for note 1(b), which is at of March 27, 2009, and notes 32 and 33, which are as of October 28, 2009, expressed an unqualified opinion on those statements.

(Signed) PRICEWATERHOUSECOOPERS LLP
Chartered Accountants
Vancouver, BC
April 1, 2009, except as to notes 32 and 33, which are as of October 28, 2009

Comments by Independent Auditor on Canada — US reporting difference

        In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the company's ability to continue as going concern, such as those described in note 1 to the 2008 consolidated financial statements of GLG Life Tech Corporation. Our report to the shareholders on the consolidated financial statements dated April 1, 2009, except as to notes 32 and 33, which are as of October 28, 2009 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.

(Signed) PRICEWATERHOUSECOOPERS LLP
Chartered Accountants
Vancouver, BC
April 1, 2009, except as to notes 32 and 33, which are as of October 28, 2009

"PricewaterhouseCoopers" refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership, or, as the context requires, the PricewaterhouseCoopers global network or other member firms of the network, each of which is a separate and independent legal entity.

 AUDITORS' REPORT

To the Directors of
GLG Life Tech Corporation

        We have audited the consolidated balance sheet of GLG Life Tech Corporation as at December 31, 2007 and the consolidated statements of operations, changes in shareholders' equity and comprehensive income (loss) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

        In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2007 and the results of its operations, changes in shareholders' equity and comprehensive income (loss) and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

Certified General accountants

Calgary, Alberta, Canada
March 1, 2008, except as for Note 1(b), which is as of March 27, 2009, and as for Note 32 and 33, which are as of October 28, 2009

            Amended Consolidated Financial Statements
             GLG LIFE TECH CORPORATION
            Years ended December 31, 2008 and 2007

GLG LIFE TECH CORPORATION

CONSOLIDATED BALANCE SHEETS

(In Canadian Dollars)

	December 31, 2008	December 31, 2007
		Restated (Note 1(b))
ASSETS
Current Assets
Cash and cash equivalents	$7,362,671	$28,253,580
Short term investments (Note 5)	365,785	—
Accounts receivable (Notes 6 and 26)	2,714,114	3,939,045
Interest receivable (Notes 6 and 26)	3,651	199,546
Loans receivable (Notes 6 and 26)	—	1,719,633
Taxes recoverable (Note 7)	1,504,000	1,061,450
Inventory (Note 8)	33,057,690	8,863,190
Prepaid expenses (Note 9)	7,380,086	67,679

	52,387,997	44,104,123
Property, Plant, and Equipment (Note 10)	83,366,043	14,006,891
Goodwill	7,587,798	7,587,798
Restricted Cash (Note 11)	100,710	—
Loans Receivable (Notes 6 and 26)	—	144,549
Deferred Charges	125,261	—
Intangible Assets (Note 12)	30,793,314	28,285,420

	$174,361,123	$94,128,781

LIABILITIES
Current Liabilities
Short term loans (Note 13)	$10,231,500	$—
Accounts payable and accruals (Note 14)	17,167,567	1,246,330
Due to related parties (Note 24)	—	410,078
Interest payable (Notes 15 and 18)	1,063,729	395,568
Advances from a customer (Note 15)	24,492,000	6,549,100
Deferred Revenue (Note 16)	1,995,000	—
Convertible debenture (Note 18)	—	4,742,282

	54,949,796	13,343,358
FUTURE INCOME TAXES, NET (Note 25)	2,414,642	3,887,060
NON-CONTROLLING INTERESTS	167,211	—
SHAREHOLDERS' EQUITY
Share capital (Notes 19 and 20)	93,355,149	61,052,731
Warrants (Note 19)	11,477,908	15,378,511
Equity portion of convertible debenture (Note 18)	—	1,513,003
Contributed surplus	3,347,623	1,702,716
Accumulated other comprehensive income	20,696,008	(1,307,926)
Deficit (Note 21)	(12,047,214)	(1,440,672)

	116,829,474	76,898,363

	$174,361,123	$94,128,781

Description of business, going concern and restatement (Note 1)
Commitments and Contingent Liability (Notes 29 and 30)
Subsequent events (Note 31)

        APPROVED ON BEHALF OF THE BOARD:

(Signed) "Brian Palmieri" Director	(Signed) "Jinduo Zhang" Director

See Accompanying Notes to the Consolidated Financial Statements

GLG LIFE TECH CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2008 and 2007
(In Canadian Dollars)

	Year ended December 31
	2008	2007
		Restated (Note 1(b))
REVENUE
Sales	$9,891,318	$8,192,865
Commissions	—	964,185

	9,891,318	9,157,050
COST OF SALES	7,560,490	6,499,954

GROSS PROFIT	2,330,828	2,657,096
GENERAL AND ADMINISTRATIVE EXPENSES	7,217,189	1,607,129

(LOSS) INCOME BEFORE THE UNDERNOTED	(4,886,361)	1,049,967
OTHER INCOME (EXPENSES)
Donation	(73,337)	—
Interest on convertible debenture and advances (Notes 15 and 18)	(2,009,638)	(1,175,874)
Provision on loans and receivables (Notes 6 and 26)	(3,111,351)	—
Interest income	820,765	194,288
Realized foreign exchange loss	(2,842,894)	(308,812)

	(7,216,455)	(1,290,398)

LOSS BEFORE INCOME TAXES AND NON-CONTROLLING INTERESTS	(12,102,816)	(240,431)
INCOME TAXES RECOVERY (Note 25)	1,428,000	609,861

NET (LOSS) INCOME BEFORE NON-CONTROLLING INTERESTS	(10,674,816)	369,430
NON-CONTROLLING INTERESTS	68,274	—

NET (LOSS) INCOME	(10,606,542)	369,430
DEFICIT, beginning of year	(1,440,672)	(1,810,102)

DEFICIT, end of year	(12,047,214)	(1,440,672)

NET (LOSS) INCOME PER SHARE
Basic	$(0.15)	$0.01
Diluted	(0.15)	0.00

Weighted Average Number of Shares Outstanding
Basic	71,740,424	50,988,982
Diluted	107,554,684	109,702,794

See Accompanying Notes to the Consolidated Financial Statements

GLG LIFE TECH CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOW

For the Years Ended December 31, 2008 and 2007
(In Canadian Dollars)

	2008	2007
		Restated (Note 1(b))
Cash provided by (used in)
Operating activities
Net income (loss)	$(10,606,542)	$369,430
Items not affecting cash:
Accretion on convertible debenture	1,257,718	697,925
Stock-based compensation	1,320,575	—
Amortization of property, plant and equipment & intangibles	2,539,869	497,726
Provision on loan and receivables	3,111,371	—
Foreign exchange loss	2,841,737	254,324
Future income tax recovery	(1,416,928)	(609,861)
Non-controlling interests	(68,274)	—

	(1,020,474)	1,209,544
Changes in non-cash working capital items (Note 22)	(18,744,065)	(11,335,750)

Cashflow used by operating activities	(19,764,539)	(10,126,206)

Investing activities
(Increase) Decrease in short term investment	(299,849)	20,000
Increase in loan receivable	—	(155,843)
Equity contribution by non-controlling interests	253,007	—
Increase in restricted cash	(100,710)	—
Purchase of intangible assets	—	(1)
Purchase of property, plant and equipment	(42,381,870)	(6,478,389)

Cash flow used by investing activities	(42,529,422)	(6,614,233)

Financing activities
Reduction in subscriptions receivable	—	380,492
Increase in short term loan	8,387,169	—
Issuance of common shares	17,844,394	32,251,588
Share issuance costs	(195,000)	—
Issuance of warrants	—	1,025,297
Repaid advance from a customer	(7,122,367)	—
Increase in advance from a customer	20,191,680	6,549,100
Convertible debenture	—	4,712,982
Advances from related parties	(846,630)	410,078
Convertible note payable	—	(880,000)

Cash flow from financing activities	38,259,246	44,449,537

Effect of foreign exchange rate changes on cash and cash equivalents	3,143,806	(377,603)

CHANGE IN CASH AND CASH EQUIVALENTS	(20,890,909)	27,331,495
CASH AND CASH EQUIVALENTS, beginning of period	28,253,580	922,085

CASH AND CASH EQUIVALENTS, end of period	$7,362,671	$28,253,580

CASH FLOW SUPPLEMENTARY INFORMATION
Interest paid	$654,056	$263,395
Income taxes received	—	5,000
Increase in accounts payable and accruals related to the purchase of property, plant and equipment	12,657,383	—

See Accompanying Notes to the Consolidated Financial Statements

GLG LIFE TECH CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY AND COMPREHENSIVE INCOME (LOSS)

For the Years Ended December 31, 2008 and 2007
(In Canadian Dollars)

	Share Capital	Warrants	Equity portion of convertible debenture	Contributed Surplus	Accumulated Other Comprehensive Income ("AOCI")	Deficit	Total Comprehensive Income (Loss)
	Restated (Note 1(b))	Restated (Note 1(b))	Restated (Note 1(b))		Restated (Note 1(b))	Restated (Note 1(b))	Restated (Note 1(b))
Balance, December 31, 2006	$19,179,824	$—	$—	$1,767,651	$128,815	$(1,810,102)
Options exercised	132,935	—	—	(64,935)	—	—
Shares issued for service	300,000	—	—	—	—	—
Private Placement	28,564,972	3,318,616	—	—	—	—
Shares issued for AHTD intangible	12,875,000	—	—	—	—	—
Convertible debenture	—	1,140,565	1,513,003	—	—	—
Warrants issued to a customer	—	10,919,330	—	—	—	—
Change in foreign currency translation	—	—	—	—	(1,436,741)	—	(1,436,741)
Net income	—	—	—	—	—	369,430	369,430

Balance, December 31, 2007	$61,052,731	$15,378,511	$1,513,003	$1,702,716	$(1,307,926)	$(1,440,672)	$(1,067,311)

Warrant exercised by a customer	20,235,133	(2,453,160)	—	—	—	—
Warrant expired	—	(1,447,443)	—	1,447,443	—	—
Options exercised	125,527	—	—	(63,107)	—	—
Convertible debenture converted into common shares	7,513,004	—	(1,513,003)	—	—	—
Issurance of restricted shares	1,060,004	—	—	—	—	—
Options granted	—	—	—	260,571	—	—
Common shares issued	3,368,750	—	—	—	—	—
Change in foreign currency translation	—	—	—	—	22,003,934	—	22,003,934
Net loss	—	—	—	—	—	(10,606,542)	(10,606,542)

Balance, December 31, 2008	$93,355,149	$11,477,908	$—	$3,347,623	$20,696,008	$(12,047,214)	$11,397,392

See Accompanying Notes to the Consolidated Financial Statements

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008 and 2007

1.     DESCRIPTION OF BUSINESS, GOING CONCERN AND RESTATEMENT

  The Company was incorporated under the Companies Act (British Columbia) on June 5, 1998. On March 14, 2007, the Company changed its name to GLG Life Tech Corporation ("GLG" or the "Company"). The principal business of the Company is to manufacture and sell a refined form of stevia.

  a)
  These consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will continue in operation for the foreseeable future, and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations. The Company has generated negative cash flows from operations, is reliant on external sources of financing and has a cumulative deficit of $12,047,214 and a working capital deficiency of $2,561,799 as at December 31, 2008. The Company's ability to continue as a going concern is still dependent upon the ability of the Company to continue to generate profitable operations in the future and to obtain the necessary financing to meet its obligations and to repay its liabilities arising from normal business operations when they come due. The Company must also support its planned capital expansion for the next year. These circumstances cast significant doubt on the Company's ability to continue as a going concern.

    Management plans to secure the necessary financing through a combination of renewal of existing credit facilities, the exercise of existing equity instruments for the purchase of common shares, the issue of new equity or debt instruments and entering into joint venture arrangements. Nevertheless, there is no assurance that these initiatives will be successful. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.

  b)
  The Company has restated its financial statements as at and for the year ended December 31, 2007 as follows: (i) In 2007 the proceeds of the convertible debenture were allocated between the liability portion of the convertible debenture, equity portions of the convertible debenture and warrants using the residual value method. The Company has restated its comparative financial statements to allocate the proceeds of the convertible debenture using the relative fair value of the liability portion of the convertible debenture, equity portions of the convertible debenture and warrants. Years prior to 2007 were not affected by these changes. This change resulted in an adjustment to interest expense on the convertible debenture and advances of $617,684, convertible debenture of $1,113,116, equity portion of convertible debenture of $1,323,186, warrants of $1,025,297, property, plant, and equipment of $617,684, and resulted in a decrease of net income for 2007 of $617,684 (ii) In 2007 unrealized foreign exchange gains and losses of $254,324 were recorded in other comprehensive loss and have been reclassified into unrealized foreign exchange loss (iii) accruals related to equity issuances of $195,000 were not recorded and have been adjusted as an increase in accounts payable and accruals and a reduction in share capital and (iv) a future income tax liability related to the customer relationship intangible (note 12) was not recognized in 2007 that resulted in an increase in intangible assets of $4,496,921, future income tax liabilities of $3,887,060 and income tax recovery of $609,861. As a result of these adjustments, net income was reduced by $262,146.

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

1.     DESCRIPTION OF BUSINESS, GOING CONCERN AND RESTATEMENT (Continued)

  The following tables present the impact of the restatement:

Year ended December 31, 2007	As previously reported	Restatement	As restated
CONSOLIDATED BALANCE SHEETS
Assets
Property, Plant, and Equipment	$13,389,207	$617,684	$14,006,891
Intangible assets	23,788,499	4,496,921	28,285,420
Liabilities
Accounts payable and accruals	$1,051,330	$195,000	$1,246,330
Convertible debenture	5,855,398	(1,113,116)	4,742,282
Future income taxes, net	—	3,887,060	3,887,060
Shareholders' equity
Share capital	$61,247,731	$(195,000)	$61,052,731
Warrants	14,353,214	1,025,297	15,378,511
Equity portion of convertible debenture	189,817	1,323,186	1,513,003
Accumulated other comprehensive loss	(1,562,250)	254,324	(1,307,926)
Deficit	(1,178,526)	(262,146)	(1,440,672)
CONSOLIDATED STATEMENT OF OPERATIONS
Other expense
Interest on convertible debenture and advance	$(558,190)	$(617,684)	$(1,175,875)
Foreign exchange loss	(54,488)	(254,324)	(308,812)
Income tax recovery	—	609,861	609,861
Net income	631,576	(262,146)	369,430
Net income per share
Basic	$0.01	—	0.01
Diluted	0.01	(0.01)	0.00
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY AND COMPREHENSIVE INCOME (LOSS)
Change in foreign currency translation	$(1,691,065)	$254,324	$(1,436,741)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  a)    Principles of consolidation

    The Company's consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP"), and are presented in Canadian dollars.

    These consolidated financial statements include the accounts of the Company and all its significantly owned subsidiaries: Qingdao Runde Biotechnology Company Limited, Dongtai Runyang Stevia High Tech Company Limited, Chuzhou Runhai Stevia High Tech Company Limited, Anhui Bengbu HN High Tech Development Company Limited, Agricultural High-Tech Developments Limited, and 55% owned subsidiary, GLG Weider Sweet Naturals Corp.

    All significant inter-company balances and transactions have been eliminated upon consolidation.

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  b)    Cash and cash equivalents

    Cash and cash equivalents, which include term deposits and money market funds that are purchased three months or less from maturity, are presented net of outstanding items including cheques written but not cleared by the bank as at the balance sheet date.

  c)     Short term investments

    The Company's investments consist of term deposits, and are classified as held to maturity for accounting purposes and are carried on the balance sheets at amortized cost using the effective interest method. Investments with maturities of greater than ninety days and less than one year are classified as short-term investments.

  d)    Inventory

    The Company measures its inventory at the lower of cost or net realizable value ("NRV") with respect to raw materials, finished goods and work-in-progress. NRV for finished goods and work-in-progress is generally considered to be the selling price in the ordinary course of business less the estimated costs of completion and estimated costs to make the sale.

    The Company calculates its inventory on a weighted average basis. Cost of purchase includes purchase price, applicable taxes and other costs related to the acquisition of raw materials. Cost of conversion of inventories includes direct labour, direct production costs, indirect labour, capitalized interest and fixed production overhead including depreciation.

    The Company evaluates its inventories at each period end to determine if a write-down or reversal of previously recorded write-downs in carrying value is required. The write-down and/or reversal of write-down is recorded in cost of goods sold as recognized. A loss is recognized if the net realizable value is lower than the carrying value.

  e)     Foreign currency translation

    All of the Company's subsidiaries operate as self-sustaining foreign operations, and the respective accounts have been translated into Canadian dollars in accordance with the current rate method. Assets and liabilities are translated at the exchange rates prevailing at the balance sheet dates, and revenue and expenses are translated on the basis of average exchange rates during the periods. Exchange gains or losses arising from the translation of these accounts are included in the accumulated other comprehensive income, a component of shareholders' equity, until realized.

    Other foreign currency transactions are translated using the temporal method. Exchange gains or losses are included in the consolidated statement of operations.

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  f)     Property, plant and equipment

    Property, plant and equipment are recorded at cost less accumulated amortization. Amortization is calculated using the following annual rates:

Ion exchange resin equipment	15 years	straight-line method (with 10% residual value)
Buildings	20 years	straight-line method (with 10% residual value)
Manufacturing equipment and biological assets	10 years	straight-line method (with 10% residual value)
Motor vehicles, computer equipment and software, and furniture and fixtures	5 years	straight-line method (with 10% residual value)

    Beginning January 1, 2008, the Company changed its depreciation rate for Ion exchange equipment from 20 years to 15 years. This is a change in estimate and has been applied prospectively.

    Amortization is not provided for construction in progress until the assets are ready for use.

  g)     Impairment of long-lived assets

    Long-lived assets are reviewed for impairment when events and circumstances indicate that the carrying amount of an asset may not be recoverable. The Company's policy is to record an impairment loss when it is determined that the carrying amount of the assets exceeds the sum of the expected undiscounted future cash flows resulting from use of the asset and its eventual disposition. Impairment losses are measured as the amount by which the carrying amount of the asset exceeds its fair value and is recognized as an expense in the period of impairment. Long-lived assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

  h)    Goodwill

    Goodwill represents the cost of acquired businesses in excess of the fair value of net identifiable assets acquired and arose as a result of the acquisition of Qingdao Runde Biotechnology Ltd. in fiscal 2006. Goodwill is tested for impairment at least annually or when indicated by events or changes in circumstances, by comparing the fair value of a particular reporting unit to its carrying value. When the carrying value of a reporting unit exceeds its fair value, the fair value of the reporting unit's goodwill is compared with its carrying value to measure any impairment loss. The last goodwill impairment test was performed on December 31, 2008.

  i)     Intangible assets

    Intangible assets include customer relationships, patents and technology. Intangible assets are amortized over the estimated useful life of each asset unless the life is determined to be indefinite. An intangible asset with an indefinite life is not amortized but will be tested for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired. Customer relationships are amortized over a five-year period based on the ratio of actual sales to planned sales volume expected from the relationship. Patents and technology are amortized on a straight-line basis over the expected useful life of 20 years.

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  j)     Income taxes

    Future income taxes are recorded using the asset and liability method. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment or enactment occurs.

  k)    Revenue recognition

    Revenue from product sales is recognized when products are shipped to customers and ownership is transferred to customers, when the price is fixed or determinable and when the ultimate collection is reasonably assured. Customer prepayments are recorded as advances from customers and revenue is not recognized until the shipment of goods occurs.

    Initial fees and non-refundable payments received by the Company are deferred and amortized into operations on a straight-line basis over the period of the ongoing involvement of the Company in the contract if no other objectively measureable performance criteria exists that indicates another method of recognition is more appropriate.

  l)     Loss per share

    The Company uses the treasury stock method to compute the dilutive effect of options, warrants and similar instruments. Under this method the dilutive effect on loss per share is recognized on the use of the proceeds that could be obtained upon exercising of the options, warrants and similar instruments. It assumes that the proceeds would be used to purchase common shares at the average market price during the period.

  m)   Research and development costs

    Research costs are expensed in the period in which they are incurred. Development costs are expensed in the period in which they are incurred unless such development costs meet the criteria under Canadian GAAP for deferral and amortization. No development costs have been deferred to date.

  n)    Stock-based compensation

    The Company grants stock options and restricted shares to employees, directors, and consultants pursuant to the Stock Option and Restricted Share Plan. The Company uses the Black-Scholes option valuation model to calculate the fair value of stock options.

    For stock options and restricted shares granted to directors, officers and employees, the fair value is estimated on the date of grant and is amortized to compensation expense on a straight-line basis over the related vesting periods. For stock options and restricted shares granted to non-employees, the fair value is measured when performance is complete, a performance commitment is made or the options are fully vested and non-forfeitable, whichever is earliest, and the expense is recognized over the period in which the goods or services from the non-employees are received.

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    Compensation expense is recorded based on the estimated fair value of options with a corresponding credit to contributed surplus. Any consideration received on the exercise of stock options is credited to share capital.

    Option pricing models require the input of highly subjective assumptions, including the expected price volatility, expected life of the option, and risk-free interest rate. The Company estimates forfeitures at the grant date and revises the estimate as necessary if subsequent information indicates that actual forfeitures differ significantly from the original estimate. Changes in these assumptions can materially affect the fair value estimate.

  o)    Use of estimates and measurement uncertainty

    The preparation of these consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Significant items subject to such estimates and assumptions include revenue recognition, the carrying amount of plant and equipment, valuation allowances for receivables and inventories, the valuation of goodwill, intangible assets, warrants, convertible debenture and stock based compensation. Actual results may differ from those estimates.

  p)    Capitalization of interest costs

    Interest and accretion on long term debt associated with the construction of long term assets and interest on advances from a customer are capitalized into property, plant and equipment and inventory, where the borrowing cost is attributable to the acquisition, construction or production of a qualifying asset. A qualifying asset is an asset that necessarily takes a substantial period of time to get ready for its intended use or sale.

    Where funds were borrowed specifically for obtaining a qualifying asset, the amount of borrowing costs eligible for capitalization is determined as the product of the average accumulated costs and average interest rate applicable to the borrowing. The interest cost of debt attributable to the construction of major new facilities is capitalized during the construction period until the facilities are substantially complete. Interest costs of debt attributable to inventory is capitalized based on the cost of raw materials until the raw materials are transferred into work-in-progress. Interest on funds borrowed that are not specific to obtaining a qualifying asset are expensed as incurred.

    Capitalized interest cannot exceed the actual interest incurred.

  q)    Financial instruments

    The Company classifies its financial instruments into one of the following categories: held-for-trading (assets and liabilities), assets available-for-sale, loans and receivables, assets held-to-maturity and other financial liabilities. All financial instruments are measured at fair value on initial recognition. Transaction costs are included in the initial carrying amount of financial instruments except for held-for-trading items in which case transaction costs are expensed as incurred. Measurement in subsequent periods depends on the classification of the financial instrument.

    Financial assets and liabilities "held-for-trading" are subsequently measured at fair value with changes in fair value recognized in operations. Financial assets "available-for-sale" are subsequently measured

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    at fair value with changes in fair value recognized in other comprehensive income. Financial assets "held-to-maturity", "loans and receivables", and "other financial liabilities" are subsequently amortized using the effective interest rate method.

    Financial instruments that are derivative contracts are considered "held-for-trading" unless they are designed as a hedge. Cash and cash equivalents, and short term investments are classified as "held-for-trading" and are measured at carrying value which approximates fair value due to the short-term nature of these instruments. Accounts receivable and certain other assets that are financial instruments are classified as "loans and receivables". Short term bank loans, accounts payable, interest payable, advance from a customer, and convertible debenture are classified as "other financial liabilities". The Company currently does not have any hedges.

3.     CHANGES IN ACCOUNTING POLICIES

  Accounting policies implemented effective January 1, 2008

  In October 2006, the CICA issued Hanbook Section 1535 "Capital Disclosures" requires disclosure regarding what the Company defines as capital and its objectives, policy and processes for managing capital. In addition, disclosures are to include whether companies have complied with externally imposed capital requirements and, if not, the consequences of such non-compliance. Additional disclosure has been provided in Note 27.

  In October 2006, the CICA issued Handbook Section 3862 "Financial Instruments — Disclosure" and Section 3863 "Financial Instruments — Presentation" have replaced Section 3861 "Financial Instruments — Disclosure and Presentation". These new sections incorporate many of the disclosure requirements of Section 3861, but place an increased emphasis on disclosure about risk, including both qualitative and quantitative information about the risk exposures arising from financial instruments. Additional disclosure has been provided in Note 26.

  In May 2007, the CICA issued Handbook Section 3031, "Inventories". The standard introduces changes to the measurement and disclosure of inventory and is consistent with International Financial Reporting Standards. The Company adopted the measurement provisions of the standard effective January 1, 2008. The adoption of this standard did not have an impact on this Company's consolidated financial statements. Additional disclosure has been provided in Note 8.

4.     RECENT ACCOUNTING PRONOUNCEMENTS

  In 2008, the CICA issued Handbook Section 3064, "Goodwill and Intangible Assets" which replaces Section 3062, "Goodwill and Intangible Assets", and Section 3450, "Research and Development Costs", and establishes standards for the recognition, measurement and disclosure of goodwill and intangible assets. This new standard is effective for the Company's interim and annual consolidated financial statements commencing January 1, 2009. The Company is currently assessing the impact of the new standard on its financial statements.

  In January 2009, the CICA issued Handbook Section 1582, "Business Combinations", which requires that all assets and liabilities of an acquired business be recorded at fair value at acquisition. Obligations for contingent consideration and contingencies will also be recorded at fair value at the acquisition date. The standard also states that acquisition-related costs will be expensed as incurred and that restructuring charges will be expensed in the periods after the acquisition date. The Section applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

4.     RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

  reporting period on or after January 1, 2011. The Company is currently assessing the impact of the new standard on its financial statements.

  In January 2009, the CICA issued Handbook Section 1601, "Consolidations" ("CICA 1601"), and Section 1602, "Non-controlling Interests" ("CICA 1602"). CICA 1601 establishes standards for the preparation of consolidated financial statements. CICA 1602 establishes standards for accounting for a non-controlling interest in a subsidiary in consolidated financial statements subsequent to a business combination. These standards apply to interim and annual consolidated financial statements relating to fiscal years beginning on or after January 1, 2011. The Company is currently assessing the impact of the new standard on its financial statements.

  In January 2009, the CICA issued EIC Abstract 173, "Credit Risk and the Fair Value of Financial Assets and Financial Liabilities". The EIC requires the Company to take into account the Company's own credit risk and the credit risk of the counterparty in determining the fair value of financial assets and financial liabilities, including derivative instruments. The Company is currently assessing the impact of the new standard on its financial statements.

5.     SHORT TERM INVESTMENTS

  At December 31, 2008, the Company has $365,785 (RMB 2,037,800) (2007 — nil) of 6-month term deposits with the Bank of China, which bear interest at a rate of 3.78% per annum.

6.     ACCOUNTS RECEIVABLE, INTEREST RECEIVABLE, AND LOANS RECEIVABLE

	2008	2007
Accounts receivable	$3,336,143	$3,939,045
less allowance of doubtful accounts	(622,029)	—

	2,714,114	3,939,045

Interest receivable	202,971	199,546
less allowance of doubtful accounts	(199,320)	—

	3,651	199,546

Loans receivable	2,290,002	1,864,182
less allowance of doubtful accounts	(2,290,002)	—

	—	1,864,182
current portion		(1,719,633)

	—	144,549

  Since 2005, the Company has been engaged in the distribution of stevia and other nutritional health products produced or sourced by or on behalf of the Company in China through Shandong Yong He Tang Health Products Chain Stores Limited ("YHT"). The Company extended loans to YHT in 2005 and 2006 to support the growth of YHT's marketing efforts. The loans are not secured and were valued at $2,290,002 (US$1,870,000) at December 31, 2008. As at December 31, 2008, the Company's accounts receivable and interest receivable included $622,029 and $199,320, respectively, owing from YHT.

  During 2008, the Company reduced its involvement with YHT and on September 8, 2008 entered into a Heads of Agreement with YHT. In accordance with the Heads of Agreement, which is non-binding, the

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

6.     ACCOUNTS RECEIVABLE, INTEREST RECEIVABLE, AND LOANS RECEIVABLE (Continued)

  Company will convert all amounts owing from YHT into an equity investment. As part of this agreement, the Company has agreed to extend the due date of the loans to June 2009.

  As the Heads of Agreement is non-binding and due to the uncertainty associated with the collectability of amounts owed by YHT including entering into a definitive binding agreement, the Company has recorded an allowance of $3,111,351 against the loans, interest and accounts receivable. The allowance has been recorded as part of other expenses in the consolidated statement of operations.

7.     TAXES RECOVERABLE

  The taxes are value-added taxes paid on purchases in China and GST paid in Canada. These taxes are recoverable from the respective authorities upon filing of the prescribed returns.

8.     INVENTORY

  For the year ended December 31, 2008, the amount of inventories recognized as expense was $7,560,490 (2007 — $6,499,954). There was no write-down of inventories recognized as an expense, nor any reversal of any write-down. Interest capitalized as a cost of inventory was $523,272 for the year ended December 31, 2008 (2007 — nil).

	2008	2007
Raw material	$22,920,668	$8,329,402
Work in process	8,905,270	95,101
Finished goods	1,231,752	438,687

	$33,057,690	$8,863,190

9.     PREPAID EXPENSES

	2008	2007
Prepayment for raw material	$4,037,362	$—
Prepayment for construction and equipment	2,751,191	—
Insurance	65,644	—
Prepaid design engineering	—	29,630
Rent	—	26,169
Other	525,889	11,880

	$7,380,086	$67,679

  Of the $4,037,362 of raw material prepayment, $1,346,250 was a raw material deposit paid to a related company. The transaction was not completed and the balance was fully refunded to the Company subsequent to the year end.

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

10.   PROPERTY, PLANT AND EQUIPMENT — Restated (Note 1(b))

	2008			2007 Restated (Note 1(b))
	Cost	Accumulated Amortization	Net Book Value	Cost	Accumulated Amortization	Net Book Value
Ion exchange resin equipment	$9,673,435	$944,565	$8,728,870	$7,291,452	$278,141	$7,013,311
Manufacturing equipment and Biological assets	7,951,867	730,566	7,221,301	2,512,696	175,288	2,337,408
Buildings	2,809,244	112,508	2,696,736	1,143,505	39,651	1,103,854
Leasehold land use rights and Construction in progress	64,238,039	—	64,238,039	3,448,855	—	3,448,855
Computer equipment and software	377,080	15,556	361,524	28,129	22,196	5,933
Motor vehicles and Furniture and fixture	142,843	23,270	119,573	102,404	4,874	97,530

	$85,192,508	$1,826,465	$83,366,043	$14,527,041	$520,150	$14,006,891

  Construction in progress is the cost related to the construction of two new leaf processing facilities at its subsidiaries Runhai in Mingguang and Runyang in Dongtai, China.

  The leasehold represents land use rights for a term of 50 years. Under the People's Republic of China ("PRC") law, land use rights can be revoked and the tenants can be forced to vacate at any time when re-development of the land is in the public interest.

  The total amortization charge to the Cost of Sales for the year was $953,995 (2007 — $476,727).

  Interest capitalized during the year was $537,430 (2007 — $879,405).

  Property, plant and equipment have been pledged as general collateral for the line of credit facilities available to the Chinese subsidiaries (Note 26d)

11.   RESTRICTED CASH

  The Company is required to hold a guaranteed investment certificate with a bank as collateral for the

  Company's credit cards issued to several employees.

12.   INTANGIBLE ASSETS — Restated (Note 1(b))

	2008			2007 Restated (Note 1(b))
	Cost	Accumulated Amortization	Net Book Value	Cost	Accumulated Amortization	Net Book Value
Customer relationship	$15,416,254	$208,230	$15,208,024	$15,416,254	$5,836	$15,410,418
Intangible from AHTD acquisition	16,243,752	658,462	15,585,290	12,875,002	—	12,875,002

	$31,660,006	$866,692	$30,793,314	$28,291,256	$5,836	$28,285,420

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

12.   INTANGIBLE ASSETS — Restated (Note 1(b)) (Continued)

  a)    Customer relationship

    In conjunction with signing the five year supply agreement with Cargill Incorporated ("Strategic Customer"), the Company issued share purchase warrants in July 2007. Since the Company expected to obtain future economic benefits from the relationship an intangible was recorded as the fair value of consideration given to enter into the contract.

    The first warrant allowed the Strategic Customer to purchase 14,365,642 common shares of the Company at an exercise price of $3.50 per share. A second warrant allowed the Strategic Customer to purchase 5,223,943 common shares at an exercise price of $4.44 per share.

    The warrants were valued at $10,919,330 using the Black-Scholes Option Pricing Model, with the following assumptions:

Risk-free interest rate:	4%
Dividend yield:	0%
Volatility:	45%
Expected time to maturity:	various from 7 months to 21 months depending on the lives of the warrants.

    The customer relationship is amortized over a five-year period based on the ratio of actual sales to planned sales volume expected to be generated under the contract.

  b)    Intangible from AHTD acquisition

    On December 27, 2007, the Company acquired all issued and outstanding shares of Agricultural High-Tech Developments Limited (AHTD), a company incorporated under the laws of the Marshall Islands. AHTD owns patents relating to new stevia seedling and breeding technology. One patent has been registered with the Chinese government and another one is pending.

    The purchase price consists of 12,500,000 common shares of the Company. 3,750,000 common shares valued at $3.43 per share were issued on December 27, 2007 and 4,375,000 valued at $0.77 were issued on November 27, 2008. The balance of the 4,375,000 common shares will be issued based on the stevia seedling providing a certain amount of production in 2009. The value of the common shares issued is based on the value of the Company's common shares on the date the production targets are achieved and the Company is committed to the issuance.

    The intangible assets are estimated to have a useful life of 20 years and are amortized over that period, subject to an annual impairment review.

13.   SHORT TERM LOANS

  In 2008, the Company obtained two loans to finance its expansion. A loan of $6,641,500 (RMB 37,000,000), which was obtained from Dongtai Rural Credit Union, bears interest of 6.66% per annum and matures on November 20, 2009. The loan is secured by the property, plant and equipment of one of the Company's subsidiaries which has a carrying value of $33,854,428.

  A loan of $3,590,000 (RMB 20,000,000), which was obtained from Construction Bank of China, bears interest of 5.31% per annum and matures on December 25, 2009. The loan is secured by one of the Company's subsidiaries which has a carrying value of $34,262,497.

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

14.   ACCOUNTS PAYABLE AND ACCRUALS — Restated (Note 1(b))

	2008	2007
		Restated (Note 1(b))
Raw material	$2,687,714	$92,077
Construction and equipment	12,720,270	62,887
Consulting fees	75,000	210,000
Trade payable	1,323,217	609,265
Other	361,366	272,101

	$17,167,567	$1,246,330

  Consulting fees payable of $75,000 (2007 — $210,000) resulted from consulting services provided by the Company's management (Note 24).

15.   ADVANCES FROM A CUSTOMER AND INTEREST PAYABLE

  In 2007, the Company signed a five year supply agreement and a prepayment agreement for 2007 and 2008 orders whereby the Strategic Customer financed up to US$7,000,000 for the purchase of stevia leaves, which was further processed into the stevia extract to be shipped to the customer. The principal balance of the advance as of December 31, 2007 was $6,549,100.

  The prepayment was repaid by way of the sale of stevia extracts to the Strategic Customer. Interest at LIBOR + 3.25% was charged per annum, payable on a quarterly basis until September 15, 2008, original maturity date of the balance, and LIBOR + 10.5% from September 16, 2008 to November 30, 2008 when the advance was repaid in full.

  In July 2008, the Company entered into another supply and prepayment agreement whereby the Strategic Customer financed $24,492,000 (US$20,000,000) for the purchase of stevia leaves for 2009 orders, which shall be further processed into the stevia extract to be shipped to the Strategic Customer. The prepayment and accrued interest will be repaid by way of the sale of stevia extracts to the Strategic Customer. Interest at LIBOR + 6% is charged per annum. The prepayment is collateralized by a general security agreement over all assets of the Company. There is a covenant that at any time during the advance remains outstanding, the Company cannot incur more than US$80 million of indebtedness for plant expenditure or additional leaf financing beyond the US $20 million associated with this prepayment. The principal balance of the advance as of December 31, 2008 was $24,492,000 (US$20,000,000) and interest accrued for the year was $1,063,729 (US$868,634).

16.   DEFERRED REVENUE

  In July 2008, an upfront non-refundable fee of US$2,500,000 was received as part of a supply agreement with the Strategic Customer that requires a minimum quantity of stevia to be delivered by the Company over a one year period. This payment was deferred and is being recognized as revenue over a one year period from October 1, 2008 to September 30, 2009. The balance of the deferred revenue was $1,995,000 as at December 31, 2008 (2007 — nil).

17.   ECONOMIC DEPENDENCE

  In 2007, the Company entered into a five year renewable supply agreement with the Strategic Customer to supply the Strategic Customer with stevia product and replaced that agreement with a 10-year strategic

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

17.   ECONOMIC DEPENDENCE (Continued)

  alliance agreement with the Strategic Customer in May 2008. The agreement outlines annual minimum purchase and supply quantities over the term of the agreement. For each of years two and three, once volume and price have been agreed, The Strategic Customer will be required to either take the committed volume or pay the agreed price.

  The supply agreement with the Strategic Customer accounts for 77% of revenue for the year ended December 31, 2008 (2007 — 23%).

  The Company also received an advance from the Strategic Customer in fiscal 2008 as described in note 15.

18.   CONVERTIBLE DEBENTURE — Restated (Note 1(b))

  On June 22, 2007, the Company issued a convertible debenture and share purchase warrants for total gross proceeds of $6,000,000. The convertible debenture was due on June 30, 2008 and bore interest at a rate of 12% per annum, payable semi-annually in arrears beginning on December 31, 2007. The convertible debenture was convertible at the option of the holder into common shares with the first third of the principal convertible at a conversion price of $2.80 per common share, the second third of the principal convertible at $3.05 per common share and the remaining third at $3.30 per common share (Note 19b).

  The convertible debenture was issued with warrants to purchase up to 1,200,000 common shares of the Company. The warrants expire on June 22, 2009 and are each exercisable for one common share at $3.05 for the first 600,000 common shares and $3.30 for the second 600,000 common shares.

  The Company allocated the gross proceeds received of $6,000,000 from the issuance of the convertible debenture and warrants on a relative fair value basis as follows: $3,346,432 to the convertible debenture, $1,513,003 to the equity component of the convertible debenture, and $1,140,566 to the warrants. The fair value of the convertible debenture was determined based on the future payments of principal and interest for a debt instrument of comparable maturity and credit quality but excluding any conversion option by the holder. The convertible debentures carry an effective interest rate of 18%. The warrants were valued using the Black-Scholes option pricing model using a risk-free interest rate of 4.06%, an expected life of 2 years and a volatility of 85%. The fair value of the equity component of the convertible debentures was valued using the Black-Scholes option pricing model using a risk-free interest rate of 4.67%, an expected life of 1 year and a volatility of 85%. A change in the method of allocating the gross proceeds of the convertible debenture between the liability portion of the convertible debenture, equity portion of the convertible debenture and warrants resulted in a restatement (Note 1b).

  Over the term of the convertible debenture, the fair value of the convertible debenture was accreted to its face value. During the year ended December 31, 2008, the Company recorded accretion of $1,257,718 (2007 — $1,395,850) related to the convertible debenture as a charge to accretion expense and capitalized interest with a corresponding credit to the liability component of the convertible debenture based on a straight line method which approximates the effective interest method. Half of the interest was capitalized in accordance with the Company's accounting policies until the underlying assets were put in operation and half of the interest was expensed in the consolidated statements of operations.

  At December 31, 2007 the convertible debenture had a carrying value of $4,742,282 and on June 30, 2008 the convertible debenture was converted into 1,976,082 common shares of the Company.

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

19.   SHARE CAPITAL — Restated (Note 1(b))

  a)    Capital Stock

          Authorized

    Unlimited number of common shares with no par value

          Common shares

    The holders of common shares are entitled to one vote per share

	Number of Shares	Amount
Balance at December 31, 2006,	49,857,394	$19,179,824
reflecting the effect of the March 14, 2007 (3:1) stock consolidation.
Options exercised	226,666	132,935
Shares issued for service	250,000	300,000
Private Placement	11,500,000	28,564,972
Shares issued for AHTD intangible (Note 12)	3,750,000	12,875,000

Balance at December 31, 2007	65,584,060	$61,052,731
Warrants exercised	5,085,839	20,235,133
Options exercised	208,067	125,527
Issuance of restricted shares	1,290,614	1,060,004
Convertible debenture converted into common shares (Note 18)	1,976,082	7,513,004
Shares issued for AHTD intangible (Note 12)	4,375,000	3,368,750

Balance at December 31, 2008	78,519,662	$93,355,149

  To finance the Company's plant and operations expansion, the Company raised gross proceeds of $34.5 million through a private placement in December 2007. The private placement consisted of 11,500,000 common shares at $3.00 per share and one half of one common share purchase warrant. Each whole warrant entitles the holder to purchase one common share of the Company at an exercise price of $4.50 per common share for a period of 18 months from the closing of the private placement. The Company valued the warrants at $2,504,987 using the following assumptions:

Risk-free interest rate	10%
Dividend yield	0%
Volatility	42%
Expected time to maturity	18 months

  The Company paid a cash commission equal to six percent of the gross proceeds of this private placement. The broker was also granted a number of compensation warrants equal to six percent of the total number of units sold pursuant to the offering, valued at $150,299. Each compensation warrant entitles the holder thereof to acquire one unit at an exercise price of $3.00 per unit on the same terms and conditions of the offering, for a period of 18 months from the closing of the offering. The Company also granted another broker 690,000 warrants valued at $663,330 as compensation for the private placement. Including other related share issuance costs, the Company charged a total of $3,279,742 against share capital.

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

19.   SHARE CAPITAL — Restated (Note 1(b)) (Continued)

  b)    Warrants — Restated (Note 1(b))

    A summary of the Company's share purchase warrants at December 31, 2008 and the changes since December 31, 2006 is presented below:

	Number of Warrants	Amount
Balance at December 31, 2006,	—	$—
Private Placement	6,785,000	3,318,616
Warrants issued to a customer	19,589,585	10,919,330
Warrants issued with convertible debenture	1,200,000	1,140,565

Balance at December 31, 2007	27,574,585	$15,378,511
Warrants exercised by a customer	(5,085,839)	(2,453,160)
Warrants expired	(3,591,411)	(1,447,443)

Balance at December 31, 2008	18,897,335	$11,477,908

    The following table summarizes information about the warrants outstanding at December 31, 2008:

Expiry date	Weighted average exercise prices	Number outstanding at December 31, 2008
March 31, 2009	$3.95	10,912,335
June 11, 2009	4.35	6,785,000
June 22, 2009	3.18	1,200,000

	$4.04	18,897,335

    Subsequent to December 31, 2008, 10,912,335 of warrants granted to the Strategic Customer expired unexercised (Note 31).

20.   STOCK OPTIONS AND RESTRICTED SHARES

  The Company is subject to the policies of the Toronto Stock Exchange ("TSX"), under which it is authorized to grant options to officers, directors, employees and consultants enabling them to purchase common stock of the Company. The Company has one stock option and restricted shares plan ("Plan") which was amended and effective as of May 16, 2008. The Plan is administered by the Board of Directors, which determines individual eligibility under the Plan.

  Stock options

  Under the Plan, options granted are non-assignable and the number of common shares available for issue is a maximum of 10% of the issued and outstanding common shares of the Company inclusive of any restricted shares granted under the Plan. The maximum term of an option is 5 years after the date of grant.

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

20.   STOCK OPTIONS AND RESTRICTED SHARES (Continued)

  The fair value of the options granted in 2008 has been estimated as of the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

Risk-free interest rate	3%
Dividend yield	0%
Volatility	141%
Expected option life	5 years
Expected forfeitures per year	5%

  The following is a summary of option transactions:

	Number of Shares	Weighted Average Exercise Price Per Share
Balance, December 31, 2006	5,828,067	$0.30
Options exercised	(226,667)	0.30
Options forfeited	(33,333)	0.30

Balance, December 31, 2007	5,568,067	$0.30
Options granted	183,866	3.91
Options exercised	(208,067)	0.30

Balance, December 31, 2008	5,543,866	$0.42

  The following table summarizes information about stock options outstanding at December 31, 2008:

Exercise Prices	Number Outstanding at December 31, 2008	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at December 31, 2008	Weighted Average Exercise Price
$0.30	5,360,000	1.72	$0.30	5,360,000	$0.30
0.80	5,000	4.91	0.80	—	—
4.00	178,866	4.62	4.00	—	—

	5,543,866	1.81	$0.42	5,360,000	$0.30

  $260,571 has been recorded as stock-based compensation expense on the consolidated statement of operations for the year ended December 31, 2008 (2007 — nil).

  Restricted shares

  Under the Plan, restricted shares granted are non-assignable and the number of common shares available for issue is a maximum of 10% of the issued and outstanding common shares in the Company inclusive of any stock options granted under the Plan. Holders of restricted shares are entitled to voting rights and dividends. The maximum vesting period for restricted shares is 5 years from the date of grant. Restricted shares issued to certain employees have certain performance criteria, which are based on production and financial targets.

  During the year ended December 31, 2008, 1,290,614 (2007 — nil) restricted shares were issued with a fair value of $4,682,000.

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

20.   STOCK OPTIONS AND RESTRICTED SHARES (Continued)

  The vesting periods for restricted stock are as follows:

Numbers of restricted shares	Vesting period (years)	Performance based
45,436	—	No
120,000	1.90	Yes
1,125,178	2.37	Yes

1,290,614	2.24

  $1,060,005 has been recorded as stock-based compensation expense on the consolidated statements of operations for the year ended December 31, 2008 (2007 — nil) based on achieving certain performance conditions.

21.   RESERVE FOR EMPLOYEE BENEFITS

  The laws in China require all wholly owned foreign entities to set aside 10% of retained earnings as a general reserve fund for employee benefits until such a fund has reached 50% of the Company's registered capital. The amount of the Company's reserve is $298,438 for the year ended December 31, 2008 (2007 — $139,474).

22.   CHANGES IN NON-CASH WORKING CAPITAL — Restated (Note 1(b))

	2008	2007
		Restated (note 1(b))
Accounts receivable	$1,534,415	$(3,463,150)
Interest receivable	(2,772)	(102,309)
Taxes recoverable	(84,099)	(1,037,760)
Inventory	(14,410,203)	(8,718,071)
Prepaid expenses	(6,016,902)	1,560,515
Deferred charges	(102,682)	—
Accounts payable	(1,659,795)	29,455
Interest payable	2,973	395,570
Deferred revenue	1,995,000	—

	$(18,744,065)	$(11,335,750)

23.   SEGMENTED INFORMATION — Restated (Note 1(b))

  The Company operates in one reportable operating segment, being the manufacturing and selling of a refined form of stevia and has operations in Canada and China.

December 31, 2008	Canada	China	Total
Property, Plant, and Equipment	$875	$83,365,168	$83,366,043
Revenue	894,001	8,997,317	9,891,318

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

23.   SEGMENTED INFORMATION — Restated (Note 1(b)) (Continued)

December 31, 2007	Canada	China	Total
		Restated (Note 1(b))
Property, Plant, and Equipment	$9,479	$13,997,412	$14,006,891
Revenue	964,185	8,192,865	9,157,050

24.   RELATED PARTY TRANSACTIONS

  During the year, the Company entered into the following transactions with related parties:

  a)
  Pursuant to consulting agreements between the Company and officers of the Company, consulting fees of $476,098 were expensed for the year ended December 31, 2008 (2007 — $294,681) of which $75,000 remained as an accounts payable as at December 31, 2008 (2007 — $210,000).

  b)
  Pursuant to a management services agreement, the Company recorded management expenses of $365,475 (2007 — nil) to a company controlled by senior executives for management services provided to the Company.

  c)
  The Company entered into a 5-year facility rental agreement expiring on December 31, 2011 with a company that two officers have ownership interest in. The Company recorded rental expense of $76,800 (RMB 500,000) (2007 — $70,600 or RMB 500,000). The commitment for the remaining three years is $230,400 (RMB 1,500,000). As at December 31, 2008, $76,000 (RMB500,000) (2007 — nil) remained as an account payable.

  d)
  In 2007, the Company borrowed $410,078 (US$400,000) to pay for the initial capitalization of one of the subsidiaries from a company of which two of the Company's directors and officers are shareholders. The amount was fully repaid in January 2008.

  These transactions were measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

25.   INCOME TAXES — Restated (Note 1(b))

  a)
  Future tax assets and liabilities

	2008	2007
		Restated (Note 1(b))
Non-capital loss carry-forwards	$1,584,773	$611,606
Inventory	(157,056)	—
Net capital loss carry-forwards	571,460	—
Deferred revenue	598,500	—
Intangible assets	(4,278,898)	(4,496,920)
Property, plant and equipment	(343,458)	(231,189)
Cumulated eligible capital	220,945	229,443

	(1,803,734)	(3,887,060)
Less valuation allowance	(610,908)	—

Future income tax liability	$(2,414,642)	$(3,887,060)

  b)
  Effective tax rate

    Income tax expense (recovery) differs from the amount that would be computed by applying the combined federal and provincial statutory income tax rates of 31% (2007 — 34.12%) to income before income taxes. The reasons for the differences are as follows:

	2008	2007
		Restated (Note 1(b))
Tax recovery at statutory rates	$(3,751,873)	$(82,035)
Increase (decrease) resulting from:
Permanent and other differences	1,597,370	554,839
Change in tax rates	326,508	141,780
Foreign tax rate differences	(316,994)	(527,413)
Expiry of prior year losses	106,081	305,088
Change in valuation allowance	610,908	(1,002,120)

	$(1,428,000)	$(609,861)

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

25.   INCOME TAXES — Restated (Note 1(b)) (Continued)

  c)
  Canadian and China income taxes

	2008	2007
		Restated (Note 1(b))
Provision for income taxes
Current tax provision
Canadian	$—	$—
China	—	—

	—	—
Future tax recovery
Canadian	(1,164,597)	(609,861)
China	(263,403)	—

	$(1,428,000)	$(609,861)

  d)
  Losses carryforward

    The Company has non-capital losses carried forward of approximately $5,577,934, which are available to reduce income of future years in Canada and China and which expire as follows:

2009	$312,482
2013	1,479,653
2014	24,502
2015	146,386
2027	881,565
2028	2,733,346

Total	$5,577,934

    The Company's Canadian parent and subsidiary are subject to Canadian income taxes while the subsidiaries in China are subject to Chinese income taxes. One of the Chinese subsidiaries is fully exempted from Chinese income taxes for the first two profitable years and will be taxed at half of the 33% statutory rate in China for the following three years. The first two years of full exemption on taxable income expired by end of 2008.

26.   FINANCIAL INSTRUMENTS

  a)
  Categories of financial assets and liabilities

    Financial instruments are classified into one of the following five categories: held-for-trading, held-to-maturity investments, loans and receivables, available-for-sale financial assets, and other

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

26.   FINANCIAL INSTRUMENTS (Continued)

    financial liabilities. The carrying value of the Company's financial instruments is classified into the following categories:

	2008	2007
Held-for-trading	$7,829,166	$28,253,580
Loans and receivables	2,717,765	6,002,773
Other financial liabilities	52,954,796	13,343,358

    The carrying value of the financial assets, less provision for impairment if applicable, approximates the fair value because of the short-term nature of these instruments. The fair values of the Company's financial liabilities, including accounts payables and accruals, customer advances and interest payable were below carrying values as at December 31, 2008 due to the liquidity and going concern issues of the Company described in note 1. The fair value of the Company's short-term loans which bear a fixed interest rate approximate their fair values since they were drawn in November and December 2008, they are short term in nature and are secured by certain assets of the Company.

    Interest income, other gains and losses from "held-for-trading," "loans and receivables" and "other financial liabilities" are recognized in other income (expense).

    The following table summarizes interest income and expense under the effective interest method:

	2008	2007
Interest income from held-for-trading	$820,765	$78,499
Interest income from loans and receivables	—	115,789
Interest expense from other financial liabilities	(2,009,638)	(1,175,873)
  b)
  Credit risk

    Credit risk is the risk of loss associated with the counterparty's inability to fulfill its payment obligations. The Company's primary credit risk is on its cash and cash equivalents, restricted cash, accounts receivable, and loan receivable.

    The Company limits its exposure to credit risk by placing its cash and cash equivalents and restricted cash with various financial institutions. Given the current economic environment, the Company monitors the credit quality of the financial institutions it deals with on a ongoing basis.

    Credit risk with respect to accounts receivable is concentrated as one customer accounted for 71% of total trade accounts receivable. The following table provides information regarding the aging of financial assets that are past due but which are not impaired.

	0-30 days	31-90 days	over 90 days	Total
Dollar Amount	2,021,232	$0	$692,882	$2,714,114
% of total accounts receivable	74%	0%	26%	100%

    The Company reviews financial assets, including past due accounts, on an ongoing basis with the objective of identifying potential events or circumstances which could delay or prevent the collection of funds on a timely basis. As at December 31, 2008, the Company has a provision of $3,111,351 against

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

26.   FINANCIAL INSTRUMENTS (Continued)

    accounts receivable, interest receivable, and loan receivable from YHT, the collection of which are considered doubtful (Note 6).

    Reconciliation of changes in allowance for doubtful accounts:

	2008	2007
Balance — Beginning of year	$—	$—
Increase in allowance for doubtful accounts
Accounts receivable	622,029	—
Interest receivable	199,320	—
Loan receivable	2,290,002	—

Balance — End of year	$3,111,351	$—

    The Company has a high concentration of credit risk as the accounts receivable and loan receivable were owed by fewer than five customers. However, the Company believes that it does not require collateral to support the carrying value of these financial instruments. The carrying amount of financial assets represents the maximum credit exposure. Based on historic default rates, the Company believes that there are minimal requirements for an allowance for doubtful accounts other than accounts, interest and loan receivable balances due from YHT. To mitigate credit risk the Company also requests deposits from customers in certain circumstances.

  c)
  Foreign exchange risk

    Foreign exchange risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of a change in foreign exchange rates. The Company conducts its business primarily in U.S. dollars, RMB, Canadian dollars and Hong Kong dollars. The Company is exposed to currency risk as the functional currency of its subsidiaries is other than Canadian dollars.

    The majority of the Company's assets are held in subsidiaries whose functional currency is the RMB. The RMB is not a freely convertible currency. Many foreign currency exchange transactions involving RMB, including foreign exchange transactions under the Company's capital account, are subject to foreign exchange controls and require the approval of the PRC State Administration of Foreign Exchange. Developments relating to the PRC's economy and actions taken by the PRC government could cause future foreign exchange rates to vary significantly from current or historical rates. The Company cannot predict nor give any assurance of its future stability. Future fluctuations in exchange rates may adversely affect the value, translated or converted into Canadian dollars of the Company's net assets and net profits. The Company cannot give any assurance that any future movements in the exchange rates of RMB against the Canadian dollar and other foreign currencies will not adversely affect its results of operations, financial condition and cash flows. The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

    All of the Company's operations are considered self-sustaining operations. The assets and liabilities of the self-sustaining operations are translated at exchange rates prevailing at the balance sheet date. Unrealized gains and losses resulting from translating self-sustaining operations are accumulated and reported as a currency translation adjustment in accumulated other comprehensive income. As of December 31, 2008, assuming that all other variables remain constant, an increase of 1% in the

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

26.   FINANCIAL INSTRUMENTS (Continued)

    Canadian dollar would have an effect on other comprehensive income of approximately $171,548 (2007 — 188,532).

    The Company's Canadian operations are primarily exposed to exchange rate changes between the U.S. dollar and the Canadian dollar. The Company's primary U.S. dollar exposure in Canada relates to the revaluation into Canadian dollars of its U.S. dollar denominated working capital and customer advances. As of December 31, 2008, assuming that all other variables remain constant, an increase of 1% in the Canadian dollar would have an effect on net loss of approximately $242,786 (2007 — 52,710).

    Of the $7,829,166 cash and cash equivalents, short term investments and restricted cash as of December 31, 2008, $507,892 is denominated in US Dollars (USD$414,283), $780,130 is denominated in Canadian Dollars, $1,055 in Hong Kong Dollars (HKD$6,679) and $6,540,089 is denominated in Chinese Yuan (RMB 36,435,035).

    Of the $28,253,580 cash and cash equivalents as of December 31, 2007, $17,193,965 is denominated in US Dollars (USD$17,401,037), $1,965,476 is denominated in Canadian Dollars, $968 in Hong Kong Dollars (HKD$7,636) and $9,093,171 is denominated in Chinese Yuan (RMB 67,207,475).

  d)
  Liquidity Risk

    Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. All financial liabilities as at December 31, 2008 have contractual maturities of less than 12 months. It is the Company's intention to meet these obligations through the collection of accounts receivable, receipts from future sales, current cash and cash equivalents, short-term investments, available lines of credit in China and possible issuance of new equity or debt instruments.

    On July 29, 2008 the Company arranged secured credit lines in China with Dongtai Rural Credit Union and the Agricultural Bank of China totaling $44,875,000 (RMB 250 million). The credit lines mature on July 27, 2009 and bear interest at a rate based on the benchmark one-year lending rate with discounts applied. As at December 31, 2008, the Company has drawn $6,641,500 (RMB 37,000,000) against these lines.

    The Company is dependent on obtaining regular financings in order to continue its expansion programs. Despite previous success in acquiring these financings, there is no guarantee of obtaining future financings on terms acceptable to the Company. The Company's cash is invested in business accounts with different financial institutions is available on demand for the Company's programs, and is not invested in any asset backed commercial paper.

    The following table provides due date information for the Company's significant financial liabilities:

Financial Liabilities	0 to 12 months	12 to 24 months	After 24 months
Accounts payable and accruals	$17,167,567	$—	$—
Short term loan	10,231,500	—	—
Interest payable	1,063,729	—	—
Advance from a customer	24,492,000	—	—
Obligation under leases	256,788	205,824	463,110

	$53,211,584	$205,824	$463,110

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

26.   FINANCIAL INSTRUMENTS (Continued)

  e)
  Interest rate risk

    Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates.

    The Company is exposed to interest rate risk on its cash and cash equivalents, restricted cash and customer advances at December 31, 2008. The interest rates on these financial instruments fluctuate based on the bank prime rate and LIBOR.

    As at December 31, 2008, with other variables unchanged, a 100-basis point change in the LIBOR rate would have a $112,059 effect (2007 — $29,883) on net loss.

27.   CAPITAL DISCLOSURE

  The Company's objectives when managing capital are to provide returns for shareholders, and comply with any externally imposed capital requirements while safeguarding the Company's ability to continue as a going concern. The Company considers convertible debentures and items included in shareholders' equity to be capital.

  The Company manages its capital structure and makes adjustments in light of changes in economic conditions and the risk characteristics of the Company's assets. In order to maintain or adjust the capital structure, the Company may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares, or sell assets to reduce debt. In this respect, the Company monitors its debt to equity ratio.

  Pursuant to Chinese regulations, the Company is required to make appropriations to reserve funds, based on after tax net income determined in accordance with generally accepted accounting principles of China (Note 21). The reserve funds are established for covering corporate obligations in the event of business liquidation. The reserve funds are recorded as part of deficit. The reserve funds are available for the Company to use but are not available for distribution to shareholders other than in liquidation and may limit repatriation of invested capital.

28.   COMPARATIVE FIGURES

  Certain prior year's figures have been reclassified to conform to the current financial statement presentation.

29.   COMMITMENTS

  a)
  The Company has two 5-year operating leases with respect to land and production equipment at the Qingdao factory in China. The leases expire in 2011, and the annual minimum lease payments are approximately $179,500 (RMB 1,000,000).

  b)
  The Company entered into a 30-year agreement with the Dongtai City Municipal Government, located in the Jiangsu Province of China, for approximately 50 acres of land for its seed base operation. Rent of approximately $141,805 (RMB 790,000) is paid every 10 years.

  c)
  The Company's existing office lease will expire on April 30, 2009 with the balance of commitment of $24,720. The Company entered into a new office lease with one year term commencing on May 1, 2009. Commitments for 2009 and 2010 on the new lease are $52,648 and $26,324, respectively.

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

29.   COMMITMENTS (Continued)

    The minimum operating lease payments related to the above are summarized as follow:

2009	$256,788
2010	205,824
2011	179,500
2012	—
2013	—
Thereafter	283,610

Total	$925,722

  d)
  The Company is committed to deliver $US 25,200,000 of stevia extract of which the $US 20,000,000 advance from a Strategic Customer (Note 15) will be applied against. The delivery period is contracted over the period from October 1, 2008 to September 30, 2009.

  e)
  In August 2007, the Company signed a 10-year agreement with the government of Mingguang City in the Anhui Province of China, which gave the Company exclusive rights to build and operate a stevia processing factory as well as exclusive right to purchase high quality stevia leaf grown in that region. The agreement requires the Company to make a total investment in the Mingguang City of US$ 30 million over the course of the 10-year agreement to retain its exclusive rights. As of December 31, 2008, the Company has invested approximately US$ 25 million.

  f)
  In April 2008, the Company signed a 20-year agreement with the government of Juancheng County in the Shandong Province of China, which gave the Company exclusive rights to build and operate a stevia processing factory as well as the exclusive right to purchase high quality stevia leaf grown in that region. The agreement requires the Company to make a total investment in the Juancheng region of $US 60 million over the course of the 20-year agreement to retain its exclusive rights. As of December 31, 2008, the Company has not made any investment in the region.

30.   CONTINGENT LIABILITY

  On May 27, 2008, Northern Securities ("Northern") filed a claim with the B.C. Supreme Court over additional consideration claimed owed by the Company with respect to the Sponsorship Agreement dated January 24, 2007. The Company has filed its defense and has also filed a counter claim against Northern. There is no certainty over the outcome of this lawsuit. The Company is confident in its position that additional amounts are not due; however, should the issue be resolved in Northern's favour, the Company would be required to pay $38,664 in cash and to issue 250,000 additional shares to Northern. As part of the December 2007 private placement described in note 19, the Company paid initial sponsorship fees of $10,000 and issued 250,000 shares at a fair value $1.20 per share.

31.   SUBSEQUENT EVENTS

  On January 13, 2009, the Company obtained an additional loan of $5,385,000 (RMB 30,000,000) from the Construction Bank of China. The loan bears an interest at a rate of 5.31% per annum and matures on December 25, 2009. The loan is secured by one of the Company's subsidiaries (Note 13).

  On March 31, 2009, 10,912,335 warrants issued to a customer as a sales incentive remained unexercised and expired.

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

32.   DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

  US GAAP accounting principles used in the preparation of these consolidated financial statements conform in all material respects to Canadian GAAP, except as set out below.

  a)
  The Company capitalized $523,272 in interest costs for the year ended December 31, 2008 (2007 — nil). In accordance with U.S. GAAP ACS 835-20-15-6 interest costs are not capitalized for routine inventories produced in large quantities on a repetitive basis. These costs were reclassified from inventory to interest expense for the period ended December 31, 2008.

  b)
  In accordance with Canadian GAAP, proceeds from the issuance of convertible loans and detachable warrants are allocated to long term convertible term loans and shareholders' equity, resulting in a debt discount that was amortized to interest expense over the term of the loans. In accordance with U.S. GAAP ASC 470-20-25-2 through 25-3 and ASC 470-20-30-1 through 30-2, the proceeds from the issuance of convertible loans and detachable warrants are allocated to the warrants and convertible debt on a relative fair value basis. On issuance in fiscal 2007, $1,383,748 was allocated to the value of the detachable warrants and classified as equity and $4,616,252 was allocated to the value of the convertible debt and classified as a liability. The discount on the convertible debt was amortized over a 1 year ended June 30, 2008, being the contractual life of the instrument, as interest expense.

    In accordance with U.S. GAAP ASC 470-20-25-4 through 25-7, it was determined that the convertible debt contained a beneficial conversion feature ("BCF") and $2,102,434 was allocated to the BCF and classified as equity. The BCF was amortized over a 1 year period ended June 30, 2008, being the contractual life and earliest redemption date of the instrument, as interest expense.

  c)
  In accordance with Canadian GAAP, a subtotal is included in cash flows from operating activities. Under US GAAP, no such subtotal would be disclosed.

  d)
  In accordance with U.S. GAAP under ACS 835-20, interest costs, including interest and accretion on convertible instrument, are capitalized as part of the historical cost of acquiring certain qualifying assets, which require a period of time to prepare for their intended use. Capitalization is not required under Canadian GAAP. As a result, $3,654,274 was capitalized as at December 31, 2008 and $616,351 as at December 31, 2007.

  e)
  In accordance with U.S. GAAP under ACS 810-10, Noncontrolling Interests in Consolidated Financial Statements, which establishes requirements for ownership interests in subsidiaries held by parties other than the Company to be clearly identified, presented, and disclosed in the consolidated statement of financial position within equity, but separate from the parent's equity. All changes in the parent's ownership interests are required to be accounted for consistently as equity transactions and any non controlling equity investments in unconsolidated subsidiaries must be measured initially at fair value. This guidance is effective for fiscal years beginning after December 15, 2008. The Company has retrospectively applied the presentation to prior year resulting in a change in the financial statement presentation of its non-controlling interests.

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

32.   DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

  The reconciliation of the consolidated balance sheets and consolidated statements of operations, cash flows, comprehensive income and equity are presented below:

  Consolidated Balance Sheets

	Year ended December 31
	2008 US GAAP	Recon. Items	2008 Canadian GAAP	2007 US GAAP	Recon. Items	2007 Canadian GAAP
	(In Canadian Dollars)
CURRENT ASSETS
Cash and cash equivalents	$7,362,671		$7,362,671	$28,253,580		$28,253,580
Short term investments	365,785		365,785	—		—
Accounts receivable	2,714,114		2,714,114	3,939,045		3,939,045
Interest receivable	3,651		3,651	199,546		199,546
Loans receivable	—		—	1,719,633		1,719,633
Taxes recoverable	1,504,000		1,504,000	1,061,450		1,061,450
Inventories(a)	32,534,418	(523,272)	33,057,690	8,863,190		8,863,190
Prepaid and deposits	7,380,086		7,380,086	67,679		67,679

	51,864,725	(523,272)	52,387,997	44,104,123		44,104,123
PLANT AND EQUIPMENT(d)	87,020,317	3,654,274	83,366,043	14,623,242	616,351	14,006,891
GOODWILL	7,587,798		7,587,798	7,587,798		7,587,798
RESTRICTED CASH	100,710		100,710	—		—
LOANS RECEIVABLE	—		—	144,549		144,549
DEFERRED CHARGES	125,261		125,261	—		—
INTANGIBLE ASSETS	30,793,314		30,793,314	28,285,420		28,285,420

TOTAL ASSETS	$177,492,125	$3,131,002	$174,361,123	$94,745,132	$616,351	$94,128,781

CURRENT LIABILITIES
Short term loans	10,231,500		10,231,500	—		—
Accounts payable	17,167,567		17,167,567	1,246,330		1,246,330
Due to related parties	—		—	410,078		410,078
Interest payable	1,063,729		1,063,729	395,568		395,568
Advances from a customer	24,492,000		24,492,000	6,549,100		6,549,100
Deferred Revenue	1,995,000		1,995,000	—		—
Convertible debenture(b)	—		—	4,237,269	(505,013)	4,742,282

	54,949,796	—	54,949,796	12,838,345	(505,013)	13,343,358
FUTURE INCOME TAXES	2,414,642		2,414,642	3,887,060		3,887,060
NONCONTROLLING INTERESTS(e)	—	(167,211)	167,211
SHAREHOLDER'S EQUITY
Share Capital(b)	92,758,433	(596,716)	93,355,149	61,052,731		61,052,731
Warrants(b)	11,721,091	243,183	11,477,908	15,621,694	243,183	15,378,511
Equity portion of convertible debenture(b)	—		—	—	(1,513,003)	1,513,003
Contributed surplus(b)	4,533,770	1,186,147	3,347,623	3,805,150	2,102,434	1,702,716
Accumulated other comprehensive income	20,696,008		20,696,008	(1,307,926)		(1,307,926)
Deficit	(9,748,826)	2,298,388	(12,047,214)	(1,151,922)	288,750	(1,440,672)

	119,960,476	3,131,002	116,829,474	78,019,727	1,121,364	76,898,363
NONCONTROLLING INTERESTS(e)	167,211	167,211

TOTAL SHAREHOLDER'S EQUITY	120,127,687	3,298,213	116,829,474	78,019,727	1,121,364	76,898,363

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	$177,492,125	$3,131,002	$174,361,123	$94,745,132	$616,351	$94,128,781

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

32.   DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

  Consolidated Statements of Income and Deficit

	Year ended December 31
	2008 US GAAP	Recon. Items	2008 Canadian GAAP	2007 US GAAP	Recon. Items	2007 Canadian GAAP
	(In Canadian Dollars)
REVENUE
Sales	$9,891,318		$9,891,318	$9,157,050		$9,157,050

Cost of Sales	7,560,490		7,560,490	6,499,954		6,499,954

GROSS MARGIN	2,330,828		2,330,828	2,657,096		2,657,096

GENERAL AND ADMINISTRATIVE EXPENSES	7,217,189		7,217,189	1,607,129	—	1,607,129

(LOSS) INCOME BEFORE THE UNDERNOTED	(4,886,361)		(4,886,361)	1,049,967		1,049,967
OTHER INCOME (EXPENSES)
Donations	(73,337)		(73,337)	—		—
Interest on debenture and advance (b) & (d)	—	2,009,638	(2,009,638)	(887,124)	288,750	(1,175,874)
Provision on loans receivable	(3,111,351)		(3,111,351)	—		—
Interest income	820,765		820,765	194,288		194,288
Realized foreign exchange loss	(2,842,894)		(2,842,894)	(308,812)		(308,812)

NET (LOSS) INCOME BEFORE INCOME TAXES	(10,093,178)	2,009,638	(12,102,816)	48,319	288,750	(240,431)
Income taxes recovery	1,428,000		1,428,000	609,861		609,861

NET (LOSS) INCOME BEFORE NON-CONTROLLING INTEREST	(8,665,178)	2,009,638	(10,674,816)	658,180	288,750	369,430
NON-CONTROLLING INTERESTS(e)	—	(68,274)	68,274	—		—

NET (LOSS) INCOME	(8,665,178)	1,941,364	(10,606,542)	658,180		369,430
Net loss attributable to non-controlling interests(e)	(68,274)	(68,274)		—		—

NET (LOSS) INCOME ATTRIBUTABLE TO GLG LIFE TECH CORPORATION	$(8,596,904)	$2,009,638	$(10,606,542)	$658,180		$369,430

(LOSS) INCOME PER SHARE — Basic	(0.12)		(0.15)	0.01		0.01
(LOSS) INCOME PER SHARE — Diluted	(0.12)		(0.15)	0.01		0.00

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

32.   DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

  Consolidated Statements of Cash Flow

	Year ended December 31
	2008 US GAAP	2007 US GAAP
	(In Canadian Dollars)
Cash provided by (used in)
Operating activities
Net (loss) income	$(8,665,178)	$658,180
Items not affecting cash:
Amortization of convertible debt discount	—	641,398
Stock-based compensation	693,524	—
Amortization of property, plant and equipment & intangibles	2,539,869	497,728
Provision on loan and receivables	3,111,371	—
Foreign exchange loss	2,841,737	254,324
Future income tax recovery	(1,428,000)	—

Changes in non-cash working capital	(16,893,312)	(12,084,647)

Cashflow used by operating activities	(17,799,989)	(10,033,017)

Investing activities
(Increase) Decrease in short term investment	(299,849)	20,000
Decrease in loan receivable	—	(155,843)
Equity contribution by non-controlling interests	253,007	—
Increase in restricted cash	(100,710)	—
Purchase of intangible assets	—	(1)
Purchase of property, plant and equipment	(44,346,420)	(7,858,596)

Cash flow used by investing activities	(44,493,972)	(7,994,440)

Financing activities
Reduction in subscriptions receivable	—	380,492
Increase in short term loan	8,387,169	—
Issuance of common shares	17,844,394	32,251,588
Shares issuance costs	(195,000)
Issuance of warrants	—	1,025,297
Repaid advance from a customer	(7,122,367)	—
Increase in advance from a customer	20,191,680	6,549,100
Convertible debenture	—	6,000,000
Advances from related parties	(846,630)	410,078
Convertible note payable	—	(880,000)

Cash flow from financing activities	38,259,246	45,736,555

Effect of foreign exchange rate changes on cash and cash equivalents	3,143,806	(377,603)

CHANGE IN CASH AND CASH EQUIVALENTS	(20,890,909)	27,331,495
CASH AND CASH EQUIVALENTS, beginning of period	28,253,580	922,085

CASH AND CASH EQUIVALENTS, end of period	$7,362,671	$28,253,580

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

32.   DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

  Consolidated Statements of Shareholders' Equity under U.S. GAAP

	*Common Shares				Accumulated Other Comprehensive Income
				Contributed Surplus			Non Controlling Interest
	Number	Amount	Warrants			Deficit		Total
	(In Canadian Dollars)
Balance, December 31, 2006	49,857,394	$19,179,824	$—	$1,767,651	$128,815	$(1,810,102)	$—	$19,266,188
Options exercised	226,666	132,935		(64,935)				68,000
Shares issued for service	250,000	300,000						300,000
Private placement for cash	11,500,000	28,564,972						28,564,972
Warrants issued pursuant to private placement			3,318,616					3,318,616
Shares issued for AHTD acquisition	3,750,000	12,875,000						12,875,000
Warrants issued to customer			10,919,330					10,919,330
Discount of convertible debenture(b)			1,383,748					1,383,748
Beneficial conversion feature of convertible debenture				2,102,434				2,102,434
Change in foreign currency translation					(1,436,741)			(1,436,741)
Net income attributable to GLG Life Tech Corporation						658,180		658,180

Balance, December 31, 2007	65,584,060	$61,052,731	$15,621,694	$3,805,150	$(1,307,926)	$(1,151,922)	$0	$78,019,727

Warrants exercised	5,085,839	20,235,133	(2,453,160)					17,781,973
Options exercised	208,067	125,527		(63,107)				62,420
Convertible debenture redeemed for shares	1,976,082	6,916,288	(1,447,443)	531,155				6,000,000
Stock issued for cash	1,290,614	1,060,004						1,060,004
Stock-based compensation				260,572				260,572
Shares issued for AHTD acquisition	4,375,000	3,368,750						3,368,750
Change in foreign currency translation					22,003,934			22,003,934
Non-controlling interest contributions							235,485	235,485
Net (loss) income						(8,596,904)	(68,274)	(8,665,178)

Balance, December 31, 2008	78,519,662	$92,758,433	$11,721,091	$4,533,770	$20,696,008	$(9,748,826)	$167,211	$120,127,687

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

32.   DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

  As a result of the above adjustments, the components of other comprehensive income under U.S. GAAP are as follows:

  Statement of Comprehensive Income

	Year ended December 31
	2008	2007
	(in Canadian Dollars)
Net (loss) income under U.S. GAAP	$(8,665,178)	$658,180
Foreign currency translation adjustments	22,003,934	(1,436,741)

Other comprehensive income	22,003,934	(1,436,741)

Comprehensive earnings (loss)	13,338,756	(778,561)
Comprehensive loss attributable to non-controlling interest	(68,274)	—

Comprehensive earnings for the period attributable to GLG Life Tech Corp.	$13,407,030	$(778,561)

  The calculation of basic earnings per share is based on the weighted average number of shares outstanding. Diluted earnings per share reflect the dilutive effect of the exercise of options. For the year ended December 31, 2008, 5,543,866 stock options and 30,270,394 warrants and for private placement were excluded from the calculation of diluted net income (loss) per common share, as the effect of including them would have been anti-dilutive. The number of shares for the diluted earnings per share as at December 31, 2007 was calculated as follows:

	31-Dec-08	31-Dec-07
Net income for the period attributable to GLG Life Tech Corporation	$(8,596,904)	$658,180

Weighted average number of shares used in basic earnings per share	71,740,424	50,988,982
Dilutive potential of the following:
Employee/director share options	—	5,698,067
Warrants issued to customer and for private placement	—	53,015,745

Diluted weighted average number of shares outstanding	71,740,424	109,702,794

Earnings per share:
Basic	$(0.12)	$0.01
Diluted	$(0.12)	$0.01

  New Accounting Pronouncements

  In December 2007, the FASB issued ACS 805 (revised 2007), Business Combinations, which provides revised guidance on how acquirers recognize and measure the consideration transferred, identifiable assets acquired, liabilities assumed, noncontrolling interests, and goodwill acquired in a business combination. This standard also expands required disclosures surrounding the nature and financial effects of business combinations. The standard became effective for the Company January 1, 2009, but did not have a significant impact on the Company's consolidated financial statements.

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

32.   DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

  In February 2008, the FASB issued Staff ACS 820-10-55-23A, Effective Date of FASB Statement No. 157 which delayed the effective date of ACS 820 to fiscal years beginning after November 15, 2008 for all nonfinancial assets and liabilities that are recognized or disclosed in the financial statements at fair value on a nonrecurring basis only. The adoption of this paragraph did not have a significant impact on the Company's consolidated financial statements.

  In March 2008, the FASB issued amendments to ACS 815-10-50 that expand the quarterly and annual disclosure requirements in about an entity's derivative instruments and hedging activities. This section is effective for fiscal years beginning after November 15, 2008 and its adoption did not have an impact on the Company's financial position, results of operations or cash flows as the pronouncement addresses disclosure requirements only.

  In October 2008, the FASB issued ACS 820-10-35-15A, 55A and 55B, Determining Fair Value of a Financial Asset in a Market That Is Not Active, which clarified the application of ACS 820 in an inactive market. It demonstrated how the fair value of a financial asset is determined when the market for that financial asset is inactive. These paragraphs were effective upon issuance, including prior periods for which financial statements had not been issued and its adoption did not have an impact on the Company's financial position, results of operations or cash flows.

  In May 2009, the FASB issued ACS 855-10-50, Subsequent Events, which requires entities to disclose the date through which they have evaluated subsequent events and whether the date corresponds with the release of their financial statements. This subsection is effective for interim and annual periods ending after June 15, 2009.

  In June 2009, the FASB amended ACS 860, Transfers and Servicing, which prescribes the information that a reporting entity must provide in its financial reports about a transfer of financial assets; the effects of a transfer on its financial position, financial performance and cash flows; and a transferor's continuing involvement in transferred financial assets. Specifically, among other aspects, this standard amended ACS 860 by removing the concept of a qualifying special-purpose entity and removes the exception from applying the Variable Interest subsections of subtopic ACS 810-10 to variable interest entities that are qualifying special-purpose entities. It also modifies the financial components approach used in ACS 860. This standard is effective for transfer of financial assets occurring on or after January 1, 2010. The Company will consider this standard when evaluating future transactions to which it would apply. Historically, the Company has not had any material transfers of financial assets.

  In June 2009, the FASB made amendments to the Variable Interest subsections of subtopic ACS 810-10 which require an enterprise to determine whether its variable interest or interests give it a controlling financial interest in a variable interest entity. The primary beneficiary of a variable interest entity is the enterprise that has both (1) the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance, and (2) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. The amendments also require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. The amendments are effective for all variable interest entities and relationships with variable interest entities existing as of January 1, 2010. The Company will consider this standard when evaluating future transactions to which it would apply and it did not impact any existing relationships that the Company has.

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

33.   CONDENSED FINANCIAL INFORMATION OF REGISTRANT

  Condensed Balance Sheets

	As at December 31
	2008 US GAAP	2007 US GAAP
	(in Canadian Dollars)
CURRENT ASSETS
Cash and cash equivalents	$758,901	$19,159,437
Accounts receivable	195,936	621,889
Interest receivable	25	199,546
Loans receivable	—	1,719,633
Taxes recoverable	20,060	20,221
Due from subsidiaries	1,156,963	—
Prepaid and deposits	23,503	11,880

	2,155,388	21,732,606
PLANT AND EQUIPMENT	5,009,013	1,505,234
RESTRICTED CASH	100,710	—
INVESTMENT IN SUBSIDIARIES, reported on equity method	128,065,426	48,834,910
LOANS RECEIVABLE	—	144,549
INTANGIBLE ASSETS	15,208,025	15,410,418

TOTAL ASSETS	$150,538,562	$87,627,717

LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$304,897	$477,100
Due to related parties	—	410,078
Interest payable	1,063,729	395,568
Advances from a customer	24,492,000	—
Deferred revenue	1,995,000	—
Convertible debenture	—	4,237,269

	27,855,626	5,520,015
FUTURE INCOME TAXES	2,722,460	4,087,975

TOTAL LIABILITIES	30,578,086	9,607,990
SHAREHOLDERS' EQUITY
Share capital	92,758,433	61,052,731
Warrants	11,721,091	15,621,694
Contributed surplus	4,533,770	3,805,150
Accumulated other comprehensive income	20,696,008	(1,307,926)
Deficit	(9,748,826)	(1,151,922)

TOTAL SHAREHOLDERS' EQUITY	119,960,476	78,019,727

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$150,538,562	$87,627,717

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

33.   CONDENSED FINANCIAL INFORMATION OF REGISTRANT (Continued)

  Condensed Statements of Operations and Comprehensive Income (Loss)

	Year ended December 31
	2008 US GAAP	2007 US GAAP
	Stated in Canadian Dollars
REVENUE
Sales	$857,490	$964,185

Cost of Sales	213,623	144,449

GROSS MARGIN	643,867	819,736

GENERAL AND ADMINISTRATIVE EXPENSES	4,791,541	1,181,891

NET LOSS FROM OPERATIONS	(4,147,674)	(362,155)
OTHER INCOME (EXPENSE)
Interest on convertible debenture and advance	—	(887,124)
Provision on loans receivable	(3,111,351)	—
Interest income	118,952	154,818
Realized foreign exchange loss	(2,937,265)	—

NET LOSS BEFORE INCOME TAXES AND EQUITY IN EARNINGS	(10,077,338)	(1,094,461)
Income taxes recovery	1,164,597	408,946

NET LOSS BEFORE EQUITY IN EARNINGS	(8,912,741)	(685,515)
Equity in earnings of subsidiaries	315,837	1,343,695

NET (LOSS) INCOME FOR THE YEAR	(8,596,904)	658,180

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation	22,003,934	(1,436,741)

TOTAL COMPREHENSIVE INCOME (LOSS)	$13,407,030	$(778,561)

(LOSS) INCOME PER SHARE — Basic	(0.12)	0.01
(LOSS) INCOME PER SHARE — Diluted	(0.12)	0.01
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
— BASIC	71,740,424	50,988,982
— DILUTED	107,554,684	109,702,794

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

33.   CONDENSED FINANCIAL INFORMATION OF REGISTRANT (Continued)

  Condensed Consolidated Statements of Shareholders' Equity

	*Common Shares				Accumulated Other Comprehensive Income
				Contributed Surplus
	Number	Amount	Warrants			Deficit	Total
	(Stated in Canadian Dollars)
Balance, December 31, 2006	49,857,394	$19,179,824	$—	$1,767,651	$128,815	$(1,810,102)	$19,266,188
Options exercised	226,666	132,935		(64,935)			68,000
Shares issued for service	250,000	300,000					300,000
Private placement for cash	11,500,000	28,564,972					28,564,972
Warrants issued pursuant to private placement			3,318,616				3,318,616
Shares issued for AHTD acquisition	3,750,000	12,875,000					12,875,000
Warrants issued to customer			10,919,330				10,919,330
Discount of convertible debenture			1,383,748				1,383,748
Beneficial conversion feature of convertible debenture				2,102,434			2,102,434
Change in foreign currency translation					(1,436,741)		(1,436,741)
Net income						658,180	658,180

Balance, December 31, 2007	65,584,060	$61,052,731	$15,621,694	$3,805,150	$(1,307,926)	$(1,151,922)	$78,019,727

Warrants exercised	5,085,839	20,235,133	(2,453,160)				17,781,973
Options exercised	208,067	125,527		(63,107)			62,420
Convertible debenture redeemed for shares	1,976,082	6,916,288	(1,447,443)	531,155			6,000,000
Stock issued for cash	1,290,614	1,060,004					1,060,004
Stock-based compensation				260,572			260,572
Shares issued for AHTD acquisition	4,375,000	3,368,750					3,368,750
Change in foreign currency translation					22,003,934		22,003,934
Net loss						(8,596,904)	(8,596,904)

Balance, December 31, 2008	78,519,662	$92,758,433	$11,721,091	$4,533,770	$20,696,008	$(9,748,826)	$119,960,476

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

33.   CONDENSED FINANCIAL INFORMATION OF REGISTRANT (Continued)

  Condensed Consolidated Statements of Cash Flow

	For the Year Ended December 31
	2008 US GAAP	2007 US GAAP
	(In Canadian Dollars)
Cash provided by (used in)
Operating activities
Net loss	$(8,596,904)	$658,180
Items not affecting cash:
Equity in earnings of subsidiaries	(315,837)	(1,343,695)
Amortization of convertible debt discount	—	641,398
Stock-based compensation	1,320,575	—
Amortization of property, plant and equipment & intangibles	731,152	11,407
Provision on loan and receivables	3,111,351	—
Foreign exchange loss	2,937,265	—
Future income tax recovery	(1,164,597)	408,946

Changes in non-cash working capital	1,109,970	263,516

Cash flow used by operating activities	(867,025)	639,752

Investing activities
Decrease in short term investment	—	20,000
Increase in loan receivable	—	(155,843)
Increase in restricted cash	(100,710)	—
Purchase of intangible assets	—	(1)
Purchase of property, plant and equipment	(3,503,779)	(1,488,618)
Investments in subsidiaries	(54,503,374)	(19,864,082)

Cash flow used by investing activities	(58,107,863)	(21,488,544)

Financing activities
Reduction in subscriptions receivable	—	380,492
Increase in short term loan	—	—
Issuance of common shares	17,844,394	32,251,588
Share issuance costs	(195,000)
Issuance of warrants	—	1,025,297
Repaid advance from a customer	—	—
Advance from a customer	24,492,000	—
Convertible debenture	—	6,000,000
Advances from related parties	(410,078)	410,078
Due from subsidiaries	(1,156,963)	—
Convertible note payable	—	(880,000)

Cash flow from financing activities	40,574,353	39,187,455

CHANGE IN CASH AND CASH EQUIVALENTS	(18,400,536)	18,338,663
CASH AND CASH EQUIVALENTS, beginning of year	19,159,437	820,774

CASH AND CASH EQUIVALENTS, end of year	$758,901	$19,159,437

GLG LIFE TECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008 and 2007

33.   CONDENSED FINANCIAL INFORMATION OF REGISTRANT (Continued)

  Investments in Subsidiaries

  GLG and its subsidiaries are included in the consolidated financial statements where the inter-company balances and transactions are eliminated upon consolidation. For the purpose of GLG's stand-alone financial statements, its investments in subsidiaries are reported using the equity method of accounting. GLG's share of income and losses from its subsidiaries is reported as earnings from subsidiaries in the accompanying condensed financial information of parent company.

  Income Taxes

  GLG is incorporated in the Province of British Columbia, in Canada and is subject to Canadian federal and provincial income taxes.

            Amended Consolidated Financial Statements
             GLG LIFE TECH CORPORATION
            Three and nine months ended September 30, 2009 and 2008

GLG LIFE TECH CORPORATION

CONSOLIDATED BALANCE SHEETS

(In Canadian Dollars)
(Unaudited)

	September 30, 2009	December 31, 2008
ASSETS
Current Assets
Cash and cash equivalents	$8,894,543	$7,362,671
Short term investments (Note 5)	—	365,785
Accounts receivable	1,134,338	2,714,114
Interest receivable	—	3,651
Taxes recoverable	4,360,011	1,504,000
Inventory (Note 6)	28,771,198	33,057,690
Prepaid expenses	12,054,909	7,380,086

	55,214,999	52,387,997
Property, Plant, and Equipment (Note 7)	89,340,484	83,366,043
Goodwill	7,587,798	7,587,798
Restricted Cash (Note 8)	10,000	100,710
Deferred Charges	96,123	125,261
Intangible Assets (Note 9)	29,805,172	30,793,314

	$182,054,576	$174,361,123

LIABILITIES
Current Liabilities
Short term bank loans (Note 10)	$35,639,000	$10,231,500
Accounts payable and accruals	17,839,630	17,167,567
Interest payable	81,085	1,063,729
Advances from customers (Note 11)	3,296,271	24,492,000
Due to related party (Note 17c)	6,754,860	—
Deferred Revenue	—	1,995,000

	63,610,846	54,949,796
Non current bank loan (Note 10)	9,420,000	—
Future income taxes	2,343,024	2,414,642

	75,373,870	57,364,438
NON-CONTROLLING INTERESTS	47,376	167,211
SHAREHOLDERS' EQUITY
Share capital (Notes 13 and 14)	95,388,996	93,355,149
Warrants (Note 13)	—	11,477,908
Contributed surplus	14,805,385	3,347,623
Accumulated other comprehensive income	8,216,236	20,696,008
Deficit	(11,777,287)	(12,047,214)

	106,633,330	116,829,474

	$182,054,576	$174,361,123

Description of business and going concern (Note 1)
Commitments (Note 18)

(Signed) "Brian Palmieri" Director	(Signed) "Jinduo Zhang" Director

See Accompanying Notes to the Consolidated Financial Statements

GLG LIFE TECH CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

For the Periods Ended September 30, 2009 and 2008
(In Canadian Dollars)
(Unaudited)

	Three months ended September 30		Nine months ended September 30
	2009	2008	2009	2008
REVENUE	$14,813,642	$3,302,176	$28,619,448	$5,234,730

	14,813,642	3,302,176	28,619,448	5,234,730
COST OF SALES	10,718,257	2,470,654	21,463,160	3,842,766

GROSS PROFIT	4,095,385	831,522	7,156,288	1,391,964
GENERAL AND ADMINISTRATIVE EXPENSES	2,935,419	1,685,941	8,171,127	3,828,020

INCOME (LOSS) BEFORE THE UNDERNOTED	1,159,966	(854,419)	(1,014,839)	(2,436,056)
OTHER INCOME (EXPENSES)
Donation	—	(1,075)	—	(22,749)
Interest expense	(885,977)	(353,159)	(1,982,466)	(1,686,795)
Interest income	42,492	236,961	77,280	636,705
Foreign exchange gain (loss)	1,902,808	4,257	3,219,210	1,940

	1,059,323	(113,016)	1,314,024	(1,070,899)

INCOME (LOSS) BEFORE INCOME TAXES AND NON-CONTROLLING INTERESTS	2,219,289	(967,435)	299,185	(3,506,955)
INCOME TAXES EXPENSE	(861,891)	—	(151,403)	—

INCOME (LOSS) BEFORE NON-CONTROLLING INTERESTS	1,357,398	(967,435)	147,782	(3,506,955)
NON-CONTROLLING INTERESTS	41,458	15,452	122,145	15,452

NET INCOME (LOSS)	1,398,856	(951,983)	269,927	(3,491,503)
DEFICIT, beginning of period	(13,176,143)	(3,980,192)	(12,047,214)	(1,440,672)

DEFICIT, end of period	(11,777,287)	(4,932,175)	(11,777,287)	(4,932,175)

NET INCOME (LOSS) PER SHARE
Basic	$0.02	$(0.01)	$0.00	$(0.05)
Diluted	0.02	(0.01)	0.00	(0.05)

NET INCOME (LOSS)	1,398,856	(951,983)	269,927	(3,491,503)
OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized gains (losses) on translation of self-sustaining operations	(7,378,537)	2,766,692	(12,479,772)	7,887,750

COMPREHENSIVE INCOME (LOSS)	(5,979,681)	1,814,709	(12,209,845)	4,396,247

Weighted Average Number of Shares Outstanding
Basic	80,618,392	73,131,253	79,234,614	70,418,638
Diluted	92,442,092	73,131,253	97,335,605	70,418,638

See Accompanying Notes to the Consolidated Financial Statements

GLG LIFE TECH CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOW

For the Periods Ended September 30, 2009
(In Canadian Dollars)
(Unaudited)

	Three months ended September 30		Nine months ended September 30
	2009	2008	2009	2008
Cash provided by (used in)
Operating activities
Net income (loss)	$1,398,856	$(951,983)	$269,927	$(3,491,503)
Items not affecting cash:
Accretion on convertible debenture	—	—	—	839,632
Stock-based compensation	749,489	61,283	1,724,701	91,924
Amortization of property, plant and equipment & intangibles	1,549,465	655,773	4,213,282	1,397,624
Foreign exchange gain	(1,902,808)	—	(3,219,210)	—
Future income tax expense (recovery)	598,958	—	(184,856)	—
Non-controlling interests	(41,458)	15,452.00	(122,145)	15,452

	2,352,502	(219,475)	2,681,699	(1,146,871)
Changes in non-cash working capital (Note 15)	(6,915,849)	(7,667,525)	(5,442,232)	(8,049,600)

Cashflow used by operating activities	(4,563,347)	(7,887,000)	(2,760,533)	(9,196,471)

Investing activities
Decrease in short term investment	333,664	—	349,075	—
Increase in loan receivable	—	(77,399)	—	(117,999)
Decrease in restricted cash	90,902	—	90,710	—
Purchase of property, plant and equipment	(8,612,768)	(18,625,895)	(22,242,626)	(32,163,549)

Cash flow used by investing activities	(8,188,202)	(18,703,294)	(21,802,841)	(32,281,548)

Financing activities
Issuance of bank debt	12,634,000	—	38,541,000	—
Issuance of common shares	—	5,230,500	288,999	17,865,873
Advance from related parties	4,789,414	—	7,106,014	(410,078)
Repaid advance from a customer	(13,019,202)	(2,940,722)	(18,862,472)	(3,533,049)
Increase in advance from a customer	—	21,198,000	—	21,198,000

Cash flow from financing activities	4,404,212	23,487,778	27,073,541	35,120,746

Effect of foreign exchange rate changes on cash and cash equivalents	(1,149,281)	3,018,677	(978,295)	8,393,816

CHANGE IN CASH AND CASH EQUIVALENTS	(9,496,618)	(83,839)	1,531,872	2,036,544
CASH AND CASH EQUIVALENTS, beginning of period	18,391,161	30,373,963	7,362,671	28,253,580

CASH AND CASH EQUIVALENTS, end of period	$8,894,543	$30,290,124	$8,894,543	$30,290,124

CASH FLOW SUPPLEMENTARY INFORMATION
Interest paid	$885,977	$469,105	$1,982,466	$1,069,848
Increase (Decrease) in accounts payable and accruals related to the purchase of property, plant and equipment	(2,700,724)	—	(1,283,898)	—
Decrease (Increase) in prepaid expense related to the purchase of property, plant and equipment	(4,339,067)	—	(3,263,049)	—

See Accompanying Notes to the Consolidated Financial Statements

GLG LIFE TECH CORPORATION

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

For the Period Ended September 30, 2009
(In Canadian Dollars)
(Unaudited)

	Share Capital	Warrants	Equity portion of convertible debenture	Contributed Surplus	Accumulated Other Comprehensive Income ("AOCI")	Deficit
Balance, December 31, 2007	$61,052,731	$15,378,511	$1,513,003	$1,702,716	$(1,307,926)	$(1,440,672)
Warrant exercised by a customer	20,235,133	(2,453,160)	—	—	—	—
Warrant expired	—	(1,447,443)	—	1,447,443	—	—
Options exercised	125,527	—	—	(63,107)	—	—
Convertible debenture converted into common shares	7,513,004	—	(1,513,003)	—	—	—
Issuance of restricted shares	1,060,004	—	—	—	—	—
Options granted	—	—	—	260,571	—	—
Common shares issued	3,368,750	—	—	—	—	—
Change in foreign currency translation	—	—	—	—	22,003,934	—
Net loss	—	—	—	—	—	(10,606,542)

Balance, December 31, 2008	$93,355,149	$11,477,908	$—	$3,347,623	$20,696,008	$(12,047,214)

Warrant expired	—	(11,477,908)	—	11,477,908	—	—
Options exercised	581,178	—	—	(292,179)	—	—
Stock based compensation	1,452,669	—	—	272,033	—	—
Change in foreign currency translation	—	—	—	—	(12,479,772)	—
Net income	—	—	—	—	—	269,927

Balance, September 30, 2009	$95,388,996	$—	$—	$14,805,385	$8,216,236	$(11,777,287)

See Accompanying Notes to the Consolidated Financial Statements

GLG LIFE TECH CORPORATION

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

1.     DESCRIPTION OF BUSINESS AND GOING CONCERN

  The Company was incorporated under the Companies Act (British Columbia) on June 5, 1998. On March 14, 2007, the Company changed its name to GLG Life Tech Corporation ("GLG" or the "Company"). The principal business of the Company is to manufacture and sell a refined form of stevia.

  These consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will continue in operation for the foreseeable future, and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations. The Company has generated negative cash flows from operations, is reliant on external sources of financing and has a cumulative deficit of $11,777,287 and a working capital deficiency of $8,395,847 as at September 30, 2009. Accordingly, there is significant uncertainty about the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the company be unable to continue as a going concern and such adjustments could be material. The Company's ability to continue as a going concern is still dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and to repay its liabilities arising from normal business operations when they come due. The Company must also meet its obligations under a supply agreement with a Strategic Customer and its other commitments (notes 12 and 18). The outcome of these matters cannot be predicted with certainty at this time.

  Management plans to secure the necessary financing through a combination of use and renewal of existing credit facilities, the issue of new equity or debt instruments and entering into joint venture arrangements. There can be no assurance that these initiatives will be successful.

2.     SIGNIFICANT ACCOUNTING POLICIES

  The accompanying unaudited interim consolidated financial statements include the accounts of the Company and all its significantly owned subsidiaries as stated in Note 2a to the 2008 annual consolidated financial statements of the Company, and the account of the Company's wholly owned subsidiary, Qingdao Runhao Rebiana High Tech Company Limited.

  All inter-company balances and transactions have been eliminated upon consolidation.

  The unaudited interim consolidated financial statements for the Company are prepared using the accounting policies disclosed in Note 2 to the 2008 annual consolidated financial statements of the Company, with the exception of the changes in accounting policies described below in Note 3 — Changes in Accounting Policies.

  In accordance with Canadian generally accepted accounting principles ("GAAP"), these interim financial statements do not include all of the financial statement disclosures required for annual financial statements and should be read in conjunction with the 2008 annual consolidated financial statements of the Company. In management's opinion, the financial statements reflect all adjustments that are necessary for a fair presentation of the results for the interim periods presented.

3.     CHANGES IN ACCOUNTING POLICIES

  Effective January 1, 2009, the Company adopted Canadian Institute of Chartered Accountants ("CICA") Handbook Section 3064, "Goodwill and Intangible Assets." This new standard replaces section 3062, "Goodwill and Other Intangible Assets" and Section 3450, "Research and Development Costs," and focuses on the criteria for asset recognition in the financial statements, including those internally developed. The adoption of this standard did not have an impact on the Company's consolidated financial position or results of operations.

GLG LIFE TECH CORPORATION

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3.     CHANGES IN ACCOUNTING POLICIES (Continued)

  Effective January 1, 2009, the Company adopted the Emerging Issues Committee ("EIC") Abstract EIC-173, "Credit Risk and the Fair Value of Financial Assets and Financial Liabilities," issued by CICA. This standard requires the Company to consider its own credit risk as well as the credit risk of its counterparty when determining the fair value of financial assets and liabilities, including derivative instruments. The adoption of this standard did not have an impact on the valuation of the Company's financial assets or liabilities.

4.     RECENT ACCOUNTING PRONOUNCEMENTS

  In January 2009, the CICA issued the new Handbook Section 1582, "Business Combinations," which requires that all assets and liabilities of an acquired business be recorded at fair value at acquisition. Obligations for contingent considerations and contingencies will also be recorded at fair value at the acquisition date. The standard also states that acquisition-related costs will be expensed as incurred and that restructuring charges be expensed in periods after the acquisition date. The new standard applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period on or after January 1, 2011. Although the Company is considering the impact of adopting this pronouncement on the consolidated financial statements, it will be limited to any future acquisitions beginning in fiscal 2011.

  In January 2009, the CICA issued Section 1601, "Consolidated Financial Statements," which will replace CICA section 1600 of the same name. This guidance requires uniform accounting policies to be consistent throughout all consolidated entities and the difference between reporting dates of a parent and a subsidiary to be no longer than three months. These are not explicitly required under the current standard. Section 1601 is effective for the Company on January 1, 2011 with early adoption permitted. This standard will have no impact on the Company.

  In January 2009, the CICA issued Section 1602, "Non-controlling Interests," which will replace CICA Section 1600, "Consolidated Financial Statements." Under this new guidance, when there is a change in control the previously held interest is revalued at fair value. Currently a gain of control is accounted for using the purchase method and a loss of control is accounted for as a sale resulting in a gain or loss in earnings. In addition, non-controlling interests ("NCI") can be in a deficit position because it is recorded at fair value. Currently, NCI is recorded at the carrying amount and can only be in a deficit position if the NCI has an obligation to fund the losses. Section 1602 is effective for the Company on January 1, 2011 with early adoption permitted.

5.     SHORT TERM INVESTMENTS

  At September 30, 2009, the Company has no short term investments. At December 31, 2008, the Company had $365,785 (RMB 2,037,800) of 6-month term deposits with the Bank of China, which bore interest rate of 3.78% per annum.

6.     INVENTORY

  For the three and nine months ended September 30, 2009, the amount of inventories charged to cost of sales was $10,301,851 and $20,245,663, respectively (three months ended September 30, 2008 — $2,151,362, nine months ended September 30, 2008 — $3,734,728). There was no write-down of inventories during the periods, nor any reversal of any write-down. For the nine months ended September 30, 2009, $602,449 of interest is capitalized as a cost of inventory. No interest has been capitalized as a cost of inventory for the three months ended September 30, 2009 (three months and nine months ended September 30, 2008 — $113,035).

GLG LIFE TECH CORPORATION

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6.     INVENTORY (Continued)

	September 30, 2009	December 31, 2008
Raw material	$1,925,866	$22,920,668
Work in process	24,994,160	8,905,270
Finished goods	1,851,172	1,231,752

	$28,771,198	$33,057,690

7.     PROPERTY, PLANT AND EQUIPMENT

	September 30, 2009			December 31, 2008
	Cost	Accumulated Amortization	Net Book Value	Cost	Accumulated Amortization	Net Book Value
Ion exchange resin equipment	$15,396,449	$1,457,481	$13,938,968	$9,673,435	$944,565	$8,728,870
Manufacturing equipment and Biological assets	32,252,536	2,467,742	29,784,794	7,951,867	730,566	7,221,301
Buildings	33,282,269	983,923	32,298,345	2,809,244	112,508	2,696,736
Leasehold land use rights and Construction in progress	12,416,556	27,616	12,388,940	64,238,039	—	64,238,039
Computer equipment and software	758,822	68,056	690,767	377,080	15,556	361,524
Motor vehicles and Furniture and fixture	285,459	46,788	238,670	142,843	23,270	119,573

	$94,392,088	$5,051,605	$89,340,484	$85,192,508	$1,826,465	$83,366,043

  The leasehold represents land use rights for a term of 50 years. Under the People's Republic of China ("PRC") law, land use rights can be revoked and the tenants can be forced to vacate at any time when re-development of the land is in the public interest.

  The total amortization charged to cost of sales for the three months and nine months ended September 30, 2009 were $942,139 and $1,946,308 (three months ended September 30, 2008 — $585,889, nine months ended September 30, 2008 — $733,575).

  $82,108 of interest was capitalized to property, plant and equipment during the three months and nine months periods ended September 30, 2009 (three months ended September 30, 2008 — nil, nine months ended September 30, 2008 — $169,912). Testing and preparation charges incurred in the two new leaf processing facilities totaling $674,007 has been capitalized during the nine month period ended September 30, 2009 (three months and nine months ended September 30, 2008 — nil).

8.     RESTRICTED CASH

  As at September 30, 2009, the Company has $10,000 (December 31, 2008 — $100,710) in restricted cash invested in a guaranteed investment certificate, that is required as collateral for the Company's credit cards issued to several employees.

GLG LIFE TECH CORPORATION

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9.     INTANGIBLE ASSETS

	September 30, 2009			December 31, 2008
	Cost	Accumulated Amortization	Net Book Value	Cost	Accumulated Amortization	Net Book Value
Customer relationship	$15,416,254	$581,165	$14,835,089	$15,416,254	$208,230	$15,208,024
Patents and acquired technologies	16,243,752	1,273,669	14,970,083	16,243,752	658,462	15,585,290

	$31,660,006	$1,854,834	$29,805,172	$31,660,006	$866,692	$30,793,314

  For the three and nine months ended September 30, 2009, $203,417 and $372,932 amortization of intangible assets was recorded to cost of sales (three months ended September 30, 2008 — $90,970, nine months ended September 30, 2008 — $96,806) and $205,070 and $615,210 was recorded to general and administrative expenses, respectively (three months ended September 30, 2008 — $160,938, nine months ended September 30, 2008 — $482,813).

10.   BANK LOANS

  The short-term bank loans are made up of the following:

Loan amount in C$	Loan amount in RMB	Maturity Date	Interest rate per annum	Lender
$5,809,000	37,000,000	November 20, 2009	6.66%	Dongtai Rural Credit Union
7,850,000	50,000,000	December 25, 2009	5.31%	Construction Bank of China
4,710,000	30,000,000	March 31, 2010	5.31%	Construction Bank of China
3,140,000	20,000,000	April 29, 2010	5.31%	Construction Bank of China
9,420,000	60,000,000	June 15, 2010	5.31%	Agricultural Bank of China
4,710,000	30,000,000	June 24, 2010	4.86%	Construction Bank of China

$35,639,000	227,000,000

  The non current bank loan is made up of the following:

Loan amount in C$	Loan amount in RMB	Maturity Date	Interest rate per annum	Lender
$9,420,000	60,000,000	June 29, 2011	5.40%	Agricultural Bank of China

  The Company's subsidiaries have been pledged as collateral for the loans. Two pieces of land of two subsidiaries were also used as collateral for the above facilities.

  Unused amount available to borrow under existing loan facilities was $20,410,000 as at September 30, 2009.

11.   ADVANCES FROM CUSTOMERS AND INTEREST PAYABLE

  The $3,296,271 (US$3,074,306) advance from customer was related to a supply and prepayment agreement entered into by the Company in 2008 whereby the Strategic Customer financed $24,492,000 (US$20,000,000) for the purchase of stevia leaves for 2009 orders to be further processed into the stevia extract to be shipped to the Strategic Customer. The prepayment and accrued interest will be repaid by way of the sale of stevia extracts to the Strategic Customer by October 15, 2009. Interest at LIBOR + 6% is charged per annum. The prepayment is collateralized by a general security agreement over all assets of the

GLG LIFE TECH CORPORATION

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11.   ADVANCES FROM CUSTOMERS AND INTEREST PAYABLE (Continued)

  Company. There is a covenant that at any time during the period the advance remains outstanding, the Company cannot incur more than US$80 million of indebtedness for plant expenditure or additional leaf financing beyond the US$20 million associated with this prepayment. The principal balance of the advance as of September 30, 2009 was $3,296,271 (US$3,074,306) (December 31, 2008 — $24,492,000 or US$20,000,000) and interest accrued was $844 (US$786) (three months and nine months ended September 30, 2008 — $408,742 or US$385,642).

  Subsequent to September 30, 2009, the Company extended the repayment terms from October 15, 2009 to November 15, 2009 at interest rate of LIBOR + 7% per annum.

12.   ECONOMIC DEPENDENCE

  In 2007, the Company entered into a five year renewable supply agreement with the Strategic Customer to supply the Strategic Customer with stevia product and replaced that agreement with a 10-year strategic alliance agreement with the Strategic Customer in May 2008. The agreement outlines annual minimum purchase and supply quantities over the term of the agreement. For each of years two and three, once volume and price have been agreed, the Strategic Customer will be required to either take the committed volume or pay the agreed price.

  The supply agreement with the Strategic Customer accounts for 95% of revenue for the nine month period ended September 30, 2009 (nine months ended September 30, 2008 — 66%).

  The Company also received an advance from the Strategic Customer in fiscal 2008 as described in note 11.

13.   SHARE CAPITAL

  a)    Capital Stock

          Authorized

    Unlimited number of common shares with no par value

          Common shares

    The holders of common shares are entitled to one vote per share

	Number of Shares	Amount
Balance at December 31, 2007	65,584,060	$61,052,731
Warrants exercised	5,085,839	20,235,133
Options exercised	208,067	125,527
Issuance of restricted shares	1,290,614	1,060,004
Convertible debenture converted into common shares	1,976,082	7,513,004
Shares issued for AHTD intangible	4,375,000	3,368,750

Balance at December 31, 2008	78,519,662	$93,355,149
Options exercised	963,333	581,178
Shares cancelled	(4)	—
Issuance of restricted shares	1,135,400	244,022
Stock based compensation on previously issued restricted shares	—	1,208,647

Balance at September 30, 2009	80,618,391	$95,388,996

GLG LIFE TECH CORPORATION

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13.   SHARE CAPITAL (Continued)

  b)    Warrants

    All the Company's share purchase warrants expired before September 30, 2009. A summary of the changes since December 31, 2007 is presented below:

	Number of Warrants	Amount
Balance at December 31, 2007	27,574,585	$15,378,511
Warrants exercised by a customer	(5,085,839)	(2,453,160)
Warrants expired	(3,591,411)	(1,447,443)

Balance at December 31, 2008	18,897,335	$11,477,908
Warrants expired	(18,897,335)	(11,477,908)

Balance at September 30, 2009	—	—

14.   STOCK OPTIONS AND RESTRICTED SHARES

  The Company is subject to the policies of the Toronto Stock Exchange ("TSX"), under which it is authorized to grant options to officers, directors, employees and consultants enabling them to purchase common stock of the Company. The Company has one stock option and restricted shares plan ("Plan") which was amended and effective as of May 16, 2008. The Plan is administered by the Board of Directors, which determines individual eligibility under the Plan.

  Stock options

  Under the Plan, options granted are non-assignable and the number of common shares available for issue is a maximum of 10% of the issued and outstanding common shares of the Company inclusive of any restricted shares granted under the Plan. The maximum term of an option is 5 years from the date of grant.

  The fair value of the options granted in 2008 and 2009 has been estimated as of the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	2009	2008
Risk-free interest rate	3.00%	3.00%
Dividend yield	0%	0%
Volatility	76%	141%
Expected option life	5 years	5 years
Expected forfeiture per year	5%	5%

GLG LIFE TECH CORPORATION

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14.   STOCK OPTIONS AND RESTRICTED SHARES (Continued)

  The following is a summary of option transactions:

	Number of Shares	Weighted Average Exercise Price Per Share
Balance, December 31, 2007	5,568,067	$0.30
Options granted	183,866	3.91
Options exercised	(208,067)	0.30

Balance, December 31, 2008	5,543,866	$0.42
Options granted	364,600	2.15
Options exercised	(963,333)	0.30

Balance, September 30, 2009	4,945,133	$0.57

  The following table summarizes information about stock options outstanding at September 30, 2009:

Exercise Prices	Number Outstanding at September 30, 2009	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at September 30, 2009	Weighted Average Exercise Price
$0.30	4,396,667	0.72	$0.30	4,396,667	$0.30
0.80	5,000	4.16	0.80	—	—
2.15	364,600	5.00	2.15	—	—
4.00	178,866	3.62	4.00	50,782	4.00

	4,945,133	1.15	$0.41	4,447,449	$0.34

  $100,795 and $272,032 have been recorded as stock-based compensation expense on the consolidated statement of operations for the three month and nine month periods ended September 30, 2009, respectively (three months ended September 30, 2008 — $18,322, nine months ended September 30, 2008 — $27,483).

  Restricted shares

  Under the Plan, restricted shares granted are non-assignable and the number of common shares available for issue is a maximum of 10% of the issued and outstanding common shares in the Company inclusive of any stock options granted under the Plan. Holders of restricted shares are entitled to voting rights and dividends. The maximum vesting period for restricted shares is 5 years from the date of grant. Restricted shares issued to certain employees have certain performance criteria, which are based on production and financial targets.

  1,135,400 restricted shares were issued in 2009 with a fair value of $2,441,110 (September 30, 2008 — 1,179,614 restricted shares with a fair value of $2,386,664).

GLG LIFE TECH CORPORATION

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14.   STOCK OPTIONS AND RESTRICTED SHARES (Continued)

  Of the total 2,426,014 restricted shares outstanding, 45,436 non-performance based restricted shares vested in the nine months period ended September 30, 2009. The unvested restricted shares are as follows:

Numbers of restricted shares	Vesting period (years)	Performance based
120,000	1.15	No
1,125,178	1.62	Yes
56,000	0.75	No
1,079,400	2.75	Yes

2,380,578	2.09

  $648,694 and $1,452,669 have been recorded as stock-based compensation expense on the consolidated statements of operations for the three and nine month periods ended September 30, 2009, respectively (three months ended September 30, 2008 — $42,961, nine months ended September 30, 2008 — $64,441) based on achieving certain performance conditions.

15.   CHANGES IN NON-CASH WORKING CAPITAL

	Three months ended September 30		Nine months ended September 30
	2009	2008	2009	2008
Accounts receivable	$(533,734)	$988,644	$1,314,562	$2,405,083
Interest receivable	—	137,948	3,651	(46,357)
Loan receivable	—	—	—	—
Taxes recoverable	(179,085)	(123,471)	(3,318,338)	325,583
Inventory	1,518,808	(12,496,192)	1,964,270	(13,697,184)
Prepaid expenses	(9,903,718)	359,839	(6,061,632)	(570,833)
Deferred charges	3,173	—	14,660	—
Accounts payable and accruals	2,780,099	799,144	3,618,239	854,923
Interest payable	63,608	16,813	(982,644)	29,435
Deferred revenue	(665,000)	2,649,750	(1,995,000)	2,649,750

	$(6,915,849)	$(7,667,525)	$(5,442,232)	$(8,049,600)

16.   SEGMENTED INFORMATION

  The Company operates in one reportable operating segment, being the manufacturing and selling of a refined form of stevia and has operations in Canada and China.

September 30, 2009	Canada	China	Total
Property, Plant, and Equipment	$4,087	$89,336,397	$89,340,484
Revenue	23,870,879	4,748,569	28,619,448

September 30, 2008	Canada	China	Total
Property, Plant, and Equipment	$956	$45,455,378	$45,456,334
Revenue	—	5,234,730	5,234,730

GLG LIFE TECH CORPORATION

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17.   RELATED PARTY TRANSACTIONS

  During the period, the Company entered into the following transactions with related parties:

  a)
  Pursuant to consulting agreements between the Company and officers of the Company, consulting fees of $157,773 and $528,356 were expensed for the three month and nine month periods ended September 30, 2009, respectively (three months ended September 30, 2008 — $135,963, nine months ended September 30, 2008 — $396,297), of which $309,738 remained as an accounts payable as at September 30, 2009 (December 31, 2008 — $75,000).

  b)
  Pursuant to a management services agreement, the Company recorded management expenses of $89,822 and $272,601 for the three month and nine month periods ended September 30, 2009, respectively (three months ended September 30, 2008 — $89,309, nine months ended September 30, 2008 — $280,117) to a company controlled by senior executives for management services provided to the Company, of which $272,601 remained as an accounts payable as at September 30, 2009 (December 31, 2008 — Nil)

  c)
  During the period, the Company obtained the following unsecured short term loans from related parties:

Loan amount in C$	Loan amount in US$	Maturity Date	Interest rate per annum	Related Party
$214,440	$200,000	January 14, 2010	8%	a director
2,144,400	2,000,000	June 28, 2010	HSBC Bank Canada US Dollar prime rate + 3%	a director and officer
1,715,520	1,600,000	July 13, 2010	HSBC Bank Canada US Dollar prime rate + 3%	a director and officer
2,680,500	2,500,000	August 25, 2010	HSBC Bank Canada US Dollar prime rate + 3%	a director and officer

$6,754,860	$6,300,000

  These transactions were measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

18.   COMMITMENTS

  a)
  The Company has two 5-year operating leases with respect to land and production equipment at the Qingdao factory in China. The leases expire in 2011, and the annual minimum lease payments are approximately $157,000 (RMB 1,000,000).

  b)
  The Company entered into a 30-year agreement with the Dongtai City Municipal Government, located in the Jiangsu Province of China, for approximately 50 acres of land for its seed base operation. Rent of approximately $124,030 (RMB 790,000) is paid every 10 years.

  c)
  The Company entered into an office lease with one year term commencing on May 1, 2009. Commitments for 2009 and 2010 on the new lease are $19,743 and $26,324, respectively.

GLG LIFE TECH CORPORATION

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18.   COMMITMENTS (Continued)

    The minimum operating lease payments related to the above are summarized as follow:

2009	$98,243
2010	183,324
2011	157,000
2012	—
2013	—
Thereafter	248,060

Total	$686,627

  d)
  The Company is committed to deliver US$ 25,200,000 of stevia extract which the US$ 20,000,000 advance from a Strategic Customer (Note 11) will be applied against. The delivery period was contracted over the period from October 1, 2008 and extended to November 30, 2009 from September 30, 2009

  e)
  In April 2008, the Company signed a 20-year agreement with the government of Juancheng County in the Shandong Province of China, which gave the Company exclusive rights to build and operate a stevia processing factory as well as the exclusive right to purchase high quality stevia leaf grown in that region. The agreement requires the Company to make a total investment in the Juancheng region of US 60 million over the course of the 20-year agreement to retain its exclusive rights. As of September 30, 2009, the Company has not made any investment in the region.

  f)
  In May 2009, the Company signed an investment agreement with the Qingdao Export Process Zone to build a Stevia processing facility. The investment agreement calls for the Company to invest US$30 million in registered capital within two years. This timetable for investment can be extended by an additional year if the Company makes the request to the Government. The first phase of its facility construction is targeted to deliver a 1,000 metric ton rebiana facility by the end of 2009. As at September 30, 2009, the Company has invested approximately US$ 13 million and has entered into US 6 million of construction commitments associated with the construction of the facility.

19.   SUBSEQUENT EVENT

  On October 9, 2009, the Company obtained a non secured short term loan of $536,100 (US$500,000) from an unrelated party maturing on October 7, 2010 at interest rate of 8% per annum.

  On October 21, 2009, the State Tax Bureau of Anhui Province in China informed the Company that its 100% owned subsidiary — Chuzhou Runhai Stevia High Tech Company Limited — "Runhai" would receive an enterprise tax exemption on revenues generated for its RA 60 product by that subsidiary. RA 60 products are recognized as primary outputs of Agricultural Products by the Ministry of Finance and State Administration of Taxation which are subject to preferential policies on Enterprise Income tax. As RA 60 is the only product produced by Runhai, this exemption is expected to result in zero enterprise tax payable by Runhai. Runhai is currently subject to a 25% corporate tax rate.

GLG LIFE TECH CORPORATION

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20.   DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

  US GAAP accounting principles used in the preparation of these consolidated financial statements conform in all material respects to Canadian GAAP, except as set out below.

  (a)
  The Company capitalized interest costs for routine inventories produced in large quantities on a repetitive basis for the nine months periods ended September 30, 2009 and 2008. The Company also expensed such capitalized interest as costs of sales in the nine months period ended September 30, 2009. In accordance with U.S. GAAP ACS 835-20-15-6 interest costs are not capitalized for routine inventories produced in large quantities on a repetitive basis, and accordingly not allowed to be recorded as costs of sales. As at September 30, 2009, these adjustments resulted a decrease in inventory of $220,634 (December 31, 2008 — $523,272), a decrease in cost of sales for the nine months ended September 30, 2009 of $905,086 (September 30, 2008 — nil) and an increase in interest expense for the nine months ended September 30, 2009 of $602,449 (September 30, 2008 — $353,159).

  (b)
  In accordance with Canadian GAAP, proceeds from the issuance of convertible loans and detachable warrants are allocated to long term convertible term loans and shareholders' equity, resulting in a debt discount that was amortized to interest expense over the term of the loans. In accordance with U.S. GAAP ASC 470-20-25-2 through 25-3 and ASC 470-20-30-1 through 30-2, the proceeds from the issuance of convertible loans and detachable warrants are allocated to the warrants and convertible debt on a relative fair value basis. The difference in allocation among convertible loans, detachable warrants, and the convertible loan's equity component between U.S. GAAP and Canadian GAAP resulted in an increase in warrants of $243,183, contributed surplus of $1,186,147 and a decrease in share capital of $596,716.

  (c)
  In accordance with Canadian GAAP, a subtotal is included in cash flows from operating activities. Under US GAAP, no such subtotal would be disclosed.

  (d)
  In accordance with U.S. GAAP under ACS 835-20, interest costs, including interest and accretion on convertible instrument, are capitalized as part of the historical cost of acquiring certain qualifying assets, which require a period of time to prepare for their intended use. Capitalization is not required under Canadian GAAP, resulting a net increase of $3,929,979 in plant and equipment as at September 30, 2009 (December 31, 2008 — $3,654,274) and a decrease in interest expense for the nine months ended September 30, 2009 of $424,565 (September 30, 2008 — $1,686,795).

  (e)
  In accordance with U.S. GAAP under ACS 810-10, Noncontrolling Interests in Consolidated Financial Statements, which establishes requirements for ownership interests in subsidiaries held by parties other than the Company to be clearly identified, presented, and disclosed in the consolidated statement of financial position within equity, but separate from the parent's equity. All changes in the parent's ownership interests are required to be accounted for consistently as equity transactions and any non controlling equity investments in unconsolidated subsidiaries must be measured initially at fair value. This guidance is effective for fiscal years beginning after December 15, 2008. The Company has retrospectively applied the presentation to prior year resulting in a change in the financial statement presentation of its non-controlling interests.

GLG LIFE TECH CORPORATION

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20.   DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

  The reconciliation of the consolidated balance sheets and consolidated statements of operations, cash flows, comprehensive income and equity are presented below:

  Consolidated Balance Sheets

	September 30, 2009			December 31, 2008
	U.S. GAAP	Recon. Items	Canadian GAAP	U.S. GAAP	Recon. Items	Canadian GAAP
	(In Canadian Dollars)
CURRENT ASSETS
Cash and cash equivalents	$8,894,543		$8,894,543	$7,362,671		$7,362,671
Investment	—		—	365,785		365,785
Accounts receivable	1,134,338		1,134,338	2,714,114		2,714,114
Interest receivable	—		—	3,651		3,651
Taxes recoverable	4,360,011		4,360,011	1,504,000		1,504,000
Inventories (a)	28,550,564	(220,634)	28,771,198	32,534,418	(523,272)	33,057,690
Prepaid and deposits	12,054,909		12,054,909	7,380,086		7,380,086

	54,994,365	(220,634)	55,214,999	51,864,725	(523,272)	52,387,997
PLANT AND EQUIPMENT (d)	93,270,463	3,929,979	89,340,484	87,020,317	3,654,274	83,366,043
GOODWILL	7,587,798		7,587,798	7,587,798		7,587,798
RESTRICTED CASH	10,000		10,000	100,710		100,710
DEFERRED CHARGES	96,123		96,123	125,261		125,261
INTANGIBLE ASSETS	29,805,172		29,805,172	30,793,314		30,793,314

TOTAL ASSETS	$185,763,921	$3,709,345	$182,054,576	$177,492,125	$3,131,002	$174,361,123

CURRENT LIABILITIES
Short term bank loans	35,639,000		35,639,000	10,231,500		10,231,500
Accounts payable	17,839,630		17,839,630	17,167,567		17,167,567
Due to related parties	6,754,860		6,754,860	—		—
Interest payable	81,085		81,085	1,063,729		1,063,729
Advances to a customer	3,296,271		3,296,271	24,492,000		24,492,000
Deferred revenue	—		—	1,995,000		1,995,000

	63,610,846		63,610,846	54,949,796		54,949,796
Non current bank loan	9,420,000		9,420,000	—		—

	73,030,846		73,030,846	54,949,796		54,949,796
FUTURE INCOME TAXES	2,343,024		2,343,024	2,414,642		2,414,642
NONCONTROLLING INTERESTS (e)	—	(47,376)	47,376	—	(167,211)	167,211
SHAREHOLDER'S EQUITY
Share capital (b)	94,792,280	(596,716)	95,388,996	92,758,433	(596,716)	93,355,149
Warrants (b)	—		—	11,721,091	243,183	11,477,908
Contributed surplus (b)	16,234,715	1,429,330	14,805,385	4,533,770	1,186,147	3,347,623
Accumulated other comprehensive income	8,216,236		8,216,236	20,696,008		20,696,008
Deficit	(8,900,556)	2,876,731	(11,777,287)	(9,748,826)	2,298,388	(12,047,214)

	110,342,675	3,709,345	106,633,330	119,960,476	3,131,002	116,829,474
NONCONTROLLING INTERESTS (e)	47,376	47,376	—	167,211	167,211	—

TOTAL SHAREHOLDER'S EQUITY	110,390,051	3,756,721	106,633,330	120,127,687	3,298,213	116,829,474

TOTAL LIABILITIES AND
SHAREHOLDERS EQUITY	$185,763,921	$3,709,345	$182,054,576	$177,492,125	$3,131,002	$174,361,123

GLG LIFE TECH CORPORATION

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20.   DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

  Consolidated Statements of Income and Deficit

	Nine months ended
	September 30, 2009			September 30, 2008
	U.S. GAAP	Recon. Items	Canadian GAAP	U.S. GAAP	Recon. Items	Canadian GAAP
REVENUE
Sales	$28,619,448		$28,619,448	$5,234,730		$5,234,730
Cost of Sales (a)	20,558,074	(905,086)	21,463,160	3,842,766		3,842,766

GROSS MARGIN	8,061,374	905,086	7,156,288	1,391,964		1,391,964

GENERAL AND ADMINISTRATIVE EXPENSES (d)	8,319,987	148,860	8,171,127	3,828,020		3,828,020

NET INCOME (LOSS) BEFORE THE UNDERNOTED	(258,612)	756,227	(1,014,839)	(2,436,056)		(2,436,056)
OTHER INCOME (EXPENSES)
Donations	—		—	(22,749)		(22,749)
Interest expense	(2,160,350)	(177,884)	(1,982,466)	—	1,686,795	(1,686,795)
Interest income	77,280		77,280	636,705		636,705
Foreign exchange gain	3,219,210		3,219,210	1,940		1,940

NET INCOME (LOSS) BEFORE INCOME TAXES	877,528	578,343	299,185	(1,820,160)	1,686,795	(3,506,955)
Income taxes expense	(151,403)		(151,403)	—		—

NET INCOME (LOSS) BEFORE NON-CONTROLLING INTEREST	726,125	578,343	147,782	(1,820,160)	1,686,795	(3,506,955)
NON-CONTROLLING INTERESTS (e)	—	(122,145)	122,145	—	(15,452)	15,452

NET INCOME (LOSS)	$726,125	$456,198	$269,927	$(1,820,160)	$1,671,343	$(3,491,503)
Net loss attributable to non-controlling interest (e)	$(122,145)	$(122,145)		$(15,452)	$(15,452)

NET INCOME (LOSS) ATTRIBUTABLE TO GLG LIFE TECH CORPORATION	$848,270	$578,343	$269,927	$(1,804,708)	$1,686,795	$(3,491,503)

INCOME (LOSS) PER SHARE — Basic	0.01		0.00	(0.03)		(0.05)
INCOME (LOSS) PER SHARE — Diluted	0.01		0.00	(0.03)		(0.05)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
— BASIC	79,234,614		79,234,614	70,418,638		70,418,638
— DILUTED	97,335,605		97,335,605	70,418,638		70,418,638

GLG LIFE TECH CORPORATION

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20.   DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

  Consolidated Statements of Cash Flow

	For the nine months ended September 30
	2009 U.S. GAAP	2008 U.S. GAAP
	(In Canadian Dollars)
Cash provided by (used in)
Operating activities
Net income (loss)	$726,125	$(1,820,160)
Items not affecting cash:
Amortization of convertible debt discount	—	(816,259)
Stock-based compensation	1,724,701	91,924
Amortization of property, plant and equipment & intangibles	4,362,142	1,397,624
Foreign exchange loss	(3,219,210)	—
Future income tax recovery	(184,856)	—

Changes in non-cash working capital	(5,221,598)	(8,049,600)

Cash flow used by operating activities	(1,812,696)	(9,196,471)

Investing activities
Decrease in short term investment	349,075	—
Increase in loan receivable	—	(117,999)
Decrease in restricted cash	90,710	—
Purchase of property, plant and equipment	(23,190,463)	(32,163,549)

Cash flow used by investing activities	(22,750,678)	(32,281,548)

Financing activities
Increase in short term loan	38,541,000	—
Issuance of common shares	288,999	17,865,873
Repaid advance from a customer	(18,862,472)	—
Increase in advance from a customer	—	17,664,951
Advances from (to) related parties	7,106,014	(410,078)

Cash flow from financing activities	27,073,541	35,120,746

Effect of foreign exchange rate changes on cash and cash equivalents	(978,295)	8,393,816

CHANGE IN CASH AND CASH EQUIVALENTS	1,531,872	2,036,544
CASH AND CASH EQUIVALENTS, beginning of period	7,362,671	28,253,580

CASH AND CASH EQUIVALENTS, end of period	$8,894,543	$30,290,124

GLG LIFE TECH CORPORATION

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20.   DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

  Consolidated Statements of Shareholders' Equity Under U.S. GAAP

	*Common Shares				Accumulated Other Comprehensive Income
				Contributed Surplus			Non Controlling Interest
	Number	Amount	Warrants			Deficit		Total
	(In Canadian Dollars)
Balance, December 31, 2007	65,584,060	61,052,731	15,621,694	3,805,150	(1,307,926)	(1,151,922)	—	78,019,727

Warrants exercised	5,085,839	20,235,133	(2,453,160)					17,781,973
Options exercised	208,067	125,527		(63,107)				62,420
Convertible debenture redeemed for shares	1,976,082	6,916,288	(1,447,443)	531,155				6,000,000
Stock issued for cash	1,290,614	1,060,004						1,060,004
Stock-based compensation				260,572				260,572
Shares issued for AHTD acquisition	4,375,000	3,368,750						3,368,750
Change in foreign currency translation					22,003,934			22,003,934
Non-controlling interest contributions							235,485	235,485
Net (loss) income						(8,596,904)	(68,274)	(8,665,178)

Balance, December 31, 2008	78,519,662	$92,758,433	$11,721,091	$4,533,770	$20,696,008	$(9,748,826)	$167,211	$120,127,687

Warrants expired			(11,721,091)	11,721,091				—
Options exercised	963,333	581,178		(292,179)				288,999
Stock-based compensation	1,135,400	1,452,669		272,033				1,724,702
Shares cancelled	(4)							—
Change in foreign currency translation					(12,479,772)		2,310	(12,477,462)
Net (loss) income						848,270	(122,145)	726,125

Balance, September 30, 2009	80,618,391	$94,792,280	—	$16,234,715	$8,216,236	$(8,900,556)	$47,376	$110,390,051

  As a result of the above adjustments, the components of other comprehensive income under U.S. GAAP are as follows:

  Statement of Comprehensive Income

	Nine months period ended September 30,
	2009	2008
	(in Canadian Dollars)
Net income (loss) under U.S. GAAP	$726,125	$(1,820,160)

Foreign currency translation adjustments	(12,479,772)	7,887,750

Other comprehensive income	(12,479,772)	7,887,750

Comprehensive (loss) earnings	(11,753,647)	6,067,590
Comprehensive loss attributable to non-controlling interest	(122,145)	(15,452)

Comprehensive earnings for the period attributable to GLG Life Tech Corp.	$(11,631,502)	$6,083,042

  The calculation of basic earnings per share for the nine months period ended September 30, 2009 is based on the weighted average number of shares outstanding. Diluted earnings per share reflect the dilutive effect of the exercise of options, warrants and reserved for issuance related to the AHTD acquisition. For the nine months period ended September 30, 2008, 5,538,866 share options, 8,750,000 shares reserved for issuance related to the AHTD acquisition, and 20,641,764 warrants were excluded from the calculation of diluted net

GLG LIFE TECH CORPORATION

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20.   DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

  income (loss) per common share, as the effect of including them would have been anti-dilutive. The number of shares for the diluted earnings per share as at September 30, 2009 is calculated as follows:

  The calculation of basic earnings per share is based on the weighted average number of shares outstanding. Diluted earnings per share reflect the dilutive effect of the exercise of options. The number of shares for the diluted earnings per share was calculated as follows:

	September 30, 2009	September 30, 2008
Net income (loss) for the period attributable to GLG Life Tech Corporation	$848,270	$(1,804,708)

Weighted average number of shares used in basic earnings per share	79,234,614	70,418,638
Dilutive potential of the following:
Employee/director share options	5,161,036	—
Reserve for AHTD	4,375,000
Warrants issued to private placement and customer	8,564,955	—

Diluted weighted average number of shares outstanding	97,335,605	70,418,638

Earnings per share:
Basic	$0.01	$(0.03)
Diluted	$0.01	$(0.03)

  New Accounting Pronouncements

  In December 2007, the FASB issued ACS 805 (revised 2007), Business Combinations, which provides revised guidance on how acquirers recognize and measure the consideration transferred, identifiable assets acquired, liabilities assumed, noncontrolling interests, and goodwill acquired in a business combination. This standard also expands required disclosures surrounding the nature and financial effects of business combinations. The standard became effective for the Company January 1, 2009, but did not have a significant impact on the Company's consolidated financial statements.

  In February 2008, the FASB issued Staff ACS 820-10-55-23A, Effective Date of FASB Statement No. 157 which delayed the effective date of ACS 820 to fiscal years beginning after November 15, 2008 for all nonfinancial assets and liabilities that are recognized or disclosed in the financial statements at fair value on a nonrecurring basis only. The adoption of this paragraph did not have a significant impact on the Company's consolidated financial statements.

  In March 2008, the FASB issued amendments to ACS 815-10-50 that expand the quarterly and annual disclosure requirements in about an entity's derivative instruments and hedging activities. This section is effective for fiscal years beginning after November 15, 2008 and its adoption did not have an impact on the Company's financial position, results of operations or cash flows as the pronouncement addresses disclosure requirements only.

  In October 2008, the FASB issued ACS 820-10-35-15A, 55A and 55B, Determining Fair Value of a Financial Asset in a Market That Is Not Active, which clarified the application of ACS 820 in an inactive market. It demonstrated how the fair value of a financial asset is determined when the market for that financial asset is inactive. These paragraphs were effective upon issuance, including prior periods for which financial statements had not been issued and its adoption did not have an impact on the Company's financial position, results of operations or cash flows.

GLG LIFE TECH CORPORATION

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20.   DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

  In May 2009, the FASB issued ACS 855-10-50, Subsequent Events, which requires entities to disclose the date through which they have evaluated subsequent events and whether the date corresponds with the release of their financial statements. This subsection is effective for interim and annual periods ending after June 15, 2009.

  In June 2009, the FASB amended ACS 860, Transfers and Servicing, which prescribes the information that a reporting entity must provide in its financial reports about a transfer of financial assets; the effects of a transfer on its financial position, financial performance and cash flows; and a transferor's continuing involvement in transferred financial assets. Specifically, among other aspects, this standard amended ACS 860 by removing the concept of a qualifying special-purpose entity and removes the exception from applying the Variable Interest subsections of subtopic ACS 810-10 to variable interest entities that are qualifying special-purpose entities. It also modifies the financial components approach used in ACS 860. This standard is effective for transfer of financial assets occurring on or after January 1, 2010. The Company will consider this standard when evaluating future transactions to which it would apply. Historically, the Company has not had any material transfers of financial assets.

  In June 2009, the FASB made amendments to the Variable Interest subsections of subtopic ACS 810-10 which require an enterprise to determine whether its variable interest or interests give it a controlling financial interest in a variable interest entity. The primary beneficiary of a variable interest entity is the enterprise that has both (1) the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance, and (2) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. The amendments also require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. The amendments are effective for all variable interest entities and relationships with variable interest entities existing as of January 1, 2010. The Company will consider this standard when evaluating future transactions to which it would apply and it did not impact any existing relationships that the Company has.

 [ALTERNATIVE PAGE FOR CANADIAN PROSPECTUS]

CERTIFICATE OF THE CORPORATION

DATED: November 19, 2009

        This short form prospectus, together with the documents incorporated by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this short form prospectus as required by the securities legislation of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador.

(Signed) DR. LUKE ZHANG Chief Executive Officer	(Signed) BRIAN MEADOWS Chief Financial Officer
ON BEHALF OF THE BOARD OF DIRECTORS
(Signed) SOPHIA LEUNG Director	(Signed) JINDUO ZHANG Director

C-1

 [ALTERNATIVE PAGE FOR CANADIAN PROSPECTUS]

CERTIFICATE OF THE UNDERWRITERS

DATED: November 19, 2009

        To the best of our knowledge, information and belief, this short form prospectus, together with the documents incorporated by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this short form prospectus as required by the securities legislation of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador.

CANACCORD CAPITAL CORPORATION	GMP SECURITIES L.P.
(Signed) STEVEN L. WINOKUR	(Signed) STEVEN OTTAWAY
DESJARDINS SECURITIES INC.
(Signed) DUANE LEE
WELLINGTON WEST CAPITAL MARKETS INC.
(Signed) JOSH ENCHIN

C-2

GLG LIFE TECH CORPORATION

PHONE 604 641 1368 **FAX** 604 844 2830 **EMAIL** info@glglifetech.com

 [ALTERNATIVE PAGE FOR CANADIAN PROSPECTUS]

GLG LIFE TECH CORPORATION
Suite 519 World Trade Centre 999 Canada Place, Vancouver BC Canada V6C 3E1
PHONE 604 641 1368 **FAX** 604 844 2830 **EMAIL** info@glglifetech.com

www.glglifetech.com

 3,625,000

GLG Life Tech Corporation

Common Shares

PROSPECTUS

 Canaccord Adams                                GMP Securities
Roth Capital Partners
Desjardins Securities Inc
Wellington West Capital Markets Inc.

November 19, 2009

        Until December 24, 2009 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

        The Registrant is subject to the provisions of the Business Corporations Act (British Columbia) (the "Act").

        Under Section 160 of the Act, the Registrant may, subject to Section 163 of the Act, indemnify an individual who:

  •
  is or was a director or officer of the Registrant;

  •
  is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of the Registrant; or (ii) at the request of the Registrant, or

  •
  at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, the heirs and personal or other legal representatives of that individual (collectively, an "eligible party"), against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an "eligible penalty") in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of the Registrant or an associated corporation, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding (an "eligible proceeding") to which the eligible party is or may be liable and the Registrant may, subject to section 163 of the Act, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

        Under Section 161 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

        Under Section 162 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163, the eligible party will repay the amounts advanced.

        Under Section 163 of the Act, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

  •
  if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  •
  if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  •
  if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

  •
  in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act in respect of the proceeding.

        Under Section 164 of the Act, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, among other things, order the Registrant to indemnify the eligible party or to pay the eligible party's expenses, despite Sections 160 to 163 of the Act.

        Under the Act, the articles of the Registrant may affect the power or obligation of the Registrant to give an indemnity or pay expenses to the extent that the articles prohibit giving the indemnity or paying the expenses. As indicated above, this is subject to the overriding power of the Supreme Court of British Columbia under Section 164 of the Act.

        Under the articles of the Registrant, subject to the provisions of the Act, the Registrant must indemnify a director, former director or alternate director of the Registrant and the heirs and legal personal representatives of all such persons against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Registrant on the terms of the indemnity contained in the Registrant's articles. The failure of a director, alternate director or officer of the Registrant to comply with the Act or the articles of the Registrant does not invalidate any indemnity to which such person is entitled under the Registrant's articles.

        Under the articles of the Registrant, the Registrant may purchase and maintain insurance for the benefit of any person (or such person's heirs or legal personal representatives) who is or was serving as a director, alternate director, officer, employee or agent of the Registrant, or as a director, alternate director, officer, employee or agent of a corporation at a time when such corporation was an affiliate of the Registrant, or if at the request of the Registrant, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity, or if at the request of the Registrant, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity, in each case, against any liability incurred by such party as a director, alternate director, officer, employee or agent or person who holds or held an equivalent position.

        Underwriters, dealers or agents who participate in a distribution of Common Shares may be entitled under agreements to be entered into with the Registrant to indemnification by the Registrant against certain liabilities, including liabilities under the United States Securities Act of 1933 and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

 EXHIBITS

			Incorporated by Reference
Exhibit No.	Exhibit Title	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
3.1	Form of Underwriting Agreement	X
4.1	Annual Information Form for the year ended December 31, 2008 dated April 1, 2009		F-10	4.1	333-162937	11/6/09
4.2	Amended Audited Consolidated Financial Statements for the years ended December 31, 2008 and 2007	X
4.3	Management's Discussion and Analysis for the year ended December 31, 2008		F-10	4.3	333-162937	11/6/09
4.4	Management's Proxy Circular dated May 26, 2009 prepared in connection with the annual meeting of the shareholders held on June 25, 2009		F-10	4.4	333-162937	11/6/09
4.5	Amended Unaudited Consolidated Financial Statements for the nine months ended September 30, 2009	X
4.6	Management's Discussion and Analysis for the nine months ended September 30, 2009		F-10	4.6	333-162937	11/6/09
4.7	Material Change Report dated January 28, 2009		F-10	4.7	333-162937	11/6/09
4.8	Material Change Report dated November 13, 2009	X
5.1	Consent of PricewaterhouseCoopers LLP	X
5.2	Consent of Lo Porter Hetu	X
5.3	Consent of Fasken Martineau DuMoulin LLP	X
5.4	Consent of Farris, Vaughan, Wills & Murphy, LLP	X
6.1	Powers of Attorney		F-10	6.1	333-162937	11/6/09

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking.

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process.

  (a)
  Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

  (b)
  Any change to the name or address of the Registrant's agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 19th day of November, 2009.

GLG LIFE TECH CORPORATION
By:	/s/ LUKE ZHANG Name: Dr. Luke Zhang Title: Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ LUKE ZHANG Dr. Luke Zhang	Chairman, Chief Executive Officer, and Director (Principal Executive Officer)	November 19, 2009
/s/ BRIAN MEADOWS Brian Meadows	Chief Financial Officer (Principal Accounting and Financial Officer)	November 19, 2009
* Brian Palmieri	Vice Chairman, President and Director	November 19, 2009
* Jinduo Zhang	Director	November 19, 2009
* David M. Beasley	Director	November 19, 2009
* Sophia Leung	Director	November 19, 2009
* Fangzhen He	Director	November 19, 2009
* Liu Yingchun	Director	November 19, 2009

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement in the capacity of the duly authorized representative of the Registrant in the United States this 19th day of November, 2009.

GLG LIFE TECH CORPORATION
*
Brian Palmieri, Director

*By:	/s/ LUKE ZHANG Dr. Luke Zhang Attorney-in-Fact

 EXHIBIT INDEX

			Incorporated by Reference
Exhibit No.	Exhibit Title	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
3.1	Form of Underwriting Agreement	X
4.1	Annual Information Form for the year ended December 31, 2008 dated April 1, 2009		F-10	4.1	333-162937	11/6/09
4.2	Amended Audited Consolidated Financial Statements for the years ended December 31, 2008 and 2007	X
4.3	Management's Discussion and Analysis for the year ended December 31, 2008		F-10	4.3	333-162937	11/6/09
4.4	Management's Proxy Circular dated May 26, 2009 prepared in connection with the annual meeting of the shareholders held on June 25, 2009		F-10	4.4	333-162937	11/6/09
4.5	Amended Unaudited Consolidated Financial Statements for the nine months ended September 30, 2009	X
4.6	Management's Discussion and Analysis for the nine months ended September 30, 2009		F-10	4.6	333-162937	11/6/09
4.7	Material Change Report dated January 28, 2009		F-10	4.7	333-162937	11/6/09
4.8	Material Change Report dated November 13, 2009	X
5.1	Consent of PricewaterhouseCoopers LLP	X
5.2	Consent of Lo Porter Hetu	X
5.3	Consent of Fasken Martineau DuMoulin LLP	X
5.4	Consent of Farris, Vaughan, Wills & Murphy, LLP	X
6.1	Powers of Attorney		F-10	6.1	333-162937	11/6/09